JOINT VENTURE CONTRACT

for the establishment of

Super Photonics Xiamen Co., Ltd.

between

Xiamen San'an Integrated Circuit Co., Ltd.

and

POET Technologies Inc.

厦门超光集成有限公司合资合同

立约方：

厦门市三安集成电路有限公司

和

POET Technologies Inc.

Date: 21 October 2020

日期：2020 年 10 月 21 日

TABLE OF CONTENTS

目录

SCHEDULES 附件

SCHEDULE E	POET Trademark and Name License Agreement
附件 E	POET 商标和名称许可协议
SCHEDULE F	SAIC Trademark and Name License Agreement
附件 F	SAIC 商标和名称许可协议
SCHEDULE G	SAIC Supply Agreement
附件 G	SAIC 供货协议
SCHEDULE H	JV Target Customer List
附件 H	合资公司目标客户名单
SCHEDULE I	Milestones
附件 I	重要事件
SCHEDULE J	Pre-Conditions and Contribution Schedule
附件 J	先决条件和出资时间表
SCHEDULE K	Terms of SAIC Equipment Lease Agreement
附件 K	SAIC 设备租赁协议条款
SCHEDULE L	JV Key Employees
附件 L	合资公司核心员工
SCHEDULE M	POET Support Employees
附件 M	POET 支持员工
SCHEDULE N	Reserved Customers
附件 N	保留客户

JOINT VENTURE CONTRACT

合资合同

This Joint Venture Contract (the "**Contract**") is made and entered into in Xiamen, the People's Republic of China (excluding, for the purposes of the Contract, the Hong Kong Special Administrative Region, Macao Administrative Region and Taiwan, "**PRC**") on the 21 October 2020, by and between the following parties:

本合资合同（"**本合同**"）系由以下双方于 2020 年 10 月 21 日在中华人民共和国（在本合同中不包括香港特别行政区、澳门特别行政区及台湾，简称"**中国**"）厦门订立：

(1) Xiamen San'an Integrated Circuit Co., Ltd. (hereinafter referred to as "**SAIC**"), a PRC enterprise duly formed and validly existing in Xiamen, PRC, with its registered address of 304-26, South Building, Huoju Road, Huoju Yuan, Huoju High-tech District, Xiamen; and

厦门市三安集成电路有限公司（以下简称"**SAIC**"），一间在中国厦门市合法设立且有效存续的公司，其注册地址为厦门市火炬高新区火炬园火炬路南楼 304-36 号；及

(2) POET Technologies Inc., a publicly listed Company duly formed and validly existing in Canada, with its registered address of 120 Eglinton Avenue East, Suite # 1107, Toronto, Ontario, Canada (hereinafter referred to as "**POET**", and with SAIC, each a "**Party**" and collectively the "**Parties**").

POET Technologies Inc.，一间在加拿大合法设立且有效存续的公司，其注册地址为加拿大安大略省多伦多市艾林顿东街 120 号 1107 室（以下简称"**POET**"，单独称作"**一方**"，与 SAIC 合称"**双方**"）。

Recital:

前言：

The Parties, after friendly consultations conducted in accordance with the principle of equality and mutual benefit, have agreed to jointly operate and own Super Photonics Xiamen Co., Ltd. in accordance with the *Company Law of the People's Republic of China* and other applicable laws and regulations of the PRC (hereinafter, collectively, the "**Applicable Law**"), this Contract, and its Schedules. The Parties agree as follows:

双方根据《中华人民共和国公司法》和其他适用的中国法律法规（以下统称"**适用法律**"）以及本合同及其附件，本着平等互利原则，通过友好协商，同意共同经营和拥有厦门超光集成有限公司。双方约定如下：

ARTICLE 1– DEFINITIONS AND INTERPRETATION

第1条 - 定义和解释

1.1 Definitions 定义

The following terms shall have the meanings set out below:

下列术语应具有如下含义：

"**Affiliate**" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean ownership of fifty percent (50%) or more of the registered capital, equity share, and/or assets or the power to appoint or elect the majority of the directors of a Company.

"**关联方**"是指直接或间接控制任何人、受任何人控制或者与任何人共同受控制的其他人。在本定义中，"控制"（包括含义相关的"控制"、"受控制"和"受共同控制"）是指任何人拥有一间公司的不低于百分之五十（50%）的注册资本、股权和/或资产或者多数董事任命权或选举权。

"**Agreed Capital Increase**" means the term as set forth in Article 6.5(a) hereof.

"**约定增资**"见本合同第 6.5(a)条中的规定。

"**Ancillary Agreements**" means all agreements to which the JV and either of the Party are parties and which are set out in SCHEDULES B – F, and SCHEDULE K hereto.

"**附属协议**"是指本合同附件 B 至附件 F 和附件 K 中列明的、由合资公司与任何一方订立的所有协议。

"**Applicable Law**" has the meaning given in the Recital to this Contract.

"**适用法律**"具有本合同前言部分赋予的含义。

"**Articles of Association**" means the Articles of Association of the Company to be executed by the Parties as of the date of this Contract, a copy of which is attached to this Contract as Schedule A.

"**公司章程**"是指双方在本合同签订之日后签署的公司章程，副本见本合同附件 A。

"**Board**" means the board of directors of the Company.

"**董事会**"是指公司的董事会。

"**Business**" means the term as set forth in Article 4.2 hereof.

"**业务**"见本合同第 4.2 条中的规定。

"**Business Licence**" means the business licence of the Company issued by the SAMR.

“**营业执照**”是指市监局颁发的公司营业执照。

“**CEO**” means the term as set forth in Article 10.1 hereof.

“**首席执行官**”见本合同第 10.1 条中的规定。

“**CFO**” means the term as set forth in Article 10.1 hereof.

“**财务总监**”见本合同第 10.1 条中的规定。

“**China Territory**” means the term as set forth in Article 5.2(b)(i) hereof.

“**中国地区**”见本合同第 5.2(b)(i)条中的规定。

“**Company**” means Super Photonics Xiamen Co., Ltd., which is established as a PRC incorporated company with SAIC and POET as its shareholders pursuant to this Contract and its Schedules.

“**公司**” 是指厦门超光集成有限公司，一间由 SAIC 和 POET 以股东身份根据本合同及其附件设立的中国注册公司。

“**Competing Business**” means any business, enterprise or venture that is identical to or similar to the Business or that competes with the Business of the Company, which includes the production and sale of 100/200G optical engines worldwide and 400G optical engines within the Territory, but does not include the sale of Components or other devices except for the Components that are made by SAIC under license from POET for the Company.

“**竞争业务**”是指同公司业务相同、相似或相竞争的任何业务或企业，包括 100/200G 光学引擎在全球范围内的生产和销售以及 400G 光学引擎在地区内的生产和销售，但不包括元件或其他器件（SAIC 依据 POET 授予公司的许可所生产的元件除外）的销售。

"**Components**" means the term as set forth in Article 5.3(b) hereof.

“**元件**”见本合同第 5.3(b)条中的规定。

“**Contract**” has the meaning given in the preamble to this Contract.

“**本合同**”具有本合同前言部分赋予的含义。

"**Deadlock**" means the term as set forth in Article 9.1(g) hereof.

“**僵局**”见本合同第 9.1(g)条中的规定。

“**Disclosing Party**” shall have the meaning given to such term in Article 14.2(b) hereof.

“**披露方**”具有本合同第 14.2(b)条赋予的含义。

“**Effective Date**” means the effective date of this Contract, which shall be the date on which both Parties have signed this Contract.

“**生效日期**”是指本合同的生效日期，应是双方签署本合同的日期。

"**Eligible Accounting Firms**" means the term as set forth in Article 16.2(b)(ii) hereof.

"**合格会计师事务所**"见本合同 16.2(b)(ii)条中的规定。

"**Equity Interest**" means the term as set forth in Article 16.2(a) hereof.

"**股权**"见本合同 16.2(a)条中的规定。

"**Establishment Date**" means the term as set forth in Article 3.1 hereof.

"**成立日**"见本合同第 3.1 条中的规定

"**Fair Value**" means the term as set forth in Article 16.2(b)(i) and (ii) hereof.

"**公允价值**"见本合同第 16.2(b)(i)、(ii)条中的规定。

"**Filing Authorities**" mean SAMR and/or MOFCOM which are duly authorized by Applicable Law to review, register, approve or file, as the case may be, the Articles of Association and this Contract.

"**备案机构**"是指经适用法律授权审查、登记、核准或备案（视情况而定）公司章程和本合同的市监局和/或商务部。

"**Force Majeure**" has the meaning given in Article 19.1 hereof.

"**不可抗力**"具有本合同第 19.1 条赋予的含义。

"**Foreground IP**" means IP related to products developed by the Company, including modifications, derivatives, improvements and enhancements of POET Background IP. For the purpose of this Contract, Foreground IP includes, but is not limited to technologies, methods and embodiments for materials, processes, apparatus, process integration, and device integration, device designs (including Epitaxial layer design), mask works, assembly, packaging testing or any combination thereof, used for the research, development, commercialization or manufacturing of photonics devices.

"**前景知识产权**"是指与公司开发的产品相关的知识产权，包括对 POET 背景知识产权的修改、衍生、改进和优化。在本合同中，前景知识产权包括但不限于用于光子器件研发、商业化或生产的材料、工艺、仪器、工艺整合的技术、方法和实施例，以及器件集成、器件设计（包括外延层设计）、掩膜作品、汇编、封装测试，或者前述各项的组合。

"**Government Authority**" means, with respect to either Party, any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of any jurisdiction in which such Party conducts business or operations, or any province, state, county, city or other political subdivision thereof.

"**政府部门**"是指一方开展业务或经营活动所在的任何司法管辖区或其任何省、州、县、市或其他政治区划内的任何法院、法庭、仲裁机构、职权部门、服务部门、委员会、官方或其他部门。

"**Independent Expert**" means the term as set forth in Article 16.2(b)(ii) hereof.

"**独立专家**"见本合同第 16.2(b)(ii)条中的规定。

"**Intellectual Property**" ("**IP**") means all intellectual and industrial property and proprietary rights, throughout the world, including (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and re-examinations thereof; (b) all trademarks, service marks, trade dress, logos, trade names, Internet domain names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith; (c) all copyrightable works, all copyrights, all works of authorship and moral rights, all computer software (including data, source code, and related documentation), databases and compilations; (d) all trade secrets, know-how and confidential Business information (including ideas, research and development, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and Business and marketing plans and proposals); (e) all copies and tangible embodiments thereof (in whatever form or medium) and all applications, registrations, and renewals in connection with any of the foregoing; and (f) derivative works made or developed in connection with the foregoing.

"**知识产权**"是指世界各地的所有知识产权、工业产权和专有权利，包括(a)所有发明（无论能否取得专利，无论是否付诸实现）及其所有改进，所有专利和专利披露以及所有相关补发、延续、部分延续、修改、延期和再审；(b)所有商标、服务标记、商业外观、标识、商号、互联网域名和企业名称以及所有相关翻译、改编、派生和组合，包括与之相关的所有商誉；(c)所有可取得著作权的作品、所有著作权、所有作者作品和著作人身权、所有计算机软件（包括数据、源代码及相关文档）、数据库和汇编；(d)所有商业秘密、技术秘密和保密业务信息（包括概念、研发、配方、成分、制造生产工艺和技术、技术数据、设计、图纸、规格、客户和供货商名单、定价和成本信息以及业务和营销计划和方案）；(e)所有相关的副本和有形实施例（无论何种形式或介质），以及前述任何一项的所有相关申请、注册和续展；以及(f)基于前述各项生产或开发的衍生作品。

"**IP Assets**" means the royalty-free license of the POET Background Assembly IP and the POET Background Device Design and Integration IP to be contributed by POET to the registered capital of the Company by operation of the POET Assembly Technology License Agreement and the POET Device Technology License Agreement respectively.

"**知识产权资产**"是指 POET 作为对公司注册资本的出资而依据 POET 组装技术许可协议和 POET 器件技术许可协议分别授予免使用费许可的 POET 背景组装知识产权以及 POET 背景器件设计和集成知识产权。

"**Key Employees**" are those employees of the Company on positions set forth in SCHEDULE L.

"**核心员工**"是指担任附件 L 所列职务的公司员工。

"**Leased Equipment**" means the equipment to be provided to the Company by SAIC through the SAIC Equipment Lease Agreement as set out therein.

"**租赁设备**"是指 SAIC 依据 SAIC 设备租赁协议中的规定提供给公司的设备。

"**Management Office**" means the Company's Chief Executive Officer, Chief Financial Officer, and such other management personnel designated as such by the Board.

“**管理层**”是指公司的首席运营官、财务总监以及董事会任命的其他管理人员。

“**Milestones**” means the major tasks identified in 100G/200G CWMD 4 Development Plan and 400G FR4 Development Plan as set out in Schedule I.

“**重要事件**”是指附件 I 所列 100G/200G CWMD 4 开发计划和 400G FR4 开发计划中规定的主要任务。

"**Optical Engines**" means a device which includes an Optical Interposer incorporating selected available passive features and/or devices combined with selected active devices, such as lasers, modulators, photodetectors, etc., with features enabling the connection to other electronic devices and to optical fibers, fully built, packaged and tested to meet the required written specifications for each device and certified as operational when shipped.

“**光学引擎**”是指包括具有精选可用无源特性的光学中介层在内的器件，以及/或者与精选有源器件相结合的器件，例如激光器、调制器、光电探测器等，支持连接其他电子器件和光纤，全面嵌入、封装和测试，符合每个器件的书面规格要求，并且装运前通过可操作认证。

"**Optical Interposers**" means a device designed and manufactured exclusively by POET that includes certain features such as waveguides, multiplexers, demultiplexers, spot size converters, micro-mirrors, fiducial marks, pedestals, metal interconnects, solder pads, facets and others that enable the accurate placement, passive integration and control of active devices and which has been engineered in a way that allows the fabrication, assembly, testing, sealing, capping and singulation of the device to be performed at wafer-level.

“**光学中介层**”是指由 POET 独家设计和生产的器件，具有波导、多路转换、信号分离、模斑转换、微镜粒、框标、基座、金属互连、焊料隆起焊盘、刻面以及其他支持有源器件精确贴装、无源集成和控制的特性，其设计允许制作、组装、测试、密封、盖帽和切割晶圆器件。

“**Option**” means the term as set forth in Article 16.2 (a) hereof.

“**选择权**”见本合同第 16.2 (a)条中的规定。

“**Parties**” has the meaning given in the preamble of this Contract.

“**双方**”具有本合同前言部分赋予的含义。

“**Person**” means a natural person, firm, corporation, partnership, association, limited liability Company, union, trust or estate or any other entity or organization whether or not having separate legal existence, including any Government Authority.

“**人**”是指自然人、商行、法人、合伙企业、社团、有限责任公司、工会、信托或遗产管理人或者任何其他实体或组织，无论是否依法独立存在，包括政府部门。

“**POET**” has the meaning given in the preamble of this Contract.

“**POET**”具有本合同前言部分赋予的含义。

“**POET Background Device Design and Integration IP**”: means IP embodied in the schematics, documentation and processes relating to device design and integration

of devices on the POET Optical Interposer, including but not limited to epi design, process and device architecture, masks, flip chip and coplanar contact formation, side-entry PD designs for high performance, self-aligned mechanical and optical alignment features in die for high placement accuracy.

“**POET 背景器件设计和集成知识产权**”是指 POET 光学中介层上器件设计和集成示意图、文档和工艺的相关知识产权，包括但不限于 epi 设计、工艺和器件结构、掩膜、倒装芯片和共面接触成型、高性能侧进 PD 设计、高贴装精度模具自对准机械和光学对准特性。

“**POET Background Assembly IP**”: means IP embodied in the schematics, documentation, design and processes relating to the assembly of Optical Engines based on the POET Optical Interposer, including pick-and-place assembly of components, hermetic sealing, laser burn-in singulation, testing and yield management of Optical Engines, at device and wafer-level.

“**POET 背景组装知识产权**”是指 POET 光学中介层上光学引擎组装示意图、文档、设计和工艺的相关知识产权，包括器件和晶圆级别的元件上下料组装、气密密封、激光老化切割、光学引擎测试和良率管理。

“**POET Background IP**” means POET Background Assembly IP and POET Background Device Design and Integration IP.

“**POET 背景知识产权**”是指 POET 背景组装知识产权和 POET 背景器件设计和集成知识产权。

“**POET Background Optical Interposer IP**”: means IP relating to the base design, manufacturing process and assembly of the POET Optical Interposer.

“**POET 背景光学中介层知识产权**”是指 POET 光学中介层底座设计、生产工艺和组装的相关知识产权。

"**POET Assembly Technology License Agreement**" means the technology license agreement between POET and the Company substantially in the form set out in SCHEDULE B.

“**POET 组装技术许可协议**”是指 POET 与公司之间的技术许可协议，基本格式见附件 B。

"**POET Device Technology License Agreement**" means the technology license agreement between POET and the Company substantially in the form set out in SCHEDULE C.

“**POET 器件技术许可协议**”是指 POET 与公司之间的技术许可协议，基本格式见附件 C。

"**POET Trademark and Name License Agreement**" means the trademark and name license agreement between POET and the Company substantially in the form set out in SCHEDULE E.

“**POET 商标和名称许可协议**”是指 POET 与公司之间的商标和名称许可协议，基本格式见附件 E。

“**PRC**” has the meaning given in the preamble of this Contract.

“**中国**”具有本合同前言部分赋予的含义。

“**Pre-Conditions**” means the term as set forth in Article 6.5 (a) hereof.

“**先决条件**”见本合同第 6.5(a)条中的规定。

“**Registered Capital**” means the registered capital of the Company, as amended from time to time.

“**注册资本**”是指不时调整的公司注册资本。

“**Renminbi**” or “**RMB**” means the lawful currency of the PRC.

“**人民币**”是指中国的法定货币。

"**Reserved Customers**" means the term as set forth in Article 5.2 (b)(ii).

“**保留客户**”见本合同第 5.2(b)(ii)条中的规定。

“**SAIC**” has the meaning given in the preamble of this Contract.

“**SAIC**”具有本合同前言部分赋予的含义。

"**SAIC Equipment Lease Agreement**" means the equipment lease agreement between SAIC and the Company substantially in the form set out in SCHEDULE K.

“**SAIC 设备租赁协议**”是指 SAIC 与公司之间的设备租赁协议，基本格式见附件 K。

"**SAIC Facility Lease Agreement**" means the facility lease agreement to be entered into between SAIC and the Company.

“**SAIC 设施租赁协议**”是指 SAIC 与公司订立的设施租赁协议。

"**SAIC Trademark and Name License Agreement**" means the trademark and name license agreement between SAIC and the Company substantially in the form set out in SCHEDULE F.

“**SAIC 商标和名称许可协议**”是指 SAIC 与公司之间的商标和名称许可协议，基本格式见附件 F。

“**SAMR**” means the State Administration for Market Regulation of the PRC and/or a local branch thereof, as appropriate to the context, which is the Company registration authority in China.

“**市监局**”是指作为中国境内公司注册主管部门的中国国家市场监督管理总局和/或其地方分局（视情况而定）。

“**Selling Party**” means the term as set forth in Article 16.2(c) hereof.

“**卖方**”见本合同第 16.2(c)条中的规定。

"**Shareholders**" mean the shareholders of the Company at any given time exercising their rights through the shareholders' meeting of the Company, or otherwise.

"**股东**"是指在任何特定时间通过公司股东会或其他形式行使权利的公司股东。

"**Term**" means the term of this Contract as set forth in Article 15.1 hereof, as extended pursuant to Article 15.2 hereof.

"**期间**"是指本合同第 15.1 条中规定的本合同期间，可根据本合同第 15.2 条延长。

"**Third Party**" means any entity or person other than the Parties or their Affiliates.

"**第三方**"是指除双方或其关联方以外的任何实体或人。

"**Transaction Terms**" shall have the meaning given to such term in Article 14.2 hereof.

"**交易条款**"具有本合同第 14.2 条赋予的含义。

"**USD**" means the lawful currency of the United States of America.

"**美元**"是指美利坚合众国的法定货币。

1.2 Interpretation 解释

(a) Headings are inserted for the purposes of reference only and shall not affect or restrict the meaning or interpretation of terms of this Contract;

标题仅供参考，不影响或限制本合同条款的含义或解释。

(b) The terms expressed in this Contract refer to the provisions contained herein, unless inconsistent with the subject matter they describe or the context herein.

本合同条款是指本合同中包含的规定，除非与本合同条款所述标的或本合同上下文不符。

(c) Any period as set forth herein is calculated based on the calendar year, month, day and hour. Whenever the last day of the period is Sunday or another mandatory public holiday, the day immediately following the holiday is the last day of the period. The last day of the period ends at midnight (twenty-four (24) o'clock) of that day.

本合同中列明的任何期间按照公历年、月、日和小时计算。若该期间最后一日是周日或其他法定公众节假日，将节假日后的第一日视为期间最后一日。期间最后一日于当日午夜（二十四（24）小时制）结束。

(d) Qualifications for numbers such as "above", "within" and "expires", shall be inclusive; qualifications for numbers such as "after/upon", "less than" and "except for" shall not be inclusive.

对数字的"以上"、"以内"和"届满"等界定应包含本数；对数字的"后/起"、"少于"和"除外"等界定不应包含本数。

ARTICLE 2 – PARTIES TO THE CONTRACT

第2条 – 合同双方

2.1 The Parties 双方

The Parties to this Contract are:

本合同的双方是：

SAIC: Xiamen San'an Integrated Circuit Co., Ltd., an enterprise with limited liability duly formed and validly existing under the laws of the PRC which is owned by San'an Photoelectric Company Limited by Shares (三安光电股份有限公司), a limited liability Company duly formed and validly existing under the laws of China.

厦门市三安集成电路有限公司，是根据中国法律合法设立且有效存续的有限责任公司，股东是三安光电股份有限公司，一间根据中国法律合法设立且有效存续的有限责任公司。

Legal Representative: LIN Kechuang (林科闯)

法定代表人：林科闯

Position: Chairman of board

职务：董事长

Nationality: Chinese

国籍：中国

POET: POET Technologies Inc., a publicly listed Company duly formed and validly existing in Canada.

POET Technologies Inc.，是在加拿大合法设立且有效存续的上市公司。

Legal Representative: Vivek Rajgarhia

法定代表人：Vivek Rajgarhia

Position: President & General Manager

职务：总裁兼总经理

Nationality: American

国籍： 美国

2.2 Representations, Warranties and Undertakings 陈述、保证和承诺

Each Party hereby represents, warrants and undertakes to the other Party that:

每一方在此向另一方作出如下陈述、保证和承诺：

(i) as of the Effective Date, it has all requisite power, authority and approval required to enter into this Contract and all requisite abilities, authority and approval to perform fully each of its obligations hereunder;

在生效日，该方拥有订立本合同所需的所有必要权力、授权和批准以及全面履行其在本合同项下各项义务的所有必要能力、授权和批准；

(ii) as of the Effective Date, it is fully authorised to sign this Contract;

在生效日，该方拥有签署本合同的充分授权；

(iii) as of the Effective Date, the provisions of this Contract shall constitute its legal and binding obligation;

在生效日，本合同的规定应构成对该方有约束力的法律义务；

(iv) as of the Effective Date, neither the execution of this Contract, nor the performance of its obligations hereunder, will conflict with, or result in a breach of or constitute a default under, any law, rule, regulation, authorisation or approval of any government agency or body, or of any contract or agreement to which it is a party or is subject;

在生效日，签署本合同以及履行该方在本合同项下义务均不与任何政府机构或机关的任何法律、规章、条例、授权或批准相抵触，不违反该等法律、规章、条例、授权或批准，不构成该等法律、规章、条例、授权或批准项下的违约，亦不违反该方作为立约方或标的的任何合同或协议；

(v) as of the Effective Date, there is no lawsuit, arbitration, or legal, administrative or other proceedings or governmental investigation, pending or, to its knowledge, threatened against it with respect to the subject matter of this Contract or that would affect in any way its ability to enter into or perform this Contract; and

在生效日，没有针对该方的、涉及本合同标的或者可能影响该方订立或履行本合同之能力的未决或（就该方所知）潜在诉讼、仲裁或者法律、行政或其他程序或政府调查；

(vi) as of the Effective Date, it has sufficient funds and other financial assets to meet its obligation under this Contract without impairing its ability to continue in business as a going concern.

在生效日，该方有充足的资金和其他金融资产用于履行该方在本合同项下的义务，不影响该方作为经营主体持续经营的能力；以及

(vii) A Party shall indemnify, defend and hold the other Party harmless from and against any damages, deficiencies, losses, costs, liabilities and expenses (including but not limited to legal fees) resulting directly or indirectly from or arising out of any breach of any of the representations, warranties, covenants and agreements made by it in this Contract for a period of twelve (12) months from the Effective Date.

自生效日期起 12 个月内，一方违反其在本合同中所作的任何陈述、保证、约定和协议而直接或间接引起任何损害赔偿、缺陷、损失、费用、责任和开支（包括但不限于法律费用）的，该方应赔偿另一方、为另一方进行抗辩并使另一方免受损害。

ARTICLE 3 – PARTICULARS OF THE COMPANY

第3条 – 公司资料

3.1 Establishment of the Company 公司成立

The Parties agree to establish and operate the Company following the Effective Date in accordance with Applicable Law and this Contract including its Schedules. The Company shall be established on the date when the SAMR issues the Business License substantially reflecting the terms of this Contract and its Schedules (the "**Establishment Date**").

双方约定依据适用法律和本合同及其附件在生效日期后成立并运营公司。公司应于市监局颁发基本体现本合同及其附件条款的营业执照之日成立（**"成立日"**）。

3.2 Name and Address of the Company and Branches 公司名称、地址和分支机构

(a) The name of the Company shall be Super Photonics Xiamen Co., Ltd. in English and 厦门超光集成有限公司 in Chinese.

公司的英文名称应是 Super Photonics Xiamen Co., Ltd.，中文名称应是厦门超光集成有限公司。

(b) Each Party may request the other Party and the Company to change the Company's name to no longer include any part of the name of the Company which is such Parties' identifier under the circumstances below:

有以下情形的，一方可请求另一方和公司变更公司名称，将该方标识从公司名称中移除：

(i) if the shareholding of that Party is reduced from the current shareholding ratio other than through any of the Agreed Capital Increases;

若该方持有的股份低于当前持股比例，但约定增资除外；

(ii) if the shareholding of the other Party is reduced from the current shareholding ratio other than through any of the Agreed Capital Increases;

若另一方持有的股份低于当前持股比例，但约定增资除外；

(iii) such Party has a termination right under Article 16, whether or not exercised;

该方享有第16条规定的终止权，无论是否行使；

(iv) in case of violation of this Clause 3.2 by the other Party; or

若另一方违反第3.2条的规定；或者

(v) under other circumstances set out in the respective Trademark and Name License Agreement that Party is a party to.

该方签订的商标和名称许可协议中规定的其他情形。

Neither Party nor the Company shall at any time be entitled to use the name or any parts of the name of the other Party unless such Party has given its prior written consent to such use.

在任何时候，任何一方或公司均无权使用另一方的名称或其任何部分，除非事先取得另一方的书面同意。

(c) The legal address of the Company shall be 6th Floor, No. 799 Min'an Avenue Hong Tang Town, Tong'an District, Xiamen, Fujian 361100, China.

公司的法定地址应是中国厦门市同安区洪塘镇民安大道799号6楼 。

(d) In accordance with its business needs, the Company may establish branch offices, subsidiaries and representative offices inside and outside of the PRC subject to the unanimous resolution of the Shareholders and the completion of all approval, filing and/or registration procedures with the relevant governmental authorities as required under the Applicable Law.

公司可根据业务需要，经股东一致决议，在向有关政府部门办理适用法律规定的所有核准、备案和/或登记手续后，在中国境内外设立分公司、子公司和代表机构。

3.3 Limited Liability Company 有限责任公司

The form of organisation of the Company shall be a limited liability Company. The Company shall act in its own name and in no case as an agent of either Party. The Company shall refrain from pledging any Party's credit and/or reputation. It shall be independent from the Parties and not be burdened by any obligation or liabilities of a Party. Neither Party shall impose any obligation on the Company or bind the Company otherwise towards Third Parties. Neither Party shall have any liability towards the other Party, the Company or any Third Party for any losses by or any claims against the Company.

公司的组织形式应是有限责任公司。公司应以自己的名义行事，在任何情况下都不是任何一方的代理。公司不得以任何一方的信用和/或名誉做担保，应独立于双方，不应承担一方的义务或责任。任何一方不得使公司承担任何义务或以其他方式使公司受第三方的约束。任何一方不应就公司遭受的任何损失或索赔而对另一方、公司或任何第三方承担责任。

3.4 Laws and Decrees 法律法规

The Company shall be a legal person under the Applicable Law. The activities of the Company shall be governed and protected by the Applicable Law.

公司应是适用法律规定的法人，公司的行为应受到适用法律的管辖和保护。

ARTICLE 4– PURPOSE AND SCOPE

第4条 –宗旨和经营范围

4.1 Purpose 宗旨

The Parties agree that the intention, purpose and objective of the Company are to promote the success of the Company and achieve good economic results, not as a mere revenue/profit stream for each Party's components.

双方约定，公司的目的、宗旨和目标是促使公司成功，取得良好经济效益，不仅仅是为了一方的元件收入/利润来源。

4.2 Scope of Business 经营范围

The business scope of the Company shall be: manufacture of integrated circuits, manufacture of electronic components, design and services of integrated circuit chips, manufacture of integrated circuit chips and products, manufacture of Optical Engines, Photonic Devices, Photonic Integrated Circuits, Optoelectronic Products, Optical Modules, sale of integrated circuits (the "**Business**").

公司的经营范围应是：集成电路制造，电子元器件制造，集成电路芯片设计及服务，集成电路芯片及产品制造，光学引擎、光子器件、光子集成电路、光电产品、光学模块的制造，集成电路销售（"**业务**"）。

The Parties agree that the business scope of the Company may be described in more general and broader terms on the Business License by reference to the standard terms and phrases required in the relevant regulations and policies enforced by the Filing Authorities.

双方约定，营业执照上注明的公司经营范围更笼统和宽泛，参照备案部门推行的相关条例和政策中的标准专用词语。

ARTICLE 5– BUSINESS OPERATIONS

第5条 –业务经营

5.1 Manufacturing 生产

(a) The Company shall in accordance with the provisions of the Contract the POET Assembly Technology License Agreement adhering to applicable standards and regulatory requirements, compliance certification and related quality requirements, assemble 100G/200G Optical Engines and 400G Optical Engines based on POET's Optical Interposer solely and, subject to Article 5.2, strictly for sales by the Company in accordance with the rights granted under Article 5.2 below.

公司应依据本合同和 POET 组装技术许可协议的规定，按照适用的标准和监管要求、合格认证和相关质量要求，仅基于 POET 光学中介层组装 100G/200G 光学引擎和 400G 光学引擎，在依循第 5.2 条的前提下，仅限公司依据下文第 5.2 条赋予的权利进行销售。

(b) SAIC shall provide to the Company on market standard commercial terms suitable premises, including land use rights and buildings, for the Company's manufacturing and other operations. The respective lease agreement will be signed by SAIC and both Parties on behalf of the Company prior to its incorporation and transferred to the Company thereafter. Any amendment to the lease agreement, including its termination, is subject to a unanimous resolution of the Board.

SAIC 应依据市场标准商业条款提供适当场所（包括土地使用权和建筑物）给公司从事生产及其他业务运营。相关租赁协议应由 SAIC 与代表公司的双方在公司设立前签订，待公司设立后再转让给公司。租赁协议的任何修订（包括租赁协议终止）须经董事会一致决议通过。

5.2 Sales and Marketing 销售和营销

(a) The Company shall in accordance with the provisions of the Contract and the Technology License Agreements

公司应依据本合同和技术许可协议的规定

(b) sell 100G/200G Optical Engines anywhere in the world

在世界任何地方销售 100G/200G 光学引擎

(i) sell 400G Optical Engines in the PRC, Taiwan, Macao and Hong Kong (the "**China Territory**"); and

在中国、台湾、澳门和香港（"**中国地区**"）销售 400G 光学引擎；

(ii) sell 400G Optical Engines outside of the China Territory, but limited only to specific named customers and/or distributors that are approved in writing in advance by POET, which approval shall not be unreasonably withheld or delayed; the initial list of such customers (the "**Reserved Customers**") being attached hereto as SCHEDULE N.

在中国地区以外销售 400G 光学引擎，但仅限 POET 事先书面批准的指定客户和/或经销商，POET 不应无理拒绝或拖延给予该批准；前述客户（"**保留客户**"）的首批名单见附件 N。

(c) POET may sell 400G Optical Engines outside of the China Territory. For such sales, POET shall exclusively procure the 400G Optical Engines from the Company at an agreed price. In case a customer for 400G Optical Engines located outside of the China Territory rejects procurement of 400G Optical Engines manufactured in the PRC the Parties shall discuss in good faith the most suitable solution for supplying such customer, including the incorporation of a manufacturing subsidiary of the Company outside of the PRC, supply by POET or a third party manufacturer.

POET可在中国地区以外销售400G光学引擎。为此，POET应按照约定价格仅向公司采购400G光学引擎。若中国地区以外的400G光学引擎客户拒绝购买在中国境内生产的400G光学引擎，双方应诚意协商为该客户供货的最恰当解决方案，包括在中国境外设立公司的生产子公司、由POET或第三方制造商供货。

(d) The Parties shall support the Company to build sales channels for Company to target and future customers pursuant to SCHEDULE H.

双方应支持公司按照附件H建立面向目标客户和未来客户的销售渠道。

5.3 Supply 供货

(a) For the term of this Contract, the Company shall procure exclusively from POET, and POET shall supply to the Company, Optical Interposers designed for 100G/200G Optical Engines and for 400G Optical Engines. In the event that POET is unable to provide Optical Interposers to the Company, the Board shall decide unanimously to source Optical Interposers from a third-party supplier. Both Parties shall ensure that approval of sourcing from a third-party supplier by each director appointed by such Party is not unreasonably withheld or delayed. Relevant reasons to withhold approval may include unreasonable additional cost or substantial breach of commitments to Company's customers caused by the procurement from such third-party supplier. The final selection of the third-party supplier shall be made by POET. Upon Board approval, POET shall license and qualify the third-party supplier of Optical Interposers for Optical Engines to the Company.

在本合同期间，公司应仅向POET采购且POET应向公司供应专为100G/200G光学引擎和400G光学引擎设计的光学中介层。若POET不能向公司供应光学中介层，董事会应一致决定向第三方供货商采购光学中介层。每一方应确保其任命的各名董事批准向第三方供货商采购，该批准不应无理拒绝或拖延。拒绝批准的理由可包括向所涉第三方供货商采购将额外增加不合理费用或者实质违反对公司客户的承诺。第三方供货商应由POET最终决定。经董事会批准，POET应向公司许可并限定用于光学引擎的光学中介层的第三方供货商。

(b) For the term of this Contract, the Company shall procure from SAIC as the Company's preferred supplier Lasers, PDs and MPDs (each one "**Component**") on an agreed price, provided that (i) SAIC maintains adequate supply streams of the respective Component for the Company, and (ii) the Company's customers do not require that the Company source the respective Component from other sources. Any sourcing of a Component, other than from SAIC, shall be subject to unanimous approval by the Board. Both Parties shall ensure that such approval of such sourcing other than from SAIC by each director appointed by such Party is not unreasonably withheld or delayed.

在本合同期间，公司应按约定价格向公司首选供货商SAIC采购激光器、PD和MPD（单独称作"**元件**"），但是(i) SAIC须保证公司的相关元件充足供货量，并且(ii)公司客户不要求公司从其他来源采购相关元件。向SAIC以外的其他来源采购元件须经董事会一致批准。每一方应确保其任命的各名董事批准上述非SAIC来源采购，该批准不得无理拒绝或拖延。

5.4 Technological Collaboration 技术合作

(a) POET shall grant to the Company

POET 应向公司授予

(i) a royalty-free, perpetual, irrevocable, sole and exclusive license to use the POET Background Assembly IP in relation to CWDM4 configuration 100G/200G Optical Engines that utilize POET's Optical Interposer for the use for data communication and telecommunication applications, with 'sole and exclusive' meaning that POET will not grant such license to any third party, nor will it undertake to manufacture and/or sell 100G/200G Optical Engines utilizing the Optical Interposer on its own to compete with the Company for data communication and telecommunication applications; and

免使用费的、永久的、不可撤销的、排他且独占的许可，允许使用为数据通信和电信应用目的而采用 POET 光学中介层的 CWDM4 配置 100G/200G 光学引擎的相关 POET 背景组装知识产权，其中"排他且独占"是指 POET 不应将该许可授予任何第三方，亦不应自己生产和/或销售采用光学中介层的 100G/200G 光学引擎，用于数据通信和电信应用，与公司竞争；

(ii) a royalty-free, perpetual, irrevocable, sole and exclusive license to use the POET Background Assembly IP in relation to DR4/FR4 configuration 400G Optical Engines that utilize POET's Optical Interposer for the use for data communication and telecommunication applications, with 'sole and exclusive' meaning that POET will not grant such license to any third party for the manufacture 400G Optical Engines utilizing the Optical Interposer; nor will it undertake to manufacture and/or sell 400G Optical Engines utilizing the Optical Interposer on its own to compete with the Company for data communication and telecommunication applications; and

免使用费的、永久的、不可撤销的、排他且独占的许可，允许使用为数据通信和电信应用目的而采用 POET 光学中介层的 DR4/FR4 配置 400G 光学引擎的相关 POET 背景组装知识产权，其中"排他且独占"是指 POET 不应将该许可授予任何第三方生产采用光学中介层的 400G 光学引擎，亦不应自己生产和/或销售采用光学中介层的 400G 光学引擎，用于数据通信和电信应用，与公司竞争；

(iii) a royalty-free, perpetual, irrevocable, sole and exclusive license to use the POET Background Assembly IP in relation to 400G DR4/FR4 configuration Optical Engines that utilize POET's Optical Interposer for the use for data communication and telecommunication applications to a subsidiary of the Company or to a Contract Manufacturer set up for the purpose of manufacturing Optical Engines for sale to a company outside the Territory which will not accept Optical Engines that are assembled in the Territory.

免使用费的、永久的、不可撤销的、排他且独占的许可，允许使用为数据通信和电信应用目的而采用 POET 光学中介层的相关 POET 背景组装知识产权，该等 400G DR4/FR4 配置光学引擎供应给为不接受在地区内

组装之光学引擎的地区外客户生产并销售光学引擎所设立的公司子公司或合同制造商。

by entering into the POET Assembly Technology License Agreement with the Company. The grant of the above licenses (i),(ii) and (iii) shall form part of the IP Assets to be contributed by POET to the registered capital of the Company. The POET Assembly Technology License Agreement shall be expanded to other configurations of the 100G/200G and 400G Optical Engines upon request by the Company, subject to agreement among the Parties on the timing and cost of providing the related designs.

并为此与公司订立 POET 组装技术许可协议。授予上述(i)、(ii)和(iii)项许可应作为 POET 对公司注册资本出资的知识产权资产。应公司请求，POET 组装技术许可协议应扩大适用其他配置的100G/200G和400G光学引擎，但须双方就提供相关设计的时间和费用达成一致。

(b) POET shall grant to the Company a royalty-free, perpetual, irrevocable and exclusive license to sublicense to SAIC the right to use the POET Background Device Design and Integration IP solely for the purpose of manufacturing Components to be supplied to the Company according to Article 5.3(b) by entering into the POET Device Technology License Agreement with the Company. The Parties agree to negotiate in good faith a separate IP license agreement for the grant by POET to SAIC (or to the Company in order to sublicense to SAIC) of a license to use the POET Background Device Design and Integration IP for the purpose of manufacturing by SAIC of devices for the supply to third parties other than the Company.

POET 应向公司授予免使用费的、永久的、不可撤销的且独占的许可，允许公司向SAIC分许可 POET 背景组件设计和集成知识产权的使用权，仅限生产依据第 5.3(b)条供应给公司的元件，并为此与公司订立 POET 组件技术许可协议。双方约定，基于诚意另行协商 POET 授权 SAIC（或授权公司后再分许可给SAIC）使用 POET 背景组件设计和集成知识产权的知识产权许可协议，以便SAIC生产组件供应给除公司外的第三方。

(c) POET shall be under no obligation to assign, transfer, license or otherwise grant any rights to any part of the POET Background Optical Interposer IP to either the Company or SAIC, and SAIC shall be under no obligation to assign, transfer, license or otherwise grant any rights to any part of its background fab process IP to either the Company or POET.

POET 没有义务将 POET 背景光学中介层知识产权之任何部分的任何权利让与、转让、许可或以其他方式授予公司或 SAIC，SAIC 亦没有义务将其背景晶元工艺知识产权之任何部分的任何权利转让、让与、许可或以其他方式授予公司或POET。

(d) The technology licenses under above paragraphs (a), (b) and (c) shall be granted for the term of the Company's operations and without the ability to sub-license or transfer the respective license or its subject matter to any third party. POET shall continue to own its POET Background IP and be able to freely exploit it. For the avoidance of doubt, transferring of its equity in the Company by POET should not have any negative impact on the technology licenses under this Article 5.4, should not limit the scope of the technology licenses under this Article 5.4 in any manner, nor terminate such licenses.

上文(a)、(b)和(c)款中的技术许可有效期应为公司的经营期限，各项许可或其标的不能分许可或转让给任何第三方。POET 应继续拥有且不受限制地使用 POET 背景知识产权。为免疑义，POET 转让其拥有的公司股权不应对本第 5.4 条项下许可产生任何不利影响，不应对本第 5.4 条项下技术许可的范围有任何限制，亦不应终止该等许可。

(e) Foreground IP based on POET Background IP shall be owned by the Company and licensed exclusively to POET without limitation. All such licenses of Foreground IP granted by the Company to POET shall be on a world-wide, royalty-free, perpetual and irrevocable basis.

基于 POET 背景知识产权的前景知识产权应归公司所用，且不受限制地排他许可给 POET。公司向 POET 授予的前景知识产权许可均应是全球范围的、免使用费的、永久的和不可撤销的。

ARTICLE 6– TOTAL AMOUNT OF INVESTMENT AND REGISTERED CAPITAL

第6条 –投资总额和注册资本

6.1 Total Investment 投资总额

The Company's total amount of investment shall be RMB 471,324,000 (RMB four hundred seventy-one million three hundred twenty-four thousand).

公司的投资总额应是人民币471,324,000元（人民币肆亿柒仟壹佰叁拾贰万肆仟元整）。

6.2 Registered Capital 注册资本

The Registered Capital shall be RMB 158,903,520 (RMB one hundred fifty-eight million nine hundred and three thousand five hundred and twenty).

公司的注册资本应是人民币158,903,520元（人民币壹亿伍仟捌佰玖拾万叁仟伍佰贰拾元整）。

6.3 Contributions to the Registered Capital and Equity Percentages of the Parties 对注册资本的出资和双方的股权比例

(a) SAIC's contribution to the Registered Capital shall be RMB seven million four hundred and six thousand five hundred and twenty (RMB 7,406,520) in cash, representing four point seven percent (4.7%) of the Registered Capital, and POET's contribution to the Registered Capital shall be RMB one hundred and fifty-one million four hundred and ninety-seven thousand (RMB 151,497,000) in kind by provision of the IP Assets, representing ninety five point three percent (95.3%) of the Registered Capital.

SAIC 对注册资本的出资额应是人民币柒佰肆拾万陆仟伍佰贰拾元整（人民币 7,406,520 元），以现金形式出资，占注册资本的百分之四点七（4.7%），POET 对注册资本的出资额应是人民币壹亿伍仟壹佰肆拾玖万柒仟元整（人民币 151,497,000 元），以提供知识产权资产的实物出资，占注册资本的百分之九十五点三（95.3%）。

(b) As its contribution to the Registered Capital, on the condition that (i) the Filing Authorities have reviewed and duly approved or accepted, as the case may be, the filing for the establishment of the Company, this Contract and the Articles of Association, and (ii) the Establishment Date has occurred, both Parties shall make their respective contributions to the Registered Capital within thirty (30) business days after the Establishment Date.

双方应在成立日后三十（30）天内缴付各自对注册资本的出资额，条件是(i)备案机构审查后正式核准或接受（视情况而定）公司设立申请、本合同和公司章程，并且(ii)成立日已发生。

(c) The Parties confirm that the maximum aggregate contribution value of the IP Assets is POTENTIALLY ADVANTAGEOUS TO COMPETITORS POTENTIALLY ADVANTAGEOUS TO COMPETITORS based on the assumption that the IP Assets will have a minimum fair market value equal to such amount, as confirmed by a qualified asset evaluation firm at the time of the contribution.

双方确认知识产权资产出资的总值上限是对竞争对手潜在有利内容 对竞争对手潜在有利内容 对竞争对手潜在有利内容 对竞争对手潜在有利内容，前提是知识产权资产在缴付出资额时的最低公允市场价值经合格资产评估机构确认等于该金额。

(d) If the conditions (i) and (ii) in paragraph (b) above is not fulfilled within ninety (90) days of the Effective Date, and the Parties do not agree in writing to extend such ninety (90) days period, then each Party shall have the right to terminate in writing this Contract, in which case no Party shall have any right whatsoever to require the other Party to make any contribution to the Registered Capital or to claim any damages from the other Party. In such case the Company shall be dissolved and liquidated as set out in Article 16.

若上文(b)款中的条件(i)和(ii)在生效日期后九十（90）天内未能成就，且双方未能以书面形式约定延长该九十（90）天期限，则每一方有权以书面形式终止本合同，在此情形下，任何一方无权要求另一方缴付对注册资本的出资，亦无权要求另一方支付任何损害赔偿，公司应依据第 16 条规定解散结算。

6.4 Further Financing 进一步融资

The difference between the total investment and the Registered Capital may be financed by foreign exchange third party loans, shareholder loans or other means of debt financing arranged by the Parties, provided that the nature and amount of any such debt financing shall be the subject of future agreement between the Parties and that no Party shall have any obligation under this Contract to arrange or provide such debt financing.

投资总额和注册资本之间的差额可通过外汇第三方贷款、股东贷款或双方安排的其他债务融资进行筹措，但任何该等债务融资的性质和金额应由双方进一步协商约定，且任何一方在本合同下没有义务安排或提供该等债务融资。

6.5 Change of Registered Capital and Equity Percentages of the Parties 注册资本变更和双方的股权比例

(a) The Parties agree to further increase the Registered Capital through a number of subsequent capital increases (the "**Agreed Capital Increases**") subject to

the completion of certain pre-conditions (the "**Pre-Conditions**") set out in SCHEDULE J.

双方约定通过一系列后续增资进一步提高注册资本（“**约定增资**”），但须满足附件 J 中列出的若干先决条件（“**先决条件**”）。

(b) To confirm if all the Pre-conditions for each Agreed Capital Increase have been completed, the followings shall be observed:

为确认每次约定增资的先决条件是否均已满足，应遵守如下规定：

(i) At the end of each phase, the Management Office shall prepare a report to the Board, reporting the progress and status of each Milestone identified in SCHEDULE I for such phase.

在每个期间结束时，管理层应提交报告给董事会，说明附件 I 所列各项重要事件在该期间的进展情况。

(ii) If the Board approves the report and confirms with unanimous resolution that all Milestones for the reporting phase and other Pre-conditions specified in SCHEDULE J for the same reporting phase have been achieved, the Board shall apply for approval of the capital increase by the Shareholders' Meeting.

若董事会批准报告，经一致决议确认所有重要事件和附件 J 所列先决条件在报告所涉期间均已实现，则董事会应提请股东会批准增资。

(iii) If the Shareholders' Meeting has adopted an unanimous resolution for the capital increase, the Parties shall subscribe to the increased Registered Capital according to the schedule set out in paragraph (d) below.

若股东会经一致决议批准增资，双方应按照下文(d)款中列出的时间表认购增加的注册资本。

(iv) The above (i) to (iii) shall apply to each Agreed Capital Increase.

上文(i)至(iii)款应适用每次约定增资。

(c) In case the Board does not approve the report mentioned in Article 6.5(b)(i) above, and believes the Milestones for the respective reporting phase have not been achieved yet, the Board shall grant a grace period of no more than 3 months. At the end of such grace period, the Company's Management Office shall restart the procedure specified in Article 6.5(b). If the second report is denied by the Board the matter shall be submitted to the Shareholders' Meeting for resolution. The Shareholders' Meeting shall proceed in accordance with Article 9.1(g) as applicable.

若董事会没有批准上文第 6.5(b)(i)条中提及的报告，认为重要事件在所涉报告期间尚未实现，则董事会应宽限不超过 3 个月。在该宽限期结束时，公司的管理层应重新启动第 6.5(b)条中规定的程序。若第二次报告被董事会否决，所涉事务应提交股东会决议，在适用的情况下，股东会应依据第 9.1(g)条处理。

(d) The capital increase schedule is as follows:

增资时间表如下：

(i) Subject to Article 6.5 (b), upon a respective resolution of the Shareholders' Meeting approving the capital increase at the end of Phase 1, the Parties shall increase the Registered Capital (the "**First Agreed Capital Increase**") by [redacted] with SAIC subscribing to such capital increase in cash resulting in POET holding [redacted] of the Registered Capital after the First Agreed Capital Increase.

在依循第 6.5(b)条的前提下，经股东会决议批准第 1 期结束时的增资，双方应将注册资本增加至[redacted]（"**第一次约定增资**"），[redacted]由 SAIC 以现金形式缴付；在第一次约定增资后，POET 持股[redacted]。

(ii) Subject to Article 6.5 (b), upon a respective resolution of the Shareholders' Meeting approving the capital increase at the end of Phase 2, but after the First Agreed Capital Increase is completed, the Parties shall increase the Registered Capital (the "**Second Agreed Capital Increase**") by [redacted] with SAIC subscribing to such capital increase in cash resulting in POET holding [redacted] of the Registered Capital after the Second Agreed Capital Increase.

在依循第 6.5(b)条的前提下，经股东会决议批准第 2 期结束时的增资（且第 1 期增资已完成），双方应将注册资本增加至[redacted]（"**第二次约定增资**"），[redacted]由 SAIC 以现金形式缴付；在第二次约定增资后，POET 持股[redacted]。

(iii) Subject to Article 6.5 (b), upon a respective resolution of the Shareholders' Meeting approving the capital increase at the end of Phase 3, but after the Second Agreed Capital Increase is completed, the Parties shall increase the Registered Capital (the "**Third Agreed Capital Increase**") by [redacted] with SAIC subscribing to such capital increase in cash

resulting in POET holding [redacted] and SAIC holding [redacted] of the Registered Capital after the Third Agreed Capital Increase.

在依循第 6.5(b)条的前提下，经股东会决议批准第 3 期结束时的增资（且第 2 期增资已完成），双方应将注册资本增加至[redacted]（"第三次约定增资"），[redacted]由 SAIC 以现金形式缴付；在第三次约定增资后，POET 持股[redacted]，SAIC 持股[redacted]。

(iv) Subject to Article 6.5 (b), upon a respective resolution of the Shareholders' Meeting approving the capital increase at the end of Phase 4, but after the Third Agreed Capital Increase is completed, the Parties shall increase the Registered Capital (the "**Fourth Agreed Capital Increase**") by [redacted] with SAIC subscribing to such capital increase by RMB [redacted] in cash and [redacted] in kind by provision of full and unrestricted ownership title of the Leased Equipment to the Company resulting in POET holding [redacted] and SAIC holding [redacted] of the Registered Capital after the Fourth Agreed Capital Increase.

在依循第 6.5(b)条的前提下，经股东会决议批准第 4 期结束时的增资（且第 3 期增资已完成），双方应将注册资本增加至[redacted]（"第四次约定增资"），增加的[redacted]，其中[redacted]由 SAIC 以现金形式缴付[redacted]由 SAIC 以向公司提供完全且无限制之租赁设备所有权的实物形式缴付；在第四次约定增资后，POET 持股[redacted]，SAIC 持股[redacted]。

(v) Subject to Article 6.5 (b), upon a respective resolution of the Shareholders' Meeting approving the capital increase at the end of Phase 5, but after the Fourth Agreed Capital Increase is completed, the Parties shall increase the Registered Capital (the "**Fifth Agreed Capital Increase**") by [redacted] with SAIC subscribing to such capital increase in cash resulting in POET holding [redacted] of the Registered Capital after the Fifth Agreed Capital Increase.

在依循第 6.5(b)条的前提下，经股东会决议批准第 5 期结束时的增资（且第 4 期增资已完成），双方应将注册资本增加至[redacted]（"第五次约定增资"），[redacted]由 SAIC 以现金形式缴付；在第五次约定增资后，POET 持[redacted]。

(vi) Subject to Article 6.5 (b), upon a respective resolution of the Shareholders' Meeting approving the capital increase at the end of Phase 6, but after the Fifth Agreed Capital Increase is completed, the Parties shall increase the Registered Capital (the "**Sixth Agreed Capital Increase**") by [redacted] with SAIC subscribing to such capital increase in cash resulting in POET holding forty eight point five percent (48.5%) and SAIC holding fifty one point five percent (51.5%) of the Registered Capital after the Sixth Agreed Capital Increase.

在依循第 6.5(b)条的前提下，经股东会决议批准第 6 期结束时的增资（且第 5 期增资已完成），双方应将注册资本增加至[redacted]（"第六次约定增资"），[redacted]由SAIC以现金形式缴付；在第六次约定增资后，POET持股比例为百分之四十八点五（48.5%），SAIC 持股比例为百分之百分之五十一点五（51.5%）。

(e) Each Party shall make its capital contributions for all Agreed Capital Increases in accordance with the Pre-Conditions and Contribution Schedule set out in SCHEDULE J, always provided that there is no material breach of this Contract by the other Party respectively.

每一方应按照附件 J 中列出的先决条件和出资时间表缴付各自对所有约定增资的出资额，前提是另一方没有实质违反本合同。

(f) For the purpose of implementing all Agreed Capital Increases each Party hereby waives its respective pre-emptive rights it may have under statutory law or otherwise to subscribe to any portion of the Registered Capital increase other than agreed in paragraph (a) above.

为实现每次约定增资，每一方在此放弃各自的法定或其他增资认购优先权，上文(a)款中约定的除外。

(g) For each Agreed Capital Increase The Company shall within fifteen (15) days from the date of the Shareholder Resolution approving the capital increase submit all required documentation to the Filing Authorities for the review, filing and/or approval of the respective capital increase and the required amendments to this Contract and the Articles of Association. Both Parties shall complete their capital contributions for each Agreed Capital Increase within fifteen (15) days from the date the procedures with the Filing Authorities are completed.

每次增资时，公司应在股东增资批准决议通过之日起十五（15）天内向备案机构递交审查、备案和/或核准每期增资所需的所有文件及对本合同和公司章程的必要修订。双方应在备案程序结束之日起十五（15）天缴付各自对每次增资的出资额。

(h) In the event that either Party fails to provide its contribution to any Agreed Capital Increase pursuant to this Article 6.5 and SCHEDULE J, then in addition to any other rights the Company may have against the defaulting Party, the non-defaulting Party shall have the right (but not the obligation) to provide the entire amount or a portion of such increase in the Registered Capital and, in such case, subject to the completion of the required approval, filing and/or registration procedures with the Filing Authorities, the non-defaulting Party's interest in the Registered Capital shall be proportionately increased.

若任何一方没有依据本第6.5条和附件J缴付对任何约定增资的出资，除了公司可对违约方享有的任何其他权利，守约方有权（但没有义务）缴付对注册资本的全部出资或相关增资，在此情形下，在向备案机构办理了必要的核准、备案和/或登记手续后，守约方在注册资本中所占的比例应相应提高。

(i) As a general rule, the Company shall not reduce its Registered Capital. If the Parties agree that there are sufficient reasons to reduce the Registered Capital, then the reduction must be approved unanimously by the Shareholders of the Company and be submitted to the Filing Authorities for approval, filing and/or registration. Such reduction shall not harm the benefits of creditors of the Company.

一般情况下，公司不应减少注册资本。若双方同意有合理理由需要减少注册资本，减资须经公司股东一致批准，并提交备案机构核准、备案和/或登记。减资不应损害公司债权人的利益。

6.6 Encumbrance of Investment 投资权益的权利负担

No Party shall mortgage, pledge, charge or otherwise encumber all or any part of its share in the Company's registered capital without the prior written consent of the other Party.

未经另一方事先书面同意，任何一方不得按揭、质押、抵押或以其他方式为自己在公司注册资本中的全部或部分份额创设权利负担。

ARTICLE 7 – ASSIGNMENT OF REGISTERED CAPITAL

第7条 – 注册资本转让

7.1 Prohibition of Assignment 禁止转让

Neither Party may assign, sell, transfer or otherwise dispose (including for this purpose the creation of any charge or other security interest over such investment) of all or any part of its share in the registered capital of the Company or its rights, obligations and benefits under this Contract and the Articles of Association to a Third Party without the other Party's prior written consent which consent shall not unreasonably withheld.

未经另一方事先书面同意（该同意不应无理拒绝），任何一方不得向第三方转让、出售、让与或以其他方式处置（在此情形下包括对投资创设任何抵押或其他担保利益）其在公司注册资本中的全部或部分份额或者其在本合同和公司章程项下的权利、义务和利益。

7.2 Right of First Refusal 优先购买权

(a) From the date on which all Agreed Capital Increases are completed neither Party may assign, sell, transfer or otherwise dispose of all or any part of its share in the registered capital of the Company or its rights, obligations and benefits under this Contract and the Articles of Association to a Third Party without the other Party's prior written consent unless it complies fully with the following procedure: (a) Notice. When one Party (the "**Assigning Party**") intends to dispose of all or part of its equity interest in the Company (the "**Disposal**"), it shall notify the Other Party (the "**Other Party**") in writing setting forth the purchase price and terms offered by any purchaser (the "**Notice**").

自所有约定增资完成之日起，未经另一方事先书面同意，任何一方不得将其在公司注册资本中的全部或部分份额或者其在本合同和公司章程项下的权利、义务和利益转让、出售、让与或以其他方式处置给第三方，除非该方完成以下程序：(a)通知。若一方（"**出让方**"）有意处置其持有的全部或部分公司股权（"**处置**"），应以书面形式通知另一方（"**另一方**"），列明任何收购方提出的收购价格和条款（"**通知**"）。

(b) Pre-emptive Rights. The Other Party shall have the right to purchase the equity interest being disposed of at a price at least equal to that indicated in the Notice, by giving written notice to the Assigning Party within sixty (60) days following the date the Notice was received. Where the terms and conditions offered by the potential purchaser do not provide a purchase price or provide one which is not payable entirely in cash, then the Other Party shall have the right to purchase the relevant equity interest on the same price and terms as that set forth in the Notice (if any), or at a price equal to Fair Value (as defined in Article 16.2(b)(i) and (ii)) of the Assigning Party's equity interest. The Assigning Party shall have the right to withdraw any Notice and retain its ownership of equity interest in the Company until such time as any applicable purchase agreement in respect thereof is executed.

优先认股权。另一方有权在接到通知后六十（60）天内向出让方发出书面通知，按照不低于通知中所列价格收购被处置股权。潜在收购方提出的条款和条件未列明收购价格或者所列价格不是全部以现金支付的，另一方有权按照通知（如有）中所列相同价格和条款或者按照等于出让方股权之公允价值（定义见第16.2(b)(i)、(ii)条）的价格收购相关股权。出让方有权撤回任何通知，继续持有自己在公司的股权，直至签署任何适用的相关收购协议。

(c) Disposition. If the Other Party does not exercise its pre-emptive rights as aforesaid and it provides written consent to the proposed Disposal, the Assigning Party may assign, sell or otherwise dispose of all or part of its amount of capital contribution to the third party for a purchase price equal or greater to that described in the Notice, provided that the third party undertakes and actually becomes a party to this Contract. The Assigning Party shall notify the Other Party in writing of the terms and conditions of the assignment.

处置行为。若另一方没有行使上述优先认股权且书面同意提议处置，出让方可按不低于通知中所列价格将其全部或部分出资额转让、销售或以其他方式处置给第三方，前提是第三方承诺并实际成为本合同的一方当事人。出让方应以书面形式将转让条款和条件告知另一方。

(d) Agreement. If a Party transfers its share to a third party, the Assigning Party shall enter into a transfer contract under which the third party agrees to assume in relation to the Other Party the same rights and obligations as exist for the Assigning Party at the signing of the share transfer contract under (i) this Contract and under (ii) other legally valid agreements and contracts between the Parties in their capacity as the shareholders to the Company. The Assigning Party shall provide evidence of said undertaking to the Other Party.

协议。若一方将其股份转让给第三方，出让方应签订转让合同。在该合同中，第三方同意自股份转让合同签订之时起对另一方承担与出让方相同的权利和义务，该等权利和义务规定于(i)本合同以及(ii)双方以公司股东身份签订的其他依法有效的协议和合同。出让方应向另一方提供承担上述权利和义务的证据。

(e) Approval. Subject to the terms and conditions set forth in this Article, the Parties shall consent and cause their directors appointed to the Board to approve any sale, transfer, assignment or other disposal of the shares hereunder provided that (i) the provisions under this Article have been complied with and (ii) the third party presents evidence satisfactory to the Other Party that it is fully capable to fulfil all its obligations resulting from such contracts in all respects and (iii) has legally valid executed the documents and contracts referred to in the foregoing paragraph.

批准。在依循本条所列条款和条件的前提下，双方应同意并促使其指定的董事批准本合同项下的股份出售、转让、让与或其他处置行为，前提是(i)本条规定已被遵守，(ii)第三方证明其完全有能力履行合资合同而承担的全部义务的证据在各方面均使另一方感到满意，并且(iii)上款中提及的文件和合同均已依法签署生效。

7.3 Tag-Along Option 跟售选择权

If the Disposal by the Assigning Party under Article 7.2 constitute all or more than fifty percent (50%) of the Assigning Party's equity interest in the Company, then the Other Party shall have a tag-along option and the following provisions shall apply:

若出让方依据第 7.2 条处置的股权达到或超过其持有的公司股权的百分之五十（50%），则另一方应享有跟售选择权，并适用以下规定：

(a) If the Other Party wishes to exercise its tag-along option, it shall submit an unconditional and irrevocable tag-along notice to the Assigning Party in the agreed form within sixty (60) days from the date of the Notice. If a tag-along notice is not submitted prior to the end of the sixty (60)-day period, the tag-along option shall be deemed to have lapsed.

若另一方想要行使跟售选择权，应在通知之日起六十（60）天内以约定形式向出让方发出无条件且不可撤销的跟售通知书。若跟售通知书未在六十（60）天期限结束之前发出，跟售选择权视为失效。

(b) If the Other Party exercises its tag-along option, the Assigning Party shall not sell, transfer, assign or otherwise dispose any equity interests to the third party unless the third party, at the same time, purchases the entire equity interests of the Other Party in the Company as specified in the tag-along notice at the same proportionate price and otherwise on the same terms.

若另一方行使跟售选择权，则出让方不得将任何股权出售、转让、让与或以其他方式处置给第三方，除非该第三方同时按照同等适当价格和同等条款收购跟售通知书中列出的另一方持有的全部公司股权。

ARTICLE 8 – OBLIGATIONS OF THE PARTIES

第8条 – 双方的义务

8.1 Obligations of SAIC SAIC 的义务

In addition to its other obligations under this Contract, SAIC has the following obligations:

除了本合同规定的其他义务，SAIC 还承担以下义务：

(a) SAIC shall provide such assistance as the Company may reasonably request for the Company to obtain all approvals, filings and/or registrations as may be necessary to establish, carry on and expand its business operations.

SAIC 应提供公司为建立、开展和扩张业务取得所有可能必要之核准、备案和/或登记而可能合理请求的协助。

(b) SAIC shall, on or shortly after the Establishment Date or on any later date as the Parties may agree, enter into each of the Ancillary Agreements to which it is a party by validly signing and sealing the required original copies of such Ancillary Agreements.

SAIC 应在成立日或双方可能约定的任何较晚日期当天或之后不久在其为立约方的附属协议的所需原件副本上有效签字盖章。

(c) SAIC shall lease to the Company suitable premises in Xiamen, PRC, on market standard terms to be agreed in the SAIC Facility Lease Agreement.

SAIC 应依照 SAIC 设施租赁协议中约定的市场标准条款在中国厦门市将合适场所出租给公司。

(d) SAIC shall purchase and lease to the Company the Leased Equipment the Company requires for its initial business operations by entering into the SAIC Equipment Lease Agreement with the Company on market standard terms. Details of the equipment to be leased are set out in SCHEDULE K. Such equipment shall be located at the Company's facility for the exclusive use by the Company. Ownership of this equipment and assets shall be transferred to the Company in accordance with the Milestones as capital contributions to the respective Agreed Capital Increases.

SAIC 应采购公司最初业务运营所需的租赁设备，并出租给公司。为此，SAIC 应按照市场标准条款与公司签订SAIC设备租赁协议。租赁设备的详细信息见附件 K。该等设备应安置在公司的设施中，仅供公司使用。该等设备和资产的所有权应在属于重要事件的相关约定增资出资之时转让给公司。

(e) SAIC shall support the Company to search for and hire employees other than those set out in SCHEDULE L in accordance with the Company's policies for hiring employees. The CEO of the Company shall make the final decision for every hiring of such employees.

SAIC 应协助公司依照公司员工招聘政策寻找和聘用除附件 L 所列人员外的其他员工。该等员工的录用决定应由公司的首席执行官最终作出。

8.2 Obligations of POET POET 的义务

In addition to its other obligations under this Contract, POET has the following obligation:

除了本合同规定的其他义务，POET 还承担以下义务：

(a) POET shall provide such assistance as the Company may request for the purpose of obtaining all regulatory or any other approvals, filings and/or registrations of this Contract and the Articles of Association as contemplated in this Contract.

POET 应提供公司为取得本合同和本合同中拟议公司章程的所有监管或其他核准、备案和/或登记而可能请求的协助。

(b) POET shall, on or shortly after the Establishment Date or on any later date as the Parties may agree, enter into each of the Ancillary Agreements to which it is a party by validly signing and sealing the required original copies of such Ancillary Agreements.

POET 应在成立日或双方可能约定的任何较晚日期当天或之后不久在其为立约方的附属协议的所需原件副本上有效签字盖章。

(c) POET shall support the Company in relation to customer qualifications within and outside of the China Territory.

POET 应支持公司在中国地区内外的客户资质认定。

(d) POET shall ensure that its senior managers are available to consult SAIC from time to time remotely and free-of-charge on questions regarding the development and manufacturing of Components to be supplied to the Company.

POET 应确保其高管不时就供货给公司的元件的开发和生产问题向 SAIC 提供远程免费咨询。

8.3 Joint Recruitment 联合招聘

(a) POET shall have the primary responsibility for identifying certain key employees of the Company as detailed in Schedule L (the "**Key Employees**"), as well as the CEO of the Company. SAIC shall be involved in the interview process and shall approve each candidate, such approval not to be unreasonably

withheld. Upon the approval of each candidate and the terms of the employment by both Parties, the Board shall prepare the required employment documentation, including labour contract, confidentiality, employee invention, IP protection agreements, and execute these together with the candidate.

POET 应主要负责挑选附件 L 中详细列出的公司核心员工（"**核心员工**"）和公司首席执行官。SAIC 应参与面试过程并批准聘用，该等批准不应无理拒绝。在双方均批准聘用及相关条款后，董事会应准备并同被录用人签署所需聘用文件，包括劳动合同、保密协议、职务发明和知识产权保密协议。

(b) SAIC shall have the primary responsibility for identifying the CFO of the Company. SAIC shall be involved in the interview process and shall approve the candidate, such approval not to be unreasonably withheld. Upon the approval of the candidate and the terms of the employment by both Parties, the Company shall prepare the required employment documentation, including labour contract, confidentiality, employee invention, IP protection agreements, and execute these together with the candidate.

SAIC 应主要负责挑选公司财务总监。SAIC 应参与面试过程并批准聘用，该等批准不应无理拒绝。在双方均批准聘用及相关条款后，公司会应准备并同被录用人签署所需聘用文件，包括劳动合同、保密协议、职务发明和知识产权保密协议。

(c) POET shall have the sole responsibility for identifying and hiring certain key employees of POET or any of POET's Affiliates as detailed in Schedule N.

POET 应单独负责挑选和聘用 POET 或附件 N 中详细列出 POET 关联方的特定关键员工。

(d) The CEO of the Company shall be responsible for identifying and hiring any other employees of the Company with the support by POET and SAIC.

公司首席执行官应负责挑选和聘用公司的其他员工，POET 和 SAIC 提供协助。

(e) POET shall support SAIC with identifying and hiring process/device design experts.

POET 应协助 SAIC 挑选和聘用工艺/器件设计专家。

ARTICLE 9– SHAREHOLDERS, BOARD OF DIRECTORS AND SUPERVISORS

第9条 –股东、董事会和监事

9.1 Shareholders' Meeting 股东会

(a) The Company shall establish a Shareholders' Meeting which consists of all Shareholders. The Shareholders' Meeting is the highest authority of the Company.

公司应成立由全体股东组成的股东会。股东会是公司的最高权力机构。

(b) The Shareholders' Meeting shall exercise the following functions and powers:

股东会行使以下职能：

(i) deciding on the business policies, investment plans, R&D plans and technical roadmaps of the Company;

决定公司的经营方针、投资计划、研发计划和技术路线图。

(ii) appointing and removing the directors and the supervisors, and deciding on matters concerning the remuneration of the directors and the supervisors;

任命、罢免董事和监事，决定董事和监事的薪酬事宜。

(iii) reviewing and approving the reports of the Board;

审议批准董事会报告；

(iv) reviewing and approving the reports of the supervisors;

审议批准监事报告；

(v) reviewing and approving the Company's annual financial budget and final accounting;

审议批准公司年度财务预算和决算；

(vi) reviewing and approving the Company's profit distribution plans and loss recovery plans;

审议批准公司的利润分配方案和亏损弥补方案；

(vii) deciding on termination of or major changes to the Business, or commencement of other lines of business by the Company;

决定公司终止业务、对业务进行重大调整或开始其他业务；

(viii) resolving on increase or reduction of the Registered Capital;

决议增加或减少公司注册资本；

(ix) resolving on issue of corporate bonds;

决议发行公司债券；

(x) resolving on merger, division, dissolution, liquidation or change of the form of the Company;

决议公司合并、分立、解散、清算或形式变更；

(xi) establishing, expanding or closing subsidiaries, branches or representative offices of the Company;

开设、扩张或关闭公司的子公司、分公司或代表机构；

(xii) recruiting, suspending or terminating an employee on any of the Key Employees, the CEO or the CFO;

聘用、中止聘用或解聘任何核心员工、首席执行官或财务总监；

(xiii) establishing employee incentive plans, including stock option plans of up to 20% of the Registered Capital;

制定员工激励计划，包括高达注册资本 20%的股票期权计划；

(xiv) assigning, selling, transferring or otherwise disposing any portion of the share in the Registered Capital by any Party;

转让、出售、让与或以其他方式处置注册资本中任何一方的份额；

(xv) assigning, licensing or otherwise disposing or acquiring Intellectual Property except in the daily course of business and with minor value;

转让、许可或以其他方式处置或收购知识产权，日常业务和价值较小的除外；

(xvi) incurring obligations, liabilities, debts or costs or granting loans of RMB 1,000,000 (RMB 1 million) or more;

产生义务、责任、债务或费用或者提供贷款，金额不低于人民币 1,000,000 元（人民币壹佰万元）；

(xvii) granting any corporate guarantee or surety over assets of the Company;

用公司资产提供公司担保或保证；

(xviii) amending the Articles of Association; and

修订公司章程；以及

(xix) other functions and powers stipulated in the Articles of Association.

公司章程中规定的其他职能。

(c) The Shareholders may have regular meetings and interim meetings. Regular meetings shall be held at least every three (3) months during the first two (2) years from the Establishment Date, and twice per year thereafter. An interim meeting shall be held where it is proposed by any Shareholder, the Board or all supervisors of the Company.

股东可举行定期会议和临时会议。自成立日起的两（2）年内，定期会议应每三（3）个月举行一次，两年期满后每年举行两次。经任何股东、董事会或公司全体监事提议，应召开临时会议。

(d) A meeting of Shareholders shall be convened and presided over by the Chairman of the Board. Where the Chairman is unable or fails to perform his duties, any supervisor may convene and preside over the meeting.

股东会应由董事长召集并主持，董事长无法或未能履行职责的，应由任何监事召集并主持。

(e) The first Shareholders' Meeting shall be held within fifteen (15) days from the Establishment Date. At such first Shareholders' Meeting the Shareholders shall appoint directors and supervisors and transact any other business required for the start of operation of the Company.

第一次股东会应在成立日起十五（15）天内举行。在第一次股东会上，股东应任命董事和监事，处理公司开始运营所需的任何其他业务。

(f) The Shareholders shall exercise their voting rights in proportion to their equity interests in the Company. Resolutions by the Shareholders shall be adopted at a duly constituted and convened meeting of the Shareholders only upon the unanimous affirmative vote by the Shareholders representing the voting rights present in person, by telephone, by videoconference or by proxy at such meeting.

股东应按各自在公司的持股比例行使表决权。股东会决议应在合法组成和召集的股东会议上，由亲自、通过电话、以视频会议形式或委托代理人出席该次会议的有表决权股东一致赞成表决通过。

(g) The Shareholders shall use their best effort to reach a common understanding in due time on all matters to be decided by the Shareholders' Meeting as set forth herein. If a decision cannot be reached in good faith within two (2) months after any relevant matter is presented to the shareholders' meeting for the first time ("**Deadlock**"), the matter shall be submitted to the respective senior management of both Parties. If the senior management of the Parties cannot reach a final decision within thirty (30) days after the relevant matter is presented to the senior management of the Parties, the Parties shall consult with each other and express their opinion as to sale of the equity interest in the Company in whole by one Party and purchase of such equity interest by the other Party. If a share transfer cannot be agreed within an additional thirty (30) days, either Party may terminate this Contract and initiate liquidation of the Company pursuant to Article 16.3.

股东应尽力在适当时候就本合同规定由股东会决定的所有事项达成共识。若任何相关事项在第一次提交股东会后两（2）个月不能基于诚信作出决定（“**僵局**”），该事项应提交双方高管。若相关事项在提交双方高管后三十（30）天内不能作出最终决定，双方应相互协商，就一方出售其持有的全部或部分公司股权及另一方收购该等股权发表各自的意见。若在额外三十（30）天内仍无法就股权转让达成一致，任何一方可终止本合同，依据第 16.3 条对公司进行清算。

9.2 Board of Directors 董事会

(a) The Company shall have a board of directors (the "**Board**") which consist of five directors appointed by the Shareholders' Meeting as follows:

公司应设董事会（“**董事会**”），由股东会任命的五名董事组成：

(i) Both the CEO and the CFO shall each be appointed as one of the directors.

首席执行官和财务总监均应被任命为董事。

(ii) Each Party shall nominate one director, to be appointed by the Shareholders' Meeting according to such nomination.

每一方应提名一名董事，由股东会任命。

(iii) The fifth director (the "**Fifth Director**") shall be a well-known person of high integrity with a reputation as a successful business leader in the field of photonics for optical data communications. Both Parties may submit nominations for the Fifth Director to the Shareholders' Meeting. The Shareholders shall agree on one candidate and elect such candidate as Fifth Director accordingly by unanimous decision of the Shareholders' Meeting.

第五名董事（"**第五董事**"）应是在光数据通信光电领域德高望重且以成功商业领袖而著称的知名人士。双方均可向股东会提名第五董事。股东应经股东会一致决定，协商选出一人担任第五董事。

(b) Each director shall serve a term of three (3) years and may serve consecutive terms if so qualified in accordance with the pre-conditions set out under paragraph (a) for each position.

每名董事的任期是三（3）年，若符合(a)款列出的相关前提条件，可以连任。

(c) The Chairman of the Board shall be the director nominated by SAIC, and shall be the legal representative of the Company. The legal representative shall only be permitted to externally act on behalf of the Company in relation to any matter that shall be decided by the Shareholders' Meeting or the Board upon a related resolution of the Shareholders' Meeting or the Board, as the case may be, resolving that any business or other action on such matter shall be carried out by the Company through the legal representative. The Chairman may appoint a Vice Chairman in case of his/her absence.

董事长应由SAIC提名的董事担任，并担任公司的法定代表人。股东会或董事会（视情况而定）就任何应由公司通过法定代表人实施的任何业务或其他行动作出相关决议的情况下，法定代表人才可对外代表公司。董事长可任命副董事长，在其缺席的情况下代行董事长职责。

(d) The Board shall be responsible to the Shareholders and shall exercise the following functions and powers:

董事会应对股东负责，行使以下职权：

(i) convening meetings of the Shareholders and report to the shareholders' meeting on its work;

召集股东会会议，向股东会报告工作；

(ii) preparing the Company's business policies, investment plans, R&D plans and technical roadmaps of the Company, annual financial budget and final accounting, and profit distribution plans;

制定公司的业务计划、投资计划、研发计划和技术路线图、年度财务预算和决算以及利润分配方案；

(iii) preparing internal policies and basic management system for the Company, including employment and remuneration guidelines and handbooks, accounting systems and procedures;

制定公司内部政策和基本管理制度，包括雇用和薪酬指南和手册、会计制度和流程；

(iv) appointing and removing the CEO and the CFO;

任命和罢免首席执行官、财务总监；

(v) appointing and removing the accounting firm that carries out the annual audit of the Company;

聘用和解聘公司年度审计的会计师事务所；

(vi) the Company's entering into, amending, terminating or waiving any rights under, any agreement in respect of (i) any transaction which involves or is likely to involve aggregate amounts payable by or to the Company in excess of RMB 336,660, or (ii) any transaction, regardless of the amount payable by or to the Company, which may create a liability in excess of RMB 336,660, or (iii) a related party transaction with any Shareholder, a Shareholder's Affiliate or a member of the Board or the Management Office, including any back license of Foreground IP and supply and procurement agreements; and

公司就以下事项订立、修订或终止任何协议或者放弃任何协议项下的任何权利：(i)公司应付或应收总金额超过人民币336,660的交易；或者(ii)任何可能产生超过人民币 336,660 责任的交易，且无论该交易中公司应付或应收金额多少；或者(iii)与任何股东、股东关联方、董事会或管理层的成员的相关方交易，包括前景知识产权反许可以及供货采购协议；以及

(vii) any other matters that are required to be decided by the board of directors of a company under Applicable Laws.

适用法律要求由公司董事会决定的其他事项。

(e) Resolutions by the Board shall be adopted at a duly constituted and convened meeting only upon the unanimous affirmative vote by the members of the Board representing the voting rights present in person, by telephone, by videoconference or by proxy at such meeting. For a duly convened Board meeting at least three (3) directors, and at least one (1) director appointed by each of the Parties, have to be present accordingly. If the Board cannot make a decision on any matter after the two consecutive meetings where the matter is considered, the matter shall be submitted to the Shareholders' Meeting for resolution.

董事会决议应在合法组成和召集的会议上，由亲自、通过电话、以视频会议形式或委托代理人出席该次会议的有表决权董事会成员一致赞成表决通过。合法召集的董事会会议必须有至少三（3）名董事以及每一方任命的一（1）名董事出席。若董事会连续召集两次会议讨论相同事项后仍不能做出决定的，该事项应提交股东会决议。

(f) The first Board meeting shall be held within one (1) month from the Establishment Date. At such first Board meeting the Board shall appoint the CEO and CFO and approve the signing of the Ancillary Agreements and transact any other business required for the start of operation of the Company.

第一次董事会会议应自成立日起一（1）个月内举行。在第一次董事会会议上，董事会应任命首席执行官和财务总监，批准签署附属协议，并处理公司开始运营所需的任何其他业务。

9.3 Supervisors 监事

(a) Instead of a board of supervisors, the Company shall have two (2) supervisors, one supervisor nominated by each Party and appointed by the Shareholders' Meeting in accordance with the Parties' nominations.

公司不设监事会，设两（2）名监事，由每一方分别提名后，股东会依照提名任命。

(b) Each supervisor shall serve for a term of three (3) years and may serve consecutive terms if re-appointed by the shareholders' meeting. If a seat for a supervisor is vacated by the retirement, resignation, illness, disability or death of a supervisor or by the removal of such supervisor by the Shareholders, the Party who originally nominated the departing supervisor shall nominate a successor, to be appointed by the Shareholders' Meeting accordingly. The Company shall be responsible for handling the registration procedures for replacement of the supervisor.

每名监事的任期是三（3）年，若股东会重新任命，可以连任。若因监事退休、辞职、生病、失去行为能力、死亡或被股东罢免而出现空缺，提名原监事的一方应提名一名继任人，由股东会任命。公司应负责办理监事变更的登记手续。

(c) The supervisor shall exercise the following duties and powers:

监事应行使以下职权：

(i) To examine financial affairs of the Company;

审查公司的财务状况；

(ii) To supervise the duty-related acts of directors and senior management that are in violation of laws, regulations or the Articles of Association, and to bring forward proposals on the removal of any director or senior management personnel who violates laws, regulations, the Articles of Association or resolutions of the Shareholders;

监督董事和高管违反法律、法规或公司章程的职责相关行为，建议罢免违反法律、法规、公司章程或股东决议的董事或高管；

(iii) To request any director or senior management to make rectification if his/her acts have harmed the interests of the Company;

若董事或高管的行为损害了公司利益，要求该董事或高管予以纠正；

(iv) To propose interim shareholders' meetings;

提议召集临时股东会议；

(v) To bring forward proposals at shareholders' meetings;

在股东会上提出议案；

(vi) To initiate actions against directors or senior management officers who, when performing their duty-related acts, have violated laws, regulations or the Articles of Association and have caused damage to the Company; and

对在实施职责相关行为时违反法律、法规或公司章程并对公司造成损害的董事或高管提起诉讼；以及

(vii) Other duties as prescribed by the Articles of Association from time to time.

公司章程不时规定的其他职责。

ARTICLE 10 – MANAGEMENT

第10条 – 管理

10.1 Management Office 管理层

(a) The Company shall have one (1) General Manager with the title of Chief Executive Offer or CEO, who shall be appointed and dismissed by the Board following the procedure set out in and in accordance with Article 8.3(a). The CEO is accountable to the Board.

公司应设一（1）名总经理，称为首席执行官，由董事会按照第 8.3(a)条依程序任命和罢免。首席执行官对董事会负责。

(b) The Company shall have one (1) Chief Financial Offer or CFO, who shall be appointed and dismissed by the Board following the procedure set out in and in accordance with Article 8.3(b). The CFO is accountable to the CEO.

公司应设一名财务总监，由董事会按照第 8.3(b)条依程序任命和罢免。财务总监对首席执行官负责。

(c) The Management Office shall consist of the CEO and the CFO and such other management personnel as determined by the Board, and shall be responsible to and under the leadership of the CEO.

管理层应由首席执行官、财务总监和董事会确定的其他管理人员组成，对首席执行官负责，接受首席执行官的领导。

(d) If any member of the Management Office is removed or cannot serve in such capacity due to retirement, resignation, illness, civil disability, death, criminal prosecution, or being removed as the Board determines he/she is no longer suitable for taking this position, a successor shall be nominated and appointed in the same manner as the original appointee.

若管理层的任何成员被罢免或者因退休、辞职、生病、丧失民事行为能力、死亡、被控刑事犯罪而无法任职，或者因董事会认为其不再适合担任该职务而被罢免，应按照提名原高管的方式提名并任命继任人。

10.2 Management Organisation 管理组织

(a) The Management Office shall, within the scope of powers as set forth in this Contract, organise itself under the leadership of the CEO. It has the overall responsibility of managing and directing the business and operations of the Company and shall manage and oversee the daily operations of the Company's Finance Department. The Management Office shall provide leadership to position the Company at the forefront of the Company's industry within the PRC by proposing the overall strategic direction and operational plans for the Company to the Board, and implementing such plans as approved. The members of the Management Office shall devote their time and skill to advancing the Company's mission and objectives and to promoting the Company's revenue, profitability and growth as an organization. The Management Office shall also manage and oversee all aspects of the Company's operations to ensure efficiency, quality, service, and cost-effective management of resources. The specific responsibilities of the Management Office shall include the following:

管理层应在本合同所述职权范围内，在首席执行官的领导下工作，全面负责管理和指导公司的业务和运营，管理和监督公司财务部门的日常运作。管理层应带领公司在中国处于相关行业前列，向董事会提出公司全面战略指导和运营计划，执行获批计划。管理层成员应将自己的时间和技能用于推进公司的使命和目标，促进公司的收入、盈利能力和组织成长。管理层还应管理和监督公司运营的各个方面，确保效率、质量、服务和资源成本效益管理。管理层的具体职责应包括：

(i) proposing the Company's annual business/operational plans and budget for review by the Board, and implementing such plans as approved;

提交公司的年度业务/运营计划和预算给董事会审议，执行获批计划；

(ii) managing the day-to-day operations of the Company and overseeing the activities of the Company's functional departments as the Company may establish;

管理公司的日常运作，监督公司可能设立的公司职能部门的活动；

(iii) reviewing and evaluating the performance and capabilities of departmental managers to determine competency and fitness to perform the designated/delegated tasks and responsibilities and dedication and contribution in attaining objectives; and where necessary and appropriate, dismissing incompetent departmental managers after consultation and reaching consensus with the Board and appointing their replacements;

审查和评估部门经理的表现和能力，确定其履行指定/委派任务和责任的能力和适应力以及对实现目标的付出和贡献；在必要且适当的情况下，经协商并与董事会达成共识后解聘不称职的部门经理，任命继任者；

(iv) formulating and supervising the implementation of the Company's procedures, policies and standards within the parameters set forth by the Board;

在董事会设定的范围内制定公司程序、政策和标准并监督执行情况；

(v) reviewing, approving and/or signing contracts and agreements related to the daily operations of the Company no more than RMB 336,660 and approving and authorizing expenditures of the Company in accordance with the approved annual budget no more than RMB 336,660 and subject to other limitations which may be set from time to time by the Board;

审查、批准和/或签署与公司日常运营相关的不超过人民币 336,660 的合同和协议，根据获批的年度预算，在不超过人民币 336,660 和董事会可能不时设定的其他限制范围内，批准和授权公司支出；

(vi) proposing for review by the Board, changes to the Company's compensation structures and annual bonus plans for the employees and officers of the Company based on market conditions, the Company's financial performance and in accordance with the parameters set forth in the annual budgets; and

基于市场条件和公司财务状况，根据年度预算中设定的参数，提议调整公司员工和高管的薪酬结构和年度奖金计划，供董事会审核；以及

(vii) proposing for review by the Board, changes to the Company's organizational structure and the Company's overall headcount in light of market conditions.

根据市场情况，提议调整公司组织结构和公司员工总数，供董事会审核。

(b) The members of the Management Office shall work for or on behalf of the Company full time and shall not hold posts concurrently with other enterprises without prior approval of the Board, provided, however, that certain individuals may be employed by one of the Parties or its Affiliate and seconded to the Company.

管理层成员应专职为公司工作并代表公司，未经董事会事先批准，不得在其他企业兼职，但特定人员可以受聘于一方或其关联方并外派到公司。

ARTICLE 11– LABOUR MANAGEMENT

第11条 – 劳动管理

11.1 Governing Principle 管理原则

Matters relating to the recruitment, employment, dismissal, resignation, wages, labour insurance and welfare of the employees of the Company shall be handled by the CEO or his designee in accordance with the relevant labour laws and regulations of the PRC, other Applicable Law, and the policies formulated by the Board.

有关公司员工的招聘、录用、解雇、辞职、工资、劳动保险和福利事宜应由首席执行官或其指定人员依据中国相关劳动法律法规、其他适用法律及董事会制定的政策处理。

11.2 Employment Agreements 劳动合同

Employees of the Company (other than members of the Management Office and Key Employees) shall be employed in accordance with the terms of individual employment agreements entered into between the Company and such individuals. Such agreements shall be approved in form and substance by the CEO or his designee.

公司员工（不包括管理层和核心员工）应根据公司与员工个人订立的个人劳动合同条款雇用。该等劳动合同的形式和内容应由首席执行官或其指定人员批准。

11.3 Management Office and Key Employees 管理层和核心员工

Members of the Management Office and Key Employees shall be employed by the Company in accordance with the terms of individual employment contracts. Members of the Management Office and Key Employees as well as other employees having access to confidential information of the Company and/or either of the Parties shall also be required to enter into non-competition and confidentiality agreements as well as employee invention agreements with the Company.

公司应依据个人劳动合同条款雇用管理层成员和核心员工。可接触到公司和/或任何一方的保密信息的管理层成员和核心员工及其他员工应同公司订立竞业禁止协议、保密协议和职务发明协议。

11.4 Conformity with Labour Protection 遵守劳动保护规定

The Company shall comply with the Applicable Law concerning labour protection. Labour insurance for the Company's employees shall also be handled in accordance with the Applicable Law.

公司应遵守有关劳动保护的适用法律，根据适用法律为公司员工办理劳动保险。

11.5 Number of Employees 员工人数

The qualifications and number of employees shall be determined in accordance with the operational needs of the Company determined by the Board.

员工的资格和人数应由董事会根据公司经营需要确定。

11.6 Labour Union 工会

The Company shall comply with the Applicable Law with regard to labour union activities.

公司应遵守有关工会活动的适用法律。

ARTICLE 12 – FINANCIAL AND ACCOUNTING

第12条 – 财务和会计

12.1 Financial Control Procedures 财务管理程序

(a) The CFO of the Company shall be responsible for the financial management of the Company.

公司财务总监应负责公司的财务管理。

(b) The Company shall adopt Renminbi as its bookkeeping base currency in accordance with the Applicable Laws.

公司应根据适用法律使用人民币作为记账本位币。

(c) The Company shall adopt the calendar year as its fiscal year, which shall begin on 1 January and end on 31 December of the same year.

公司财务年度应采用公历年制，从 1 月 1 日开始直至当年 12 月 31 日结束。

(d) All accounting records, vouchers, books and statements of the Company shall be made and kept in Chinese in accordance with the Applicable Laws.

公司的所有会计记录、凭证、账簿和报表均应根据适用法律以中文编制和保存。

(e) The Company shall retain a qualified and reputable accounting firm registered in the PRC to audit, and to examine and verify the annual financial reports of the Company and other financial documents as required. The audited financial reports shall be provided to the Shareholders' Meeting within three (3) months after the end of the fiscal year.

公司应聘请在中国注册的、声誉良好的合格会计师事务所审计、审查和审核公司的年度财务报告及其他所需财务文件。经审计的财务报告应在财务年度结束后三（3）个月内提交股东会。

(f) The Company shall submit to the Parties an annual financial report (in Chinese and English) (which shall include a statement of change in financial position, an audited profit and loss statement and a balance sheet for the fiscal year) prepared in accordance with generally accepted accounting practices in the PRC as well as the relevant laws and regulations of the PRC within three (3) months after the end of the fiscal year, together with an audit report from the Company's auditor.

公司应在财务年度结束后三（3）个月内，向双方提供根据中国境内公认会计准则及中国相关法律法规编制的年度财务报告（中文和英文）（应包括财务状况变化说明、经审计的该财务年度损益表和资产负债表）以及公司审计师出具的审计报告。

(g) The Company shall furnish to the Parties financial reports (in Chinese and English) prepared in accordance with generally accepted accounting practices in the PRC as well as the relevant laws and regulations of the PRC on at least a monthly basis or as required by the law so that the Parties may, with such

financial reports, be timely informed about the Company's performance. Such financial reports shall include:

公司应向双方提供根据中国境内公认会计准则及中国相关法律法规编制的财务报告（中文和英文），至少每月一次或者依据法律规定，以便双方可以及时了解公司业绩。所述财务报告应包括：

(i) monthly profit and loss accounts, balance sheet and cash flow;

每月的损失账目、资产负债表和现金流；

(ii) details of transactions between the Parties and the Company;

双方与公司之间的交易细节；

(iii) tax and treasury information;

税费和财务信息；

(iv) statutory accounts and monthly management accounts;

法定账目和每月管理账目；

(v) audit reports and papers;

审计报告和文件；

(vi) trial balance at the account level detail;

账户试算平衡表；

(vii) existing internal management report; and

现有内部管理报告；以及

(viii) key performance indicators used to manage the business, including but not limited to number of units shipped, units returned, receipts, order entry call volumes, customer service call volumes, gross orders, average selling price per unit, average order value, active customer count, new customers, repeat buying report, revenue by product category, revenue by landed region, revenues generated by different platforms such as internet.

用于管理业务的关键绩效指标，包括但不限于发货数量、退货数量、收据、订单录入呼叫量、客户服务呼叫量、总订单、平均单价、平均订单价值、活跃客户数 、新客户、重复购买报告、按产品类别划分的收入、按地区划分的收入、不同平台（例如互联网）产生的收入。

(h) All accounts and records of the Company shall be open for inspection by each of the Parties or by their duly authorised representatives during regular business hours.

公司的所有账目和记录均应在正常营业时间内开放给每一方或其正式授权代表查看。

12.2 Bank Accounts and Foreign Exchange Control 银行账户和外汇管制

(a) The Company shall open foreign exchange and Renminbi accounts at banks within the PRC authorised and approved by the Chinese foreign exchange authorities to conduct foreign exchange operations. The Company may, with approval of the relevant Government Authorities, also open foreign exchange accounts outside the PRC.

公司应在中国外汇管理部门授权和批准的中国境内银行开立外汇和人民币账户，从事外汇业务。经有关政府部门批准，公司还可以在中国境外开立外汇账户。

(b) The Company's foreign exchange transactions shall be handled in accordance with the relevant Chinese regulations relating to foreign exchange control.

公司的外汇交易应根据有关外汇管制的中国法规进行。

12.3 Profits Distribution 利润分配

(a) After the payment of taxes by the Company, the Board shall determine the annual allocations from after-tax net profits to the Reserve Fund and Expansion Fund of the Company and the Bonus and Welfare Fund for the workers and staff members (if applicable) in accordance with Applicable Law.

公司缴付税费后，董事会应根据适用法律确定从税后净利润中提取的当年法定公积金和任意公积金以及职工奖金和福利基金（如适用）。

(b) The Parties agree that SAIC is entitled to receive 51.5% of distributable dividends of the Company, and POET shall receive 48.5%.

双方约定，SAIC 有权取得公司可分配红利的 51.5%，POET 应取得 48.5%。

ARTICLE 13– TAXATION AND INSURANCE

第13条 – 税费和保险

13.1 Income Tax and Other Taxes 所得税和其他税费

(a) The Company shall pay tax under the relevant tax laws of the PRC and the local tax regulations applicable to the Company, subject to any further tax holidays, waivers, exemptions, or exclusions that are available to and are granted to the Company by any local, regional or national tax authorities.

公司应支付中国相关税法及适用于公司的地方税务条例中规定的税费，可享受任何地方、地区或国家税务部门给予公司的任何进一步免税期、税费减免或免税项。

(b) The employees of the Company shall pay tax on their individual incomes in accordance with the relevant provisions of the tax laws of the PRC.

公司员工应根据中国税法的相关规定缴纳个人所得税。

(c) The Company shall apply for and be entitled to all preferential treatment in accordance with the Applicable Law and related regulations and rules. The tax liability of the Company, the Parties and their employees, as appropriate, shall be handled in accordance with the preferential tax treatment as provided in the relevant laws and regulations.

公司应根据适用法律和相关条例规章申请且有权享有所有优惠待遇。公司、双方及其员工（如适用）的纳税义务应根据相关法律法规中规定的税收优惠待遇处理。

13.2 Insurance 保险

The Board shall cause the Company to purchase adequate insurance to cover risks which meet the insurance requirements of the Applicable Law, including, without limitation, a general liability policy and a directors' and officers' insurance policy. All insurance against loss or damage to the property of the Company shall be in such amounts as are consistent with the levels of insurance customarily maintained by similar joint venture enterprises within China and shall be taken out on commercially reasonable terms and conditions. The taking out of an insurance policy, the value and period etc. of the insurance shall be examined and determined by the Board in accordance with the needs of the Company. The insurance shall be purchased from highly rated insurance companies which are licensed to operate in China, and SAIC and POET shall be named as additional beneficiaries thereunder.

董事会应促使公司购买充足保险以应对风险，满足适用法律中的保险要求，包括但不限于综合责任险和董事高管责任险。为防公司财产损失或损害而购买的所有保险应按照商业上合理的条款和条件投保，保额同中国境内类似合资公司通常投保的金额一样。投保及保险价值、保险期间等应由董事会根据公司需要审查决定。保险应向在中国境内持有保险业务经营牌照的高信用评级保险公司购买，并将 SAIC 和 POET 列为相关保险的补充受益人。

ARTICLE 14 – PUBLICITY AND CONFIDENTIALITY

第14条 – 公开和保密

14.1 Publicity 公开

Each Party shall refrain from making any public announcement about the subject matter of this Contract or regarding the Company or any of its business and operating plans from time to time, whether in the form of a press release or otherwise, without first consulting with the other Party and obtaining the other Party's written consent to make such announcement, subject to the terms of this Article 14.

未与另一方提前协商且未取得另一方书面同意的情况下，每一方不得时常就本合同标的、公司或其业务和经营计划发布任何公告，无论以新闻稿或其他形式，须依循本第 14 条。

14.2 Confidentiality 保密

The terms and conditions of this Contract, any term sheet or memorandum of understanding entered into pursuant to the transactions contemplated hereby, all Schedules attached thereto, and the transactions contemplated hereby and thereby

(collectively, the "**Transaction Terms**"), including their existence, shall be considered confidential information and shall not be disclosed by either Party hereto to any Third Party during and after the Term and whether or not such Party continues to be a party to this Contract, except as permitted in accordance with the provisions set forth below.

本合同的条款和条件、根据本合同中拟议交易订立的任何条款清单或谅解备忘录及其所附时间表、本合同及该等条款清单或谅解备忘录中拟议的交易（统称"**交易条款**"），包括其存在，均应被视为保密信息，任何一方（且无论该方是否仍旧为本合同的一方）在期限内和期限后均不应向任何第三方披露，除非符合以下规定中允许的情形：

(a) Permitted Disclosures. Notwithstanding the foregoing, either Party may disclose (i) the existence of the investment without disclosing the Transaction Terms to its employees, bankers, lenders, accountants, legal counsels and business partners; and (ii) the Transaction Terms to (A) its Affiliates, and (B) to its employees, bankers, lenders, accountants and legal counsels on a need to know basis and, with regard to item B, in each case only where such persons or entities are under appropriate nondisclosure obligations substantially similar to those set forth in this Article 14. Either Party hereto may also provide disclosure in order to comply with the Applicable Law, as set forth in Article 14.2(b), below.

获准的披露。虽有上文规定，任何一方可(i)向其雇员、银行、贷方、会计师、法律顾问和业务伙伴披露投资的存在，但不得披露交易条款；(ii)向(A)其关联方和(B)其雇员、银行、贷方、会计师和法律顾问披露需要知晓的交易条款，前提是(B)项中所列人员或实体承担与本第 14 条基本类似的适当保密义务。本合同任何一方亦可根据下文第 14.2(b)条的规定作出披露，以遵守适用法律。

(b) Legally Required Disclosure. In the event that either Party is requested or is or becomes legally compelled (including, pursuant to any applicable tax, securities, stock exchange rules or regulations or other laws and regulations of any jurisdiction) to disclose the existence of this Contract or content of any of the Transaction Terms, such party (the "**Disclosing Party**") shall provide the other Party with prompt written notice of that fact. At the request of the other Party, the Disclosing Party shall, to the extent reasonably possible and with the cooperation and commercially reasonable efforts of the other Party, seek a protective order, confidential treatment or other appropriate remedy. In any event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

法律要求的披露。若任何一方被要求或依法被强制（包括根据任何司法管辖区的任何适用税务、证券、股票交易规章或条例或者其他法律法规）披露本合同的存在或任何交易条款的内容，该方（"**披露方**"）应及时以书面形式通知另一方。应另一方请求，在另一方配合并尽商业上合理之努力的情况下，披露方应在合理可能的范围内寻求保护令、保密处理或其他适当救济。在任何情形下，披露方均应只提供法律要求的部分信息，尽商业上合理的努力，取得对所涉信息进行保密处理的可靠保证。

Other Exceptions. Notwithstanding any other provision of this Article 14, the confidentiality obligations of the Parties shall not apply to: (1) information which a restricted Party learns from a Third Party having the right to make the

disclosure, provided the restricted Party complies with any restrictions imposed by the Third Party; (ii) information which is rightfully in the restricted Party's possession prior to the time of disclosure by the protected Party and not acquired by the restricted Party under a confidentiality obligation; or (iii) information which enters the public domain without breach of confidentiality by the restricted Party.

其他例外。虽有本第 14 条的任何其他规定，双方的保密义务不应适用于：(i)受限制一方通过有权披露的第三方获取的信息，但受限制的一方须遵守该第三方应遵守的任何限制；(ii)在受保护一方作出披露之前，受限制一方已合法取得且不受保密义务约束的信息；(iii)进入公共领域的信息，且受限制一方没有违反保密义务。

ARTICLE 15 – JOINT VENTURE TERM

第15条 – 合资期间

15.1 Term 期间

The Term shall commence on the Establishment Date and shall continue for [twenty] ([20]) years] unless extended pursuant to Article 15.2.

期间应自成立日开始起算，持续二十（20）年，除非根据第 15.2 条延长。

15.2 Extension of the Term 延期

If the Parties agree to extend the Term, an application for such extension shall be submitted to the Filing Authorities no less than six (6) months prior to the expiration of the Term.

若双方约定延期，应在期间届满前不少于六（6）个月向备案机构递交延期申请。

15.3 Failure to Agree on Extension 未约定延期

In the event the Parties fail to reach agreement on the extension of the Term, then upon expiration of the Term as set out in Article 15.1, the relevant provisions of Article 16 shall apply.

若双方未就延长期间达成一致的，当第 15.1 条规定的期间届满时，应适用第 16 条的相关规定。

ARTICLE 16– TERMINATION, BUY-OUT, AND LIQUIDATION

第16条 – 终止、收购和清算

16.1 Termination 终止

(a) This Contract shall terminate upon the expiration of the Term set forth in Article 15.1 unless extended pursuant to Article 15.2.

本合同应在第 15.1 条规定的期间届满时终止，除非按照第 15.2 条的规定延期。

(b) This Contract may be terminated at any time by the written agreement of the Parties.

经双方书面约定，本合同可随时终止。

(c) This Contract may be terminated by the written notice of a Party to the other Party of an intention to terminate this Contract, followed by a unanimous vote of the Shareholders' Meeting to terminate this Contract pursuant to the procedure set forth in paragraph (d) below, if:

若有以下情形，一方按照下文(d)款规定的程序经股东会一致表决终止本合同的，在将其终止本合同的意图以书面形式通知另一方后，可终止本合同：

(i) a Party materially breaches this Contract or any of the Ancillary Agreements or violates the Articles of Association, and such breach or violation is not cured within sixty (60) days of written notice to the breaching Party;

另一方严重违反本合同、任何附属协议或公司章程，且未能在守约方发出书面通知后六十（60）天内予以补救；

(ii) the Company becomes bankrupt, or is the subject of proceedings for liquidation or dissolution, ceases to carry on business or becomes unable to pay its debts as they come due;

公司破产、成为清算或解散程序的主体、停止营业或者无力偿还到期债务；

(iii) a Party transfers its share of the registered capital in the Company in violation of the provisions of this Contract;

另一方违反本合同规定，转让其在公司注册资本中持有的股份；

(iv) all or any part of the assets of the Company are taken from the Company or expropriated by any Government Authority and the operation of the Company is materially affected as a result thereof;

公司的全部或部分资产被剥离或被政府部门没收，严重影响公司经营；

(v) the conditions or consequences of Force Majeure (as hereinafter defined in Article 19.1) significantly interfere with the normal functioning of the Company and the Parties have been unable to find an equitable solution pursuant to Article 19.1 hereof for a period in excess of three (3) months;

不可抗力（定义见第 19.1 条）情形或其后果严重影响公司的正常运营，且双方超过三（3）个月仍无法根据本合同第 19.1 条达成公平的解决方案；

(vi) if the conditions are fulfilled for a termination due to a Deadlock situation under Article 9.1 (g);

符合第 9.1(g)条规定的因僵局而导致终止的条件；或者

(vii) any other reasons for termination stipulated in this Contract arise.

发生本合同中规定的其他终止事由。

(d) In the event that either Party gives notice where it is entitled to do so pursuant to Article 16.1(c) hereof of a desire to terminate this Contract, the Parties shall within a period of thirty (30) days after such notice is given conduct negotiations and endeavour to resolve the situation which resulted in the giving of such notice. In the event that matters are not resolved to the satisfaction of the Parties within another thirty (30) days of such notice or the non-notifying Party definitely refuses to commence negotiations within the period stated above, each Party shall vote in the Shareholders' Meeting to terminate this Contract, and the Board shall submit a termination application to the Filing Authorities.

若任何一方行使本合同第 16.1(c)条规定的通知权，意图终止本合同，双方应在通知发出后三十（30）天内进行磋商，尽力解决导致发出该通知的情形。若无法在通知后三十（30）天解决该情形让双方满意，或者收到通知的一方坚决拒绝在上述期限内进行磋商，各股东应在股东会上就终止本合同进行表决，董事会应向备案机构递交终止申请。

(e) For the purpose of this Article 16, the "date of termination" shall be (i) the date of expiration of the Term, if the termination is effected pursuant to paragraph (a) above; (ii) the date of the written agreement of the Parties, if the termination is effected pursuant to paragraph (b) above; or (iii) the date that the Board votes to terminate this Contract, if the termination is effected pursuant to paragraph (c) above.

在本第 16 条中，"终止日"应是指(i)期间届满之日，若终止根据上文(a)款生效；(ii)双方达成书面协议之日，若终止根据上文(b)款生效；或者(iii)董事会表决通过终止本合同之日；若终止根据上文(c)款生效。

16.2 Buy-Out 收购

(a) In the event that this Contract is terminated as a consequence of material breach by either Party in accordance with Article 16.1(c)(i), then the non-breaching Party, or Affiliates or Third Parties designated by the non-breaching Party, shall have the option (the "**Option**") to purchase the equity interest (the "**Equity Interest**") of the breaching Party in the Company at a price equal to Fair Value (as defined below). Such option may be exercised by the non-breaching Party in writing within sixty (60) days after the determination of the value of the Company.

若本合同因任何一方实质违约根据第 16.1(c)(i)条被终止，则守约方或其指定的关联方或第三方应有权（"**选择权**"）按照公允价值（定义见下文）收购违约方在公司持有的股权（"**股权**"）。守约方可在公司价值确定后六十（60）天内以书面形式行使选择权。

(b) The value of the Equity Interest for the purposes of Article 16.2 shall be determined as follows:

在第 16.2 条中，股权的价值应按以下方式确定：

(i) The determination of "**Fair Value**" shall be the price which an Independent Expert (as defined below) shall certify to be in its opinion the fair market value of the Equity Interest. The Parties shall promptly provide all information and assistance reasonably requested by the Independent Expert, and the Company shall provide the Independent Expert access to all of its officers, employees, information, records, and facilities as requested by the Independent Expert from time to time in the course of its valuation. In arriving at its opinion, the Independent Expert shall value the Equity Interest on the following bases:

"**公允价值**"应是独立专家（定义见下文）证明其认为股权应具有的公允市场价值。双方应及时提供独立专家合理请求的所有信息和协助，公司应允许独立专家接触、查阅和进入其在评估期间不时要求的公司所有管理人员、雇员、信息、记录和设施。独立专家应基于以下因素对股权进行评估，得出自己的意见：

(A) the sale is between a willing buyer and a willing seller on the open market;

公开市场上诚意买方和诚意卖方之间的销售；

(B) the sale is taking place on the date of material breach by either Party in the event of a sale pursuant to this Article 16.2;

在任何一方实质违约之日根据第 16.2 条进行的销售；

(C) if the Company is then carrying on its business as a going concern, on the assumption that it shall continue to do so;

若公司继续经营业务，假设公司应继续经营；

(D) the Equity Interest is sold free of all liens; and

股权在出售时没有留置权；以及

(E) any other factors that the Independent Expert should take into account when making a reasonable valuation.

独立专家在进行合理评估时应当考虑的其他因素。

(ii) For this purpose, "**Independent Expert**" means one of PricewaterhouseCoopers, KPMG, Deloitte, Ernst & Young, Grant Thornton or BDO, or one of their respective PRC subsidiaries (collectively, the "**Eligible Accounting Firms**"), appointed upon the written agreement of each of the Parties. In the event that the Parties are unable to agree on the Independent Expert within 10 days of the date of exercising the option, SAIC shall select the Independent Expert from among a list of three Eligible Accounting Firms proposed by POET. The Independent Expert shall be engaged to issue a certificate to both Parties specifying the Fair Value as soon as practicable but in any event within thirty (30) days of its appointment. Any valuation by the Independent Expert is conclusive and binding on the Parties in the absence of manifest error. The Independent Expert is appointed as an expert, not as an arbitrator. The costs of the Independent Expert shall

be borne by the Company. The Company shall promptly pay any retainer, costs on account, and other fees and amounts on the terms and conditions set out in the engagement documents for the Independent Expert selected pursuant to this paragraph.

在本条中，“**独立专家**”是指普华永道、毕马威、德勤、安永、致同或德豪之一，或其各自的中国子公司（统称“**合格会计师事务所**”），由双方以书面协议形式指定。若双方无法在选择权行使之日起十（10）天内就独立专家达成一致，SAIC应从POET列出的三个合格会计师事务所中挑选独立专家。独立专家应尽快（无论如何不晚于其被任命后三十（30）天）出具公允价值证明给双方。独立专家的评估只要没有明显错误，即具有决定性且对双方均有约束力。独立专家只是专家，不是仲裁员。聘请独立专家的费用应由公司承担。公司应依据聘请按本条规定挑选的独立专家的相关文件之条款和条件及时支付预付款、成本支出及其他费用款项。

(c) If a Party (the "**Purchasing Party**") fails to exercise the Option within the time stipulated above or notifies the other Party (the "**Selling Party**") in writing that it will not exercise the Option, the Selling Party, or Affiliates or Third Parties designated by the Selling Party, shall have the option to purchase the Equity Interest of the Purchasing Party at a price equal to the value of the Equity Interest determined in accordance with Article 16.2(b). Such option may be exercised by the Selling Party in writing within thirty (30) days after the waiver of option by the Purchasing Party.

若一方（“**买方**”）未在上文规定期限内行使选择权或者以书面形式告知另一方（“**卖方**”）其不行使选择权，则卖方或其指定的关联方或第三方应有权按照根据第 16.2(b)条确定的股权价值收购买方的股权。卖方可在买方放弃选择权后三十（30）天内以书面形式行使选择权。

(d) Until such time as the sale of the interest a Party in the Company to the other Party is completed, the Company shall, to the fullest extent possible, maintain the conduct of its business in the ordinary course of its business.

公司应尽可能维持正常经营，直至一方将其在公司持有的权益出售给另一方。

16.3 Liquidation 清算

(a) In the event that this Contract is terminated pursuant to Article 16.1 hereof, and no Party purchases the other Party's interest in the Company in the manner set forth in Article 16.2 hereof and the Parties do not agree on a sale of the Company to a Third Party, then the Board shall have the right to, upon the approval of Shareholders' Meeting, appoint a liquidation committee within a period of ten (10) days which shall have the power to represent the Company in all legal matters. The liquidation committee shall value and liquidate the Company's assets in accordance with the Applicable Law and the principles set out therein.

若根据 16.1 条终止本合同，任何一方均没有根据本合同第 16.2 条收购另一方在公司持有的权益，并且双方未就将公司出售给第三方达成一致的，经股东会批准，董事会有权在十（10）天内任命清算委员会，该委员会有权代表公司处理所有法律事务。清算委员会应依照适用法律及其中确立的法律原则对公司资产进行评估和清算。

(b) The liquidation committee shall consist of five (5) members. The number of members that shall be appointed by a Party shall be equivalent to the number of directors of the Board that such Party appointed to the Board at that time. Members of the liquidation committee may, but need not be, Board directors, Management Office members or Key Employees. Subject to compliance with the Applicable Law, either Party may also appoint professional advisors to be members of or assist the liquidation committee. The Board shall report the formation of the liquidation committee to any government entity required under the Applicable Law.

清算委员会应由五（5）名成员组成，一方任命的成员人数应等于该方当时任命的董事人数。清算委员会成员可（但无需）是董事、管理层成员或核心员工。在遵守适用法律的前提下，任何一方还可任命专业顾问担任清算委员会成员或协助清算委员。清算委员会的成立应由董事会根据适用法律的规定向任何政府主体报告。

(c) The liquidation committee shall conduct a thorough examination of the Company's assets and liabilities, on the basis of which it shall, in accordance with the relevant provisions of this Contract, develop a liquidation plan which, if approved by the Board, shall be executed under the liquidation committee's supervision.

清算委员会应对公司的资产和负债进行全面彻底清查，并在此基础上，根据本合同的有关规定，制定清算计划，经董事会批准后，在清算委员会的监督下执行。

(d) In developing and executing the liquidation plan, the liquidation committee shall use every effort to obtain the highest possible price for the Company's assets.

清算委员会在制定和执行清算计划时，应尽一切努力使公司资产实现价值最大化。

(e) In the event of a liquidation of the Company, SAIC shall have preferred rights to receive proceeds from such liquidation up to an amount equal to its invested capital (plus an annual return on investment of eight percent (8%)) as well as all its additional costs and expenses from the available assets of the Company.

若公司清算，SAIC 有权优先通过清算取得收益，金额不超过其投资（加上百分之八（8%）的年投资回报率）以及公司可用资产的所有其他费用和支出。

(f) The liquidation expenses, including remuneration to members and advisors to the liquidation committee, shall be paid out of the Company's assets in priority to the claims of other creditors.

清算费用，包括清算委员会成员和顾问的薪酬，应在公司资产中较其他债权人主张的债权优先支付。

(g) After the liquidation and division of the Company's assets and the settlement of all of its debts, the balance shall be paid over to the Parties in proportion to their respective shares of the registered capital of the Company.

公司资产清算、分割并清偿全部债务后，余额应按照双方各自在公司注册资本中的出资比例支付给每一方。

(h) On completion of all liquidation procedures, the liquidation committee shall complete all other formalities required under the Applicable Law for nullifying the Company's registration. Each Party shall have a right to obtain copies of all the Company's accounting books and other documents at their own expense, but the originals thereof shall be left in the care of SAIC.

清算委员会完成所有清算手续后，应完成适用法律规定的所有其他公司注销手续。每一方均有权自费获取公司账簿及其他文件的复印件/副本，但原件应由SAIC保管。

16.4 Effect of Termination 终止效力

If this Contract is terminated pursuant to Article 16.1 hereof, this Contract shall forthwith become null and void, and there shall be no further liability or obligation on the Parties; provided, however, that this Article 16 and Articles 1, 2, 14, 17, 18, 20 and 21, shall survive the termination of this Contract.

若根据本合同第 16.1 条终止本合同，本合同应立即自始无效，双方不再承担责任或义务，但本第 16 条和第 1、2、14、17、18、20 和 21 条在本合同终止后继续有效。

ARTICLE 17 – NON-COMPETITION, NON-SOLICITATION AND EXPANSION

第17条 – 竞业禁止、招揽禁止和扩张

17.1 Non-Competition 竞业禁止

(a) During the Term of the Company, neither Party nor any of its Affiliates shall, directly or indirectly, either alone or in conjunction with a third party, have any interest in, own, manage, operate, control, be connected with as a stockholder (other than as a stockholder of less than two percent (2%) of the issued and outstanding stock of a Company whose stock is listed on a national securities exchange), joint venturer, officer, director, partner, employee or consultant, or otherwise advise, engage, be interested in, or invest or participate in any Competing Business in the China Territory.

在公司期间内，任何一方或其关联方不应直接或间接、单独或与第三方共同对中国地区境内的任何竞争业务享有利益，拥有、管理、经营或控制该等竞争业务，以股东（不含持有在国家证券交易所上市之公司的百分之二（2%）以下已发行流通股份）、合资方、管理人员、董事、合作伙伴、员工或顾问身份与该等竞争业务产生关联，或者以其他方式咨询、从事、接洽、投资或参与该等竞争业务。

(b) Following a winding up of the Company, either Party may engage in the Competing Business. However, if either POET or SAIC either sell or give up their interest in the Company, then that Party will be barred from any Competing Business for a period five (5) years from the time of that Party's departure.

公司停业后，任何一方可从事竞争业务。若POET或SAIC出售或放弃其对公司享有的利益，该方在退出后五（5）年内不得从事任何竞争业务。

17.2 Non-Solicitation 招揽禁止

Each Party hereby agrees that it and its Affiliates will not, without the express prior written consent of the other Party, directly or indirectly solicit for employment or employ any person who is now employed by the Company, the other Party or any of the other Party's Affiliates during the Term of the Company and for a period of five (5) years thereafter of the Company is being continued by one the other Party after the exit of the soliciting Party.

每一方在此同意，未经另一方事先明确书面同意，在公司期间内以及招揽方退出后另一方继续经营公司的五（5）年内，各方及其关联方不得直接或间接招揽或雇用任何当前受雇于公司、另一方或另一方之任何关联方的员工。

ARTICLE 18 – BREACH OF CONTRACT

第18条 – 合同违约

If a Party fails to perform any of its obligations under this Contract or if a Party's representation or warranty under this Contract is untrue or materially inaccurate, such Party shall be deemed to have breached this Contract. The Party in breach shall have thirty (30) days from receipt of notice from the other Party specifying the breach to cure such breach. If, after such thirty (30) day period, the breach is not cured to the reasonable satisfaction of the non-breaching Party, then the Party in breach shall be liable to the other Party for all direct and foreseeable damages. Termination of this Contract by either Party under Article 16.1 shall not exclude or affect in any way that Party's right to damages or any other remedy whether under this Article 18 or otherwise. The failure of either Party to achieve each agreed Milestone within a three-to-six -month grace period shall be considered cause for the other Party to give notice under this clause.

若一方未履行其在本合同项下的任何义务，或一方在本合同项下的陈述或保证不真实或实质上不准确，该方应被视为合同违约。违约方应在收到另一方指明违约行为的通知后三十（30）天内纠正该违约行为。若在三十（30）天期限届满后，违约行为未被纠正至守约方合理满意的程度，则违约方应向另一方承担所有直接和可预见的损害。任何一方根据第 16.1 条终止本合同的，不应以任何方式排除或影响该方根据第 18 条或其他规定获得损害赔偿或任何其他救济的权利。任何一方未在三到六个月宽限期内完成各项约定重要事件的，应被视为构成另一方根据本条规定发出违约通知的事由。

ARTICLE 19 – FORCE MAJEURE

第19条 – 不可抗力

19.1 Force Majeure 不可抗力

(a) "**Force Majeure**" shall mean all events which are beyond the reasonable control of a Party to this Contract and which are unforeseen, or if foreseen, reasonably unavoidable, which arise after the date of the signature of this Contract and which prevent total or partial performance of this Contract by such Party. Such events shall include, without limitation, earthquake, typhoon, flood, fire, war, threat of war, blockade, embargo, act of vandalism, lightning, storm, wind, tidal wave, epidemics, strikes and any other events which cannot

be foreseen, prevented or controlled, including events which are recognised as Force Majeure in general international commercial practice.

“**不可抗力**”是指超出本合同一方合理控制范围，且在本合同签署之日后发生的不可预见的或者可预见但在合理范围内不可避免的、妨碍该方全部或部分履行本合同的所有事件。此类事件应包括但不限于地震、台风、洪水、火灾、战争、战争威胁、封锁、禁运、破坏行为、闪电、风暴、大风、海啸、流行病、罢工及任何其他无法预见、预防或控制的事件，包括一般国际商业惯例中被认定为不可抗力的事件。

(b) If a Party is aware of the likelihood of a situation constituting Force Majeure arising, or is claiming Force Majeure, it shall notify the other Party in writing forthwith of the same, the cause and extent of non-performance or likely non-performance occasioned thereby, the date or likely date of commencement thereof and the means proposed to be adopted to remedy or abate the Force Majeure; and the Parties shall without prejudice to the other provisions of this Article 19 consult each other with a view to taking such steps as may be appropriate to prevent and/or mitigate the effects of such Force Majeure.

若一方意识到可能发生构成不可抗力的情形，或声称发生不可抗力，应立即以书面形式通知另一方，说明不履行或由此引起的可能不履行的原因和程度、起始日期或可能的起始日期以及建议采用的补救或减轻不可抗力的措施；在不影响第 19 条其他规定的情况下，双方应相互协商，采取适当措施防止和/或减轻此类不可抗力的影响。

(c) Either Party affected shall be excused performance of its obligations under or pursuant to this Contract (except for obligations under Article 14) to the extent and for such time period that performance of such obligations is delayed, hindered or prevented by such Force Majeure. A Force Majeure may excuse a delay in making any payment due hereunder where the delay in payment was caused by the Force Majeure, but otherwise the Parties shall continue to make payments due hereunder.

受影响的任何一方因不可抗力延迟、被妨碍或被阻止履行其在本合同项下或依据本合同应承担之义务的（第 14 条规定的义务除外），应在受影响范围内、在受影响期间被免于履行该等义务。若本合同项下的付款延迟是由不可抗力造成的，可免除延迟付款的责任，否则双方应继续支付本合同项下的款项。

(d) Either Party subject to Force Majeure shall:

受不可抗力影响的任何一方应：

(i) resume performance immediately after termination of the Force Majeure or the Force Majeure has abated to an extent which permits resumption of such performance;

在不可抗力结束或减轻到允许恢复履行的程度后立即恢复履行；

(ii) notify the other Party within 3 days after the Force Majeure has terminated or abated to an extent which permits resumption of performance to occur; and

在不可抗力结束或减轻到允许恢复履行本合同的程度后三（3）天内通知另一方；以及

(iii) keep the other Party regularly informed during the cause of the Force Majeure as to when resumption of performance shall or is likely to occur.

在不可抗力期间内，定期告知另一方恢复履行或可能恢复履行的时间。

(e) If the Parties are unable to agree that an event of Force Majeure has occurred, the matter shall be handled in accordance with Article 20.

若双方无法就不可抗力事件的发生达成一致，应根据第 20 条的规定处理。

ARTICLE 20 – GOVERNING LAW AND SETTLEMENT OF DISPUTES

第20条 – 法律适用和争议解决

20.1 Governing Law 法律适用

This Contract shall be governed by and construed in accordance with the laws of the PRC.

本合同应受中国法律管辖并据其解释。

20.2 Arbitration and Dispute Resolution 仲裁和争议解决

(a) The Parties hereto will try to resolve any dispute, controversy or claim arising out of or in connection with this Contract through friendly consultations between the Parties. But, if no settlement is reached within twenty (20) days from the date one Party notifies the other Party in writing of its intention to submit the dispute, controversy or claim to arbitration in accordance with this paragraph, then any such dispute, controversy or claim arising out of or relating to this Contract, or the breach, termination or invalidity hereof, shall be finally and exclusively settled by arbitration conducted by the Singapore International Arbitration Center ("**SIAC**") in accordance with the Singapore International Arbitration Centre Administered Arbitration Rules in force when the Notice of Arbitration is submitted in accordance with these Rules.

本合同双方应通过友好协商解决由本合同引起的或与之相关的任何纠纷、争议或索赔。若在一方以书面行使通知另一方其意欲根据本款规定将该等纠纷、争议或索赔提交仲裁之日起二十（20）天内无法解决该等纠纷、争议或索赔的，则由本合同引起的或与之相关的该等纠纷、争议或索赔或者本合同之违约、终止或无效应由新加坡国际仲裁中心（"**SIAC**"）按照在依新加坡国际仲裁中心机构仲裁规则递交仲裁通知时有效的前述仲裁规则进行仲裁，仲裁裁决具有终局性和排他性。

(b) The place of arbitration will be in Singapore at SIAC. The arbitration proceedings will be conducted in English with Chinese translation.

仲裁地点为新加坡的新加坡国际仲裁中心。仲裁程序应以英文进行，并提供中文翻译。

(c) The arbitration tribunal will consist of three arbitrators. SAIC shall appoint one arbitrator and POET shall appoint one arbitrator. The presiding arbitrator will be nominated by the arbitrators selected by the Parties or, failing which within ten days from SIAC's confirmation of the second arbitrator, be appointed by the SIAC Council.

仲裁庭应由三（3）名仲裁员组成，SAIC 和 POET 应各指定一名仲裁员，首席仲裁员应由双方选定的仲裁员提名，若未能在新加坡国际仲裁中心确认第二名仲裁员后十（10）天内指定，则首席仲裁员应由新加坡国际仲裁中心理事会任命。

(d) The arbitration award is final and binding on the Parties, and the Parties agree to be bound thereby and to act accordingly. The costs of arbitration and the costs of enforcing the arbitration award (including witness expenses and attorneys' reasonable fees) will be borne by the Party who shall perform obligations or bear the liability of breach under the arbitration award, unless otherwise determined by the arbitration award.

仲裁裁决是终局的，对双方均有约束力，双方同意受其约束并据其行事。仲裁费用和执行仲裁裁决的费用（包括证人费用和律师合理费用）应由依据仲裁裁决履行义务或承担违约责任的一方支付，除非仲裁裁决另有规定。

(e) In any proceedings under or relating to the arbitration, each Party will cooperate with the other Party in making full disclosure of and providing complete access to all information and documents reasonably requested by the other Party in connection with such arbitration proceeding.

在仲裁程序或相关程序中，每一方均应与另一方合作，充分披露另一方合理请求的与所述仲裁程序相关的所有信息和文件，向另一方提供该等信息和文件的完全访问权。

(f) Any arbitration award may be enforced by any court having jurisdiction over the Party against which the award has been rendered, or wherever assets of that Party are located.

任何仲裁裁决均可由对被执行方有管辖权的或者被执行方财产所在地的任何法院执行。

(g) By agreeing to the settlement of any dispute, controversy or claim arising out of or in connection with this Contract, or the breach, termination or invalidity hereof by arbitration, each Party irrevocably waives its right to any form of appeal, review or recourse to any court or other judicial authority, insofar as such waiver may be validly made.

每一方同意通过仲裁解决由本合同引起的或与之相关的任何纠纷、争议或索赔或者本合同之违约、终止或无效，不可撤销地放弃向任何法院或其他司法机构提出任何形式上诉、复审或追索的权利，只要此类放弃是有效的。

20.3 Severability 可分性

If any provision of this Contract is found by an arbitration institution to be invalid, illegal or unenforceable, the validity and enforceability of the remaining provisions hereof shall not be affected by such invalid, illegal or unenforceable provision.

若本合同的任何条款被仲裁机构认定无效、不合法或不可执行，不应影响本合同其余条款的有效性和可执行性。

ARTICLE 21 – MISCELLANEOUS PROVISIONS

第21条 – 其他条款

21.1 Preferential Treatment 优惠待遇

The Company and the Parties shall be entitled according to the Applicable Law to any tax, investment or other benefits or preferences that become available or publicly known before or after the signing of this Contract and which are more favourable than those set forth in this Contract and are effective.

公司和双方有权根据适用法律享受在本合同签订之前或之后出台或公布的比本合同规定更有利的任何有效税费、投资或其他利益或优惠。

21.2 Counterparts 文本

This Contract shall be in English and Chinese and shall be made in any number of original counterparts of each language version. Both language versions of the Contract shall be equally authentic. To the extent that there is any discrepancy between the Chinese and the English versions, the Chinese version shall prevail.

本合同应用英文和中文书写，并用每种语言准备任何数量的正本。本合同的两种语言文本应具有相同效力。中英文本有不一致的，应以中文文本为准。

21.3 Entire Agreement 完整协议

This Contract, together with the Articles of Association and the Ancillary Agreements, constitute the entire agreement between the Parties with respect to the subject matter of this Contract and supersede all prior discussions, negotiations and agreements between them. In the event of any conflict between the terms and provisions of this Contract, the Articles of Association and/or any of the Ancillary Agreements, the terms and provisions of this Contract shall prevail.

本合同及公司章程、附属协议构成双方之间就本合同标的达成的完整协议，取代双方之前的所有讨论、磋商和协议。若本合同、公司章程和/或附属协议存在条款规定冲突，应以本合同的条款规定为准。

21.4 Notices 通知

(a) Any notice or written communication provided for in this Contract by a Party to the other Party shall be made in English and Chinese by courier service delivered letter or by electronic mail followed by courier service delivered letter, promptly transmitted or addressed to the appropriate Party. The date of receipt of a notice or communication hereunder shall be deemed to be seven (7) days after the letter is given to the courier service in the case of a courier service delivered letter and immediately after transmission by electronic mail (provided that such electronic mail is followed by a courier service delivered letter).

一方向另一方发出的本合同中规定的任何通知或书面通信，应用英文和中文书写，通过快递或者先电子邮件后快递的方式及时传输至或寄至另一方。收到本合同规定之通知或通信的时间应为：如系通过快递，应视为在快件交付至快递服务人员后的第七（7）天收悉；如系通过电子邮件，应视为传输完成后立即收悉（但发出电子邮件后还须发送快递）。

(b) All notices and communications shall be sent to the appropriate address below for each Party, until the same is changed by notice given in writing to the other Party:

所有通知和通信均应发送至每一方的下列适当地址，直至将其地址变更以书面形式通知另一方：

(i)	To SAIC: Attn/收件人: Jasson Chen
	Address: No.753-799, Min'An Avenue, Hong Tang County, Tong'an District, Xiamen, Fujian 361100, China 地址：厦门市同安区洪塘镇民安大道 753-799 号 Phone/电话: +86-592-6300505 Electronic mail/电子邮箱: jasson_chen@sanan-ic.com

(ii)	To POET: Attn/收件人: Vivek Rajgarhia
	Address: 120 Eglinton Avenue East, Suite 1107 Toronto ON M4P 1E2 地址：加拿大安大略省多伦多市艾林顿东街 120 号 1107 室 Phone/电话: (416) 368-9411 Fax/传真: (416) 322-5075 Electronic mail/电子邮箱: vivek@poet-technologies.com

[*Remainder of page intentionally left blank*]

[本页以下无正文]

In witness whereof, the Parties hereto have executed this Contract in multiple originals by their duly authorized officers and representatives.

兹证明，本合同双方已由各自的正式授权管理人员和代表签署多份合同正本。

[signature and chop 签章]	**[signature and chop 签章]**
Xiamen San'an Integrated Circuit Co., Ltd.	**POET Technologies Inc.**
厦门市三安集成电路有限公司	
By 签字: ____________________	By 签字: ____________________
Printed Name 姓名（正楷）: __________	Printed Name 姓名（正楷）: __________
Title 职务: ____________________	Title 职务: ____________________

SCHEDULE A

附件 A

Articles of Association

公司章程

of

Super Photonics Xiamen Co., Ltd.

厦门超光集成有限公司

Date: 21 October 2020

日期：2020 年 10 月 21 日

TABLE OF CONTENTS

目录

Articles of Association of Super Photonics Xiamen Co., Ltd.

厦门超光集成有限公司公司章程

(Date:21 October 2020/日期：2020 年 10 月 21 日)

ARTICLE 1– GENERAL PROVISIONS

第 1 条 - 总则

1.1 These Articles are formulated in accordance with the Company Law of the PRC, the Foreign Investment Law of the PRC and other applicable laws and regulations of the PRC (collectively, the "**Applicable Laws**") after friendly consultations conducted by Xiamen San'an Integrated Circuit Co., Ltd. ("**SAIC**") and POET Technologies Inc. ("**POET**") as the shareholders of the Company (the "**Shareholders**") in accordance with the principle of equality and mutual benefit.

本章程是根据《中华人民共和国公司法》、《中华人民共和国外商投资法》以及中华人民共和国其他适用法律法规（统称为"**适用法律**"），基于平等互利的原则，经作为公司的股东（"**股东**"）厦门市三安集成电路有限公司（"**SAIC**"）和 POET Technologies Inc（"**POET**"）友好协商而制定。

1.2 **Name and Address of the Company and Branches 公司的名称、地址和分支机构**

(a) The name of the Company is 厦门超光集成有限公司 in Chinese and Super Photonics Xiamen Co., Ltd. in English.

公司的中文名称为厦门超光集成有限公司，英文名称为 Super Photonics Xiamen Co., Ltd.。

(b) Each Shareholder may request the other Shareholder and the Company to change the Company's name to no longer include any part of the name of the Company which is such Shareholder's identifier under the circumstances below:

在以下情况下，每一位股东可以要求另一位股东和公司更改公司名称，以使公司名称的任何部分不再包含该股东的标识：

(i) if the shareholding of that Shareholder is reduced from the current shareholding ratio other than through any of the Agreed Capital Increases;

若该股东持有的股份低于当前持股比例，但约定增资除外；

(ii) if the shareholding of the other Shareholder is reduced from the current shareholding ratio other than through any of the Agreed Capital Increases;

若另一股东持有的股份低于当前持股比例，但约定增资除外；

(iii) such Shareholder has a termination right under Article 13, whether or not exercised;

该股东享有第 13 条规定的终止权，无论是否行使；

(iv) in case of violation of this Article 1.2 by the other Shareholder; or

如果另一股东违反第 1.2 条

(v) under other circumstances set out in the Ancillary Agreement that Shareholder is a party to.

附属协议中约定的股东受约束的其他情形。

(c) Neither Shareholder nor the Company shall at any time be entitled to use the name or any parts of the name of the other Shareholder unless such Shareholder has given its prior written consent to such use.

股东和公司均不得在任何时间使用另一股东的姓名或任何部分，除非该股东事先书面同意使用该名称。

(d) The registered address of the Company is 6th Floor, No. 799 Min'an Avenue Hong Tang Town, Tong'an District, Xiamen, Fujian 361100, China.

公司的注册地址为：中国厦门市同安区洪塘镇民安大道 799 号 6 楼。

(e) In accordance with its business needs, the Company may establish branch offices, subsidiaries and representative offices inside and outside of the PRC subject to the unanimous resolution of the Shareholders and the completion of all approval, filing and/or registration procedures with the relevant governmental authorities as required under the Applicable Law.

根据业务需要，公司可在中国境内外设立分公司、子公司和代表处，但须经股东一致决议，并按照适用法律的要求，向有关政府部门办理适用法律规定的所有核准、备案和/或登记手续。

1.3 Limited Liability Company 有限责任公司

The form of organisation of the Company shall be a limited liability Company. The Company shall act in its own name and in no case as an agent of either Shareholder. The Company shall refrain from pledging any Shareholder's credit and/or reputation. It shall be independent from the Shareholders and not be burdened by any obligation or liabilities of a Shareholder. Neither Shareholder shall impose any obligation on the Company or bind the Company otherwise towards Third Parties. Neither Shareholder shall have any liability towards the other Shareholder, the Company or any Third Party for any losses by nor any claims against the Company.

公司的组织形式应是有限责任公司。公司应以自己的名义行事，不得作为任何股东的代理人行事。公司不得以任何股东的信用和/或声誉进行担保，应独立于股东，不应承担任何股东的义务或责任。任何股东不得使公司承担任何义务或以其他方式使公司受第三方约束。任何股东不应就公司遭受的任何损失或索赔而对另一股东、公司或任何第三方承担责任。

1.4 Laws and Decrees 法律和法规

The Company shall be a legal person under the Applicable Law. The activities of the Company shall be governed and protected by the Applicable Law.

公司应是适用法律规定的法人，公司的行为应受到适用法律的管辖和保护。

1.5 Shareholders of the Company 公司股东

The Shareholders of the Company are:公司的股东为：

SAIC: Xiamen San'an Integrated Circuit Co., Ltd., an enterprise with limited liability duly formed and validly existing under the laws of the PRC which is owned by San'an Photoelectric Company Limited by Shares (三安光电股份有限公司), a limited liability Company duly formed and validly existing under the laws of China.

厦门市三安集成电路有限公司，是根据中国法律合法设立且有效存续的有限责任公司，股东是三安光电股份有限公司，一间根据中国法律合法设立且有效存续的有限责任公司。

Legal Representative: LIN Kechuang (林科闯)

法定代表人：林科闯

Position: Chairman of board

职务：董事长

Nationality: Chinese

国籍：中国

POET: POET Technologies Inc., a publicly listed Company duly formed and validly existing in Canada.

POET Technologies Inc.，是在加拿大合法设立且有效存续的上市公司。

Legal Representative: Vivek Rajgarhia

法定代表人：Vivek Rajgarhia

Position: President & General Manager

职务：总裁兼总经理

Nationality: American

国籍： 美国

ARTICLE 2 – PURPOSE AND BUSINESS SCOPE

第 2 条-宗旨和业务范围

2.1 Purpose 宗旨

The Purpose of the Company is to promote the success of the Company and achieve good economic results, not as a mere revenue/profit stream for each Shareholder's components.

公司的目的、宗旨和目标是促使公司成功，取得良好经济效益，不仅仅是为了股东的元件收入/利润来源。

2.2 Scope of Business 经营范围

The business scope of the Company shall be: manufacture of integrated circuits, manufacture of electronic components, design and services of integrated circuit chips, manufacture of integrated circuit chips and products, manufacture of Optical Engines, Photonic Devices, Photonic Integrated Circuits, Optoelectronic Products, Optical Modules, sale of integrated circuits (the "**Business**"). [*Description of the business scope is subject to confirmation by the business registration authority.*]

公司的经营范围应是：集成电路制造，电子元器件制造，集成电路芯片设计及服务，集成电路芯片及产品制造，光学引擎、光子器件、光子集成电路、光电产品、光学模块的制造，集成电路销售（"**业务**"）。*【经营范围的表述有待主管部门确认】*

2.3 Business Planning 业务计划

The operation and management of the Company shall be conducted in accordance with strategic and finance plans agreed between the Shareholders. Any amendments to or deviation from the strategic and finance plans by the Company require the consent of both Shareholders.

公司的经营和管理将按照股东之间达成的战略和财务计划进行。公司对战略和财务计划的任何修改或变更均需获得双方股东的一致同意。

ARTICLE 3 –TOTAL INVESTMENT AND REGISTERED CAPITAL

第 3 条- 投资总额和注册资本

3.1 Total Investment 总投资额

The Company's total amount of investment shall be RMB 471,324,000. (RMB four hundred and seventy-one million three hundred and twenty-four thousand).

公司的投资总额应是人民币471,324,000元（人民币肆亿柒仟壹佰叁拾贰万肆仟元）。

3.2 Registered Capital 注册资本

The Company's Registered Capital shall be RMB 158,903,520 (RMB one hundred and fifty-eight million nine hundred and three thousand five hundred and twenty).

公司的注册资本应是人民币158,903,520元（人民币壹亿伍仟捌佰玖拾万叁仟伍佰贰拾元）。

3.3 Contributions to the Registered Capital and Equity Percentages of the Shareholders 对注册资本的出资和双方的股权比例

(a) The allocation of the register capital of the Company among the Shareholders is as follows:

各股东对公司注册资本的出资比例为：

Name of Shareholder 股东名称	Capital Contribution (RMB) 出资金额	Shareholding Percentage 持股比例	Form of Capital Contribution 出资方式
SAIC	7,406,520	4.7%	In cash 现金
POET	151,497,000	95.3%	In kind by provision of the IP Assets 知识产权
Total 总计	158,903,520	100%	——

(b) As its contribution to the Registered Capital, on the condition that (i) Filing Authorities have reviewed and duly approved or accepted, as the case may be, the filing for the establishment of the Company and (ii) the Establishment Date has occurred, Shareholders shall make their respective contributions to the Registered Capital within thirty (30) business days after the Establishment Date.

股东应在成立日后三十（30）天内缴付各自对注册资本的出资额，条件是(i)备案机构审查后正式核准或接受（视情况而定）公司设立申请、合资合同和公司章程，并且(ii)成立日已发生。

(c) The Shareholders confirm that the maximum aggregate contribution value of the IP Assets is [redacted] based on the assumption that the IP Assets will have a minimum fair market value equal to such amount, as confirmed by a qualified asset evaluation firm at the time of the contribution.

股东确认知识产权资产出资的总值上限是[redacted]，前提是知识产权资产在缴付出资额时的最低公允市场价值经合格资产评估机构确认等于该金额。

(d) If the conditions (i) and (ii) in paragraph (b) above is not fulfilled within ninety (90) days of the effective date of the Joint Venture Contract, and the

Shareholders do not agree in writing to extend such ninety (90) days period, then either Shareholder shall have the right to terminate in writing These Articles, in which case neither Shareholder shall have any right whatsoever to require the other Shareholder to make any contribution to the Registered Capital or to claim any damages from the other Shareholder. In such case the Company shall be dissolved and liquidated as set out in Article 13.

若上文(b)款中的条件(i)和(ii)在生效日期后九十（90）天内未能成就，且股东未能以书面形式约定延长该九十（90）天期限，则任一股东有权以书面形式终止公司章程，在此情形下，任一股东无权要求其他股东缴付对注册资本的出资，亦无权要求其他股东支付任何损害赔偿，公司应依据第 13 条规定解散结算。

3.4 Change of Registered Capital 注册资本的变更

(a) The Shareholders may agree to increase the Registered Capital of the Company after consultation between the Shareholders in accordance with the Agreed Capital Increases set forth in Joint Venture Contract.

股东可根据合资合同中规定的约定增资，经股东协商后，增加公司注册资本。

(b) Any increase in the Registered Capital of the Company requires approval by all Shareholders at a duly convened Shareholders' Meeting and shall be registered with Filing Authorities.

公司注册资本的任何增加，均须经股东会批准，并须在备案机构登记。

(c) As a general rule, the Company shall not reduce its Registered Capital. If the Shareholders agree that there are sufficient reasons to reduce the Registered Capital, then the reduction must be approved unanimously by the Shareholders of the Company and be submitted to the Filing Authorities for approval, filing and/or registration. Such reduction shall not harm the benefits of creditors of the Company.

一般情况下，公司不应减少注册资本。若股东同意有合理理由需要减少注册资本，减资须经公司股东一致批准，并提交备案机构核准、备案和/或登记。减资不应损害公司债权人的利益。

(d) In the event that either Shareholder fails to pay its share of any increase in the Company's Registered Capital pursuant to Article 3.4(a), then in addition to any other rights the Company may have against the defaulting Shareholder, the non-defaulting Shareholder shall have the right (but not the obligation) to provide the entire amount or a portion of such increase in the registered capital and, in such case, subject to the completion of the required registration with Filing Authorities, the non-defaulting Shareholder's interest in the Company's registered capital shall be proportionately increased.

如果任一股东未根据第 3.4(a)条缴付对任何注册资本增加所占的份额，除了公司可对违约股东享有的任何其他权利，守约股东有权（但没有义务）缴付对注册资本增加的全部出资或部分出资，在此情形下，在向备案机构办理了必要的核准、备案和/或登记手续后，守约方在注册资本中所占的比例应相应提高。

3.5 Encumbrance of Investment 投资份额的权利负担

No Shareholder shall mortgage, pledge, charge or otherwise encumber all or any part of its share in the Company's registered capital without the prior written consent of the other Shareholder.

未经其他股东事先书面同意，股东不得按揭、质押、抵押或以其他方式为自己在公司注册资本中的全部或部分份额创设权利负担。

ARTICLE 4 – ASSIGNMENT OF REGISTERED CAPITAL

第 4 条- 注册资本转让

4.1 Prohibition of Assignment 禁止转让

Neither Shareholder may assign, sell, transfer or otherwise dispose (including for this purpose the creation of any charge or other security interest over such investment) of all or any part of its share in the Registered Capital of the Company or its rights, obligations and benefits under These Articles to a Third Party without the other Shareholder's prior written consent which consent shall not unreasonably withheld.

未经其他股东事先书面同意（该同意不应无理拒绝），任一股东不得向第三方转让、出售、让与或以其他方式处置（在此情形下包括对投资创设任何抵押或其他担保利益）其在公司注册资本中的全部或部分份额或者其公司章程项下的权利、义务和利益。

4.2 Right of First Refusal 优先购买权

From the date on which all Agreed Capital Increases are completed neither Shareholder may assign, sell, transfer or otherwise dispose of all or any part of its share in the Registered Capital of the Company or its rights, obligations and benefits under These Articles to a Third Party without the other Shareholder's prior written consent unless it complies fully with the following procedure:

自所有约定增资完成之日起，未经其他股东事先书面同意，任一股东不得将其在公司注册资本中的全部或部分份额或者其在公司章程项下的权利、义务和利益转让、出售、让与或以其他方式处置给第三方，除非该股东完成以下程序：

(a) Notice. When one Shareholder (the "**Assigning Shareholder**") intends to dispose of all or part of its equity interest in the Company (the "**Disposal**"), it shall notify the other Shareholder (the "**Other Shareholder**") in writing setting forth the purchase price and terms offered by any purchaser (the "**Notice**").

通知。若任一股东（"**出让方**"）有意处置其持有的全部或部分公司股权（"**处置**"），应以书面形式通知另一股东（"**另一方**"），列明任何收购方提出的收购价格和条款（"**通知**"）。

(b) Pre-emptive Rights. The Other Shareholder shall have the right to purchase the equity interest being disposed of at a price at least equal to that indicated in the Notice, by giving written notice to the Assigning Shareholder within sixty (60) days following the date the Notice was received. Where the terms and conditions offered by the potential purchaser do not provide a purchase price

or provide one which is not payable entirely in cash, then the Other Shareholder shall have the right to purchase the relevant equity interest on the same price and terms as that set forth in the Notice (if any), or at a price equal to Fair Value (as defined in Article 13.2(b)(i) and (ii)) of the Assigning Shareholder's equity interest. The Assigning Shareholder shall have the right to withdraw any Notice and retain its ownership of equity interest in the Company until such time as any applicable purchase agreement in respect thereof is executed.

优先认股权。另一方有权在接到通知后六十（60）天内向出让方发出书面通知，按照不低于通知中所列价格收购被处置股权。潜在收购方提出的条款和条件未列明收购价格或者所列价格不是全部以现金支付的，另一方有权按照通知（如有）中所列相同价格和条款或者按照等于出让方股权之公允价值（定义见第13.2(b)(i)、(ii)条）的价格收购相关股权。出让方有权撤回任何通知，继续持有自己在公司的股权，直至签署任何适用的相关收购协议。

(c) Disposition. If the Other Shareholder does not exercise its pre-emptive rights as aforesaid and it provides written consent to the proposed Disposal, the Assigning Shareholder may assign, sell or otherwise dispose of all or part of its amount of capital contribution to the third party for a purchase price equal or greater to that described in the Notice, provided that the third party undertakes and actually becomes a party to the Joint Venture Contract. The Assigning Shareholder shall notify the Other Shareholder in writing of the terms and conditions of the assignment.

处置行为。若另一方没有行使上述优先认股权且书面同意提议处置，出让方可按不低于通知中所列价格将其全部或部分出资额转让、销售或以其他方式处置给第三方，前提是第三方承诺并实际成为合资合同的一方当事人。出让方应以书面形式将转让条款和条件告知另一方。

(d) Agreement. If a Shareholder transfers its share to a third party, the Assigning Shareholder shall enter into a transfer contract under which the third party agrees to assume in relation to the Other Shareholder the same rights and obligations as exist for the Assigning Shareholder at the signing of the share transfer contract under (i) the Joint Venture Contract and under (ii) other legally valid agreements and contracts between the Shareholders of the Company. The Assigning Shareholder shall provide evidence of said undertaking to the Other Shareholder.

协议。若任一股东将其股份转让给第三方，出让方应签订转让合同。在该合同中，第三方同意自股份转让合同签订之时起对另一方承担与出让方相同的权利和义务，该等权利和义务规定于(i)合资合同以及(ii)以公司股东身份签订的其他依法有效的协议和合同。出让方应向另一方提供承担上述权利和义务的证据。

(e) Approval. Subject to the terms and conditions set forth in this Article, the Shareholders shall consent and cause their directors appointed to the Board to approve any sale, transfer, assignment or other disposal of the shares hereunder provided that (i) the provisions under this Article have been complied with and (ii) the third party presents evidence satisfactory to the Other Shareholder that it is fully capable to fulfil all its obligations resulting from such contracts in all respects and (iii) has legally valid executed the documents and contracts referred to in the foregoing paragraph.

批准。在依循本条所列条款和条件的前提下，股东应同意并促使其指定的董事批准合资合同项下的股份出售、转让、让与或其他处置行为，前提是(i)本条规定已被遵守，(ii)第三方证明其完全有能力履行合资合同而承担的全部义务的证据在各方面均使另一方感到满意，并且(iii)上款中提及的文件和合同均已依法签署生效。

4.3 Tag-Along Option 跟售选择权

If the Disposal by the Assigning Shareholder under Article 4.2 constitutes all or more than fifty percent (50%) of the Assigning Shareholder's equity interest in the Company, then the Other Shareholder shall have a tag-along option and the following provisions shall apply:

若出让方依据第 4.2 条处置的股权达到或超过其持有的公司股权的百分之五十（50%），则另一方应享有跟售选择权，并适用以下规定：

(a) If the Other Shareholder wishes to exercise its tag-along option, it shall submit an unconditional and irrevocable tag-along notice to the Assigning Shareholder in the agreed form within sixty (60) days from the date of the Notice. If a tag-along notice is not submitted prior to the end of the sixty (60)-day period, the tag-along option shall be deemed to have lapsed.

若另一方想要行使跟售选择权，应在通知之日起六十（60）天内以约定形式向出让方发出无条件且不可撤销的跟售通知书。若跟售通知书未在六十（60）天期限结束之前发出，跟售选择权视为失效。

(b) If the Other Shareholder exercises its tag-along option, the Assigning Shareholder shall not sell, transfer, assign or otherwise dispose any equity interests to the third party unless the third party, at the same time, purchases the entire equity interests of the Other Shareholder in the Company as specified in the tag-along notice at the same proportionate price and otherwise on the same terms.

若另一方行使跟售选择权，则出让方不得将任何股权出售、转让、让与或以其他方式处置给第三方，除非该第三方同时按照同等适当价格和同等条款收购跟售通知书中列出的另一方持有的全部公司股权。

ARTICLE 5 – SHAREHOLDERS' MEETING

第 5 条-股东会

5.1 Functions and Powers of the Shareholders' Meeting 股东会的职责和权力

(a) The Shareholders' Meeting shall consist of both Shareholders, which is the highest authority of the Company.

公司应成立由全体股东组成的股东会。股东会是公司的最高权力机构。

(b) The Shareholders' Meeting shall exercises the following functions and powers:

股东会行使以下职能：

(i) deciding on the business policies, investment plans, R&D plans and technical roadmaps of the Company;

决定公司的经营方针、投资计划、研发计划和技术路线图。

(ii) appointing and removing the directors and the supervisors, and deciding on matters concerning the remuneration of the directors and the supervisors;

任命、罢免董事和监事，决定董事和监事的薪酬事宜；

(iii) reviewing and approving the reports of the Board;

审议批准董事会报告；

(iv) reviewing and approving the reports of the supervisors;

审议批准监事报告；

(v) reviewing and approving the Company's annual financial budget and final accounting;

审议批准公司年度财务预算和决算；

(vi) reviewing and approving the Company's profit distribution plans and loss recovery plans;

审议批准公司的利润分配方案和亏损弥补方案；

(vii) deciding on termination of or major changes to the Business, or commencement of other lines of business by the Company;

决定公司终止业务、对业务进行重大调整或开始其他业务；

(viii) resolving on increase or reduction of the Registered Capital;

决议增加或减少公司注册资本；

(ix) resolving on issue of corporate bonds;

决议发行公司债券；

(x) resolving on merger, division, dissolution, liquidation or change of the form of the Company;

决议公司合并、分立、解散、清算或形式变更；

(xi) establishing, expanding or closing subsidiaries, branches or representative offices of the Company;

开设、扩张或关闭公司的子公司、分公司或代表机构；

(xii) recruiting, suspending or terminating an employee on any of the Key Employees, the CEO or the CFO;

聘用、中止聘用或解聘任何核心员工、首席执行官或财务总监；

(xiii) establishing employee incentive plans, including stock option plans of up to 20% of the Registered Capital;

制定员工激励计划，包括高达注册资本 20%的股票期权计划；

(xiv) assigning, selling, transferring or otherwise disposing any portion of the share in the Registered Capital by any Shareholder;

转让、出售、让与或以其他方式处置注册资本中任一股东的份额；

(xv) assigning, licensing or otherwise disposing or acquiring Intellectual Property except in the daily course of business and with minor value;

转让、许可或以其他方式处置或收购知识产权，日常业务和价值较小的除外；

(xvi) incurring obligations, liabilities, debts or costs or granting loans of RMB 1,000,000 (RMB 1 million) or more;

产生义务、责任、债务或费用或者提供贷款，金额不低于人民币 1,000,000 元（人民币壹佰万元）；

(xvii) granting any corporate guarantee or surety over assets of the Company; 用公司资产提供公司担保或保证；

(xviii) amending the Articles of Association; and

修订公司章程；以及

(xix) other functions and powers stipulated in the Articles of Association.

公司章程中规定的其他职能。

5.2 Meetings and Voting Rights 会议和投票权

(a) The Shareholders may have regular meetings and interim meetings. Regular meetings shall be held at least every three (3) months during the first two (2) years from the Establishment Date, and twice per year thereafter. An interim meeting shall be held where it is proposed by any Shareholder, the Board or all supervisors of the Company.

股东可举行定期会议和临时会议。自成立日起的两（2）年内，定期会议应每三（3）个月举行一次，两年期满后每年举行两次。经任何股东、董事会或公司全体监事提议，应召开临时会议。

(b) A meeting of Shareholders shall be convened and presided over by the Chairman of the Board. Where the Chairman is unable or fails to perform his duties, any supervisor may convene and preside over the meeting.

股东会应由董事长召集并主持，董事长无法或未能履行职责的，应由任何监事召集并主持。

(c) The first Shareholders' Meeting shall be held within fifteen (15) days from the Establishment Date. At such first Shareholders' Meeting the Shareholders shall appoint directors and supervisors and transact any other business required for the start of operation of the Company.

第一次股东会应在成立日起十五（15）天内举行。在第一次股东会上，股东应任命董事和监事，处理公司开始运营所需的任何其他业务。

(d) The Shareholders shall exercise their voting rights in proportion to their equity interests in the Company. Resolutions by the Shareholders shall be adopted at a duly constituted and convened meeting of the Shareholders only upon the unanimous affirmative vote by the Shareholders representing the voting rights present in person, by telephone, by videoconference or by proxy at such meeting.

股东应按各自在公司的持股比例行使表决权。股东会决议应在合法组成和召集的股东会议上，由亲自、通过电话、以视频会议形式或委托代理人出席该次会议的有表决权股东一致赞成表决通过。

(e) The Shareholders shall use their best effort to reach a common understanding in due time on all matters to be decided by the Shareholders' Meeting as set forth herein. If a decision cannot be reached in good faith within two (2) months after any relevant matter is presented to the shareholders' meeting for the first time ("**Deadlock**"), the matter shall be submitted to the respective senior management of both Shareholders. If the senior management of the Shareholders cannot reach a final decision within thirty (30) days after the relevant matter is presented to the senior management of the Shareholders, the Shareholders shall consult with each other and express their opinion as to sale of the equity interest in the Company in whole by one Shareholder and purchase of such equity interest by the other Shareholder. If a share transfer cannot be agreed within an additional thirty (30) days, either Shareholder may initiate liquidation of the Company pursuant to Article 13.3.

股东应尽力在适当时候就公司章程规定由股东会决定的所有事项达成共识。若任何相关事项在第一次提交股东会后两（2）个月不能基于诚信作出决定（"**僵局**"），该事项应提交双方股东的高管。若相关事项在提交股东高管后三十（30）天内不能作出最终决定，股东应相互协商，就任一股东出售其持有的全部或部分公司股权及另一股东收购该等股权发表各自的意见。若在额外三十（30）天内仍无法就股权转让达成一致，任一股东可终止公司，依据第 13.3 条对公司进行清算。

ARTICLE 6 – BOARD OF DIRECTORS

第 6 条-董事

6.1 Formation of the Board 董事会的设立

(a) The Company shall have a board of directors (the "**Board**") which consist of five directors appointed by the Shareholders' Meeting as follows:

公司应设董事会（"**董事会**"），由股东会任命的五名董事组成：

(i) Both the CEO and the CFO shall each be appointed as one of the directors.

首席执行官和财务总监均应被任命为董事。

(ii) Each Shareholder shall nominate one director, to be appointed by the Shareholders' Meeting according to such nomination.

每一股东应提名一名董事，由股东会任命。

(iii) The fifth director (the "**Fifth Director**") shall be a well-known person of high integrity with a reputation as a successful business leader in the field of photonics for optical data communications. Both Shareholders may submit nominations for the Fifth Director to the Shareholders' Meeting. The Shareholders shall agree on one candidate and elect such candidate as Fifth Director accordingly by unanimous decision of the Shareholders' Meeting.

第五名董事（"**第五董事**"）应是在光数据通信光电领域德高望重且以成功商业领袖而著称的知名人士。股东均可向股东会提名第五董事。股东应经股东会一致决定，协商选出一人担任第五董事。

(b) Each director shall serve a term of three (3) years and may serve consecutive terms if so qualified in accordance with the pre-conditions set out under paragraph (a) for each position.

每名董事的任期是三（3）年，若符合(a)款列出的相关前提条件，可以连任。

(c) The Chairman of the Board shall be the director nominated by SAIC, and shall be the legal representative of the Company. The legal representative shall only be permitted to externally act on behalf of the Company in relation to any matter that shall be decided by the Shareholders' Meeting or the Board upon a related resolution of the Shareholders' Meeting or the Board, as the case may be, resolving that any business or other action on such matter shall be carried out by the Company through the legal representative. The Chairman may appoint a Vice Chairman in case of his/her absence.

董事长应由SAIC提名的董事担任，并担任公司的法定代表人。股东会或董事会（视情况而定）就任何应由公司通过法定代表人实施的任何业务或其他行动作出相关决议的，法定代表人可以对外代表公司。董事长可任命副董事长，在其缺席的情况下代行董事长职责。

6.2 Powers of the Board 董事会的职权

(a) The Board shall be responsible to the Shareholders and shall exercise the following functions and powers:

董事会应对股东负责，行使以下职权：

(i) convening meetings of the Shareholders and report to the shareholders' meeting on its work;

召集股东会会议，向股东会报告工作；

(ii) preparing the Company's business policies, investment plans, R&D plans and technical roadmaps of the Company, annual financial budget and final accounting, and profit distribution plans;

制定公司的业务计划、投资计划、研发计划和技术路线图、年度财务预算和决算以及利润分配方案；

(iii) preparing internal policies and basic management system for the Company, including employment and remuneration guidelines and handbooks, accounting systems and procedures;

制定公司内部政策和基本管理制度，包括雇用和薪酬指南和手册、会计制度和流程；

(iv) appointing and removing the CEO and the CFO;

任命和罢免首席执行官、财务总监；

(v) appointing and removing the accounting firm that carries out the annual audit of the Company;

聘用和解聘公司年度审计的会计师事务所；

(vi) the Company's entering into, amending, terminating or waiving any rights under, any agreement in respect of (i) any transaction which involves or is likely to involve aggregate amounts payable by or to the Company in excess of RMB 336,660, or (ii) any transaction, regardless of the amount payable by or to the Company, which may create a liability in excess of RMB 336,660, or (iii) a related party transaction with any Shareholder, a Shareholder's Affiliate or a member of the Board or the Management Office, including any back license of Foreground IP and supply and procurement agreements; and

公司就以下事项订立、修订或终止任何协议或者放弃任何协议项下的任何权利：(i)公司应付或应收总金额超过人民币336,660的交易；或者(ii)任何可能产生超过人民币336,660责任的交易，且无论该交易中公司应付或应收金额多少；或者(iii)与任何股东、股东关联方、董事会或管理层的成员的相关方交易，包括前景知识产权饭许可以及供货采购协议；以及

(vii) any other matters that are required to be decided by the board of directors of a company under Applicable Laws.

适用法律要求由公司董事会决定的其他事项。

6.3 Meeting of the Board 董事会会议

(a) Resolutions by the Board shall be adopted at a duly constituted and convened meeting only upon the unanimous affirmative vote by the members of the Board representing the voting rights present in person, by telephone, by videoconference or by proxy at such meeting. For a duly convened Board meeting at least three (3) directors, and at least one (1) director appointed by each of the Shareholders, have to be present accordingly. If the Board cannot make a decision on any matter after the two consecutive meetings where the

matter is considered, the matter shall be submitted to the Shareholders' Meeting for resolution.

董事会决议应在合法组成和召集的会议上，由亲自、通过电话、以视频会议形式或委托代理人出席该次会议的有表决权董事会成员一致赞成表决通过。合法召集的董事会会议必须有至少三（3）名董事以及各股东任命的一（1）名董事出席。若董事会连续召集两次会讨论相同事项议仍不能决定，该事项应提交股东会决议。

(b) The first Board meeting shall be held within one (1) month from the Establishment Date. At such first Board meeting the Board shall appoint the CEO and CFO and approve the signing of the Ancillary Agreements and transact any other business required for the start of operation of the Company.

第一次董事会会议应成立日起一（1）个月内举行。在第一次董事会会议上，董事会应任命首席执行官和财务总监，批准签署附属协议，并处理公司开始运营所需的任何其他业务。

ARTICLE 7 – SUPERVISORS

第7条-监事

7.1 Supervisors of the Company 公司监事

(a) Instead of a board of supervisors, the Company shall have two (2) supervisors, one supervisor nominated by each Shareholder and appointed by the Shareholders' Meeting in accordance with the Shareholders' nominations.

公司不设监事会，设两（2）名监事，由各股东分别提名后，股东会依照提名任命。

(b) Each supervisor shall serve for a term of three (3) years and may serve consecutive terms if re-appointed by the shareholders' meeting. If a seat for a supervisor is vacated by the retirement, resignation, illness, disability or death of a supervisor or by the removal of such supervisor by the Shareholders, the Shareholder who originally nominated the departing supervisor shall nominate a successor, to be appointed by the Shareholders' Meeting accordingly. The Company shall be responsible for handling the registration procedures for replacement of the supervisor.

每名监事的任期是三（3）年，若股东会重新任命，可以连任。若因监事退休、辞职、生病、失能、死亡或被股东罢免而出现空缺，提名原监事的股东应提名一名继任人，由股东会任命。公司应负责办理监事变更的登记手续。

7.2 Powers of Supervisors 监事的职权

(a) The supervisor shall exercise the following duties and powers:

监事应行使以下职权：

(i) To examine financial affairs of the Company;

审查公司的财务状况；

(ii) To supervise the duty-related acts of directors and senior management that are in violation of laws, regulations or the Articles of Association, and to bring forward proposals on the removal of any director or senior management personnel who violates laws, regulations, the Articles of Association or resolutions of the Shareholders;

监督董事和高管违反法律、法规或公司章程的职责相关行为，建议罢免违反法律、法规、公司章程或股东决议的董事或高管；

(iii) To request any director or senior management to make rectification if his/her acts have harmed the interests of the Company;

若董事或高管的行为损害了公司利益，要求该董事或高管予以纠正；

(iv) To propose interim shareholders' meetings;

提议召集临时股东会议；

(v) To bring forward proposals at shareholders' meetings;

在股东会上提出议案；

(vi) To initiate actions against directors or senior management officers who, when performing their duty-related acts, have violated laws, regulations or the Articles of Association and have caused damage to the Company; and

对在实施职责相关行为时违反法律、法规或公司章程并对公司造成损害的董事或高管提起诉讼；以及

(vii) Other duties as prescribed by the Articles of Association from time to time.

公司章程不时规定的其他职责。

ARTICLE 8 –MANAGEMENT

第 8 条-管理

8.1 Management Office 管理层

(a) The Company shall have one (1) General Manager with the title of Chief Executive Offer or CEO, who shall be appointed and dismissed by the Board following the procedure set out in and in accordance with Joint Venture Contract. The CEO is accountable to the Board.

公司应设一（1）名总经理，称为首席执行官，由董事会按照合资合同条依程序任命和罢免。首席执行官对董事会负责。

(b) The Company shall have one (1) Chief Financial Offer or CFO, who shall be appointed and dismissed by the Board following the procedure set out in and in accordance with Joint Venture Contract. The CFO is accountable to the CEO.

公司应设一名财务总监，由董事会按照合资合同依程序任命和罢免。财务总监对首席执行官负责。

(c) The Management Office shall consist of the CEO and the CFO and such other management personnel as determined by the Board, and shall be responsible to and under the leadership of the CEO.

管理层应由首席执行官、财务总监和董事会确定的其他管理人员组成，对首席执行官负责，接受首席执行官的领导。

(d) If any member of the Management Office is removed or cannot serve in such capacity due to retirement, resignation, illness, civil disability, death, criminal prosecution, or being removed as the Board determines he/she is no longer suitable for taking this position, a successor shall be nominated and appointed in the same manner as the original appointee.

若管理层的任何成员被罢免或者因退休、辞职、生病、丧失民事行为能力、死亡、被控刑事犯罪而无法任职，或者因董事会认为其不再适合担任该职务而被罢免，应按照提名原高管的方式提名并任命继任人。

8.2 Management Organisation 管理组织

(a) The Management Office shall, within the scope of powers as set forth in These Articles, organise itself under the leadership of the CEO. It has the overall responsibility of managing and directing the business and operations of the Company and shall manage and oversee the daily operations of the Company's Finance Department. The Management Office shall provide leadership to position the Company at the forefront of the Company's industry within the PRC by proposing the overall strategic direction and operational plans for the Company to the Board, and implementing such plans as approved. The members of the Management Office shall devote their time and skill to advancing the Company's mission and objectives and to promoting the Company's revenue, profitability and growth as an organization. The Management Office shall also manage and oversee all aspects of the Company's operations to ensure efficiency, quality, service, and cost-effective management of resources. The specific responsibilities of the Management Office shall include the following:

管理层应在公司章程所述职权范围内，在首席执行官的领导下工作，全面负责管理和指导公司的业务和运营，管理和监督公司财务部门的日常运作。管理层应带领公司在中国处于相关行业前列，向董事会提出公司全面战略指导和运营计划，执行获批计划。管理层成员应将自己的时间和技能用于推进公司的使命和目标，促进公司的收入、盈利能力和组织成长。管理层还应管理和监督公司运营的各个方面，确保效率、质量、服务和资源成本效益管理。管理层的具体职责应包括：

(i) proposing the Company's annual business/operational plans and budget for review by the Board, and implementing such plans as approved;

提交公司的年度业务/运营计划和预算给董事会审议，执行获批计划；

(ii) managing the day-to-day operations of the Company and overseeing the activities of the Company's functional departments as the Company may establish;

管理公司的日常运作，监督公司可能设立的公司职能部门的活动；

(iii) reviewing and evaluating the performance and capabilities of departmental managers to determine competency and fitness to perform the designated/delegated tasks and responsibilities and dedication and contribution in attaining objectives; and where necessary and appropriate, dismissing incompetent departmental managers after consultation and reaching consensus with the Board and appointing their replacements;

审查和评估部门经理的表现和能力，确定其履行指定/委派任务和责任的能力和适应力以及对实现目标的付出和贡献；在必要且适当的情况下，经协商并与董事会达成共识后解聘不称职的部门经理，任命继任者；

(iv) formulating and supervising the implementation of the Company's procedures, policies and standards within the parameters set forth by the Board;

在董事会设定的范围内制定公司程序、政策和标准并监督执行情况；

(v) reviewing, approving and/or signing contracts and agreements related to the daily operations of the Company and approving and authorizing expenditures of the Company in accordance with the approved annual budget and subject to other limitations which may be set from time to time by the Board;

审查、批准和/或签署与公司日常运营相关的合同和协议，根据获批的年度预算，在董事会可能不时设定的其他限制范围内，批准和授权公司支出；

(vi) proposing for review by the Board, changes to the Company's compensation structures and annual bonus plans for the employees and officers of the Company based on market conditions, the Company's financial performance and in accordance with the parameters set forth in the annual budgets; and

基于市场条件和公司财务状况，根据年度预算中设定的参数，提议调整公司员工和高管的薪酬结构和年度奖金计划，供董事会审核；以及

(vii) proposing for review by the Board, changes to the Company's organizational structure and the Company's overall headcount in light of market conditions.

根据市场情况，提议调整公司组织结构和公司员工总数，供董事会审核。

(b) The members of the Management Office shall work for or on behalf of the Company full time and shall not hold posts concurrently with other enterprises without prior approval of the Board, provided, however, that certain individuals

may be employed by one of the Shareholders or its Affiliate and seconded to the Company.

管理层成员应专职为公司工作并代表公司，未经董事会事先批准，不得在其他企业兼职，但特定人员可以受聘于任一股东或其关联方并外派到公司。

ARTICLE 9 – LABOUR MANAGEMENT

第 9 条-劳动管理

9.1 Governing Principle 管理原则

Matters relating to the recruitment, employment, dismissal, resignation, wages, labour insurance and welfare of the employees of the Company shall be handled by the CEO or his designee in accordance with the relevant labour laws and regulations of the PRC, other Applicable Law, and the policies formulated by the Board.

有关公司员工的招聘、录用、解雇、辞职、工资、劳动保险和福利事宜应由首席执行官或其指定人员依据中国相关劳动法律法规、其他适用法律及董事会制定的政策处理。

9.2 Employment Agreements 劳动合同

Employees of the Company (other than members of the Management Office and Key Employees) shall be employed in accordance with the terms of individual employment agreements entered into between the Company and such individuals. Such agreements shall be approved in form and substance by the CEO or his designee.

公司员工（不包括管理层和核心员工）应根据公司与员工个人订立的个人劳动合同条款雇用。该等劳动合同的形式和内容应由首席执行官或其指定人员批准。

9.3 Management Office and Key Employees 管理层和核心员工

Members of the Management Office and Key Employees shall be employed by the Company in accordance with the terms of individual employment contracts. Members of the Management Office and Key Employees as well as other employees having access to confidential information of the Company and/or either of the Shareholders shall also be required to enter into non-competition and confidentiality agreements as well as employee invention agreements with the Company.

公司应依据个人劳动合同条款雇用管理层成员和核心员工。可接触到公司和/或任一股东的保密信息的管理层成员和核心员工及其他员工应同公司订立竞业禁止协议、保密协议和职务发明协议。

9.4 Conformity with Labour Protection 遵守劳动保护规定

The Company shall comply with the Applicable Laws concerning labour protection. Labour insurance for the Company's employees shall also be handled in accordance with the Applicable Law.

公司应遵守有关劳动保护的适用法律，根据适用法律为公司员工办理劳动保险。

9.5 Number of Employees 员工人数

The qualifications and number of employees shall be determined in accordance with the operational needs of the Company determined by the Board.

员工的资格和人数应由董事会根据公司经营需要确定。

9.6 Labour Union 工会

The Company shall comply with the Applicable Laws with regard to labour union activities.

公司应遵守有关工会活动的适用法律。

ARTICLE 10 – FINANCIAL AND ACCOUNTING

第 10 条-财务和会计

10.1 Financial Control Procedures 财务管理程序

(a) The CFO of the Company shall be responsible for the financial management of the Company.

公司财务总监应负责公司的财务管理。

(b) The Company shall adopt Renminbi as its bookkeeping base currency in accordance with the Applicable Laws.

公司应根据适用法律使用人民币作为记账本位币。

(c) The Company shall adopt the calendar year as its fiscal year, which shall begin on 1 January and end on 31 December of the same year.

公司财务年度应采用公里年制，从 1 月 1 日开始直至当年 12 月 31 日结束。

(d) All accounting records, vouchers, books and statements of the Company shall be made and kept in Chinese in accordance with the Applicable Laws.

公司的所有会计记录、凭证、账簿和报表均应根据适用法律以中文编制和保存。

(e) The Company shall retain a qualified and reputable accounting firm registered in the PRC to audit, and to examine and verify the annual financial reports of the Company and other financial documents as required. The audited financial reports shall be provided to the Shareholders' Meeting within three (3) months after the end of the fiscal year.

公司应聘请在中国注册的、声誉良好的合格会计师事务所审计、审查和审核公司的年度财务报告及其他所需财务文件。经审计的财务报告应在财务年度结束后三（3）个月内提交股东会。

(f) The Company shall submit to the Shareholders an annual financial report (in Chinese and English) (which shall include a statement of change in financial position, an audited profit and loss statement and a balance sheet for the fiscal year) prepared in accordance with generally accepted accounting practices in

the PRC as well as the relevant laws and regulations of the PRC within three (3) months after the end of the fiscal year, together with an audit report from the Company's auditor.

公司应在财务年度结束后三（3）个月内，向股东提供根据中国境内公认会计准则及中国相关法律法规编制的年度财务报告（中文和英文）（应包括财务状况变化说明、经审计的该财务年度损益表和资产负债表）以及公司审计师出具的审计报告。

(g) The Company shall furnish to the Shareholders financial reports (in Chinese and English) prepared in accordance with generally accepted accounting practices in the PRC as well as the relevant laws and regulations of the PRC on at least a monthly basis or as required by the law so that the Shareholders may, with such financial reports, be timely informed about the Company's performance. Such financial reports shall include:

公司应向股东提供根据中国境内公认会计准则及中国相关法律法规编制的财务报告（中文和英文），至少每月一次或者依据法律规定，以便股东可以及时了解公司业绩。所述财务报告应包括：

(i) monthly profit and loss accounts, balance sheet and cash flow;

每月的损失账目、资产负债表和现金流；

(ii) details of transactions between the Shareholders and the Company;

股东与公司之间的交易细节；

(iii) tax and treasury information;

税费和财务信息；

(iv) statutory accounts and monthly management accounts;

法定账目和每月管理账目；

(v) audit reports and papers;

审计报告和文件；

(vi) trial balance at the account level detail;

账户试算平衡表；

(vii) existing internal management report; and

现有内部管理报告；以及

(viii) key performance indicators used to manage the business, including but not limited to number of units shipped, units returned, receipts, order entry call volumes, customer service call volumes, gross orders, average selling price per unit, average order value, active customer count, new customers, repeat buying report, revenue by product category., revenue

by landed region, revenues generated by different platforms such as internet.

用于管理业务的关键绩效指标，包括但不限于发货数量、退货数量、收据、订单录入呼叫量、客户服务呼叫量、总订单、平均单价、平均订单价值、活跃客户数 、新客户、重复购买报告、按产品类别划分的收入、按地区划分的收入、不同平台（例如互联网）产生的收入。

(h) All accounts and records of the Company shall be open for inspection by each of the Shareholders or by their duly authorised representatives during regular business hours.

公司的所有账目和记录均应在正常营业时间内开放给每一方或其正式授权代表查看。

10.2 Bank Accounts and Foreign Exchange Control 银行账户和外汇管制

(a) The Company shall open foreign exchange and Renminbi accounts at banks within the PRC authorised and approved by the Chinese foreign exchange authorities to conduct foreign exchange operations. The Company may, with approval of the relevant Government Authorities, also open foreign exchange accounts outside the PRC.

公司应在中国外汇管理部门授权和批准的中国境内银行开立外汇和人民币账户，从事外汇业务。经有关政府部门批准，公司还可以在中国境外开立外汇账户。

(b) The Company's foreign exchange transactions shall be handled in accordance with the relevant Chinese regulations relating to foreign exchange control.

公司的外汇交易应根据有关外汇管制的中国法规进行。

10.3 Profits Distribution 利润分配

(a) After the payment of taxes by the Company, the Board shall determine the annual allocations from after-tax net profits to the Reserve Fund and Expansion Fund of the Company and the Bonus and Welfare Fund for the workers and staff members (if applicable) in accordance with Applicable Law.

公司缴付税费后，董事会应根据适用法律确定从税后净利润中提取的当年法定公积金和任意公积金以及职工奖金和福利基金（如适用）。

(b) The Shareholders agree that SAIC is entitled to receive 51.5% of distributable dividends of the Company, and POET shall receive 48.5%.

股东约定，SAIC 有权取得公司可分配红利的 51.5%，POET 应取得 48.5%。

ARTICLE 11 – TAXATION AND INSURANCE

第 11 条-税费和保险

11.1 Income Tax and Other Taxes 所得税和其他税费

(a) The Company shall pay tax under the relevant tax laws of the PRC and the local tax regulations applicable to the Company, subject to any further tax holidays, waivers, exemptions, or exclusions that are available to and are granted to the Company by any local, regional or national tax authorities.

公司应支付中国相关税法及适用于公司的地方税务条例中规定的税费，可享受任何地方、地区或国家税务部门给予公司的任何进一步免税期、税费减免或免税项。

(b) The employees of the Company shall pay tax on their individual incomes in accordance with the relevant provisions of the tax laws of the PRC.

公司员工应根据中国税法的相关规定缴纳个人所得税。

(c) The Company shall apply for and be entitled to all preferential treatment in accordance with the Applicable Law and related regulations and rules. The tax liability of the Company, the Shareholders and their employees, as appropriate, shall be handled in accordance with the preferential tax treatment as provided in the relevant laws and regulations.

公司应根据适用法律和相关条例规章申请且有权享有所有优惠待遇。公司、双方及其员工（如适用）的纳税义务应根据相关法律法规中规定的税收优惠待遇处理。

11.2 Insurance 保险

The Board shall cause the Company to purchase adequate insurance to cover risks which meet the insurance requirements of the Applicable Law, including, without limitation, a general liability policy and a directors' and officers' insurance policy. All insurance against loss or damage to the property of the Company shall be in such amounts as are consistent with the levels of insurance customarily maintained by similar joint venture enterprises within China and shall be taken out on commercially reasonable terms and conditions. The taking out of an insurance policy, the value and period etc. of the insurance shall be examined and determined by the Board in accordance with the needs of the Company. The insurance shall be purchased from highly rated insurance companies which are licensed to operate in China, and SAIC and POET shall be named as additional beneficiaries thereunder.

董事会应促使公司购买充足保险以应对风险，满足适用法律中的保险要求，包括但不限于综合责任险和董事高管责任险。为防公司财产损失或损害而购买的所有保险应按照商业上合理的条款和条件投保，保额同中国境内类似合资公司通常投保的金额一样。投保及保险价值、保险期间等应由董事会根据公司需要审查决定。保险应向在中国境内持有保险业务经营牌照的高信用评级保险公司购买，并将 SAIC 和 POET 列为相关保险的补充受益人。

ARTICLE 12 – JOINT VENTURE TERM

第 12 条-合资期间

12.1 Term of Operation 运营期限

The Term shall commence on the Establishment Date and shall continue for twenty (20) years unless extended pursuant to Article 12.2.

期间应自成立日开始起算，持续二十（20）年，除非根据第 12.2 条延长。

12.2 Extension of the Term 延期

If the Shareholders agree to extend the Term, an application for such extension shall be submitted to Filing Authorities no less than six (6) months prior to the expiration of the Term.

若股东约定延期，应在期间届满前不少于六（6）个月向备案机构递交延期申请

12.3 Failure to Agree on Extension 未约定延期

In the event the Shareholders fail to reach agreement on the extension of the Term, then upon expiration of the Term as set out in Article 12.1, the relevant provisions of Article 13 shall apply.

若股东未就延长期间达成一致的，当第 12.1 条规定的期间届满时，应适用第 13 条的相关规定。

ARTICLE 13– TERMINATION, BUY-OUT, AND LIQUIDATION

第 13 条-终止、收购和清算

13.1 Termination 终止

(a) The Company shall terminate upon the expiration of the Term set forth in Article 12.1 unless extended pursuant to Article 12.2.

公司应在第 12.1 条规定的期间届满时终止，除非按照第 12.2 条的规定延期。

(b) The Company may be terminated at any time by the written agreement of the Shareholders.

经股东书面约定，公司可随时终止。

(c) The Company may be terminated by the written notice of a Shareholder to the other Shareholder of an intention to terminate the Company, followed by a unanimous vote of the Shareholders' Meeting to terminate the Company pursuant to the procedure set forth in paragraph (d) below, if:

若有以下情形，任一股东按照下文(d)款规定的程序经股东会一致表决终止公司的，在将其终止公司的意图以书面形式通知另一股东后，可终止公司：

(i) a Shareholder materially breaches the Joint Venture Contract or any of the Ancillary Agreements or violates These Articles, and such breach or violation is not cured within sixty (60) days of written notice to the breaching Shareholder;

任一股东严重违反合资合同、任何附属协议或公司章程，且未能在守约股东发出书面通知后六十（60）天内予以补救；

(ii) the Company becomes bankrupt, or is the subject of proceedings for liquidation or dissolution, ceases to carry on business or becomes unable to pay its debts as they come due;

公司破产、成为清算或解散程序的主体、停止营业或者无力偿还到期债务；

(iii) a Shareholder transfers its share of the registered capital in the Company in violation of the provisions of the Joint Venture Contract;

任一股东违反合资合同的规定，转让其在公司注册资本中持有的股份；

(iv) all or any part of the assets of the Company are taken from the Company or expropriated by any government authorities and the operation of the Company is materially affected as a result thereof;

公司的全部或部分资产被剥离或被政府部门没收，严重影响公司经营；

(v) the conditions or consequences of Force Majeure significantly interfere with the normal functioning of the Company and the Shareholders have been unable to find an equitable solution pursuant to the provision of Joint Venture Contract for a period in excess of three (3) months;

不可抗力情形或其后果严重影响公司的正常运营，且股东超过三（3）个月仍无法根据合资合同达成公平的解决方案；

(vi) if the conditions are fulfilled for a termination due to a Deadlock situation under Article 5.2 (e);

符合第 5.2(e)条规定的因僵局而导致终止的条件; 或者

(vii) any other reasons for termination stipulated in These Articles arise.

发生公司章程中规定的其他终止事由。

(d) In the event that either Shareholder gives notice where it is entitled to do so pursuant to Article 13.1(c) hereof of a desire to terminate the Company, the Shareholders shall within a period of thirty (30) days after such notice is given conduct negotiations and endeavour to resolve the situation which resulted in the giving of such notice. In the event that matters are not resolved to the satisfaction of the Shareholders within another thirty (30) days of such notice or the non-notifying Shareholder definitely refuses to commence negotiations within the period stated above, each Shareholder shall vote in the Shareholders' Meeting to terminate the Company, and the Board shall submit a termination application to Filing Authorities.

若任一股东行使公司章程第 13.1(c)条规定的通知权，意图终止公司，全体股东应在通知发出后三十（30）天内进行磋商，尽力解决导致发出该通知的情形。若无法在通知后三十（30）天解决该情形让全体股东满意，或者收到通知的股东坚决拒绝在上述期限内进行磋商，各股东应在股东会上就终止公司进行表决，董事会应向备案机构递交终止申请。

(e) For the purpose of this Article 13, the "date of termination" shall be (i) the date of expiration of the Term, if the termination is effected pursuant to paragraph (a) above; (ii) the date of the written agreement of the Shareholders, if the termination is effected pursuant to paragraph (b) above; or (iii) the date that the Shareholders' Meeting votes to terminate the Company, if the termination is effected pursuant to paragraph (c) above.

在本第 13 条中，"终止日"应是指(i)期间届满之日，若终止根据上文(a)款生效；(ii)全体股东达成书面协议之日，若终止根据上文(b)款生效；或者(iii)董事会表决通过终止公司之日；若终止根据上文(c)款生效。

13.2 Buy-Out 收购

(a) In the event that the Company is terminated as a consequence of material breach by either Shareholder in accordance with the terms of the Joint Venture Contract, then the non-breaching Shareholder, or Affiliates or Third Parties designated by the non-breaching Shareholder, shall have the option (the "**Option**") to purchase the equity interest (the "**Equity Interest**") of the breaching Shareholder in the Company at a price equal to Fair Value (as defined below). Such option may be exercised by the non-breaching Shareholder in writing within sixty (60) days after the determination of the value of the Company.

若公司因任何一方实质违约根据合资合同被终止，则守约股东或其指定的关联方或第三方应有权（"**选择权**"）按照公允价值（定义见下文）收购违约股东在公司持有的股权（"**股权**"）。守约股东可在公司价值确定后六十（60）天内以书面形式行使选择权。

(b) The value of the Equity Interest for the purposes of Article 13.2 shall be determined as follows:

在第 13.2 条中，股权的价值应按以下方式确定：

(i) The determination of "**Fair Value**" shall be the price which an Independent Expert (as defined below) shall certify to be in its opinion the fair market value of the Equity Interest. The Shareholders shall promptly provide all information and assistance reasonably requested by the Independent Expert, and the Company shall provide the Independent Expert access to all of its officers, employees, information, records, and facilities as requested by the Independent Expert from time to time in the course of its valuation. In arriving at its opinion, the Independent Expert shall value the Equity Interest on the following bases:

"**公允价值**"应是独立专家（定义见下文）证明其认为股权应具有的公允市场价值。股东应及时提供独立专家合理请求的所有信息和协助，公司应允许独立专家接触、查阅和进入其在评估期间不时要求的公司所有管理人员、

雇员、信息、记录和设施。独立专家应基于以下因素对股权进行评估，得出自己的意见：

(A) the sale is between a willing buyer and a willing seller on the open market;

公开市场上诚意买方和诚意卖方之间的销售；

(B) the sale is taking place on the date of material breach by either Shareholder in the event of a sale pursuant to this Article 13.2;

在任一股东实质违约之日根据第 13.2 条进行的销售；

(C) if the Company is then carrying on its business as a going concern, on the assumption that it shall continue to do so;

若公司继续经营业务，假设公司应继续经营；

(D) the Equity Interest is sold free of all liens; and

股权在出售时没有留置权；以及

(E) any other factors that the Independent Expert should take into account when making a reasonable valuation.

独立专家在进行合理评估时应当考虑的其他因素。

(ii) For this purpose, "**Independent Expert**" means one of PricewaterhouseCoopers, KPMG, Deloitte, Ernst & Young, Grant Thornton or BDO, or one of their respective PRC subsidiaries (collectively, the "**Eligible Accounting Firms**"), appointed upon the written agreement of the Shareholders. In the event that the Shareholders are unable to agree on the Independent Expert within 10 days of the date of exercising the option, SAIC shall select the Independent Expert from among a list of three Eligible Accounting Firms proposed by POET. The Independent Expert shall be engaged to issue a certificate to Shareholders specifying the Fair Value as soon as practicable but in any event within thirty (30) days of its appointment. Any valuation by the Independent Expert is conclusive and binding on the Shareholders in the absence of manifest error. The Independent Expert is appointed as an expert, not as an arbitrator. The costs of the Independent Expert shall be borne by the Company. The Company shall promptly pay any retainer, costs on account, and other fees and amounts on the terms and conditions set out in the engagement documents for the Independent Expert selected pursuant to this paragraph.

在本条中，"**独立专家**"是指普华永道、毕马威、德勤、安永、致同或德豪之一，或其各自的中国子公司（统称"**合格会计师事务所**"），由股东以书面协议形式指定。若股东无法在选择权行使之日起十（10）天内就独立专家达成一致，SAIC 应从 POET 列出的三个合格会计师事务所中挑选独立专家。独立专家应尽快（无论如何不晚于其被任命后三十（30）天）出具公允价值证明给股东。独立专家的评估只要没有明显错误，即具有决定性且对股东均有约束力。独立专家只是专家，不是仲裁员。聘

请独立专家的费用应由公司承担。公司应依据聘请按本条规定挑选的独立专家的相关文件之条款和条件及时支付预付款、成本支出及其他费用款项。

(c) If the Shareholder (the "**Purchasing Shareholder**") fails to exercise the Option within the time stipulated above or notifies the other Shareholder (the "**Selling Shareholder**") in writing that it will not exercise the Option, the Selling Shareholder, or Affiliates or Third Parties designated by the Selling Shareholder, shall have the option to purchase the Equity Interest of the Purchasing Shareholder at a price equal to the value of the Equity Interest determined in accordance with Article 13.2(b). Such option may be exercised by the Selling Shareholder in writing within thirty (30) days after the waiver of option by the Purchasing Shareholder.

若任一股东（"**买方**"）未在上文规定期限内行使选择权或者以书面形式告知另一股东（"**卖方**"）其不行使选择权，则卖方或其指定的关联方或第三方应有权按照根据第 13.2(b)条确定的股权价值收购买方的股权。卖方可在买方放弃选择权后三十（30）天内以书面形式行使选择权。

(d) Until such time as the sale of the interest a Shareholder in the Company to the other Shareholder is completed, the Company shall, to the fullest extent possible, maintain the conduct of its business in the ordinary course of its business.

公司应尽可能维持正常经营，直至任一股东将其在公司持有的权益出售给另一股东。

13.3 Liquidation 清算

(a) In the event that the Company is terminated pursuant to Article 13.1 hereof, and no Shareholder purchases the other Shareholder's interest in the Company in the manner set forth in Article 13.2 hereof and the Shareholders do not agree on a sale of the Company to a Third Party, then the Board shall have the right to, upon the approval of Shareholders' Meeting, appoint a liquidation committee within a period of ten (10) days which shall have the power to represent the Company in all legal matters. The liquidation committee shall value and liquidate the Company's assets in accordance with the Applicable Law and the principles set out therein.

若根据 13.1 条终止公司，任一股东均没有根据公司章程第 13.2 条收购另一股东在公司持有的权益，并且各股东未就将公司出售给第三方达成一致的，经股东会批准，董事会有权在十（10）天内任命清算委员会，该委员会有权代表公司处理所有法律事务。清算委员会应依照适用法律及其中确立的法律原则对公司资产进行评估和清算。

(b) The liquidation committee shall consist of five (5) members. The number of members that shall be appointed by a Shareholder shall be equivalent to the number of directors of the Board that such Shareholder appointed to the Board at that time. Members of the liquidation committee may, but need not be, Board directors, Management Office members or Key Employees. Subject to compliance with the Applicable Law, either Shareholder may also appoint professional advisors to be members of or assist the liquidation committee. The Board shall report the formation of the liquidation committee to any government entity required under the Applicable Law.

清算委员会应由五（5）名成员组成，任一股东任命的成员人数应等于该股东当时任命的董事人数。清算委员会成员可（但无需）是董事、管理层成员或核心员工。在遵守适用法律的前提下，任一股东还可任命专业顾问担任清算委员会成员或协助清算委员。清算委员会的成立应由董事会根据适用法律的规定向任何政府主体报告。

(c) The liquidation committee shall conduct a thorough examination of the Company's assets and liabilities, on the basis of which it shall, in accordance with the relevant provisions of the Joint Venture Contract, develop a liquidation plan which, if approved by the Board, shall be executed under the liquidation committee's supervision.

清算委员会应对公司的资产和负债进行全面彻底清查，并在此基础上，根据合资合同的有关规定，制定清算计划，经董事会批准后，在清算委员会的监督下执行。

(d) In developing and executing the liquidation plan, the liquidation committee shall use every effort to obtain the highest possible price for the Company's assets.

清算委员会在制定和执行清算计划时，应尽一切努力使公司资产实现价值最大化。

(e) In the event of a liquidation of the Company, SAIC shall have preferred rights to receive proceeds from such liquidation up to an amount equal to its invested capital (plus an annual return on investment of eight percent (8%)) as well as all its additional costs and expenses from the available assets of the Company.

若公司清算，SAIC 有权优先通过清算取得收益，金额不超过其投资（加上百分之八（8%）的年投资回报率）以及公司可用资产的所有其他费用和支出。

(f) The liquidation expenses, including remuneration to members and advisors to the liquidation committee, shall be paid out of the Company's assets in priority to the claims of other creditors.

清算费用，包括清算委员会成员和顾问的薪酬，应在公司资产中较其他债权人主张的债权优先支付。

(g) After the liquidation and division of the Company's assets and the settlement of all of its debts, the balance shall be paid over to the Shareholders in proportion to their respective shares of the registered capital of the Company.

公司资产清算、分割并清偿全部债务后，余额应按照股东各自在公司注册资本中的出资比例支付给相应股东。

(h) On completion of all liquidation procedures, the liquidation committee shall complete all other formalities required under the Applicable Law for nullifying the Company's registration. Each Shareholder shall have a right to obtain copies of all the Company's accounting books and other documents at their own expense, but the originals thereof shall be left in the care of SAIC.

清算委员会完成所有清算手续后，应完成适用法律规定的所有其他公司注销手续。任一股东均有权自费获取公司账簿及其他文件的复印件/副本，但原件应由SAIC保管。

ARTICLE 14– MISCELLANEOUS PROVISIONS

第 14 条-其他条款

14.1 Definitions 定义

Defined terms in These Articles shall have the meaning set out in Appendix 1.

公司章程定义的条款如附件一所示。

To the extent that there is any discrepancy between this Articles and the Joint Venture Contract, the Joint Venture Contract shall prevail.

如公司章程与合资合同在内容上有不一致的，应以合资合同为准。

14.2 Language 语言

These Articles shall be made in English and Chinese. To the extent that there is any discrepancy between the Chinese and the English versions, the Chinese version shall prevail.

公司章程应用英文和中文书写。公司章程的两种语言文本应具有相同效力。中英文本有不一致的，应以中文文本为准。

14.3 Effectiveness 效力

These Articles shall become effective on the Establishment Date.

公司章程自成立日生效。

[*Signature Page Follows 签字页入后*]

[Signature Page of the Articles of Association]

Xiamen San'an Integrated Circuit Co., Ltd.	**POET Technologies Inc.**
厦门市三安集成电路有限公司	(Seal 盖章)
(Seal 盖章)	
By:	By:
______________________	______________________
Printed Name 姓名（正楷）	Printed Name 姓名（正楷）
LIN KeChuang (林科闯)	Vivek Rajgarhia
Title 职务:	Title 职务:
Chairman of Board 董事长	President & General Manager 总裁兼总经理
[signature and chop 签章]	[signature and chop 签章]

Appendix 1 Definitions and Interpretations

附件 1：定义和解释

1. Definitions 定义

The following terms shall have the meanings set out below:

下列术语应具有如下含义：

"**Affiliate**" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean ownership of fifty percent (50%) or more of the registered capital, equity share, and/or assets or the power to appoint or elect the majority of the directors of a company.

"**关联方**"是指直接或间接控制任何人、受任何人控制或者与任何人共同受控制的其他人。在本定义中，"控制"（包括含义相关的"控制"、"受控制"和"受共同控制"）是指任何人拥有一间公司的不低于百分之五十（50%）的注册资本、股权和/或资产或者多数董事任命权或选举权。

"**Agreed Capital Increases**" means the further increase of the Registered Capital of the Company through a number of subsequent capital increases in accordance with the provision of the Joint Venture Contract.

"**约定增资**"指根据合资合同的规定，通过后续一系列资本增加，进一步增加本公司的注册资本。

"**Ancillary Agreements**" means all agreements to which the Company and either of the Shareholders are parties and which are set out in the Joint Venture Contract.

"**附属协议**"是指合资合同所列的公司与任一股东订立的所有协议。

"**Applicable Laws**" has the meaning as set forth in Article 1.1.

"**适用法律**"具有第 1.1 条赋予的含义。

"**Board**" has the meaning as set forth in Article 6.1.

"**董事会**"具有第 6.1 条赋予的含义。

"**Business**" has the meaning as set forth in Article 2.2.

"**业务**"具有第 2.2 条赋予的含义。

"**Business Licence**" means the business licence of the Company issued by the SAMR.

"**营业执照**"是指市监局颁发的公司营业执照。

"**CEO**" has the meaning set forth in Article 8.1(a).

"**CEO**"具有第 8.1（a）条赋予的含义。

"**CFO**" has the meaning set forth in Article **Error! Reference source not found.**.

"**CFO**"具有第 8.1(b)条赋予的含义。

"**Company**" means Super Photonics Xiamen Co., Ltd., a limited liability company duly formed and validly existing under the laws of the PRC with its registered address at 6th Floor, No. 799 Min'an Avenue Hong Tang Town, Tong'an District, Xiamen, Fujian 361100, China.

"**公司**" 是指厦门超光集成有限公司，一间根据中国法律成立并合法存续的公司，其注册地址位于中国厦门市同安区洪塘镇民安大道 799 号 6 楼。

"**Deadlock**" has the meaning set forth in Article 5.2(e).

"**僵局**"具有第 5.2(e)条赋予的含义。

"**Establishment Date**" means the issuance date of the Business Licence of the Company.

"**成立日**"是指公司营业执照的签发日期。

"**Filing Authorities**" mean SAMR and/or MOFCOM which are duly authorized by Applicable Law to review, register, approve or file, as the case may be, the Articles of Association and the Joint Venture Contract.

"**备案机构**"是指经适用法律授权审查、登记、核准或备案（视情况而定）公司章程和合资合同的市监局和/或商务部。

"**Force Majeure**" means all events which are beyond the reasonable control and which are unforeseen, or if foreseen, reasonably unavoidable, which arise after the Establishment Date of the Company and which prevent total or partial performance of These Articles and Joint Venture Contract by such Shareholder or the Company. Such events shall include, without limitation, earthquake, typhoon, flood, fire, war, threat of war, blockade, embargo, act of vandalism, lightning, storm, wind, tidal wave, epidemics, strikes and any other events which cannot be foreseen, prevented or controlled, including events which are recognised as Force Majeure in general international commercial practice.

"**不可抗力**"是指在公司成立日期之后发生的、超出合理控制范围、不可预见的或可预见的合理不可避免的所有事件，以及阻止该股东或公司全部或部分履行本条款和合资合同的事件。此类事件包括但不限于地震、台风、洪水、火灾、战争、战争威胁、封锁、禁运、破坏行为、闪电、风暴、风、潮汐、流行病、袭击和任何其他无法预见、预防或控制的事件，包括国际商业惯例中公认的不可抗力的事件。

"**Joint Venture Contract**" means the joint venture contract entered into by SAIC and POET on 21 October 2020.

"**合资合同**"指 SAIC 与 POET 于 2020 年 10 月 21 日签署的合资合同。

"**Key Employees**" mean those employees of the Company on positions set forth in Joint Venture Contract.

"**核心员工**"是指担任合资合同所列职务的公司员工。

"**POET**" has the meaning set forth in Article 1.5.

"**POET**"具有第 1.5 条所赋予的含义。

"**PRC**" means the People's Republic of China, excluding, for the purposes of These Articles, the Hong Kong Special Administrative Region, Macao Administrative Region and Taiwan.

"**中国**"指中华人民共和国，本章程目的下不包括香港、台湾和澳门特别行政区。

"**Renminbi**" or "**RMB**" means the lawful currency of the PRC.

"**人民币**"是指中国的法定货币。

"**SAIC**" has the meaning set forth in Article 1.5.

"**SAIC**"具有第 1.5 条赋予的含义。

"**SAMR**" means the State Administration for Market Regulation of the PRC and/or a local branch thereof, as appropriate to the context, which is the company registration authority in China.

"**市监局**"是指作为中国境内公司注册主管部门的中国国家市场监督管理总局和/或其地方分局（视情况而定）。

"**Shareholders**" has the meaning set forth in Article 1.1.

"**股东**"具有第 1.1 条赋予的含义。

"**Shareholders' Meeting**" means the meeting of the Shareholders of the Company.

"**股东会**"指公司股东的会议。

"**Term**" has the meaning set forth in Article 12.1, as extended pursuant to Article 12.2.

"**期间**"具有第 12.1 条赋予的含义，可根据第 12.2 条延长。

"**These Articles**" means the Articles of Association of the Company as revised and restated herein.

"**公司章程**"指公司的章程（包括公司章程的修订和重述）。

"**Third Party**" means any entity or person other than the Shareholders or their Affiliates.

"**第三方**"是指除股东或其关联方以外的任何实体或人。

2. Interpretation 解释

(a) Headings are inserted for the purposes of reference only and shall not affect or restrict the meaning or interpretation of terms of These Articles;

标题仅供参考，不影响或限制公司章程条款的含义或解释。

(b) The terms expressed in These Articles refer to the provisions contained herein, unless inconsistent with the subject matter they describe or the context herein.

公司章程条款是指公司章程中包含的规定，除非与条款所述标的或公司章程上下文不符。

(c) Any period as set forth herein is calculated based on the calendar year, month, day and hour. Whenever the last day of the period is Sunday or another mandatory public holiday, the day immediately following the holiday is the last day of the period. The last day of the period ends at midnight (twenty-four (24) o'clock) of that day.

公司章程中列明的任何期间按照公历年、月、日和小时计算。若该期间最后一日是周日或其他法定公众节假日，将节假日后的第一日视为期间最后一日。期间最后一日于当日午夜（二十四（24）小时制）结束。

(d) Qualifications for numbers such as "above", "within" and "expires", shall be inclusive; qualifications for numbers such as "after/upon", "less than" and "except for" shall not be inclusive.

对数字的"以上"、"以内"和"届满"等界定应包含本数；对数字的"后/起"、"少于"和"除外"等界定不应包含本数。

SCHEDULE B

附件 B

POET Assembly Technology License Agreement

POET 组装技术许可协议

by and between 由以下双方签订

POET Technologies Inc.

a publicly listed Company duly formed and validly existing in Canada with its registered address of 120 Eglinton Avenue East, Suite # 1107, Toronto, Ontario, Canada

POET Technologies Inc.

一间在加拿大合法设立且有效存续的公司，其注册地址为加拿大安大略省多伦多市艾林顿东街 120 号 1107 室

- hereinafter referred to as "**Licensor**" –

- 以下简称"**许可方**" –

And 和

Super Photonics Xiamen Co., Ltd.

a limited liability company incorporated and existing under the laws of the People's Republic of China with its registered address at 6th Floor, No. 799 Min'an Avenue Hong Tang Town, Tong'an District, Xiamen, Fujian 361100, People's Republic of China

厦门超光集成有限公司

一间根据中华人民共和国法律合法设立且有效存续的有限责任公司，其注册地址是中国厦门市同安区洪塘镇民安大道 799 号 6 楼

- hereinafter referred to as "**Licensee**" –

- 以下简称"**被许可方**" –

- Licensee and Licensor hereinafter collectively referred to as "**Parties**" and individually referred to as "**Party**" -

- 许可方和被许可方以下合称"**双方**"，单独称作"**一方**" -

Date: [ ]2020

日期：2020 年 月 日

Contents 目录

Annexes:

WHEREAS, the Licensor is an innovative optical technology enterprise with special know-how and technology in 100G/200G/400G optical engines which Licensor has developed and is still developing.

鉴于，许可方是一家创新型光学技术企业并拥有其已研发及正在研发的 100G、200G 和 400G 光学引擎的相关特殊专有知识与技术。

WHEREAS, the Licensee is established as a joint venture company between the Licensor and Xiamen San'an Integrated Circuit Co., Ltd. (hereinafter referred to as "**SAIC**"), a limited liability company incorporated and validly existing in Xiamen, People's Republic of China, with its registered address at 6th Floor, No. 799 Min'an Avenue Hong Tang Town, Tong'an District, Xiamen, Fujian 361100, People's Republic of China, by operation of the Joint Venture Contract as defined below, to conduct application design, assembly, test, integration, marketing and sale of 100G/200G/400G optical engines based on the **POET Optical Interposer**™ for data communications and telecommunications applications in China.

鉴于，被许可方系由许可方与厦门市三安集成电路有限公司（以下简称"**SAIC**"）共同设立的合资公司，其作为有限责任公司在中国厦门成立并有效存续，注册地址是中国厦门市同安区洪塘镇民安大道 799 号 6 楼。被许可方通过履行合资合同（定义如下），在中国从事用于数据通信及电信应用的基于 **POET 光学中介层™之** 100G、200G 和 400G 光学引擎的应用设计、组装、调试、集成、营销。

WHEREAS, the shareholders of Licensee have agreed in the Joint Venture Contract (as defined below) that the Licensee shall receive from Licensor certain of Licensor's know-how and technology for the assembly of Optical Engines based on the POET Optical Interposer, including pick-and-place assembly of components, hermetic sealing, laser burn-in singulation, testing and yield management of Optical Engines, at device and wafer-level as contributions in-kind by the Licensor to the registered capital of the Licensee.

鉴于，被许可方的股东在合资合同（定义如下）中同意被许可方应从许可方处获得基于 POET 光学中介层的光学引擎组装专有知识和技术，包括设备和晶圆级别的元件上下料组装、气密密封、激光老化切割，光学引擎的测试和良率管理，以作为许可方对被许可方注册资本的实物出资。

NOW THEREFORE, the Parties agree as follows:

有鉴于此，双方同意如下：

Article 1 Definitions

第一条 定义

The following terms shall have the meanings set out below:

下列术语应具有如下含义：

1.1 "**Affiliate**" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect

to any Person, shall mean ownership of fifty percent (50%) or more of the registered capital, equity share, and/or assets or the power to appoint or elect the majority of the directors of a company.

“**关联方**”是指直接或间接控制任何人、受任何人控制或者与任何人共同受控制的其他人。在本定义中，“控制”（包括含义相关的“控制”、“受控制”和“受共同控制”）是指任何人拥有一间公司的不低于百分之五十（50%）的注册资本、股权和/或资产或者多数董事任命权或选举权。

1.2 "**Adviser**" means the term as set forth in Article 9.1.2.

“**顾问**”见本协议第 9.1.2 条的规定。

1.3 "**Agreement**" means this Technology License Agreement including all Annexes and any matters specifically incorporated herein by reference and made a part hereof.

“**协议**”是指本技术许可协议，包括所有附件以及通过引用明确并入本协议并成为其一部分的任何内容。

1.4 "**China Territory**" means the term as set forth in Article 3.1.2.

“**中国地区**”见本协议第 3.1.2 条的规定。

1.5 “**Components**” means the components to be assembled with/integrated in 100G/200G/400G optical engines which are supplied by SAIC and listed in Annex 1.

“**元件**”是指在附件 1 中列明由 SAIC 提供的组装或嵌入 100G/200G/400G 光学引擎的元件。

1.6 "**Confidential Information**" means any information and data, including without limitation, any kind of business, commercial or technical information and data disclosed between the Parties in connection with the implementation of this Agreement, irrespective of the medium in which such information or data is embedded, which is not public. Confidential Information shall include any copies or abstracts made thereof as well as any apparatus, modules, samples, prototypes or parts thereof. Documentation and Licensed Know-how shall in any event qualify as Confidential Information.

“**保密信息**”是指双方为实施本协议披露的任何不公开的信息和数据，包括但不限于双方就本协议的实施而披露的任何业务、商业或技术信息和数据，且不论这些信息或数据的存储媒介。保密信息应包括其制成的任何副本或摘要，以及其任何仪器、模块、样品、原型或零件。在任何情况下，文件和许可专有技术均应视为保密信息。

1.7 "**Documentation**" means the Licensed Know-how in recorded form and the user manuals in either printed or machine-readable form as made available from Licensor to Licensee and listed in Annex 2.

“**文件**”指附件 2 所列由许可方提供给被许可方的许可专有技术记录以及用户手册印刷品或机读文档。

1.8 "**Effective Date**" means the date this Agreement enters into force as per Article 12.1.

“**生效日期**”指按第 12.1 条规定本协议生效的日期。

1.9 "**Foreground IP**" means the term as set forth in Article 8.1.

“**前景知识产权**”见本协议第 8.1 条的规定。

1.10 "**Joint Venture Contract**" means the joint venture contract between the Licensor and SAIC for the establishment of the Licensee.

“**合资合同**”是指许可方和 SAIC 就被许可方的设立订立的合资合同。

1.11 “**Licensed Know-how**” means all technical information relating to the assembly of Optical Engines based on the POET Optical Interposer, including pick-and-place assembly of components, hermetic sealing, laser burn-in singulation, testing and yield management of Optical Engines, at device and wafer-level which are provided by the Licensor to the Licensee from time to time in any format.

“**许可专有技术**”指许可方以任何形式不时提供给被许可方的基于 POET 光学中阶层的光学引擎组装的所有相关技术信息，包括设备和晶圆级别的元件上下料组装、气密密封、激光老化切割、光学引擎的测试和良率管理。

1.12 "**Licensed Patents**" means all patents, utility models and design patents set out in Annex 4.

“**许可专利**”是指附件 4 所列的所有专利、实用新型和外观设计专利。

1.13 "**PRC**" means the People’s Republic of China excluding, for the purpose of this Agreement, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.

“**中国**”指中华人民共和国，就本协议而言，不包括香港特别行政区、澳门特别行政区和台湾。

1.14 "**Product Registrations**" has the meaning ascribed to it in Article 4.1.

“**产品注册**”见本协议第 4.1 条的规定。

1.15 “**Renminbi**” or “**RMB**” means the lawful currency of the PRC.

“**人民币**”指中国的法定货币。

1.16 "**Term**" means the term of this Agreement as established in Article 12 hereof.

“**期限**”指本协议第 12 条设立的本协议期限。

Article 2 Documentation

第二条 文件

2.1 Licensor hereby grants to Licensee in PRC, the non-transferable and exclusive right and license (without the right to sub-license to copy, to modify, and/or to translate) the

Documentation and/or parts thereof, for the sole purpose of making use of the rights and licenses granted under Article 3.1. In case of any discrepancy between any copied and/or modified and/or translated version of the Documentation and the Documentation as delivered by Licensor, the Documentation as delivered by Licensor shall prevail. Licensee shall indemnify Licensor and hold Licensor harmless against claims arising from use of Documentation based on documentation that is inapplicably or inappropriately amended or translated from the original language by or through Licensee.

仅为使用根据第 3.1 条授予的权利和许可，许可方在此授予被许可方在中国境内的、不可转让的且独占的文件和/或其部分相关权利和许可（不含复制、修改和/或翻译文件和/或其部分的转许可权）。如果文件的任何复印和/或修改和/或翻译版本与许可方发送的文件存在不一致之处，应当以许可方发送的文件为准。被许可方应赔偿许可方因使用由被许可方或通过被许可方不适用或不当修改或翻译原语言的文件而遭受的索赔，并应使许可方免受该等损失。

2.2 The Documentation will be:

文件将：

(i) complete and correct considering the purpose of the license granted under Article 3.1;

符合第 3.1 条授予许可之目的的完整和正确要求；

(ii) in the form and manner as available at Licensor at the delivery date;

在交付日期以许可方提供的格式和方式提供；

(iii) based on Licensor's standards and specifications;

根据许可方的标准和规范；

(iv) in metric measurements;

采用公制计量单位；

(v) in Chinese or English at the discretion of Licensor. Licensor is not responsible for checking and/or ensuring that any translation made by the Licensee is accurate and up to date with the Documentation at any time.

由许可方酌情决定使用中文或英文。许可方在任何时候均不负责检查和/或确保被许可方对文件的任何翻译都是准确的和最新的。

2.3 The Documentation and all documents and other information supplied to Licensee under this Agreement are and remain the property of Licensor. The Documentation may include documents or information belonging to third parties, which Licensor is entitled to provide to Licensee. For the purposes of this Agreement, those documents and information are deemed the property of Licensor. The Documentation and any copies thereof will be subject to the provisions on confidentiality hereunder. The copyright regarding these documents shall be and remain at any time with Licensor.

根据本协议向被许可方提供的文件以及所有文档和其他信息是且始终是许可方的财产。文件可能包括许可方有权向被许可方提供的、属于第三方的文档或信息。就本协议而言，这些文档和信息被视为许可方的财产。文件及其任何副本将受以下保密条款的约束。这些文档的版权应属于且始终属于许可方。

2.4 Delivery of Documentation will be performed at the time the respective Licensed Know-how is granted in accordance with the schedule set out in **Annex 3** at the seat of Licensee. Delivery shall be limited to hard copies consisting of two (2) sets of Documentation as set out in **Annex 2**, or where deemed necessary in another format (DVD etc.) chosen by Licensor. The hard copy shall be clearly marked with reference to this Agreement and the number of delivered pieces. Licensee shall confirm in writing receipt of any and all Documentation at the time of delivery. The process of delivery shall be documented and signed jointly by the Parties.

文件将根据**附件 3** 中规定的相应许可专有技术的许可时间表在被许可方所在地进行交付。交付应限于**附件 2** 规定的由两（2）套纸质副本，或者在必要时以许可方选择的其他格式（如 DVD 等）提供。纸质副本应明确标出参考本协议及交付件数。被许可方应在交付时以书面形式确认已收到所有文件。交付过程应由双方共同记录和签署。

2.5 Licensee shall inspect all Documentation supplied by Licensor under this Agreement immediately upon delivery. If any part of the Documentation is missing or found incorrect, Licensee shall without delay inform Licensor of such fact in writing and clearly specify the missing or incorrect part. Licensor will exercise normal care in verifying the accuracy and completeness of the Documentation furnished to Licensee.

被许可方应在交付时立即检查许可方根据本协议提供的所有文件。如果文件的任何部分缺失或被发现不正确，被许可方应毫不迟延地以书面形式通知许可方此类事实，并明确指明缺失或不正确的部分。许可方在核实向被许可方提交的文件的准确性和完整性时，将行使常规注意义务。

2.6 Licensor will not be liable to provide more Documentation than existing and in use at Licensor at the time of actual delivery. If the Documentation should contain an omission, defect, error, mistake or ambiguity, Licensor will correct that omission, defect, error, mistake or ambiguity upon notification of Licensee or when it becomes otherwise known. Claims for correction expire at the latest six (6) months after actual delivery of the respective Documentation. Licensor will not be liable to Licensee or any third party for damage, whether direct or consequential, arising or alleged to arise from Licensee's use, modification or translation of such Documentation.

许可方没有责任提供超出许可方在实际交付时现有和使用的文件。如果文件包含省略、瑕疵、差错、错误或模棱两可之处，则许可方将在收到被许可方通知或以其他方式知悉时纠正该省略、瑕疵、差错、错误或模棱两可之处。更正请求权在相应文件交付后最迟六个月失效。对于因被许可方使用、修改或翻译此类文件而造成的或据称造成的直接或间接损失，许可方不对被许可方或任何第三方承担任何责任。

Article 3 License Granted by Licensor to Licensee

第三条 许可方授予被许可方的许可

3.1 As part of the Licensor's contributions to the registered capital of the Licensee, pursuant to the terms and conditions of this Agreement and subject to the licensing schedule set out in **Annex 3**, Licensor hereby grants to Licensee for the term of the Licensee's operations:

作为许可方对被许可方注册资本的出资的一部分，根据本协议的条款和条件及**附件 3** 中列出的许可时间表，在被许可方的经营期限内，许可方特此向被许可方授予：

3.1.1 a royalty-free, sole and exclusive license to use the Licensed Know-how and Licensed Patent in relation to CWDM4 configuration 100G/200G Optical Engines that utilize Licensor's Optical Interposer for the use for data communication and telecommunication applications, with 'sole and exclusive' meaning that Licensor will not grant such license to any third party, nor will it undertake to manufacture and/or sell Optical Engines utilizing the Optical Interposer on its own to compete with the Licensee for data communication and telecommunication applications; and

免许可费、排他且独占的许可，以使用与许可方的光学中介层用于数据通信和电信应用的 CWDM4 配置 100G/200G 光学引擎有关的许可专有技术和许可专利，"排他且独占"是指许可方不会将此类许可授予任何第三方，也承诺不会自行使用光学中介层制造和/或销售光学引擎以与被许可方在数据通信和电信应用领域内开展竞争；以及

3.1.2 a royalty-free and exclusive license to use the Licensed Know-how and Licensed Patent in relation to DR4/FR4 configuration 400G Optical Engines that utilize Licensor's Optical Interposer for the use for data communication and telecommunication applications manufactured and sold in PRC, Taiwan, Macao and Hong Kong ("**China Territory**"), with exclusive meaning that Licensor will not grant such license to any third party in the China Territory for manufacturing and/or sale in the China Territory for data communication and telecommunication applications.

免许可费和独占的许可，以使用与许可方的光学中阶层用于在中国、台湾、澳门和香港（"**中国地区**"）制造和销售的与许可方的光学中介层用于数据通信和电信应用的 DR4/FR4 配置 400G 光学引擎有关的许可专有技术和许可专利，独占的含义是许可方不会将此类许可授予中国地区的任何第三方以在中国地区内为数据通信和电信应用进行制造和/或销售。

3.2 The technology licenses under Article 3.1 shall be:

第 3.1 条下的技术许可应为：

3.2.1 granted without the ability to sub-license or transfer the respective license or its subject matter to any third party. Licensor shall continue to own Licensed Know-how and Licensed Patent and be able to freely exploit it; and

不可向任何第三方转许可或转让的相应许可或其标的。许可方应继续拥有许可专有技术和许可专利，并能够自由利用；以及

3.2.2 expanded to other configurations of the 100G/200G and 400G Optical Engines upon request by the Licensee, subject to agreement among the Parties on the timing and cost of providing the related designs.

应被许可方的要求，扩展到 100G/200G 和 400G 光学引擎的其他配置，但受制于双方就提供相关设计的时间和成本所达成的协议。

3.3 Licensor shall grant Licensee access to the Licensed Know-how by way of delivering to Licensee the Documentation as specified in Article 2.

许可方应通过向被许可方交付第 2 条规定的文件向被许可方授予许可专有技术的访问权。

3.4 The license of use right to the Licensed Know-how and Licensed Patent is limited only to the purpose set forth in Article 3.1 of this Agreement. In case that Licensee intends to use the Licensed Know-how and Licensed Patent for any other purpose, including but not limited to the development and/or the operation of other products, it shall separately conclude a related written agreement covering all relevant aspects (including, without limitation, compensation to the Licensor) with the Licensor in advance.

许可专有技术和许可专利的使用权许可仅限于本协议第 3.1 条规定的目的。如果被许可方打算将许可专有技术和许可专利用于任何其他目的，包括但不限于其他产品的开发和/或运营，则应提前与许可方另行订立涵盖所有相关方面的相关书面协议（包括但不限于补偿许可方）。

3.5 The Licensee shall immediately notify the Licensor in writing, giving full particulars, if any of the following matters come to its attention:

如果发现以下任何情况，被许可方应立即书面通知许可方，并提供详细信息：

3.5.1 any actual, suspected or threatened infringement of any of the Licensed Patents;

任何实际、涉嫌或潜在的许可专利侵权；

3.5.2 any actual, suspected or threatened unauthorized disclosure, misappropriation or misuse of the Licensed Know-how;

任何实际、涉嫌或潜在的未经授权的对许可专有技术的披露、盗用或滥用；

3.5.3 any actual or threatened claim that any of the Licensed Patents is invalid;

关于任何许可专利无效的实际或潜在的任何主张；

3.5.4 any actual or threatened opposition to any of the Licensed Patents;

对任何许可专利的实际或潜在的任何反对；

3.5.5 any claim made or threatened that exploitation of any of the Licensed Patents or the Licensed Know-how infringes the rights of any third party;

任何已经提出的或潜在的主张认为使用许可专利或许可专有技术侵犯了任何第三方的权利；

3.5.6 any person applies for, or is granted, a patent by reason of which that person may be, or has been, granted, rights which conflict with any of the rights granted to the Licensee under this Agreement;

任何人申请或被授予专利，且该人可能或已经被授予与本协议下授予被许可方的任何权利相冲突的权利；

3.5.7 any application is made for a compulsory license under any Licensed Patent; or

任何在许可专利下的强制许可申请；或

3.5.8 any other form of attack, charge or claim to which the Licensed Patents or Licensed Know-how may be subject.

许可专利或许可专有技术可能遭受的任何其他形式的攻击、指控或主张。

3.6 Obligation to notify

通知义务

In respect of any of the matters listed in Article 3.5:

关于第 3.5 条所列事项：

3.6.1 the Licensor shall, in its absolute discretion, decide what action, if any, to take;

许可方应自行酌情决定采取何种行动（如有）；

3.6.2 the Licensor shall have exclusive control over, and conduct of, all claims and proceedings;

许可方应独占控制所有索赔和诉讼程序并对其进行处理；

3.6.3 the Licensee shall not make any admissions other than to the Licensor and shall provide the Licensor with all assistance that it may reasonably require in the conduct of any claims or proceedings;

被许可方不得进行任何承认（向许可方承认除外），并应在进行任何索偿或诉讼时根据许可方合理的要求提供所有协助；

3.6.4 the Licensor shall indemnify the Licensee from

许可方应向被许可方补偿

(i) any costs of the defense,

任何辩护费用

(ii) any settlement,

任何和解

(iii) any fines levied, and/or

征收的任何罚款，和/或

(iv) damages awarded

赔偿金

for the infringement of third parties' rights by the use of the Licensed Know-how and Licensed Patents, but only after a final determination by a court of appropriate jurisdiction that the use of the Licensed Know-how and Licensed Patents by the Licensee in full compliance with this Agreement has been the cause for the infringement of such third parties' rights, and subject to a maximum liability of the Licensor under this clause 3.6.4 of an amount equal to the total investment amount made by SAIC at the time of the final judgement in relation to Licensor's liability under this clause; and

就使用许可专有技术和许可专利侵害第三方权利的情况，前提是拥有管辖权的法院最终裁定被许可方在完全遵守本协议的情况下使用许可专有技术和许可专利导致侵犯第三方权利，并且受制于本第 3.6.4 条的规定，许可方的最高责任为关于许可方在本条款下责任的最终判决做出时 SAIC 的总投资额；和

3.6.5 the Licensor shall bear the cost of any proceedings and shall be entitled to retain all sums recovered in any action for its own account.

许可方应自行承担任何法律程序的费用，并有权保留在任何诉讼中追回的所有款项。

3.7 The Licensee agrees not to commence any infringement actions in respect of any of the matters listed in Article 3.5, unless otherwise agreed in writing by the Licensor.

除非获得许可方的书面同意，否则被许可方同意不对第 3.5 条中所列的任何事项提起任何侵权诉讼。

Article 4 Product Registrations

第四条 产品注册

4.1 The 100G/200G/400G optical engines may require regulatory approvals, filings, registrations or other authorisations from government regulatory bodies in China for its production, marketing and/or sale in respective territory provided in Article 3.1 (the "Product Registrations"). For such purpose, Licensee may initiate respective applications upon the prior written consent of the Licensor. Licensee shall, when preparing document submissions and meeting with government regulatory bodies or other third parties, observe its confidentiality obligations under Article 9 and disclose only such Confidential Information, as defined below, as absolutely necessary for the purpose of the Product Registrations. The Licensor has the right to participate in any related meetings of Licensee with third parties and review Product Registration application documents prior to submission.

100G/200G/400G 光学引擎可能需要获得中国政府监管部门的监管批准、备案、注册或其他授权以在第 3.1 条规定的相应地域内开展生产、推广和/或销售（“产品注册”）。

为此，被许可方可以在事先获得许可方的书面同意的情况下提出相应的申请。被许可方在准备文件提交并与政府监管机构或其他第三方会面时，应根据第 9 条遵守保密义务，并仅披露为产品注册目的绝对必要的保密信息（定义如下）。许可方有权参加被许可方与第三方的任何相关会议，并有权在产品注册申请文件提交之前进行审查。

4.2 Product Registrations may be held in the name of the Licensee if so required by mandatory laws. Licensee shall provide the Licensor with up-to-date copies of any Product Registration certificates and related correspondence with government regulatory bodies or filing agents upon Licensor's request.

如系法律强制性要求，产品可以以被许可方的名义进行注册。被许可方应根据许可方的要求，向许可方提供任何产品注册证书的最新副本以及与政府监管机构或备案代理人的有关往来信件。

Article 5 Records and Audits

第五条 记录与审计

5.1 Licensee shall itself keep accurate and complete books and records concerning any 100G/200G/400G optical engines manufactured and sold in the respective territory. The books and records shall include, without limitation, the date of the transaction involving sales of 100G/200G/400G optical engines, the respective net price and the number of items sold.

被许可方应自行保存在相应地域内生产和销售的任何 100G/200G/400G 光学引擎的准确和完整的账簿和记录。账簿和记录应包括但不限于销售 100G/200G/400G 光学引擎的交易日期、对应的净价和已售物品的数量。

Article 6 Trade names and marks

第六条 商号和商标

6.1 Licensee shall distribute, sell or otherwise make available 100G/200G/400G optical engines manufactured by it in accordance with relevant agreements concluded between the Parties. 100G/200G/400G optical engines distributed, sold or otherwise made available on respective territory's market provided in Article 3.1 shall bear the "POET" designation as stipulated and agreed on in a separate POET Trademark and Name License Agreement between the Licensor and the Licensee.

被许可方应根据双方达成的有关协议分销、销售或以其他方式提供由其制造的 100G/200G/400G 光学引擎。在第 3.1 条规定的对应地域市场内分销、销售或以其他方式提供的 100G/200G/400G 光学引擎应根据许可方与被许可方之间另行订立的 POET 商标和名称许可协议中规定和约定带有"POET"标识。

6.2 Licensee acknowledges that the exclusive ownership of Licensor's trade names and marks and any registration thereof and goodwill applicable thereto is vested in the Licensor. Licensee agrees to refrain from applying for any registration or other form of protection for any name, mark or other designation owned or used by or relating to the

Licensor or any Affiliate of Licensor, and also agrees to refrain from applying anywhere in the world for registration of any trademark, trade name, or domain name of Licensor or its Affiliates or any trademark, trade name, or domain name that is confusingly similar to those of Licensor or its Affiliates.

被许可方承认，许可方的商号、商标及与之相关的任何注册和适用商誉均归许可方专有。被许可方同意不就许可方或其任何关联方拥有、使用或与其相关的任何商号、商标或其他标识申请任何注册或其他形式的保护，还同意不在全球任何地区申请注册许可方或其关联方的任何商标、商号或域名或者与该等商标、商号或域名混淆性近似的商标、商号或域名。

Article 7 Supplies by Licensor

第七条 许可方的供应

7.1 For the Term of this Agreement, Licensee shall procure from Licensor, and Licensor shall supply exclusively to the Licensee, Optical Interposers designed for 100G and 200G Optical Engines. In the event that Licensor is unable to provide Optical Interposers to Licensee, the Board of Licensee shall decide unanimously to source Optical Interposers from a third-party supplier. Licensor and SAIC shall ensure that approval of sourcing from a third-party supplier by each director appointed by such party is not unreasonably withheld or delayed. Relevant reasons to withhold approval may include unreasonable additional cost or substantial breach of commitments to Licensee's customers caused by the procurement from such third-party supplier. The final selection of the third-party supplier shall be made by Licensor. Upon Board approval, Licensor shall license and qualify the third-party supplier of Optical Interposers for Optical Engines to the Licensee in accordance with the provisions of Joint Venture Contract.

在本协议期限内，被许可方应从许可方处获得，且许可方应向被许可方独家提供为 100G 和 200G 光学引擎设计的光学中介层。如果许可方无法向被许可方提供光学中介层，被许可方的董事会应一致决定从第三方供应商处采购光学中介层。许可方和 SAIC 应确保各方任命的董事就向第三方供应商采购一事不会无合理理由拒绝或延迟做出同意。相关的拒绝做出同意的理由可能包括向第三方供应商采购光学中介层会额外增加不合理的支出或实质违背被许可方对其客户的承诺。对第三方供应商的最终选择应由许可方决定。在董事会同意的情况下，许可方应按照合资合同的规定，向被许可方许可并限定的用于光学引擎的光学中介层的第三方供应商。

7.2 All other parts and raw material (except Components) may be sourced by Licensee at its sole discretion from third party sources.

其他零件和原材料（元件除外）可以由被许可方自行酌情决定从第三方采购。

7.3 Licensor shall provide to Licensee certain technical services in relation to the assembly of Optical Engines. Licensee may decide in its sole discretion whether or not to use such technical services. Licensor shall be paid remuneration for any technical services requested by and provided to Licensee at agreed market rates. The technical services under the Technical Services Agreement may be provided by Licensor by itself or through any of its Affiliates.

许可方应向被许可方提供有关光学引擎组装的技术服务。被许可方可以自行决定是否使用此类技术服务。许可方应按商定的市场价格根据被许可方要求向被许可方提供任何技术服务并取得报酬。技术服务协议下的技术服务可以由许可方提供，也可以通过其任何关联方提供。

Article 8 Foreground IP

第八条 前景知识产权

8.1 During the Term of this Agreement, Licensee shall continuously inform Licensor of any technical information, improvements, development, modifications, inventions, amendments, derivative works, software or documentation made or acquired by Licensee and arising from Licensor's Know-how, Licensed Patents, Documentation or Confidential Information (together the "Foreground IP"). Licensee shall continuously forward to Licensor the pertaining written or otherwise recorded technical information as soon as available to Licensee.

在本协议期限内，被许可方应持续告知许可方由被许可方制作或获得的或从许可方的专有技术、许可专利、文件或保密信息（统称"前景知识产权"）中衍生的任何技术信息、改进、开发、修改、发明、修订、衍生作品、软件或文档。被许可方应尽快将其书面或以其他方式记录的有关技术信息持续转发给许可方。

8.2 Licensee's Foreground IP shall be owned by Licensee and Licensee and/or its Affiliates shall, subject to Article 9 – Confidentiality – and subject to its obligation to keep Licensed Know-how protected as Licensor's ownership and unaffected by any application for statutory protection, be entitled to apply for any statutory protection in regard of Foreground IP. In the event Licensee (i) makes an invention which represents Foreground IP; and (ii) decides not or only limited in scope (e.g. limited by country or technical scope) to apply for statutory protection for such invention (e.g. via patent or utility model) Licensee shall reasonably in advance of any time limits offer the (remaining) rights under such invention to Licensor with the right to apply for respective statutory rights subject to the registration of the patent application right assignment agreement with the relevant authorities. In case Licensor decides to take over the invention, (i) Licensor shall bear its own costs and (ii) Licensee shall receive a right to use such invention and the respective intellectual property rights arising out of such invention according to the terms of this Agreement.

被许可方的前景知识产权应归被许可方所有，并且被许可方和/或其关联方应受制于第9条（保密）的规定，并受制于其保持许可专有技术为许可方所有且不受任何法定保护申请的影响的义务，有权申请有关前景知识产权的任何法定保护。如果被许可方（i）进行了代表前景知识产权的发明；（ii）决定不或仅在限制范围内（例如，受国家或技术范围的限制）为此类发明申请法定保护（例如，通过专利或实用新型）。被许可方应在任何时限之前向许可方合理提供此类发明下的（其他）权利，申请相应法定权利的权利须在有关部门注册专利申请权转让协议。如许可方决定接管发明，（i）许可方应自行承担其费用，并且（ii）被许可方应获得根据本协议的条款使用该发明的权利以及该发明产生的相应知识产权。

8.3 Licensee shall grant and hereby grants to Licensor the world-wide, royalty-free, perpetual and irrevocable right and license with the right to sub-license to use and to have used any Foreground IP. Licensee shall ensure that – in the event Licensee sells

any Foreground IP to a third party such third party shall be bound and accept the rights granted to Licensor under this Agreement. In case of sublicense of Foreground IP by Licensor to any other party, the Parties shall discuss the relevant terms and conditions (including royalty fee to be paid to Licensee) on case by case basis.

被许可方应向许可方授予并在此授予许可方在全球范围内的、免许可费的、永久的且不可撤销的权利和许可，以及转许可使用和已使用的任何前景知识产权的权利。被许可方应确保，如果被许可方向第三方出售任何前景知识产权，则该第三方应受本协议约束并接受根据本协议授予许可方的权利。如果许可方将前景知识产权转许可给任何其他方，则双方应逐案讨论相关的条款和条件（包括支付给被许可方的许可费）。

8.4 With regard to such Foreground IP developed or otherwise acquired by Affiliates of Licensee, Licensee shall ensure that it receives sufficient rights from such Affiliates in order to offer and grant to Licensor the rights as described in this Article.

对于被许可方的关联方开发或以其他方式获得的前景知识产权，被许可方应确保从此类关联方获得足够的权利，以向许可方提供和授予本条所述的权利。

Article 9 Confidentiality

第九条 保密

9.1 All Confidential Information

所有保密信息

9.1.1 shall be used by the receiving Party exclusively for the performance of the obligations or purposes set forth in this Agreement, unless otherwise expressly agreed to in writing by the disclosing Party;

应仅限接收方为履行本协议规定的义务或目的使用，除非披露方另行以书面方式明确同意；

9.1.2 shall not be distributed or disclosed in any way or form by the receiving Party to anyone except to the employees of the receiving Party or those employees of its Affiliate and except to legal advisers or bankers advising the receiving Party and/or its Affiliate with regard to the performance of the obligations or purposes set forth in this Agreement ("**Advisers**"), who each of them reasonably need to know such Confidential Information for the performance of the obligations or purposes set forth in this Agreement and who are bound to confidentiality either by their employment agreement or otherwise in writing to an extent not less stringent than the obligations imposed on the receiving Party under this Agreement. Prior to any disclosure to an Affiliate or to an Adviser, the receiving Party (i) must have in place a written agreement with such Affiliate or such Adviser imposing on such Affiliate or on such Adviser confidentiality obligations in respect of the Confidential Information not less stringent than the obligations imposed on the receiving Party under this Agreement, and (ii) provide the disclosing Party a copy of such written agreement with the respective Affiliate or Adviser;

不应被接收方以任何方式或形式向任何人分发或披露，除了接收方的员工或接收方关联方的员工以及为接收方和/或其关联方履行本协议规定的义务或目的提供意见的法律顾问或银行（“**顾问**”），前述人员为履行本协议规定的义务或目的确有合理需要知道该等保密信息，并依据其雇佣协议或以其它书面形式负有保密义务，程度不低于本协议规定的接收方保密义务的严格程度。在向某一关联方或顾问披露前，接收方（i）必须与该等关联方或该等顾问就该等关联方或该等顾问将对于保密信息负有保密义务且程度不低于本协议规定的接收方保密义务的严格程度达成书面协议，以及（ii）向披露方提供与相应关联方或顾问签署的此类书面协议的副本。

9.1.3 shall be kept confidential by the receiving Party; and

应由接收方保密；以及

9.1.4 shall remain the property of the disclosing Party.

应仍为披露方的财产。

9.2 The obligations under Article 9.1 shall not apply, however, to any information which:

但第 9.1 条的义务不应适用于以下任何信息：

9.2.1 was in the receiving Party's possession without confidentiality obligation prior to receipt from the disclosing Party;

接收方在从披露方接收前已经知晓且不承担保密义务的信息；

9.2.2 is at the time of disclosure already in the public domain or subsequently becomes available to the public through no breach by the receiving Party of this Agreement;

在披露时已经进入公共领域或者随后非因接收方违反本协议而为公众所知晓的信息；

9.2.3 is lawfully obtained by the receiving Party from a third party without an obligation of confidentiality, provided such third party is not, to the receiving Party's knowledge, in breach of any confidentiality obligation relating to such information;

接收方从第三方处合法获得的且不需承担保密义务的信息，只要据接收方所知该第三方没有违反该保密信息的任何保密义务；

9.2.4 is developed by the receiving Party independently from Confidential Information or under the exceptions as set out in Article 9.2.1-9.2.3 or 9.2.5; or

由接收方不依赖保密信息独立开发得到的或属于第 9.2.1-9.2.3 或 9.2.5 条规定的例外情形的信息；或

9.2.5 is approved for release by written agreement of the disclosing Party.

由披露方通过书面协议许可发布的信息。

The Party seeking the benefit of such exception shall bear the burden of proving its existence.

希望从该等例外中受益的一方应承担证明该例外存在的举证责任。

The receiving Party may disclose information of the disclosing Party if the receiving Party is required to do so by any ruling of a governmental or regulatory authority within its scope of competency or court or by mandatory law, provided that written notice of such ruling is given without undue delay to the disclosing Party so as to give the disclosing Party an opportunity to intervene and provided further that the receiving Party uses reasonable efforts to obtain assurance that the information will be treated confidentially. Information which is disclosed in such way must be marked "Confidential".

如果任何政府或监管机构或法院在其职权范围内的裁决或强制性法律规定要求接收方披露披露方的信息，接收方可以披露该等信息，前提是该规定/裁决被毫不迟延地书面通知披露方以使披露方有机会干预，并且接收方采取了合理的努力以获得该等信息将被保密的保证。以上述方式披露的信息应被标明“保密”。

9.3 The receiving Party will derive no rights of any kind, in particular no rights of prior use, from the fact that they as a result of the Confidential Information may possibly obtain knowledge of patentable inventions for which the other Party may possibly apply for Intellectual Property Rights. The receiving Party shall not be entitled to file for patents or other statutory protection in any country based on or using any information received hereunder, and any such patent or statutory protection must be transferred to the disclosing Party upon its request and without any charge.

接受方不得基于其通过保密信息而可能获得可注册专利发明的相关知识（该知识可能被另一方用以申请知识产权）这一事实而获得任何权利，尤其是在先使用权。接收方无权基于或使用在本协议项下收到的任何信息在任何国家申请专利或任何法律保护，并且任何该等专利或法律保护必须根据披露方的请求免费地转让移至披露方。

9.4 All information disclosed between the Parties including those exchanged electronically and/or on record-bearing media, as well as any copies thereof, shall, upon termination or expiration of this Agreement and respective written request of the disclosing Party, at the receiving Party's discretion, either be returned to the disclosing Party or be destroyed by the receiving Party after termination or expiration of this Agreement. This shall not include copies of electronically-exchanged information made as a matter of routine information technology backup. Such request shall be made in writing by the disclosing Party to the receiving Party within ninety (90) days after expiration or termination of this Agreement. In case of destruction, the receiving Party shall confirm in writing such destruction to the disclosing Party within fourteen (14) days after receipt of the respective request.

双方之间互相披露的所有信息，包括以电子和/或录音介质交换的内容以及其任何副本，应在本协议终止或期满之时经披露方书面请求，由接收方酌情决定归还披露方或在本协议终止或期满后由接收方销毁。此类信息不应包括作为日常信息技术备份的电子交换信息的副本。披露方应在本协议期满或终止后的九十（90）天内以书面形式发出接受方请求。如遇销毁的情形，接受方应在收到相关请求后十四（14）天内就该等销毁向披露方书面确认。

This Article 9.4 shall not apply to disclosed information or copies thereof which (i) the receiving Party is entitled to use after the expiration or termination of this Agreement, (ii) must be stored by the receiving Party or its consulting firm according to mandatory law, provided that such information or copies thereof shall be subject to an indefinite confidentiality obligation according to the terms and conditions set out herein.

本第 9.4 条不适用于以下披露的信息或其副本：（i）接收方在本协议期满或终止后有权使用的，（ii）根据强制性法律规定接收方或其咨询公司必须存储的信息，前提是该信息或其副本应根据本协议的条款和条件无限期予以保密。

9.5 The obligations of this Article 9 shall survive ten (10) years after termination or expiration of this Agreement.

本第 9 条的义务应在本协议终止或期满后的十（10）年内继续有效。

Article 10 Warranty and Liability

第十条 担保及责任

10.1 During the term of this Agreement Licensor undertakes to use all reasonable efforts at its own costs to correct all errors, if any, found in the Documentation in accordance with Article 2.6 above.

在本协议期限内，许可方承诺尽一切合理努力根据第 2.6 条纠正错误（如有），并自行承担相关费用。

10.2 Article 10.1 shall apply mutatis mutandis to Licensee with respect to any license of Foreground IP.

对于前景知识产权的任何许可，第 10.1 条应参照适用于被许可方。

10.3 Licensor warrants, to the best of the Licensor's knowledge, the Licensed Know-how and Licensed Patents do not infringe any patent, copyright, trademark or trade secret of a third party.

许可方保证，据许可方知晓，许可专有技术和许可专利不侵犯第三方的任何专利、著作权、商标或商业秘密。

10.4 Except as provided in Articles 10.1 through 10.3, neither Party gives any warranty or assumes any responsibility or liability with respect to any technical information, software or service provided to the other Party under this Agreement or to the validity or maintenance of any intellectual property rights licensed to the other Party hereunder. In particular,

除第 10.1 条到第 10.3 条的规定外，任何一方均不对根据本协议提供给另一方的任何技术信息、软件或服务，或根据本协议许可给另一方的任何知识产权的有效性或维持性承担任何义务或责任。尤其是，

(i) neither Party gives any warranty or assumes any responsibility or liability with respect to the ability of the other Party to successfully use any technical information provided to such other Party hereunder for the manufacture of 100G/200G/400G optical engines and/or modifications and/or improvements

thereof or for any further exploitation or implementation of licenses granted to such other Party under this Agreement; and

任何一方均未就另一方成功使用根据本协议提供给该另一方的任何技术信息以制造 100G/200G/400G 光学引擎和/或进行修改和/或改进或用于进一步开发或实施根据本协议授予该另一方的许可的能力提供任何保证或承担任何责任或义务；以及

(ii) neither Party warrants that 100G/200G/400G optical engines and/or modifications and/or improvements thereof manufactured by the other Party achieve a certain standard of quality or level of performance and/or do not infringe intellectual property rights of third parties.

任何一方均不保证另一方制造的 100G/200G/400G 光学引擎和/或其修改和/或改进能达到一定的质量标准或性能水平和/或不侵犯第三方的知识产权。

10.5 The provisions of this Article 10 shall survive any termination or expiration of this Agreement.

第 10 条的规定在本协议终止或期满后仍有效。

Article 11 Force Majeure

第十一条 不可抗力

Neither Party shall be held responsible or liable for the non-fulfillment of any of its obligations under this Agreement, provided and as long as such Party is hindered or prevented from fulfillment by any circumstances of "Force Majeure", which are deemed to include any events which are internationally recognized as occurring beyond a person's or company's reasonable control, such as, but not limited to, war, riot, strike, lock-out, flood, epidemics, other natural catastrophes, or terrorist attacks, and provided that the Party directly frustrated notifies the other Party without delay and in writing the beginning and end of any such circumstances. The Party directly frustrated shall use all reasonable efforts to minimize the hindrance or prevention from such fulfillment. Should circumstances of Force Majeure uninterruptedly hinder or prevent a Party from fulfillment of any of its obligations hereunder for a period exceeding six (6) months, the other Party shall be entitled to ask for an appropriate amendment of this Agreement or to terminate this Agreement by three (3) months written notice. A declaration to this effect shall be disregarded, if said circumstances of Force Majeure cease to exist within such three (3) months period.

任何一方均不对未履行本协议下的任何义务负责或承担任何责任，但前提是该方受到任何“不可抗力”情况的妨碍或阻止，此等不可抗力包括国际公认的超出个人或公司合理控制范围的事件，包括但不限于战争、暴动、罢工、封锁、洪水、流行病、其他自然灾害或恐怖袭击，但受到直接影响的一方应立即通知另一方，并书面通知任何此类情况的开始和结束。受到直接影响的当事方应尽一切合理努力，最大程度地减少阻碍或防止此类妨碍的实现。如果不可抗力的情况在超过六（6）个月的时间内不间断地妨碍或阻止一方履行其在本协议项下的任何义务，另一方有权要求对本协议进行适当的修改或提前三（3）个月书面通知以终止本协议。如果不可抗力情况在此三（3）个月内不复存在，则无须进行声明。

Article 12 Effective Date, Term, Termination

第十二条 生效日期，期限及终止

12.1 This Agreement shall be established after being signed by both Parties and shall enter into force after (i) all approvals necessary for this Agreement and its performance, if any, are granted to and received by the Parties; (ii) Licensee has obtained its business license which reflects the Joint Venture Contract in all substantial criteria, and (iii) the board of directors of the Licensee has approved this Agreement ("Effective Date").

本协议应经双方签署后成立，并应在（i）双方获得并收到本协议及其履行所必需的全部批准（如果有）、（ii）被许可方获得在全部实体方面体现合资合同的营业执照，以及（iii）被许可方的董事会批准本协议后生效（"生效日期"）。

Licensee shall within one (1) month of the date of execution of this Agreement carry out all recordal, registration and approval proceedings in Licensee's country required for the performance of this Agreement. Licensee shall inform Licensor about any steps planned for the application of such recordal, registration and/or approval proceedings in due time so that Licensor may participate in any meetings with authorities or other third parties by itself or a representative nominated for such purpose.

被许可方应在本协议签署之日起一（1）个月内在被许可方所在国家/地区实施履行本协议所需的所有记录、注册和批准程序。被许可方应在适当的时候通知许可方有关为实施此类记录、注册和/或批准程序而计划采取的任何步骤，以便许可方可以自行参加与政府机构或其他第三方或该第三方为此目的指定之代表进行的任何会议。

Either Party shall without undue delay furnish a certified true copy of all such registration, approval and/or recordal certificates to the other Party or shall inform the other Party in writing if it turns out that no approval is necessary.

任何一方均应立即向另一方提供所有此类注册、批准和/或记录证书的经认证的真实副本，或应就不需要获得批准的情况书面通知另一方。

12.2 Unless earlier terminated as set forth in Article 11 or in Article 12.3, this Agreement shall continue in effect until the Joint Venture Contract expires or is terminated for whatever reason or the Licensee is liquidated.

除非根据第 11 或第 12.3 条提前终止，本协议应持续有效直至合资合同到期或因任何原因被终止或被许可方被清算。

12.3 This Agreement may be prematurely terminated in writing with immediate effect by a Party having such right as herein below provided - and notwithstanding any other rights such Party may have - upon the occurrence of one of the following events:

如发生下列任一情况，具有下述规定权利的任一方可以立即以书面形式提前终止本协议（尽管该方可能拥有其他权利）：

(i) by either Party in the event that the other Party voluntarily files a petition in bankruptcy or has such a petition involuntarily filed against it (which petition is not discharged within thirty (30) days after filing), or is placed in an

insolvency proceeding, or if an order is entered appointing a receiver or trustee or a levy or attachment is made against a substantial portion of its assets which order shall not be vacated within thirty (30) days from date of entry, or if any assignment for the benefit of its creditors is made;

如果另一方自愿提出破产申请，或非自愿地被提出破产申请（该申请在提出后三十（30）天内未解除），或处于破产程序，或已被命令为其大部分的资产指定接管人或受托人，或其大部分资产被征收或扣押，且该命令不会在生效之日起三十（30）天内撤消，或者其债权人的利益被转让；

(ii) by either Party if the Joint Venture Contract expires or is terminated or if such Party has a termination right under the Joint Venture Contract.

如果合资合同到期或被终止，或者该方根据合资合同拥有终止权。

Article 13 Rights and Obligations after Termination

第十三条 终止后的权利及义务

13.1 In case of any termination of this Agreement, Licensee shall discontinue the use of the Licensed Know-how, Documentation and Licensed Patents and shall return any information furnished by Licensor including Documentation and business records, technical data, drawings, designs, price lists, advertising material and copies thereof.

如果本协议终止，被许可方应停止使用许可专有技术、文件和许可专利，并且应返还许可方提供的任何信息，包括文件和业务记录、技术数据、图纸、设计、价目表、广告材料及其副本。

13.2 In case any Product Registrations are completed or pending in the name of Licensee the Licensee shall cause such Product Registrations to be transferred to the Licensor or any third party nominated by Licensor. In case such transfer is not possible or cannot be achieved by Licensee within sixty (60) days of termination or expiry of this Agreement Licensor may request Licensee to cancel the Product Registrations which cannot be or have not been transferred to Licensor.

如任何产品注册系以被许可方名义完成或待完成的，被许可方应促使此类产品注册转让至许可方或许可方任命的任何第三方名下。如此类转让不可行或被许可方在本协议被终止或到期的六十（60）天内无法完成的，许可方可以要求被许可方注销不可或未被转让至许可方的产品注册。

13.3 Termination of this Agreement shall not relieve a Party of any duty, claim or liability arisen or fallen due prior to termination.

本协议的终止不应免除一方在终止前应承担的任何义务、索赔或责任。

13.4 Articles 9, 10, 12, 13 and 15 shall survive any termination of this Agreement.

本协议终止后，第 9、10、12、13 和 15 条应继续有效。

Article 14 Breach of Contract

第十四条 违约

14.1 If a Party fails to perform any of its obligations under this Agreement or if a Party's representation or warranty under this Agreement is untrue or materially inaccurate, such Party shall be deemed to have breached this Agreement. The Party in breach shall have thirty (30) days from receipt of notice from the other Party specifying the breach to cure such breach. If, after such thirty (30) day period, the breach is not cured to the reasonable satisfaction of the non-breaching Party, then the Party in breach shall be liable to the other Party for all direct and foreseeable damages. In the event more than one Party is in breach of the Agreement, each such Party shall bear its respective liability according to actual circumstances. Termination of this Agreement by either Party under Article 12 shall not exclude or affect in any way that Party's right to damages or any other remedy whether under this Article 14 or otherwise.

如果一方未能履行其在本协议项下的任何义务，或者一方在本协议项下的陈述或保证不真实或存在实质性错误，则应视为该方违反了本协议。违约方应在收到另一方指明违约的通知后三十（30）天内纠正违约行为。如果在三十（30）天的期限后，违约行为未得到非违约方合理满意程度的解决，则违约方应对另一方承担所有直接和可预见的损害赔偿。如果有一个以上的缔约方违反本协议，则每个缔约方应根据实际情况承担各自的责任。任何一方根据第 12 条终止本协议，均不排除或影响该方在第 14 条或其它条款下的损害赔偿权或其他救济权。

14.2 For any breach of Articles 3, 9 and/or 13 the non-breaching Party has the right to claim liquidated damages from the breaching Party in the amount of RMB 2,000,000 for each such breach, subject to the right of the non-breaching Party to claim further damages if and as so incurred. For breaches continuing over a period of time, each week of such continuous breach shall be regarded as one breach incurring the amount of liquidated damages.

对于违反第 3、9 和/或第 13 条的情况，非违约方有权就每次违约要求违约方支付违约金人民币 2,000,000 元，但不影响非违约方要求进一步赔偿（如有）的权利。对于持续一段时间的违约行为，持续违约的每个星期应被视为一次违约并产生违约金。

Article 15 Dispute Resolution

第十五条 争议解决

15.1 The Parties hereto will try to resolve any dispute, controversy or claim arising out of or in connection with this Agreement through friendly consultations between the Parties. But, if no settlement is reached within twenty (20) days from the date one Party notifies the other Party in writing of its intention to submit the dispute, controversy or claim to arbitration in accordance with this paragraph, then any such dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, shall be finally and exclusively settled by arbitration conducted by the Singapore International Arbitration Center ("SIAC") in accordance with the Singapore International Arbitration Centre Administered Arbitration Rules in force when the Notice of Arbitration is submitted in accordance with these Rules.

双方将通过友好协商方式解决因本协议引起的或与本协议有关的任何争端、争议或索赔。但是，如果在一方书面通知另一方其意欲根据本条款规定将争端、争议或索赔提交仲裁之日起二十（20）天内双方仍无法达成协议，则由本协议产生或与本协议相关的争端、争议或索赔，或本协议之违约、终止、无效，应由新加坡国际仲裁中心（"SIAC"）根据仲裁通知递交时有效的新加波国际仲裁中心机构仲裁规定仲裁，仲裁裁决具有终局性和排他性。

15.2 The place of arbitration will be in Singapore at the SIAC. The arbitration proceedings will be conducted in English with Chinese translation.

仲裁地点为新加坡的新加坡国际仲裁中心。仲裁程序将以英文进行并配有中文翻译。

15.3 The arbitration tribunal will consist of three arbitrators. The Licensor shall appoint one arbitrator and the Licensee shall appoint one arbitrator. The presiding arbitrator will be nominated by the arbitrators selected by the Parties or, failing which within ten days from SIAC's confirmation of the second arbitrator, be appointed by the SIAC Council.

仲裁庭由三名仲裁员组成。许可方和被许可方将各指定一名仲裁员。首席仲裁员由双方选定的仲裁员指定，如果未能在新加坡国际仲裁中心确认第二名仲裁员后十天内指定，则首席仲裁员由新加坡国际仲裁中心理事会任命。

15.4 The arbitration award is final and binding on the Parties, and the Parties agree to be bound thereby and to act accordingly. The costs of arbitration and the costs of enforcing the arbitration award (including witness expenses and attorneys' reasonable fees) will be borne by the Party who shall perform obligations or bear the liability of breach under the arbitration award, unless otherwise determined by the arbitration award.

仲裁裁决是终局的，对双方均有约束力，双方同意受其约束并据此行事。仲裁费用和执行仲裁裁决的费用（包括证人费用和律师合理费用）由依据仲裁裁决履行义务或承担违约责任的一方承担，除非仲裁裁决另有规定。

15.5 In any proceedings under or relating to the arbitration, each Party will cooperate with the other Party in making full disclosure of and providing complete access to all information and documents reasonably requested by the other Party in connection with such arbitration proceeding.

在仲裁程序或有关程序中，一方都将与另一方合作，充分披露并提供给另一方合理要求的与该仲裁程序有关的所有信息和文件的完整访问权。

15.6 Any arbitration award may be enforced by any court having jurisdiction over the Party against which the award has been rendered, or wherever assets of that Party are located.

任何仲裁裁决均可由对被执行方或对被执行方财产所在地具有管辖权的任何法院执行。

15.7 By agreeing to the settlement of any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity hereof by arbitration, each Party irrevocably waives its right to any form of appeal, review or recourse to any court or other judicial authority, insofar as such waiver may be validly made.

各方同意通过仲裁解决因本协议引起的或与本协议有关的任何争端、争议或索赔，或本协议之违约、终止或无效，不可撤销地放弃其向任何法院或其他司法机构提出任何形式的上诉、复审或追索的权利，只要此类放弃是有效的。

Article 16 Applicable Law

第十六条 适用法律

This Agreement shall be governed by and construed in accordance with the laws of the PRC without reference to the substantive law of any other country.

本协议应受中华人民共和国法律管辖并据其解释且不参考任何其他国家的实体法。

Article 17 Miscellaneous

第十七条 其他条款

17.1 This Agreement cannot be modified except by written instrument signed by both Parties. This requirement of written form can only be waived in writing. If this Agreement requires a notice or document to be "in writing" or "in written form", such notice or document shall be duly signed by the sender by such person or persons duly authorized to legally bind the Party, and the signed notice or document shall be delivered, sent or transmitted to the other Party in its original form. For the avoidance of doubt electronic communication shall not qualify as a written notice or document.

除非双方签署书面文件，否则不得修改本协议。这种书面形式的要求只能以书面形式放弃。如果本协议要求通知或文件应以"书面"或"书面形式"，则该通知或文件应由寄送方合法授权之人正式签署后对该方有法律约束力，且应将已签署的通知或文件原件递送、发送或传送至另一方。为避免疑义，电子通讯方式不得作为书面通知或文件。

17.2 Except otherwise provided in this Agreement, communications between Licensor and Licensee shall be given in writing, by registered post and by email, in Chinese and English language to the following addresses of the Parties or to such other addresses as the Party concerned may subsequently notify in writing to the other Party:

除非本协议中另有规定，许可方与被许可方的通信应以书面形式进行，用中文和英文通过挂号信和电子邮件发送至双方的如下地址或相关一方随后可能以书面形式通知另一方的其它地址：

If to Licensor to/发送至许可方:

POET Technologies Inc.

Attn/收件人：Vivek Rajgarhia

Title/职务：President/总裁

Address/地址：120 Eglinton Avenue East, Suite 1107, Toronto ON M4P 1E2

Tel/电话： (416) 368-9411

Email/电子邮箱：vivek@poet-technologies.com

If to Licensee to/发送至被许可方:

Super Photonics Xiamen Co., Ltd./厦门超光集成有限公司

Attn/收件人：

Title/职务：

Address/地址：

Tel/电话：

Fax/传真：

17.3 Neither the rights nor the obligations from this Agreement may be assigned or transferred in any manner, except with the prior written consent of the other Party and except as part of a transfer on the side of Licensor of all or of a substantial part of the activities to which the subject matter of this Agreement pertains whether by sale, merger or consolidation provided, however, that Licensor may assign any and all of its rights and obligations without the prior written consent of the Licensee to a Licensor Affiliate. In case of such a transfer the respective Party shall take care that the transferee, assignee or successor will comply with this Agreement.

本协议下的权利和义务不得以任何方式转让或让渡，除非事先获得另一方的书面同意，并且除了作为许可方将本协议标的有关活动的全部或重大部分通过销售、兼并或合并等方式转让的一部分，但前提是许可方可以不经被许可方事先书面同意将其任何和全部权利和义务转让给许可方的关联方。在该等转让中，相关方应注意使受让方、承让方或承继方遵守本协议。

17.4 If any of the provisions of this Agreement shall be adjudged to be invalid, illegal or unenforceable, unless the basic intentions of the Parties under this Agreement are substantially jeopardized, the validity, legality, and enforceability of the remaining provisions of this Agreement shall in no way be affected or impaired thereby and shall be enforced to the maximum extent permitted by applicable law. In such a case the Parties shall come to an agreement approximating as closely as possible the arrangement originally envisaged in this Agreement. The same applies to the closing of gaps in the Agreement.

若本协议中任何条款应被判定无效、不合法或无法执行，除非双方在本协议中的基本意图受到实质性危害，否则本协议其余条款之有效性、合法性与可执行性应不以任何方式受到影响或损害，并应在适用法律允许的最大程度内得以执行。在这种情况下，双方应在尽可能忠于本协议原先设想的安排达成新协议。此条亦适用于消除本协议存在的缺漏之处的情况。

17.5 This Agreement constitutes the entire understanding and agreement between the Parties with respect to the subject matter and shall supersede and cancel all previous agreements, negotiations and commitments, either oral or written, relating hereto.

本协议构成双方就标的所达成的全部理解与协议，并应替代、取消先前所有相关口头或书面协议、磋商及承诺。

The Annexes to this Agreement forms an integral part of this Agreement. In the event of conflicts between the provisions of any Annex and those in the body of this Agreement, the provisions in the body of the Agreement shall take precedence over those in any Annex unless such Annex expressly revokes the relevant Article in the body of the Agreement.

本协议附件为本协议不可分割的组成部分。若任何附件的条款与本协议正文条款冲突，除非该等附件明确规定撤销本协议正文中的相关条款，本协议正本中条款的效力应优先于任何附件条款。

17.6 No explicit or implied waiver by any of the Parties to this Agreement of any breach of any term, condition or obligation of this Agreement shall be construed as a waiver of any subsequent or continuing breach of that term, condition or obligation or of any other term, condition or obligation of this Agreement of the same or of a different nature. Any waiver, consent, or approval of any kind regarding any breach, violation, default, provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

任一方明示或默示不追究对本协议任何条款、条件或义务的违约行为不应被解释为不追究对该条款、条件或义务或本协议中任何相同或不同性质的其他条款、条件或义务的任何后续或持续违约行为。对于对本协议的违约、违反、不履约、条款或条件的任何形式的不追究、同意或批准必须以书面形式进行，且仅在书面规定的具体范围内有效。

17.7 Each Party agrees, upon reasonable request by the other Party to consent to the registration of this Agreement to the extent required by applicable law and without expense to this Party. Each Party waives any and all claims or defenses arising by virtue of the absence of such registration that might otherwise limit or affect its obligations to the other Party.

每一方同意，应另一方合理请求，在适用法律规定的范围内及不承担相关费用的前提下同意对本协议进行登记。每一方放弃因未进行上述登记而可能导致另一方所承担的义务受到其他限制或影响的任何及所有权利主张或辩护。

17.8 Each Party shall ensure that this Agreement shall not be transferred by way of operation of law (e.g., by way of merger, consolidation or otherwise) to any third party without the written consent of the other Party (which shall be given either prior to or after the transfer of this Agreement at the sole discretion of the Party from whom such consent is sought), unless otherwise provided for in Article 17.3. Licensee shall inform Licensor in writing when this Agreement will be transferred by way of operation of law to a third party, or latest ten (10) days after this Agreement has been transferred by way of operation of law to a third party. In such case Licensor may terminate this Agreement with immediate effect by informing Licensee in writing.

每一方应确保，未经另一方书面同意（该等同意应由被寻求同意的一方在本协议转让之前或之后自行酌情做出），本协议不得通过法律运作（如兼并、合并或其它方式）转让给任何第三方，但在第 17.3 条中另行规定的除外。被许可方应当在本协议将要通过法律运作方式转让给第三方时，或在本协议已经通过法律运作方式转让给第三方后最迟十（10）日内，以书面形式告知许可方。在此情况下，许可方可以书面通知被许可方终止本协议并立即生效。

17.9 The term "Knowledge" when used in the phrases "to the best of the Licensor's Knowledge" or words of similar import shall mean the actual knowledge of the Licensor's directors and chief officers, assuming that each such person has made a reasonable inquiry and investigation concerning any past infringement claims and actual 'Freedom-To-Operate" exercises carried out in the past.

"知晓"一词在"据许可方知晓"或类似含义的词组中使用时，应表示在对任何过去的侵权索赔以及过去实际进行的"自由实施"检索均进行了合理的询问和调查的情况下，许可方的董事和首席高管的实际知晓情况。

17.10 This Agreement is written in both English and Chinese. In case of any conflicts or discrepancies between the two language versions, the Parties will conduct good faith negotiations to establish a prevailing version taking into account the intentions the Parties had when entering into this Agreement. If the Parties fail to reach agreement, the English version shall prevail.

本协议以英文和中文写就。若两种语言文本有任何冲突或不一致之处，则双方将进行诚挚协商，根据双方在签署本协议时的意图来确定以哪一个文本为准。如果双方不能协商一致，应以英文文本为准。

17.11 This Agreement may be executed and delivered in any number of counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement and shall be enforceable as such.

本协议可签署和交付多份对签文本，每份该等对签文本一经签署即应视为原件，而所有该等对签文本应共同构成同一份协议，并应按同一份协议予以执行。

Place/地点:

____

____

Name/姓名:

____

(Print 正楷)

Title/职务:

____

____

Name/姓名:

____

(Print 正楷)

Title/职务:

____

Place/地点:

Name/姓名:

(Print 正楷)

Name/姓名:

(Print 正楷)

Title/职务:

Title/职务:

Annex 1

Components

附件 1

元件

Licensee shall procure Components produced by and from SAIC as listed below:

被许可方应从 SAIC 处采购由 SAIC 生产的如下元件：

Annex 2

Documentation

附件 2

文件

Annex 3

Contribution Schedule

附件 3

出资时间表

Annex 4

Licensed Patents

附件 4

许可专利

SCHEDULE C

附件 C

POET Device Technology License Agreement

POET 器件技术许可协议

by and between 由以下双方签订

POET Technologies Inc.

a publicly listed Company duly formed and validly existing in Canada with its registered address of 120 Eglinton Avenue East, Suite # 1107, Toronto, Ontario, Canada

POET Technologies Inc.

一间在加拿大合法设立且有效存续的公司，其注册地址为加拿大安大略省多伦多市艾林顿东街120 号 1107 室

- hereinafter referred to as "**Licensor**" –

- 以下简称"**许可方**" –

And 和

Super Photonics Xiamen Co., Ltd.

a limited liability company incorporated and existing under the laws of the People's Republic of China with its registered address at 6th Floor, No. 799 Min'an Avenue Hong Tang Town, Tong'an District, Xiamen, Fujian 361100, People's Republic of China

厦门超光集成有限公司

一间根据中华人民共和国法律合法设立且有效存续的有限责任公司，其注册地址是中国厦门市同安区洪塘镇民安大道 799 号 6 楼

- hereinafter referred to as "**Licensee**" –

- 以下简称"**被许可方**" –

- Licensee and Licensor hereinafter collectively referred to as "Parties" and individually referred to as "Party" -

- 许可方和被许可方以下合称"**双方**"，单独称作"**一方**" -

[ ]2020

2020 年 月 日

Contents 目录

Annexes:

WHEREAS, the Licensor is an innovative optical technology enterprise with special know-how and technology in 100G/200G/400G optical engines which Licensor has developed and is still developing.

鉴于，许可方是一家创新型光学技术企业并拥有其已研发及正在研发的 100G、200G 和 400G 光学引擎的相关特殊专有知识与技术。

WHEREAS, the Licensee is established as a joint venture company between the Licensor and Xiamen San'an Integrated Circuit Co., Ltd. (hereinafter referred to as "**SAIC**"), a limited liability company incorporated and validly existing in Xiamen, People's Republic of China, with its registered address at 6th Floor, No. 799 Min'an Avenue Hong Tang Town, Tong'an District, Xiamen, Fujian 361100, People's Republic of China, by operation of the Joint Venture Contract as defined below, to conduct application design, assembly, test, integration, marketing and sale of 100G/200G/400G optical engines based on the **POET Optical Interposer™** for data communications and telecommunications applications in China.

鉴于，被许可方系由许可方与厦门市三安集成电路有限公司（以下简称"**SAIC**"）共同设立的合资公司，其作为有限责任公司在中国厦门成立并有效存续，注册地址是中国厦门市同安区洪塘镇民安大道 799 号 6 楼。被许可方通过履行合资合同（定义如下），在中国从事用于数据通信及电信应用的基于 **POET 光学中介层™之** 100G、200G 和 400G 光学引擎的应用设计、组装、调试、集成、营销。

WHEREAS, the shareholders of Licensee have agreed in the Joint Venture Contract (as defined below) that the Licensee shall receive from Licensor certain of Licensor's know-how and technology for the Manufacturing of Devices on the POET Optical Interposer, including epi design, process and device architecture, masks, flip chip and coplanar contact formation, side-entry PD designs for high-performance, self-aligned mechanical and optical alignment features in die for high placement accuracy.

鉴于，被许可方的股东在合资合同（定义如下）中同意被许可方应从许可方处获得许可方的专有知识和技术生产 POET 光学中介层的器件，包括 epi 的设计、工艺和器件架构，掩膜，倒装芯片和共面接触形成，侧入式 PD 设计，用以在芯片中实现高性能，自对准机械和光学对准功能，以实现高精度贴装。

NOW THEREFORE, the Parties agree as follows:

有鉴于此，双方同意如下：

Article 1 Definitions

第一条 定义

The following terms shall have the meanings set out below:

下列术语应具有如下含义：

1.1 **"Affiliate"** means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For the purpose

of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean ownership of fifty percent (50%) or more of the registered capital, equity share, and/or assets or the power to appoint or elect the majority of the directors of a company.

"关联方"是指直接或间接控制任何人、受任何人控制或者与任何人共同受控制的其他人。在本定义中，"控制"（包括含义相关的"控制"、"受控制"和"受共同控制"）是指任何人拥有一间公司的不低于百分之五十（50%）的注册资本、股权和/或资产或者多数董事任命权或选举权。

1.2 **"Adviser"** means the term as set forth in Article 9.1.2.

"顾问"见本协议第 9.1.2 条的规定。

1.3 **"Agreement"** means this Technology License Agreement including all Annexes and any matters specifically incorporated herein by reference and made a part hereof.

"协议"是指本技术许可协议，包括所有附件以及通过引用明确并入本协议并成为其一部分的任何内容。

1.4 **"China Territory"** means the term as set forth in Article 3.1.2.

"中国地区"见本协议第 3.1.2 条的规定。

1.5 **"Confidential Information"** means any information and data, including without limitation, any kind of business, commercial or technical information and data disclosed between the Parties in connection with the implementation of this Agreement, irrespective of the medium in which such information or data is embedded, which is not public. Confidential Information shall include any copies or abstracts made thereof as well as any apparatus, modules, samples, prototypes or parts thereof. Documentation and Licensed Know-how shall in any event qualify as Confidential Information.

"保密信息"是指双方为实施本协议披露的任何不公开的信息和数据，包括但不限于双方就本协议的实施而披露的任何业务、商业或技术信息和数据，且不论这些信息或数据的存储媒介。保密信息应包括其制成的任何副本或摘要，以及其任何仪器、模块、样品、原型或零件。在任何情况下，文件和许可专有技术均应视为保密信息。

1.6 **"Devices"** means the devices to be integrated in the 100G/200G/400G Optical Engines by the Licensee and listed in Annex 1.

"器件"指附件 1 所列由被许可方集成到 100G/200G/400G 光学引擎中的器件。

1.7 **"Documentation"** means the Licensed Know-how in recorded form and the user manuals in either printed or machine-readable form as made available from Licensor to Licensee and listed in Annex 2.

"文件"指附件 2 所列由许可方提供给被许可方的许可专有技术记录以及用户手册印刷品或机读文档。

1.8 **"Effective Date"** means the date this Agreement enters into force as per Article 12.1.

"生效日期"指按第 12.1 条规定本协议生效的日期。

1.9 **"Foreground IP"** means the term as set forth in Article 8.1.

"前景知识产权"见本协议第 8.1 条的规定。

1.10 **"Joint Venture Contract"** means the joint venture contract between the Licensor and SAIC for the establishment of the Licensee.

"合资合同"是指许可方和 SAIC 就被许可方的设立订立的合资合同。

1.11 **"Licensed Know-how"** means all technical information relating to the Manufacturing of Devices on the POET Optical Interposer, including epi design, process and device architecture, masks, flip chip and coplanar contact formation, side-entry PD designs for high-performance, self-aligned mechanical and optical alignment features in die for high placement accuracy.

"许可专有技术"指与生产 POET 光学中介层的器件，包括 epi 的设计、工艺和器件架构，掩膜，倒装芯片和共面接触形成，侧入式 PD 设计，用以在芯片中实现高性能，自对准机械和光学对准功能，以实现高精度贴装相关的所有技术信息。

1.12 **"Licensed Patents"** means all patents, utility models and design patents set out in Annex 4.

"许可专利"是指附件 4 所列的所有专利、实用新型和外观设计专利。

1.13 **"PRC"** means the People's Republic of China excluding, for the purpose of this Agreement, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.

"中国"指中华人民共和国，就本协议而言，不包括香港特别行政区、澳门特别行政区和台湾。

1.14 **"Product Registrations"** has the meaning ascribed to it in Article 4.1.

"产品注册"见本协议第 4.1 条的规定。

1.15 **"Renminbi"** or **"RMB"** means the lawful currency of the PRC.

"人民币"指中国的法定货币。

1.16 **"Term"** means the term of this Agreement as established in Article 12 hereof.

"期限"指本协议第 12 条设定的本协议期限。

Article 2 Documentation

第二条 文件

2.1 Licensor hereby grants to Licensee in PRC, the non-transferable and exclusive right and license (without the right to sub-license to copy, to modify, and/or to translate) the

Documentation and/or parts thereof, for the sole purpose of making use of the rights and licenses granted under Article 3.1. In case of any discrepancy between any copied and/or modified and/or translated version of the Documentation and the Documentation as delivered by Licensor, the Documentation as delivered by Licensor shall prevail. Licensee shall indemnify Licensor and hold Licensor harmless against claims arising from use of Documentation based on documentation that is inapplicably or inappropriately amended or translated from the original language by or through Licensee.

仅为使用根据第 3.1 条授予的权利和许可，许可方在此授予被许可方在中国境内的、不可转让的且独占的文件和/或其部分相关权利和许可（不含复制、修改和/或翻译文件和/或其部分的转许可权）。如果文件的任何复印和/或修改和/或翻译版本与许可方发送的文件存在不一致之处，应当以许可方发送的文件为准。被许可方应赔偿许可方因使用由被许可方或通过被许可方不适用或不当修改或翻译原语言的文件而遭受的索赔，并应使许可方免受该等损失。

2.2 The Documentation will be:

文件将：

(i) complete and correct considering the purpose of the license granted under Article 3.1;

符合第 3.1 条授予许可之目的的完整和正确要求；

(ii) in the form and manner as available at Licensor at the delivery date;

在交付日期以许可方提供的格式和方式提供；

(iii) based on Licensor's standards and specifications;

根据许可方的标准和规范；

(iv) in metric measurements;

采用公制计量单位；

(v) in Chinese or English at the discretion of Licensor. Licensor is not responsible for checking and/or ensuring that any translation made by the Licensee is accurate and up to date with the Documentation at any time.

由许可方酌情决定使用中文或英文。许可方在任何时候均不负责检查和/或确保被许可方对文件的任何翻译都是准确的和最新的。

2.3 The Documentation and all documents and other information supplied to Licensee under this Agreement are and remain the property of Licensor. The Documentation may include documents or information belonging to third parties, which Licensor is entitled to provide to Licensee. For the purposes of this Agreement, those documents and information are deemed the property of Licensor. The Documentation and any copies thereof will be subject to the provisions on confidentiality hereunder. The copyright regarding these documents shall be and remain at any time with Licensor.

根据本协议向被许可方提供的文件以及所有文档和其他信息是且始终是许可方的财产。文件可能包括许可方有权向被许可方提供的、属于第三方的文档或信息。就本协议而言，这些文档和信息被视为许可方的财产。文件及其任何副本将受以下保密条款的约束。这些文档的版权应属于且始终属于许可方。

2.4 Delivery of Documentation will be performed at the time the respective Licensed Know-how is granted in accordance with the schedule set out in **Annex 3** at the seat of Licensee. Delivery shall be limited to hard copies consisting of two (2) sets of Documentation as set out in **Annex 2**, or where deemed necessary in another format (DVD etc.) chosen by Licensor. The hard copy shall be clearly marked with reference to this Agreement and the number of delivered pieces. Licensee shall confirm in writing receipt of any and all Documentation at the time of delivery. The process of delivery shall be documented and signed jointly by the Parties.

文件将根据**附件 3** 中规定的相应许可专有技术的许可时间表在被许可方所在地进行交付。交付应限于**附件 2** 规定的由两（2）套纸质副本，或者在必要时以许可方选择的其他格式（如 DVD 等）提供。纸质副本应明确标出参考本协议及交付件数。被许可方应在交付时以书面形式确认已收到所有文件。交付过程应由双方共同记录和签署。

2.5 Licensee shall inspect all Documentation supplied by Licensor under this Agreement immediately upon delivery. If any part of the Documentation is missing or found incorrect, Licensee shall without delay inform Licensor of such fact in writing and clearly specify the missing or incorrect part. Licensor will exercise normal care in verifying the accuracy and completeness of the Documentation furnished to Licensee.

被许可方应在交付时立即检查许可方根据本协议提供的所有文件。如果文件的任何部分缺失或被发现不正确，被许可方应毫不迟延地以书面形式通知许可方此类事实，并明确指明缺失或不正确的部分。许可方在核实向被许可方提交的文件的准确性和完整性时，将行使常规注意义务。

2.6 Licensor will not be liable to provide more Documentation than existing and in use at Licensor at the time of actual delivery. If the Documentation should contain an omission, defect, error, mistake or ambiguity, Licensor will correct that omission, defect, error, mistake or ambiguity upon notification of Licensee or when it becomes otherwise known. Claims for correction expire at the latest six (6) months after actual delivery of the respective Documentation. Licensor will not be liable to Licensee or any third party for damage, whether direct or consequential, arising or alleged to arise from Licensee's use, modification or translation of such Documentation.

许可方没有责任提供超出许可方在实际交付时现有和使用的文件。如果文件包含省略、瑕疵、差错、错误或模棱两可之处，则许可方将在收到被许可方通知或以其他方式知悉时纠正该省略、瑕疵、差错、错误或模棱两可之处。更正请求权在相应文件交付后最迟六个月失效。对于因被许可方使用、修改或翻译此类文件而造成的或据称造成的直接或间接损失，许可方不对被许可方或任何第三方承担任何责任。

Article 3 License Granted by Licensor to Licensee

第三条 许可方授予被许可方的许可

3.1 As part of the Licensor's contributions to the registered capital of the Licensee, pursuant to the terms and conditions of this Agreement and subject to the licensing schedule set out in Annex 3, Licensor hereby grants to Licensee for the term of the Licensee's operations a royalty-free and exclusive license to use the Licensed Know-how and Licensed Patent in relation to the manufacturing of Devices for integration into the Licensee's production in relation to data communication and telecommunication applications, with 'exclusive' meaning that Licensor will not grant such license to any third party.

作为许可方对被许可方注册资本的出资的一部分，根据本协议的条款和条件及附件3中列出的许可时间表，在被许可方的经营期限内，许可方特此向被许可方授予免许可费且排他的许可，以使用与生产被集成至被许可方数据通信和电信应用有关产品的器件有关的许可专有技术和许可专利，"排他"表示许可方不会将此类许可授予任何第三方。

3.2 The technology licenses under Article 3.1 shall be:

第3.1条下的技术许可应为：

3.2.1 granted without the ability to sub-license or transfer the respective license or its subject matter to any third party except the right to sub-license the Licensed Know-how and Licensed Patent to SAIC under the same terms and conditions set out in this Agreement, except the right to sub-license. Licensor shall continue to own Licensed Know-how and Licensed Patent and be able to freely exploit it; and

不可向任何第三方转许可或转让的相应许可或其标的，但有权按照在本协议相同的条款和条件下将许可专有技术和许可专利转许可给 SAIC（但转许可的权利除外）。许可方应继续拥有许可专有技术和许可专利，并能够自由利用；以及

3.2.2 expanded to other configurations of the 100G/200G and 400G optical engines upon request by the Licensee, subject to agreement among the Parties on the timing and cost of providing the related designs.

应被许可方的要求，扩展到100G/200G和400G光学引擎的其他配置，但受制于双方就提供相关设计的时间和成本所达成的协议。

3.3 Licensor shall grant Licensee access to the Licensed Know-how by way of delivering to Licensee the Documentation as specified in Article 2.

许可方应通过向被许可方交付第2条规定的文件向被许可方授予许可专有技术的访问权。

3.4 The license of use right to the Licensed Know-how and Licensed Patent is limited only to the purpose set forth in Article 3.1 of this Agreement. In case that Licensee intends to use the Licensed Know-how and Licensed Patent for any other purpose, including but not limited to the development and/or the operation of other products, it shall separately conclude a related written agreement covering all relevant aspects (including, without limitation, compensation to the Licensor) with the Licensor in advance.

许可专有技术和许可专利的使用权许可仅限于本协议第 3.1 条规定的目的。如果被许可方打算将许可专有技术和许可专利用于任何其他目的，包括但不限于其他产品的开发和/或运营，则应提前与许可方另行订立涵盖所有相关方面的相关书面协议（包括但不限于补偿许可方）。

3.5 The Licensee shall immediately notify the Licensor in writing, giving full particulars, if any of the following matters come to its attention:

如果发现以下任何情况，被许可方应立即书面通知许可方，并提供详细信息：

3.5.1 any actual, suspected or threatened infringement of any of the Licensed Patents;

任何实际、涉嫌或潜在的许可专利侵权；

3.5.2 any actual, suspected or threatened unauthorized disclosure, misappropriation or misuse of the Licensed Know-how;

任何实际、涉嫌或潜在的未经授权的对许可专有技术的披露、盗用或滥用；

3.5.3 any actual or threatened claim that any of the Licensed Patents is invalid;

关于任何许可专利无效的实际或潜在的任何主张；

3.5.4 any actual or threatened opposition to any of the Licensed Patents;

对任何许可专利的实际或潜在的任何反对；

3.5.5 any claim made or threatened that exploitation of any of the Licensed Patents or the Licensed Know-how infringes the rights of any third party;

任何已经提出的或潜在的主张认为使用许可专利或许可专有技术侵犯了任何第三方的权利；

3.5.6 any person applies for, or is granted, a patent by reason of which that person may be, or has been, granted, rights which conflict with any of the rights granted to the Licensee under this Agreement;

任何人申请或被授予专利，且该人可能或已经被授予与本协议下授予被许可方的任何权利相冲突的权利；

3.5.7 any application is made for a compulsory license under any Licensed Patent; or

任何在许可专利下的强制许可申请；或

3.5.8 any other form of attack, charge or claim to which the Licensed Patents or Licensed Know-how may be subject.

许可专利或许可专有技术可能遭受的任何其他形式的攻击、指控或主张。

3.6 Obligation to notify

通知义务

In respect of any of the matters listed in Article 3.5:

关于第 3.5 条所列事项：

3.6.1 the Licensor shall, in its absolute discretion, decide what action, if any, to take;

许可方应自行酌情决定采取何种行动（如有）；

3.6.2 the Licensor shall have exclusive control over, and conduct of, all claims and proceedings;

许可方应独占控制所有索赔和诉讼程序并对其进行处理；

3.6.3 the Licensee shall not make any admissions other than to the Licensor and shall provide the Licensor with all assistance that it may reasonably require in the conduct of any claims or proceedings;

被许可方不得进行任何承认（向许可方承认除外），并应在进行任何索偿或诉讼时根据许可方合理的要求提供所有协助；

3.6.4 the Licensor shall indemnify the Licensee from

许可方应向被许可方补偿

(i) any costs of the defense,

任何辩护费用

(ii) any settlement,

任何和解

(iii) any fines levied, and/or

征收的任何罚款，和/或

(iv) damages awarded

赔偿金

for the infringement of third parties' rights by the use of the Licensed Know-how and Licensed Patents, but only after a final determination by a court of appropriate jurisdiction that the use of the Licensed Know-how and Licensed Patents by the Licensee in full compliance with this Agreement has been the cause for the infringement of such third parties' rights, and subject to a maximum liability of the Licensor under this clause 3.6.4 of an amount equal to the total investment amount made by SAIC at the time of the final judgement in relation to Licensor's liability under this clause; and

就使用许可专有技术和许可专利侵害第三方权利的情况，前提是拥有管辖权的法院最终裁定被许可方在完全遵守本协议的情况下使用许可专有技术和许可专利导致侵犯第三方权利，并且受制于本第 3.6.4 条的规定，许可方的最高责任为关于许可方在本条款下责任的最终判决做出时 SAIC 的总投资额；和

3.6.5 the Licensor shall bear the cost of any proceedings and shall be entitled to retain all sums recovered in any action for its own account.

许可方应自行承担任何法律程序的费用，并有权保留在任何诉讼中追回的所有款项。

3.7 The Licensee agrees not to commence any infringement actions in respect of any of the matters listed in Article 3.5, unless otherwise agreed in writing by the Licensor.

除非获得许可方的书面同意，否则被许可方同意不对第 3.5 条中所列的任何事项提起任何侵权诉讼。

Article 4 Product Registrations

第四条 产品注册

4.1 The Devices may require regulatory approvals, filings, registrations or other authorisations from government regulatory bodies in China for its production, marketing and/or sale in respective territory provided in Article 3.1 (the "**Product Registrations**"). For such purpose, Licensee may initiate respective applications upon the prior written consent of the Licensor. Licensee shall, when preparing document submissions and meeting with government regulatory bodies or other third parties, observe its confidentiality obligations under Article 9 and disclose only such Confidential Information, as defined below, as absolutely necessary for the purpose of the Product Registrations. The Licensor has the right to participate in any related meetings of Licensee with third parties and review Product Registration application documents prior to submission.

器件可能需要获得中国政府监管部门的监管批准、备案、注册或其他授权以在第 3.1 条规定的相应地域内开展生产、推广和/或销售（“**产品注册**”）。为此，被许可方可以在事先获得许可方的书面同意的情况下提出相应的申请。被许可方在准备文件提交并与政府监管机构或其他第三方会面时，应根据第 9 条遵守保密义务，并仅披露为产品注册目的绝对必要的保密信息（定义如下）。许可方有权参加被许可方与第三方的任何相关会议，并有权在产品注册申请文件提交之前进行审查。

4.2 Product Registrations may be held in the name of the Licensee if so required by mandatory laws. Licensee shall provide the Licensor with up-to-date copies of any Product Registration certificates and related correspondence with government regulatory bodies or filing agents upon Licensor's request.

如系法律强制性要求，产品可以以被许可方的名义进行注册。被许可方应根据许可方的要求，向许可方提供任何产品注册证书的最新副本以及与政府监管机构或备案代理人的有关往来信件。

Article 5 Records and Audits

第五条 记录与审计

5.1 Licensee shall itself keep accurate and complete books and records concerning any Devices manufactured and sold in the respective territory. The books and records shall include, without limitation, the date of the transaction involving sales of Devices, the respective net price and the number of items sold.

被许可方应自行保存在相应地域内生产和销售的任何器件的准确和完整的账簿和记录。账簿和记录应包括但不限于销售器件的交易日期、对应的净价和已售物品的数量。

Article 6 Trade names and marks

第六条 商号和商标

Licensee acknowledges that the exclusive ownership of Licensor's trade names and marks and any registration thereof and goodwill applicable thereto is vested in the Licensor. Licensee agrees to refrain from applying for any registration or other form of protection for any name, mark or other designation owned or used by or relating to the Licensor or any Affiliate of Licensor, and also agrees to refrain from applying anywhere in the world for registration of any trademark, trade name, or domain name of Licensor or its Affiliates or any trademark, trade name, or domain name that is confusingly similar to those of Licensor or its Affiliates.

被许可方承认，许可方的商号、商标及与之相关的任何注册和适用商誉均归许可方专有。被许可方同意不就许可方或其任何关联方拥有、使用或与其相关的任何商号、商标或其他标识申请任何注册或其他形式的保护，还同意不在全球任何地区申请注册许可方或其关联方的任何商标、商号或域名或者与该等商标、商号或域名混淆性近似的商标、商号或域名。

Article 7 Supplies

第七条 供应

7.1 All parts and raw material for the production of Devices may be sourced by Licensee at its sole discretion from third party sources.

所有生产器件的零件和原材料可以由被许可方自行酌情决定从第三方采购。

7.2 Licensor shall provide to Licensee certain technical services in relation to the production of Devices. Licensee may decide in its sole discretion whether or not to use such technical services. Licensor shall be paid remuneration for any technical services requested by and provided to Licensee at agreed market rates. The technical services under the Technical Services Agreement may be provided by Licensor by itself or through any of its Affiliates.

许可方应向被许可方提供有关器件生产的技术服务。被许可方可以自行决定是否使用此类技术服务。许可方应按商定的市场价格根据被许可方要求向被许可方提供任何技

术服务并取得报酬。技术服务协议下的技术服务可以由许可方提供，也可以通过其任何关联方提供。

Article 8 Foreground IP

第八条 前景知识产权

8.1 During the Term of this Agreement, Licensee shall continuously inform Licensor of any technical information, improvements, development, modifications, inventions, amendments, derivative works, software or documentation made or acquired by Licensee and arising from Licensor's Know-how, Licensed Patents, Documentation or Confidential Information (together the "**Foreground IP**"). Licensee shall continuously forward to Licensor the pertaining written or otherwise recorded technical information as soon as available to Licensee.

在本协议期限内，被许可方应持续告知许可方由被许可方制作或获得的或从许可方的专有技术、许可专利、文件或保密信息（统称"**前景知识产权**"）中衍生的任何技术信息、改进、开发、修改、发明、修订、衍生作品、软件或文档。被许可方应尽快将其书面或以其他方式记录的有关技术信息持续转发给许可方。

8.2 Licensee's Foreground IP shall be owned by Licensee and Licensee and/or its Affiliates shall, subject to Article 9 – Confidentiality – and subject to its obligation to keep Licensed Know-how protected as Licensor's ownership and unaffected by any application for statutory protection, be entitled to apply for any statutory protection in regard of Foreground IP. In the event Licensee (i) makes an invention which represents Foreground IP; and (ii) decides not or only limited in scope (e.g. limited by country or technical scope) to apply for statutory protection for such invention (e.g. via patent or utility model) Licensee shall reasonably in advance of any time limits offer the (remaining) rights under such invention to Licensor with the right to apply for respective statutory rights subject to the registration of the patent application right assignment agreement with the relevant authorities. In case Licensor decides to take over the invention, (i) Licensor shall bear its own costs and (ii) Licensee shall receive a right to use such invention and the respective intellectual property rights arising out of such invention according to the terms of this Agreement.

被许可方的前景知识产权应归被许可方所有，并且被许可方和/或其关联方应受制于第 9 条（保密）的规定，并受制于其保持许可专有技术为许可方所有且不受任何法定保护申请的影响的义务，有权申请有关前景知识产权的任何法定保护。如果被许可方（i）进行了代表前景知识产权的发明；（ii）决定不或仅在限制范围内（例如，受国家或技术范围的限制）为此类发明申请法定保护（例如，通过专利或实用新型）。被许可方应在任何时限之前向许可方合理提供此类发明下的（其他）权利，申请相应法定权利的权利须在有关部门注册专利申请权转让协议。如许可方决定接管发明，（i）许可方应自行承担其费用，并且（ii）被许可方应获得根据本协议的条款使用该发明的权利以及该发明产生的相应知识产权。

8.3 Licensee shall grant and hereby grants to Licensor the world-wide, royalty-free, perpetual and irrevocable right and license with the right to sub-license to use and to have used any Foreground IP. Licensee shall ensure that – in the event Licensee sells any Foreground IP to a third party such third party shall be bound and accept the rights granted to Licensor under this Agreement. In case of sublicense of Foreground IP by

Licensor to any other party, the Parties shall discuss the relevant terms and conditions (including royalty fee to be paid to Licensee) on case by case basis.

被许可方应向许可方授予并在此授予许可方在全球范围内的、免许可费的、永久的且不可撤销的权利和许可，以及转许可使用和已使用的任何前景知识产权的权利。被许可方应确保，如果被许可方向第三方出售任何前景知识产权，则该第三方应受本协议约束并接受根据本协议授予许可方的权利。如果许可方将前景知识产权转许可给任何其他方，则双方应逐案讨论相关的条款和条件（包括支付给被许可方的许可费）。

8.4 With regard to such Foreground IP developed or otherwise acquired by Affiliates of Licensee, Licensee shall ensure that it receives sufficient rights from such Affiliates in order to offer and grant to Licensor the rights as described in this Article.

对于被许可方的关联方开发或以其他方式获得的前景知识产权，被许可方应确保从此类关联方获得足够的权利，以向许可方提供和授予本条所述的权利。

Article 9 Confidentiality

第九条 保密

9.1 All Confidential Information

所有保密信息

9.1.1 shall be used by the receiving Party exclusively for the performance of the obligations or purposes set forth in this Agreement, unless otherwise expressly agreed to in writing by the disclosing Party;

应仅限接收方为履行本协议规定的义务或目的使用，除非披露方另行以书面方式明确同意；

9.1.2 shall not be distributed or disclosed in any way or form by the receiving Party to anyone except to the employees of the receiving Party or those employees of its Affiliate and except to legal advisers or bankers advising the receiving Party and/or its Affiliate with regard to the performance of the obligations or purposes set forth in this Agreement ("**Advisers**"), who each of them reasonably need to know such Confidential Information for the performance of the obligations or purposes set forth in this Agreement and who are bound to confidentiality either by their employment agreement or otherwise in writing to an extent not less stringent than the obligations imposed on the receiving Party under this Agreement. Prior to any disclosure to an Affiliate or to an Adviser, the receiving Party (i) must have in place a written agreement with such Affiliate or such Adviser imposing on such Affiliate or on such Adviser confidentiality obligations in respect of the Confidential Information not less stringent than the obligations imposed on the receiving Party under this Agreement, and (ii) provide the disclosing Party a copy of such written agreement with the respective Affiliate or Adviser;

不应被接收方以任何方式或形式向任何人分发或披露，除了接收方的员工或接收方关联方的员工以及为接收方和/或其关联方履行本协议规定的义务或目的提

供意见的法律顾问或银行（“**顾问**”），前述人员为履行本协议规定的义务或目的确有合理需要知道该等保密信息，并依据其雇佣协议或以其它书面形式负有保密义务，程度不低于本协议规定的接收方保密义务的严格程度。在向某一关联方或顾问披露前，接收方（i）必须与该等关联方或该等顾问就该等关联方或该等顾问将对于保密信息负有保密义务且程度不低于本协议规定的接收方保密义务的严格程度达成书面协议，以及（ii）向披露方提供与相应关联方或顾问签署的此类书面协议的副本。

9.1.3 shall be kept confidential by the receiving Party; and

应由接收方保密；以及

9.1.4 shall remain the property of the disclosing Party.

应仍为披露方的财产。

9.2 The obligations under Article 9.1 shall not apply, however, to any information which:

但第 9.1 条的义务不应适用于以下任何信息：

9.2.1 was in the receiving Party's possession without confidentiality obligation prior to receipt from the disclosing Party;

接收方在从披露方接收前已经知晓且不承担保密义务的信息；

9.2.2 is at the time of disclosure already in the public domain or subsequently becomes available to the public through no breach by the receiving Party of this Agreement;

在披露时已经进入公共领域或者随后非因接收方违反本协议而为公众所知晓的信息；

9.2.3 is lawfully obtained by the receiving Party from a third party without an obligation of confidentiality, provided such third party is not, to the receiving Party's knowledge, in breach of any confidentiality obligation relating to such information;

接收方从第三方处合法获得的且不需承担保密义务的信息，只要据接收方所知该第三方没有违反该保密信息的任何保密义务；

9.2.4 is developed by the receiving Party independently from Confidential Information or under the exceptions as set out in Article 9.2.1-9.2.3 or 9.2.5; or

由接收方不依赖保密信息独立开发得到的或属于第 9.2.1-9.2.3 或 9.2.5 条规定的例外情形的信息；或

9.2.5 is approved for release by written agreement of the disclosing Party.

由披露方通过书面协议许可发布的信息。

The Party seeking the benefit of such exception shall bear the burden of proving its existence.

希望从该等例外中受益的一方应承担证明该例外存在的举证责任。

The receiving Party may disclose information of the disclosing Party if the receiving Party is required to do so by any ruling of a governmental or regulatory authority within its scope of competency or court or by mandatory law, provided that written notice of such ruling is given without undue delay to the disclosing Party so as to give the disclosing Party an opportunity to intervene and provided further that the receiving Party uses reasonable efforts to obtain assurance that the information will be treated confidentially. Information which is disclosed in such way must be marked "Confidential".

如果任何政府或监管机构或法院在其职权范围内的裁决或强制性法律规定要求接收方披露披露方的信息，接收方可以披露该等信息，前提是该规定/裁决被毫不迟延地书面通知披露方以使披露方有机会干预，并且接收方采取了合理的努力以获得该等信息将被保密的保证。以上述方式披露的信息应被标明“保密”。

9.3 The receiving Party will derive no rights of any kind, in particular no rights of prior use, from the fact that they as a result of the Confidential Information may possibly obtain knowledge of patentable inventions for which the other Party may possibly apply for Intellectual Property Rights. The receiving Party shall not be entitled to file for patents or other statutory protection in any country based on or using any information received hereunder, and any such patent or statutory protection must be transferred to the disclosing Party upon its request and without any charge.

接受方不得基于其通过保密信息而可能获得可注册专利发明的相关知识（该知识可能被另一方用以申请知识产权）这一事实而获得任何权利，尤其是在先使用权。接收方无权基于或使用在本协议项下收到的任何信息在任何国家申请专利或任何法律保护，并且任何该等专利或法律保护必须根据披露方的请求免费地转让移至披露方。

9.4 All information disclosed between the Parties including those exchanged electronically and/or on record-bearing media, as well as any copies thereof, shall, upon termination or expiration of this Agreement and respective written request of the disclosing Party, at the receiving Party's discretion, either be returned to the disclosing Party or be destroyed by the receiving Party after termination or expiration of this Agreement. This shall not include copies of electronically-exchanged information made as a matter of routine information technology backup. Such request shall be made in writing by the disclosing Party to the receiving Party within ninety (90) days after expiration or termination of this Agreement. In case of destruction, the receiving Party shall confirm in writing such destruction to the disclosing Party within fourteen (14) days after receipt of the respective request.

双方之间互相披露的所有信息，包括以电子和/或录音介质交换的内容以及其任何副本，应在本协议终止或期满之时经披露方书面请求，由接收方酌情决定归还披露方或在本协议终止或期满后由接收方销毁。此类信息不应包括作为日常信息技术备份的电子交换信息的副本。披露方应在本协议期满或终止后的九十（90）天内以书面形式发出接受方请求。如遇销毁的情形，接受方应在收到相关请求后十四（14）天内就该等销毁向披露方书面确认。

This Article 9.4 shall not apply to disclosed information or copies thereof which (i) the receiving Party is entitled to use after the expiration or termination of this Agreement, (ii) must be stored by the receiving Party or its consulting firm according to mandatory

law, provided that such information or copies thereof shall be subject to an indefinite confidentiality obligation according to the terms and conditions set out herein.

本第 9.4 条不适用于以下披露的信息或其副本：（i）接收方在本协议期满或终止后有权使用的，（ii）根据强制性法律规定接收方或其咨询公司必须存储的信息，前提是该信息或其副本应根据本协议的条款和条件无限期予以保密。

9.5 The obligations of this Article 9 shall survive ten (10) years after termination or expiration of this Agreement.

本第 9 条的义务应在本协议终止或期满后的十（10）年内继续有效。

Article 10 Warranty and Liability

第十条 担保及责任

10.1 During the term of this Agreement Licensor undertakes to use all reasonable efforts at its own costs to correct all errors, if any, found in the Documentation in accordance with Article 2.6 above.

在本协议期限内，许可方承诺尽一切合理努力根据第 2.6 条纠正错误（如有），并自行承担相关费用。

10.2 Article 10.1 shall apply mutatis mutandis to Licensee with respect to any license of Foreground IP.

对于前景知识产权的任何许可，第 10.1 条应参照适用于被许可方。

10.3 Licensor warrants, to the best of the Licensor's knowledge, the Licensed Know-how and Licensed Patents do not infringe any patent, copyright, trademark or trade secret of a third party.

许可方保证，据许可方知晓，许可专有技术和许可专利不侵犯第三方的任何专利、著作权、商标或商业秘密。

10.4 Except as provided in Articles 10.1 through 10.3, neither Party gives any warranty or assumes any responsibility or liability with respect to any technical information, software or service provided to the other Party under this Agreement or to the validity or maintenance of any intellectual property rights licensed to the other Party hereunder. In particular,

除第 10.1 条到第 10.3 条的规定外，任何一方均不对根据本协议提供给另一方的任何技术信息、软件或服务，或根据本协议许可给另一方的任何知识产权的有效性或维持性承担任何义务或责任。尤其是，

(i) neither Party gives any warranty or assumes any responsibility or liability with respect to the ability of the other Party to successfully use any technical information provided to such other Party hereunder for the manufacture of Devices and/or modifications and/or improvements thereof or for any further exploitation or implementation of licenses granted to such other Party under this Agreement; and

任何一方均未就另一方成功使用根据本协议提供给该另一方的任何技术信息以制造器件和/或进行修改和/或改进或用于进一步开发或实施根据本协议授予该另一方的许可的能力提供任何保证或承担任何责任或义务；以及

(ii) neither Party warrants that the Devices and/or modifications and/or improvements thereof manufactured by the other Party achieve a certain standard of quality or level of performance and/or do not infringe intellectual property rights of third parties.

任何一方均不保证另一方制造的器件和/或其修改和/或改进能达到一定的质量标准或性能水平和/或不侵犯第三方的知识产权。

10.5 The provisions of this Article 10 shall survive any termination or expiration of this Agreement.

第 10 条的规定在本协议终止或期满后仍有效。

Article 11 Force Majeure

第十一条 不可抗力

Neither Party shall be held responsible or liable for the non-fulfillment of any of its obligations under this Agreement, provided and as long as such Party is hindered or prevented from fulfillment by any circumstances of "Force Majeure", which are deemed to include any events which are internationally recognized as occurring beyond a person's or company's reasonable control, such as, but not limited to, war, riot, strike, lock-out, flood, epidemics, other natural catastrophes, or terrorist attacks, and provided that the Party directly frustrated notifies the other Party without delay and in writing the beginning and end of any such circumstances. The Party directly frustrated shall use all reasonable efforts to minimize the hindrance or prevention from such fulfillment. Should circumstances of Force Majeure uninterruptedly hinder or prevent a Party from fulfillment of any of its obligations hereunder for a period exceeding six (6) months, the other Party shall be entitled to ask for an appropriate amendment of this Agreement or to terminate this Agreement by three (3) months written notice. A declaration to this effect shall be disregarded, if said circumstances of Force Majeure cease to exist within such three (3) months period.

任何一方均不对未履行本协议下的任何义务负责或承担任何责任，但前提是该方受到任何“不可抗力”情况的妨碍或阻止，此等不可抗力包括国际公认的超出个人或公司合理控制范围的事件，包括但不限于战争、暴动、罢工、封锁、洪水、流行病、其他自然灾害或恐怖袭击，但受到直接影响的一方应立即通知另一方，并书面通知任何此类情况的开始和结束。受到直接影响的当事方应尽一切合理努力，最大程度地减少阻碍或防止此类妨碍的实现。如果不可抗力的情况在超过六（6）个月的时间内不间断地妨碍或阻止一方履行其在本协议项下的任何义务，另一方有权要求对本协议进行适当的修改或提前三（3）个月书面通知以终止本协议。如果不可抗力情况在此三（3）个月内不复存在，则无须进行声明。

Article 12 Effective Date, Term, Termination

第十二条 生效日期，期限及终止

12.1 This Agreement shall be established after being signed by both Parties and shall enter into force after (i) all approvals necessary for this Agreement and its performance, if any, are granted to and received by the Parties; (ii) Licensee has obtained its business license which reflects the Joint Venture Contract in all substantial criteria, and (iii) the board of directors of the Licensee has approved this Agreement ("**Effective Date**").

本协议应经双方签署后成立，并应在（i）双方获得并收到本协议及其履行所必需的全部批准（如果有）、（ii）被许可方获得在全部实体方面体现合资合同的营业执照，以及（iii）被许可方的董事会批准本协议后生效（"**生效日期**"）。

Licensee shall within one (1) month of the date of execution of this Agreement carry out all recordal, registration and approval proceedings in Licensee's country required for the performance of this Agreement. Licensee shall inform Licensor about any steps planned for the application of such recordal, registration and/or approval proceedings in due time so that Licensor may participate in any meetings with authorities or other third parties by itself or a representative nominated for such purpose.

被许可方应在本协议签署之日起一（1）个月内在被许可方所在国家/地区实施履行本协议所需的所有记录、注册和批准程序。被许可方应在适当的时候通知许可方有关为实施此类记录、注册和/或批准程序而计划采取的任何步骤，以便许可方可以自行参加与政府机构或其他第三方或该第三方为此目的指定之代表进行的任何会议。

Either Party shall without undue delay furnish a certified true copy of all such registration, approval and/or recordal certificates to the other Party or shall inform the other Party in writing if it turns out that no approval is necessary.

任何一方均应立即向另一方提供所有此类注册、批准和/或记录证书的经认证的真实副本，或应就不需要获得批准的情况书面通知另一方。

12.2 Unless earlier terminated as set forth in Article 11 or in Article 12.3, this Agreement shall continue in effect until the Joint Venture Contract expires or is terminated for whatever reason or the Licensee is liquidated.

除非根据第 11 或第 12.3 条提前终止，本协议应持续有效直至合资合同到期或因任何原因被终止或被许可方被清算。

12.3 This Agreement may be prematurely terminated in writing with immediate effect by a Party having such right as herein below provided - and notwithstanding any other rights such Party may have - upon the occurrence of one of the following events:

如发生下列任一情况，具有下述规定权利的任一方可以立即以书面形式提前终止本协议（尽管该方可能拥有其他权利）：

(i) by either Party in the event that the other Party voluntarily files a petition in bankruptcy or has such a petition involuntarily filed against it (which petition is not discharged within thirty (30) days after filing), or is placed in an insolvency proceeding, or if an order is entered appointing a receiver or trustee or a levy or attachment is made against a substantial portion of its assets which

order shall not be vacated within thirty (30) days from date of entry, or if any assignment for the benefit of its creditors is made;

如果另一方自愿提出破产申请，或非自愿地被提出破产申请（该申请在提出后三十（30）天内未解除），或处于破产程序，或已被命令为其大部分的资产指定接管人或受托人，或其大部分资产被征收或扣押，且该命令不会在生效之日起三十（30）天内撤消，或者其债权人的利益被转让；

(ii) by either Party if the Joint Venture Contract expires or is terminated or if such Party has a termination right under the Joint Venture Contract.

如果合资合同到期或被终止，或者该方根据合资合同拥有终止权。

Article 13 Rights and Obligations after Termination

第十三条 终止后的权利及义务

13.1 In case of any termination of this Agreement, Licensee shall discontinue the use of the Licensed Know-how, Documentation and Licensed Patents and shall return any information furnished by Licensor including Documentation and business records, technical data, drawings, designs, price lists, advertising material and copies thereof.

如果本协议终止，被许可方应停止使用许可专有技术、文件和许可专利，并且应返还许可方提供的任何信息，包括文件和业务记录、技术数据、图纸、设计、价目表、广告材料及其副本。

13.2 In case any Product Registrations are completed or pending in the name of Licensee the Licensee shall cause such Product Registrations to be transferred to the Licensor or any third party nominated by Licensor. In case such transfer is not possible or cannot be achieved by Licensee within sixty (60) days of termination or expiry of this Agreement Licensor may request Licensee to cancel the Product Registrations which cannot be or have not been transferred to Licensor.

如任何产品注册系以被许可方名义完成或待完成的，被许可方应促使此类产品注册转让至许可方或许可方任命的任何第三方名下。如此类转让不可行或被许可方在本协议被终止或到期的六十（60）天内无法完成的，许可方可以要求被许可方注销不可或未被转让至许可方的产品注册。

13.3 Termination of this Agreement shall not relieve a Party of any duty, claim or liability arisen or fallen due prior to termination.

本协议的终止不应免除一方在终止前应承担的任何义务、索赔或责任。

13.4 Articles 9, 10, 12, 13 and 15 shall survive any termination of this Agreement.

本协议终止后，第 9、10、12、13 和 15 条应继续有效。

Article 14 Breach of Contract

第十四条 违约

14.1 If a Party fails to perform any of its obligations under this Agreement or if a Party's representation or warranty under this Agreement is untrue or materially inaccurate, such Party shall be deemed to have breached this Agreement. The Party in breach shall have thirty (30) days from receipt of notice from the other Party specifying the breach to cure such breach. If, after such thirty (30) day period, the breach is not cured to the reasonable satisfaction of the non-breaching Party, then the Party in breach shall be liable to the other Party for all direct and foreseeable damages. In the event more than one Party is in breach of the Agreement, each such Party shall bear its respective liability according to actual circumstances. Termination of this Agreement by either Party under Article 12 shall not exclude or affect in any way that Party's right to damages or any other remedy whether under this Article 14 or otherwise.

如果一方未能履行其在本协议项下的任何义务，或者一方在本协议项下的陈述或保证不真实或存在实质性错误，则应视为该方违反了本协议。违约方应在收到另一方指明违约的通知后三十（30）天内纠正违约行为。如果在三十（30）天的期限后，违约行为未得到非违约方合理满意程度的解决，则违约方应对另一方承担所有直接和可预见的损害赔偿。如果有一个以上的缔约方违反本协议，则每个缔约方应根据实际情况承担各自的责任。任何一方根据第 12 条终止本协议，均不排除或影响该方在第 14 条或其它条款下的损害赔偿权或其他救济权。

14.2 For any breach of Articles 3, 9 and/or 13 the non-breaching Party has the right to claim liquidated damages from the breaching Party in the amount of RMB 2,000,000 for each such breach, subject to the right of the non-breaching Party to claim further damages if and as so incurred. For breaches continuing over a period of time, each week of such continuous breach shall be regarded as one breach incurring the amount of liquidated damages.

对于违反第 3、9 和/或第 13 条的情况，非违约方有权就每次违约要求违约方支付违约金人民币 2,000,000 元，但不影响非违约方要求进一步赔偿（如有）的权利。对于持续一段时间的违约行为，持续违约的每个星期应被视为一次违约并产生违约金。

Article 15 Dispute Resolution

第十五条 争议解决

15.1 The Parties hereto will try to resolve any dispute, controversy or claim arising out of or in connection with this Agreement through friendly consultations between the Parties. But, if no settlement is reached within twenty (20) days from the date one Party notifies the other Party in writing of its intention to submit the dispute, controversy or claim to arbitration in accordance with this paragraph, then any such dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, shall be finally and exclusively settled by arbitration conducted by the Singapore International Arbitration Center ("**SIAC**") in accordance with the Singapore International Arbitration Centre Administered Arbitration Rules in force when the Notice of Arbitration is submitted in accordance with these Rules.

双方将通过友好协商方式解决因本协议引起的或与本协议有关的任何争端、争议或索赔。但是，如果在一方书面通知另一方其意欲根据本条款规定将争端、争议或索赔提交仲裁之日起二十（20）天内双方仍无法达成协议，则由本协议产生或与本协议相关的争端、争议或索赔，或本协议之违约、终止、无效，应由新加坡国际仲裁中心（"**SIAC**"）根据仲裁通知递交时有效的新加波国际仲裁中心机构仲裁规定仲裁，仲裁裁决具有终局性和排他性。

15.2 The place of arbitration will be in Singapore at the SIAC. The arbitration proceedings will be conducted in English with Chinese translation.

仲裁地点为新加坡的新加坡国际仲裁中心。仲裁程序将以英文进行并配有中文翻译。

15.3 The arbitration tribunal will consist of three arbitrators. The Licensor shall appoint one arbitrator and the Licensee shall appoint one arbitrator. The presiding arbitrator will be nominated by the arbitrators selected by the Parties or, failing which within ten days from SIAC's confirmation of the second arbitrator, be appointed by the SIAC Council.

仲裁庭由三名仲裁员组成。许可方和被许可方将各指定一名仲裁员。首席仲裁员由双方选定的仲裁员指定，如果未能在新加坡国际仲裁中心确认第二名仲裁员后十天内指定，则首席仲裁员由新加坡国际仲裁中心理事会任命。

15.4 The arbitration award is final and binding on the Parties, and the Parties agree to be bound thereby and to act accordingly. The costs of arbitration and the costs of enforcing the arbitration award (including witness expenses and attorneys' reasonable fees) will be borne by the Party who shall perform obligations or bear the liability of breach under the arbitration award, unless otherwise determined by the arbitration award.

仲裁裁决是终局的，对双方均有约束力，双方同意受其约束并据此行事。仲裁费用和执行仲裁裁决的费用（包括证人费用和律师合理费用）由依据仲裁裁决履行义务或承担违约责任的一方承担，除非仲裁裁决另有规定。

15.5 In any proceedings under or relating to the arbitration, each Party will cooperate with the other Party in making full disclosure of and providing complete access to all information and documents reasonably requested by the other Party in connection with such arbitration proceeding.

在仲裁程序或有关程序中，一方都将与另一方合作，充分披露并提供给另一方合理要求的与该仲裁程序有关的所有信息和文件的完整访问权。

15.6 Any arbitration award may be enforced by any court having jurisdiction over the Party against which the award has been rendered, or wherever assets of that Party are located.

任何仲裁裁决均可由对被执行方或对被执行方财产所在地具有管辖权的任何法院执行。

15.7 By agreeing to the settlement of any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity hereof by arbitration, each Party irrevocably waives its right to any form of appeal, review or recourse to any court or other judicial authority, insofar as such waiver may be validly made.

各方同意通过仲裁解决因本协议引起的或与本协议有关的任何争端、争议或索赔，或本协议之违约、终止或无效，不可撤销地放弃其向任何法院或其他司法机构提出任何形式的上诉、复审或追索的权利，只要此类放弃是有效的。

Article 16 Applicable Law

第十六条 适用法律

This Agreement shall be governed by and construed in accordance with the laws of the PRC without reference to the substantive law of any other country.

本协议应受中华人民共和国法律管辖并据其解释且不参考任何其他国家的实体法。

Article 17 Miscellaneous

第十七条 其他条款

17.1 This Agreement cannot be modified except by written instrument signed by both Parties. This requirement of written form can only be waived in writing. If this Agreement requires a notice or document to be "in writing" or "in written form", such notice or document shall be duly signed by the sender by such person or persons duly authorized to legally bind the Party, and the signed notice or document shall be delivered, sent or transmitted to the other Party in its original form. For the avoidance of doubt electronic communication shall not qualify as a written notice or document.

除非双方签署书面文件，否则不得修改本协议。这种书面形式的要求只能以书面形式放弃。如果本协议要求通知或文件应以"书面"或"书面形式"，则该通知或文件应由寄送方合法授权之人正式签署后对该方有法律约束力，且应将已签署的通知或文件原件递送、发送或传送至另一方。为避免疑义，电子通讯方式不得作为书面通知或文件。

17.2 Except otherwise provided in this Agreement, communications between Licensor and Licensee shall be given in writing, by registered post and by email, in Chinese and English language to the following addresses of the Parties or to such other addresses as the Party concerned may subsequently notify in writing to the other Party:

除非本协议中另有规定，许可方与被许可方的通信应以书面形式进行，用中文和英文通过挂号信和电子邮件发送至双方的如下地址或相关一方随后可能以书面形式通知另一方的其它地址：

If to Licensor to/发送至许可方:

POET Technologies Inc.

Attn/收件人：Vivek Rajgarhia

Title/职务：President/总裁

Address/地址：120 Eglinton Avenue East, Suite 1107, Toronto ON M4P 1E2

Tel/电话：(416) 368-9411

Email/电子邮箱：vivek@poet-technologies.com

If to Licensee to/发送至被许可方:

Super Photonics Xiamen Co., Ltd./厦门超光集成有限公司

Attn/收件人：

Title/职务：

Address/地址：

Tel/电话：

Fax/传真：

17.3 Neither the rights nor the obligations from this Agreement may be assigned or transferred in any manner, except with the prior written consent of the other Party and except as part of a transfer on the side of Licensor of all or of a substantial part of the activities to which the subject matter of this Agreement pertains whether by sale, merger or consolidation provided, however, that Licensor may assign any and all of its rights and obligations without the prior written consent of the Licensee to a Licensor Affiliate. In case of such a transfer the respective Party shall take care that the transferee, assignee or successor will comply with this Agreement.

本协议下的权利和义务不得以任何方式转让或让渡，除非事先获得另一方的书面同意，并且除了作为许可方将本协议标的有关活动的全部或重大部分通过销售、兼并或合并等方式转让的一部分，但前提是许可方可以不经被许可方事先书面同意将其任何和全部权利和义务转让给许可方的关联方。在该等转让中，相关方应注意使受让方、承让方或承继方遵守本协议。

17.4 If any of the provisions of this Agreement shall be adjudged to be invalid, illegal or unenforceable, unless the basic intentions of the Parties under this Agreement are substantially jeopardized, the validity, legality, and enforceability of the remaining provisions of this Agreement shall in no way be affected or impaired thereby and shall be enforced to the maximum extent permitted by applicable law. In such a case the Parties shall come to an agreement approximating as closely as possible the arrangement originally envisaged in this Agreement. The same applies to the closing of gaps in the Agreement.

若本协议中任何条款应被判定无效、不合法或无法执行，除非双方在本协议中的基本意图受到实质性危害，否则本协议其余条款之有效性、合法性与可执行性应不以任何方式受到影响或损害，并应在适用法律允许的最大程度内得以执行。在这种情况下，双方应在尽可能忠于本协议原先设想的安排达成新协议。此条亦适用于消除本协议存在的缺漏之处的情况。

17.5 This Agreement constitutes the entire understanding and agreement between the Parties with respect to the subject matter and shall supersede and cancel all previous agreements, negotiations and commitments, either oral or written, relating hereto.

本协议构成双方就标的所达成的全部理解与协议，并应替代、取消先前所有相关口头或书面协议、磋商及承诺。

The Annexes to this Agreement forms an integral part of this Agreement. In the event of conflicts between the provisions of any Annex and those in the body of this Agreement, the provisions in the body of the Agreement shall take precedence over those in any Annex unless such Annex expressly revokes the relevant Article in the body of the Agreement.

本协议附件为本协议不可分割的组成部分。若任何附件的条款与本协议正文条款冲突，除非该等附件明确规定撤销本协议正文中的相关条款，本协议正本中条款的效力应优先于任何附件条款。

17.6 No explicit or implied waiver by any of the Parties to this Agreement of any breach of any term, condition or obligation of this Agreement shall be construed as a waiver of any subsequent or continuing breach of that term, condition or obligation or of any other term, condition or obligation of this Agreement of the same or of a different nature. Any waiver, consent, or approval of any kind regarding any breach, violation, default, provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

任一方明示或默示不追究对本协议任何条款、条件或义务的违约行为不应被解释为不追究对该条款、条件或义务或本协议中任何相同或不同性质的其他条款、条件或义务的任何后续或持续违约行为。对于对本协议的违约、违反、不履约、条款或条件的任何形式的不追究、同意或批准必须以书面形式进行，且仅在书面规定的具体范围内有效。

17.7 Each Party agrees, upon reasonable request by the other Party to consent to the registration of this Agreement to the extent required by applicable law and without expense to this Party. Each Party waives any and all claims or defenses arising by virtue of the absence of such registration that might otherwise limit or affect its obligations to the other Party.

每一方同意，应另一方合理请求，在适用法律规定的范围内及不承担相关费用的前提下同意对本协议进行登记。每一方放弃因未进行上述登记而可能导致另一方所承担的义务受到其他限制或影响的任何及所有权利主张或辩护。

17.8 Each Party shall ensure that this Agreement shall not be transferred by way of operation of law (e.g., by way of merger, consolidation or otherwise) to any third party without the written consent of the other Party (which shall be given either prior to or after the transfer of this Agreement at the sole discretion of the Party from whom such consent is sought), unless otherwise provided for in Article 17.3. Licensee shall inform Licensor in writing when this Agreement will be transferred by way of operation of law to a third party, or latest ten (10) days after this Agreement has been transferred by way of operation of law to a third party. In such case Licensor may terminate this Agreement with immediate effect by informing Licensee in writing.

每一方应确保，未经另一方书面同意（该等同意应由被寻求同意的一方在本协议转让之前或之后自行酌情做出），本协议不得通过法律运作（如兼并、合并或其它方式）转让给任何第三方，但在第 17.3 条中另行规定的除外。被许可方应当在本协议将要通过法律运作方式转让给第三方时，或在本协议已经通过法律运作方式转让给第三方后最迟十（10）日内，以书面形式告知许可方。在此情况下，许可方可以书面通知被许可方终止本协议并立即生效。

17.9 The term “Knowledge” when used in the phrases “to the best of the Licensor's Knowledge” or words of similar import shall mean the actual knowledge of the Licensor's directors and chief officers, assuming that each such person has made a reasonable inquiry and investigation concerning any past infringement claims and actual 'Freedom-To-Operate" exercises carried out in the past.

“知晓”一词在“据许可方知晓”或类似含义的词组中使用时，应表示在对任何过去的侵权索赔以及过去实际进行的“自由实施”检索均进行了合理的询问和调查的情况下，许可方的董事和首席高管的实际知晓情况。

17.10 This Agreement is written in both English and Chinese. In case of any conflicts or discrepancies between the two language versions, the Parties will conduct good faith negotiations to establish a prevailing version taking into account the intentions the Parties had when entering into this Agreement. If the Parties fail to reach agreement, the English version shall prevail.

本协议以英文和中文写就。若两种语言文本有任何冲突或不一致之处，则双方将进行诚挚协商，根据双方在签署本协议时的意图来确定以哪一个文本为准。如果双方不能协商一致，应以英文文本为准。

17.11 This Agreement may be executed and delivered in any number of counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement and shall be enforceable as such.

本协议可签署和交付多份对签文本，每份该等对签文本一经签署即应视为原件，而所有该等对签文本应共同构成同一份协议，并应按同一份协议予以执行。

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Annex 1

Devices

附件 1

器件

Annex 2

Documentation

附件 2

文件

Annex 3

Contribution Schedule

附件 3

出资时间表

Annex 4

Licensed Patents

附件 4

许可专利

SCHEDULE D

附件 D

POET Supply Agreement

POET 供货协议

THIS SUPPLY AGREEMENT (the "Agreement"), dated __________ 2020 (the "**Effective Date**") by and between **POET TECHNOLOGIES** (hereinafter "**POET**"), a corporation incorporated pursuant to the laws of Ontario, Canada having offices at 120 Eglinton Avenue East, Suite 1107, Toronto ON M4P 1E2 and **Super Photonics Xiamen Co., Ltd.** (hereinafter the "**JV**"), a corporation incorporated pursuant to the laws of the People's Republic of China, having offices at 6th Floor, No. 799 Min'an Avenue Hong Tang Town, Tong'an District, Xiamen, Fujian 361100, China.

RECITALS

WHEREAS, POET is engaged in the business of manufacturing and selling certain POET Products (as defined below), as further described in this Agreement; and,

WHEREAS, JV is established as a joint venture company between POET and Xiamen San'an Integrated Circuit Co., Ltd. (hereinafter referred to as "**SAIC**"), a limited liability company incorporated and validly existing in Xiamen, People's Republic of China, with its registered address at 6th Floor, No. 799 Min'an Avenue Hong Tang Town, Tong'an District, Xiamen, Fujian 361100, China, by operation of the Joint Venture Contract as defined below, to conduct application design, assembly, test, integration, marketing and sale of 100G/200G/400G optical engines based on the POET Optical Interposer™ for data communications and telecommunications applications in China.

WHEREAS, the shareholders of Licensee have agreed in the Joint Venture Contract (as defined below) that the JV shall receive from POET certain POET Products for the assembly of Optical Engines based on the POET Optical Interposer, and JV desires to purchase such POET Products for use in its Optical Engine Products (as defined below) on the terms set forth in this Agreement; and

WHEREAS, POET agrees to supply such POET Products on the terms set forth herein.

NOW THEREFORE, the Parties agree as follows:

1. Definitions

1.1 "***Confidential Information***" means any information and data, including without limitation, any kind of business, commercial or technical information and data disclosed between the Parties in connection with the implementation of this Agreement, irrespective of the medium in which such information or data is embedded, which is not public.

Confidential Information shall include any copies or abstracts made thereof as well as any apparatus, modules, samples, prototypes or parts thereof.

1.2 "***Intellectual Property Rights***" means all intellectual and industrial property and proprietary rights, throughout the world, including (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and re-examinations thereof; (b) all trademarks, service marks, trade dress, logos, trade names, Internet domain names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith; (c) all copyrightable works, all copyrights, all works of authorship and moral rights, all computer software (including data, source code, and related documentation), databases and compilations; (d) all trade secrets, know-how and confidential Business information (including ideas, research and development, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and Business and marketing plans and proposals); (e) all copies and tangible embodiments thereof (in whatever form or medium) and all applications, registrations, and renewals in connection with any of the foregoing; and (f) derivative works made or developed in connection with the foregoing.

1.3 **"Joint Venture Contract"** means the joint venture contract between POET and SAIC for the establishment of the JV.

1.4 "***Optical Engine Products***" means a device which includes an Optical Interposer incorporating selected available passive features and/or devices combined with selected active devices, such as lasers, modulators, photodetectors, etc., with features enabling the connection to other electronic devices and to optical fibers, fully built, packaged and tested to meet the required written specifications for each device and certified as operational when shipped.

1.5 ***"Order"*** means a written purchase order issued by JV to POET for any of the POET Products.

1.6 "***POET Products***" shall mean the Optical Interposers, a device designed and manufactured exclusively by POET that includes certain features such as waveguides, multiplexers, demultiplexers, spot size converters, micro-mirrors, fiducial marks, pedestals, metal interconnects, solder pads, facets and others that enable the accurate placement, passive integration and control of active devices and which has been engineered in a way that allows the fabrication, assembly, testing, sealing, capping and singulation of the device to be performed at wafer-level, that are listed in Exhibit A attached hereto (as may be revised by mutual written agreement of the parties from time to time).

1.7 "***Specifications***" shall mean the specifications applicable to the POET Products as set forth in Exhibit A.

2. Forecasts And Orders

2.1 **Forecasts.** On a monthly basis, JV will provide POET with a nonbinding twelve (12) month rolling forecast of its estimated requirements for each POET Product

("**Forecasts**"). Forecasts shall constitute good faith estimates of JV's anticipated requirements for POET Products for the applicable time period.

2.2 **Orders**. JV will issue Orders for the POET Products from time to time. Unless the parties otherwise agree in writing, the lead time for the POET Products will be mutually agreed prior to the placement of the first order and shall be the standard lead time for all subsequent orders ("**Lead Time**"). Each Order shall include at least the following: (a) the JV's Order number; (b) identification of the POET Products ordered by JV and the corresponding POET part number; (c) the requested delivery date; and (d) any shipping instructions, including preferred carrier and shipping destination.

2.3 **Order Acceptance**. POET will notify JV of acceptance of an Order within three (3) business days of receipt thereof or indicate a reason in writing for rejection of an Order. All Order acknowledgements accepting an Order will set forth the delivery dates, not to exceed the Lead Time. The confirmation of any Order by POET to JV means that the terms of the Order have been agreed and POET accepts the Order and the terms of such Order, though only to the extent consistent with the terms of this Agreement. Any terms or conditions of any Order form or any acknowledgement form that are in addition to or inconsistent with the terms of this Agreement will be deemed stricken from such Order or acknowledgement, and are hereby rejected.

2.4 **Rescheduling and Cancellation**. No cancellations or reschedules may be made by JV within thirty (30) days prior to the scheduled shipment time of the POET Products without POET's prior written consent. The parties shall agree on fees that may be charged by POET in the event that JV cancels or reschedules shipments more than thirty (30) days before the originally scheduled shipment date, based on the number of days after receipt by POET of a written change order for cancellation or reschedule against orders for which the POET Products were originally scheduled to be shipped. Cancellations shall be subject to a cancellation charge based on a percentage of the charges for the complete cancelled shipment. Cancellation charges shall be computed based on the originally scheduled delivery date.

2.5 **Acceleration**. JV may request the shipment of POET Products in excess of the ordered quantity, or the accelerated delivery of POET Products scheduled for later delivery, and POET shall use commercially reasonable efforts to accommodate such request to ship such excess or accelerated POET Products.

2.6 **POET Product Change Notification**. POET agrees to notify JV of all proposed POET Product changes, which shall include all material changes to manufacturing processes, as well as mechanical and/or electrical design changes. POET will also provide advance written notice of engineering changes that materially affect the POET Product's form, fit or function. All such notices must be provided in writing at least ninety (90) days in advance of their proposed to allow JV an opportunity to evaluate such changes. If JV, in its sole discretion, determines that the POET Product, as changed pursuant to POET's notice, will not meet its intended requirements or would not meet the Specifications, JV shall have the right to terminate the Agreement for cause and to cancel any outstanding orders for such POET Product without liability whatsoever, including any cancellation charges otherwise due hereunder.

2.7 **POET Product Withdrawal**. POET shall provide JV with at least twelve (12) months prior written notice for all POET Products prior to the scheduled last date of manufacture of a POET Product. POET shall ship POET Product for Orders that POET has accepted

before the last date of manufacture. POET shall also allow JV to make a final last time buy prior to the scheduled last day of scheduled manufacture for delivery no more than six (6) months following the date of the Order, it being understood that the Lead Time will not apply for such final buy.

3. Delivery

3.1 **Risk of Loss and Title.** Delivery of all POET Products shall be made *DDP* (INCOTERMS 2020) shipping destination. Risk of loss for the POET Products shall pass to JV at the delivery point. POET shall be responsible for paying all freight; handling, shipping and insurance charges to the delivery point. Title to the POET Products will pass to JV at the JV shipping destination, provided that at no time will title to any software incorporated in the POET Product pass to JV; software is licensed, not sold, to JV.

3.2 **Delivery.** POET shall deliver the POET Products to JV in accordance with the shipping instructions in the Order with regard to the requested delivery date, ship-to address, carrier and means of transportation or routing. JV may return any unauthorized under-shipment or any over-shipment or any portions thereof, at POET's expense and without charge to JV. If JV fails to provide shipping instructions, POET will make the selection of carrier on a commercially reasonable basis. In no event shall JV have any liability in connection with shipment, nor shall the carrier be deemed to be an agent of JV. JV shall not be liable for damage or penalty for delay in delivery due to the actions of the common carrier. POET shall inform JV immediately if a delivery cannot be made within five (5) days of the scheduled delivery date, in which case POET shall ship the POET Products by airfreight or other expedited routing, at POET's expense.

4. Price; Payment

4.1 **Prices.** The prices for the POET Products shall be set forth in Exhibit C attached hereto.

4.2 **Preferred Provider.** JV shall purchase 100% of JV's requirements for Optical Interposers from POET pursuant to this Agreement. In the event that POET is unable to provide Optical Interposers to the Company, JV may decide to source Optical Interposers from a third-party supplier in accordance with the respective provisions in the Joint Venture Contract.

4.3 **Payment.** All payments shall be in United States Dollars and will be due and payable sixty (60) days following receipt of invoice.

4.4 **Taxes.** JV shall be responsible for and shall pay any applicable, separately itemized sales, use, excise or similar taxes, including value added taxes and customs duties due on the importation of POET Products and arising from purchases made by JV under this Agreement, excluding any taxes based on POET's income.

5. Limited Warranties

5.1 **Limited Warranty.** POET represents and warrants that the POET Products shall comply with the Specifications for a period of twelve (12) months from JV's receipt thereof. In the event that any such POET Products fail to comply with the foregoing warranty, POET shall, at its option, either repair or replace such POET Products, or, in the event the foregoing options are not commercially practicable, refund to JV any amounts paid for the applicable POET Products.

5.2 **Disclaimer of Warranties**. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, POET MAKES NO WARRANTIES OR REPRESENTATIONS TO JV AND POET HEREBY DISCLAIMS ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6. Intellectual Property Rights

6.1 **POET Ownership**. The POET Products and all Intellectual Property Rights in or related to the POET Products, owned by or licensed to POET prior to the date of this Agreement (collectively, the "***POET IP***") shall remain the sole and exclusive property of POET.

6.2 **License**. The Parties may agree on certain licenses of Intellectual Property Rights by POET to JV or vice versa in accordance with separate license agreements and the Joint Venture Contract.

7. Terms and Termination

7.1 **Term**. Unless earlier terminated pursuant to the terms and conditions of this Agreement, this Agreement shall commence on the Effective Date and shall remain in force for a period equal to the term of the Joint Venture Contract.

7.2 **Termination for Cause**. Either party shall have the right to terminate this Agreement (i) for default by the other in performance of any material obligation under this Agreement where such default continues for a period of thirty (30) days after written notice thereof to the defaulting party specifying such default, or (ii) if the Joint Venture Contract expires or is terminated or if such Party has a termination right under the Joint Venture Contract.

7.3 **Obligations Upon Termination**. Upon termination or expiration of this Agreement, except as otherwise expressly stated in this Section 8, all obligations of each party to the other shall terminate.

7.4 **Survival**. Sections 5, 6, 7.3, 7.4, 7.5, 8, 9 and 10 shall survive any termination or expiration of this Agreement.

7.5 **Effect of Termination**.

(a) Upon any termination of this Agreement, each party shall promptly return to the other all Confidential Information received from the other party except one copy of which may be retained for archival purposes and to ensure compliance with the provisions of Section 11.

(b) For period of at least sixty (60) days following the termination / expiration date, the JV shall be entitled to place a last time buy order for POET products in accordance with Article 2.

8. Limited Liability

8.1 **LIMITATION OF LIABILITY**. EXCEPT FOR BREACHES OF CONFIDENTIALITY OBLIGATIONS, AND EXCEPT FOR AMOUNTS PAYABLE TO FULFILL INDEMNITY OBLIGATIONS, (A) IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER, OR TO ANY PARTY CLAIMING THROUGH OR UNDER THE OTHER,

FOR ANY LOST PROFITS, ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT AND HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; AND (B) IN NO EVENT SHALL EITHER PARTY'S CUMULATIVE LIABILITY ARISING OUT OF THIS AGREEMENT EXCEED THE AMOUNTS ACTUALLY PAID OR PAYABLE BY JV TO POET HEREUNDER PURSUANT TO THIS AGREEMENT DURING THE TWELVE (12) MONTHS PRIOR TO THE OCCURRENCE OF THE EVENT OR OTHER BASIS FOR ANY SUCH CLAIM. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY. THE PARTIES ACKNOWLEDGE AND AGREE THAT THIS SECTION 10 IS AN ESSENTIAL ELEMENT OF THE BARGAIN AND ABSENT THIS SECTION 10 THE ECONOMIC AND OTHER TERMS OF THIS AGREEMENT WOULD BE SUBSTANTIALLY DIFFERENT.

9. Confidential Information

9.1 **Restrictions on Use and Disclosure**. Neither party shall use Confidential Information of the other party disclosed to it hereunder for any purpose other than in furtherance of this Agreement and the activities described herein. The recipient shall not disclose, transfer, or disseminate Confidential Information of the disclosing party to any third parties except as otherwise permitted hereunder. The recipient may disclose Confidential Information of the disclosing party only to the recipient's employees or contractors who have a need to know such Confidential Information and who are bound to retain the confidentiality thereof under provisions no less restrictive than those required by this Agreement. The recipient shall maintain Confidential Information of the disclosing party with at least the same degree of care it uses to protect its own proprietary information of a similar nature or sensitivity, but in any event, not less than reasonable care. Any copies of the disclosing party's Confidential Information shall be identified as belonging to the disclosing party at the time of disclosure. Each party shall advise the other party in writing of any misappropriation or misuse of Confidential Information of the other party of which the notifying party becomes aware. No rights or licenses to trademarks, inventions, copyrights or patents are implied or granted under this Agreement except to the extent necessary for the purpose of disclosure. Recipient shall not reproduce or replicate Confidential Information in any form except as required for the purpose of disclosure. All Confidential Information (including all copies thereof) shall at all times remain the property of the disclosing party and shall, at the disclosing party's request upon termination of this Agreement, either be returned to the disclosing party or destroyed after the recipient's need for it has expired (whether Confidential Information is to be returned or destroyed shall be at the option of the recipient).

9.2 **Legal Obligation to Disclose**. This Agreement will not prevent the recipient from disclosing Confidential Information of the disclosing party to the extent required by a judicial order or other legal obligation, provided that, in such event, the recipient shall promptly notify the disclosing party prior to disclosure to allow intervention, notify the requesting entity of the confidentiality of the materials, and cooperate with the disclosing party to contest or minimize the scope of the disclosure (including application for a protective order).

9.3 **Information of Third Parties**. Neither party shall communicate or otherwise disclose to the other, during the term of this Agreement, confidential or proprietary information of third parties.

9.4 **Return of Confidential Information**. Upon request of the disclosing party, copies and embodiments of the disclosing party's Confidential Information shall be promptly returned to the disclosing party by the receiving party, unless such copies are required to support existing customers under the terms of this Agreement. Upon termination of this Agreement, for any reason, each party shall promptly return to the other party all Confidential Information provided by the other party, including all copies thereof, unless such copies are required to support existing customers under the terms of this Agreement.

10. Miscellaneous

10.1 **Governing Law**. This Agreement and any dispute arising from the construction, performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of Singapore, without reference to its conflict of law principles.

10.2 **Dispute Resolution.**

(a) The Parties hereto will try to resolve any dispute, controversy or claim arising out of or in connection with this Agreement through friendly consultations between the Parties. But, if no settlement is reached within twenty (20) days from the date one Party notifies the other Party in writing of its intention to submit the dispute, controversy or claim to arbitration in accordance with this paragraph, then any such dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, shall be finally and exclusively settled by arbitration conducted by the Singapore International Arbitration Center ("**SIAC**") in accordance with the Singapore International Arbitration Centre Administered Arbitration Rules in force when the Notice of Arbitration is submitted in accordance with these Rules.

(b) The place of arbitration will be in Singapore at the SIAC. The arbitration proceedings will be conducted in English with Chinese translation.

(c) The arbitration tribunal will consist of three arbitrators. The Licensor shall appoint one arbitrator and the Licensee shall appoint one arbitrator. The presiding arbitrator will be nominated by the arbitrators selected by the Parties or, failing which within ten days from SIAC's confirmation of the second arbitrator, be appointed by the SIAC Council.

(d) The arbitration award is final and binding on the Parties, and the Parties agree to be bound thereby and to act accordingly. The costs of arbitration and the costs of enforcing the arbitration award (including witness expenses and attorneys' reasonable fees) will be borne by the Party who shall perform obligations or bear the liability of breach under the arbitration award, unless otherwise determined by the arbitration award.

(e) In any proceedings under or relating to the arbitration, each Party will cooperate with the other Party in making full disclosure of and providing complete access to

all information and documents reasonably requested by the other Party in connection with such arbitration proceeding.

(f) Any arbitration award may be enforced by any court having jurisdiction over the Party against which the award has been rendered, or wherever assets of that Party are located.

(g) By agreeing to the settlement of any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity hereof by arbitration, each Party irrevocably waives its right to any form of appeal, review or recourse to any court or other judicial authority, insofar as such waiver may be validly made.

10.3 **Assignment**. Neither party may assign this Agreement or its rights or obligations hereunder, in whole or in part, without the prior written consent of the other party, which consent shall not be unreasonably conditioned, delayed or withheld; provided, however, that JV may assign this Agreement without such consent to an affiliate or to a successor in interest, to its business (whether by merger, acquisition, consolidation, change of control, reorganization or sale of substantially all of its assets). Any purported assignment without such consent shall be void and of no effect. Subject to the foregoing sentence, this Agreement will be binding on and inure to the benefit of the parties and their respective successors and permitted assigns.

10.4 **No Implied Licenses**. Only the licenses granted pursuant to the express terms of this Agreement shall be of any legal force or effect. No other license rights shall be created by implication, estoppel or otherwise.

10.5 **Waiver**. It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

10.6 **Severability**. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect to the fullest extent permitted by law without said provision, and the parties shall amend the Agreement to the extent feasible to lawfully include the substance of the excluded term to as fully as possible realize the intent of the parties and their commercial bargain.

10.7 **Independent Contractors**. The relationship of the parties hereto is that of independent contractors. The parties hereto are not deemed to be agents, partners or joint ventures of the others for any purpose as a result of this Agreement or the transactions contemplated thereby.

10.8 **Compliance with Laws**. In exercising their rights under the license granted hereunder, each party shall fully comply in all material respects with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this license including those applicable to the distribution, import and export and sale of POET Products pursuant to this Agreement.

10.9 **Notices**. All notices, requests and other communications hereunder shall be in writing and shall be hand delivered, or sent by express delivery service with confirmation of

receipt, or sent by registered or certified mail, return receipt requested, postage prepaid, or by confirmed email transmission, in each case to the respective address or facsimile number indicated below.

JV:

Super Photonics Xiamen Co., Ltd.
Attn: [...]

POET:

POET Technologies, Inc.

Attn: Vivek Rajgarhia

Address: 120 Eglinton Avenue East, Suite 1107, Toronto, ON M4P 1E2 CANADA

Tel: (416) 368-9411

Email: vivek@poet-technologies.com

Any such notice shall be deemed to have been given when received. Either party may change its address or facsimile number by giving the other party written notice, delivered in accordance with this Section.

10.10 **Force Majeure**. Neither party shall lose any rights hereunder or be liable to the other party for damages or losses on account of failure of performance by the defaulting party if the failure is occasioned by war, strike, fire, Act of God, earthquake, flood, pandemic, lockout, embargo, act of terrorism, governmental acts or orders or restrictions (excluding actions by POET), failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the non-performing party and such party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a party be required to settle any labor dispute or disturbance.

10.11 **Headings; Construction**. The headings to the clauses, sub-clause and parts of this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Any ambiguity in this Agreement shall be interpreted equitably without regard to which party drafted the Agreement or any provision thereof. The terms "this Agreement," "hereof," "hereunder" and any similar expressions refer to this Agreement and not to any particular Section or other portion hereof. The official text of this Agreement shall be in the English language, and any interpretation or construction of this Agreement shall be based solely on the English-language text. As used in this Agreement, the words "include" and "including," and variations thereof, will be deemed to be followed by the words "without limitation."

10.12 **Counterparts; Electronic Signatures**. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement. Electronically executed or electronically transmitted signatures shall have the full force and effect of original signatures.

10.13 **Complete Agreement**. This Agreement with its Exhibits, constitutes the entire agreement, both written and oral, between the parties with respect to the subject matter

hereof, and all prior agreements respecting the subject matter hereof, either written or oral, express or implied, shall be abrogated, canceled, and are null and void and of no effect. No amendment or change hereof or addition hereto shall be effective or binding on either of the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of POET and JV.

IN WITNESS WHEREOF the parties have hereunto entered into this Agreement as at the date first above written.

POET	JV
By: ______________________________	By:___________________________
Title: _____________________________	Title:__________________________
Date: _____________________________	Date: _________________________

Exhibit A

POET Products

Exhibit B

Support

Exhibit C

Prices

SCHEDULE E

附件 E

POET Trademark and Name License Agreement

POET 商标和名称许可协议

by and between 由以下双方签订

POET Technologies Inc.

a publicly listed Company duly formed and validly existing in Canada with its registered address of 120 Eglinton Avenue East, Suite # 1107, Toronto, Ontario, Canada

一间在加拿大合法设立且有效存续的公司，其注册地址为加拿大安大略省多伦多市艾林顿东街 120 号 1107 室

- hereinafter referred to as "**Licensor**"/以下简称"**许可方**"–

And 和

Super Photonics Xiamen Co., Ltd./ 厦门超光集成有限公司

a limited liability company incorporated and existing under the laws of the People's Republic of China with its registered address at 6th Floor, No. 799 Min'an Avenue Hong Tang Town, Tong'an District, Xiamen, Fujian 361100, People's Republic of China

一间根据中华人民共和国法律合法设立且有效存续的有限责任公司，其注册地址是中国厦门市同安区洪塘镇民安大道 799 号 6 楼

- hereinafter referred to as "**Licensee**" /以下简称"**被许可方**"–

- Licensee and Licensor hereinafter collectively referred to as "**Parties**" and individually referred to as "**Party**" -

- 许可方和被许可方以下合称"**双方**"，单独称作"**一方**" -

【　　　】2020 /2020 年　月　日

Contents 目录

WHEREAS, the Licensor is an innovative optical technology enterprise with special know-how and technology in 100G/200G/400G optical engines which Licensor has developed and is still developing.

鉴于，许可方是一家创新型光学技术企业并拥有其已研发及正在研发的 100G、200G 和 400G 光学引擎的相关特殊专有知识与技术。

WHEREAS, the Licensee is established as a joint venture company between the Licensor and Xiamen San'an Integrated Circuit Co., Ltd. (hereinafter referred to as "**SAIC**"), a limited liability company incorporated and validly existing in Xiamen, People's Republic of China, with its registered address at 6th Floor, No. 799 Min'an Avenue Hong Tang Town, Tong'an District, Xiamen, Fujian 361100, People's Republic of China, by operation of the Joint Venture Contract as defined below, to conduct application design, assembly, test, integration, marketing and sale of 100G/200G/400G optical engines based on the **POET Optical Interposer™** for data communications and telecommunications applications in China.

鉴于，被许可方系由许可方与厦门市三安集成电路有限公司（以下简称"**SAIC**"）共同设立的合资企业，其作为有限责任公司在中国厦门成立并有效存续，注册地址是中国厦门市同安区洪塘镇民安大道 799 号 6 楼。被许可方通过履行合资合同（定义如下），在中国从事用于数据通信及电信应用的基于 **POET 光学中介层™**的 100G、200G 和 400G 光学引擎的应用设计、组装、调试、集成、营销。

WHEREAS, the shareholders of Licensee have agreed in the Joint Venture Contract that the Licensee shall receive from Licensor the right to use Licensor's registered trademarks and names in relation to the Licensee's registered company name as well as its manufacture and sales operations as set forth in article 2.1.

鉴于，被许可方的股东在合资合同中同意被许可方应从许可方处获得权利以在被许可方的注册公司名称及其生产和销售运营中根据第 2.1 条的规定使用许可方的注册商标及名称。

NOW THEREFORE, the Parties agree as follows:

有鉴于此，双方同意如下：

Article 1 Definitions

第 1 条 – 定义

For the purpose of this Agreement, the terms set forth in this Article 1, when employed in capital letters, either in the singular or plural form, are defined to mean the following:

就本协议而言，第 1 条中所列术语以大写字母形式（单数或复数形式）使用时，其含义是：

1.1 **"Affiliate"** means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean ownership of fifty percent (50%) or more of the registered capital,

equity share, and/or assets or the power to appoint or elect the majority of the directors of a company.

"关联方"是指直接或间接控制任何人、受任何人控制或者与任何人共同受控制的其他人。在本定义中，"控制"（包括含义相关的"控制"、"受控制"和"受共同控制"）是指任何人拥有一间公司的不低于百分之五十（50%）的注册资本、股权和/或资产或者多数董事任命权或选举权。

1.2 **"Agreement"** means this Trademark and Name License Agreement including all Annexes and any matters specifically incorporated herein by reference and made a part hereof.

"协议"是指本商标和名称许可协议，包括所有附件以及通过引用明确并入本文并成为其一部分的任何内容。

1.3 **"Business"** means Licensee's business as agreed in the Joint Venture Contract.

"业务"是指在合资合同中约定的被许可方业务。

1.4 **"CNY"** means Chinese Yuan, the lawful currency of China.

"人民币"是指人民币元，中国的法定货币。

1.5 **"Company Name"** means the registered name identifying Licensee, i.e. Super Photonics Xiamen Co., Ltd., including the specification of the legal form, all written in normal, upper and lower case letters.

"公司名称"是指被许可方的注册名称，即厦门超光集成有限公司，包括法定形式的说明，全部以普通、大写、小写字体表示。

1.6 **"Domain Name"** means the internet domain "[...]" and the respective email domain "[...]" registered and owned by Licensee.

"域名"是指被许可方注册并拥有的互联网域名"[...]"以及对应的电子邮件域名"[...]"。

1.7 "Effective Date" means the date this Agreement enters into force as per Article 11.1.

"生效日期"是指按第 11.1 条规定本协议生效的日期。

1.8 **"Joint Venture Contract"** means the joint venture contract between the Licensor and SAIC for the establishment of the Licensee.

"合资合同"是指许可方和 SAIC 就被许可方的设立订立的合资合同。

1.9 **"Licensed Designations"** means the Trademarks, Company Name, Domain Name and Material.

"许可标识"是指商标、公司名称、域名和资料。

"Material" means material (print or electronic) (i) relating to the Business for the purposes of marketing and advertising, such as advertising material, leaflets, brochures,

presentations, internet websites, handouts and material used in connection with trade fairs and exhibitions, (ii) relating to the technical description of products and/or services relating to the Business such as manuals, technical documentation, packaging material, type plates and product descriptions; (iii) business related documents such as stationary, business cards, business forms, e-mail signatures, delivery notes, invoices, purchase orders, offers, delivery conditions or other similar documents.

"材料"是指下列材料（印刷或电子）：（i）用于营销和广告目的的业务相关材料，例如广告材料、传单、小册子、演示文稿、互联网网站、免费资料以及与交易会、展览会相关的材料；（ii）与业务相关的产品和/或服务技术描述，例如手册、技术文档、包装材料、铭牌和产品描述；（iii）与业务有关的文件，例如文具、名片、业务表格、电子邮件签名、交货单、发票、采购订单、要约，交货条件或其他类似文件。

1.10 **"PRC"** or **"China"** means the People's Republic of China excluding, for the purpose of this Agreement, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.

"中国"指中华人民共和国，就本协议而言，不包括香港特别行政区、澳门特别行政区和台湾。

1.11 **"Signage"** means the signage on/in buildings or on street signs providing direction at the facilities of Licensee and/or its Affiliates and/or marking the facilities of Licensee and/or its Affiliates.

"标志"是指建筑物上/内或指路牌上指向和/或标明被许可方和/或其关联方设施标志。

1.12 **"Trademarks"** means all trademarks, names, brands and logos as set out in Annex 1.

"商标"是指附件 1 中所列的所有商标、名称、品牌和标识。

Article 2 Grant of License

第 2 条 – 授予许可

2.1 As of the Effective Date, Licensor grants to Licensee and Licensee accepts a non-exclusive, non-transferable and fully-paid up license:

自生效日期起，许可方授予被许可方且被许可方接受非独占的、不可转让的且已缴足费用的许可：

2.1.1 to use the Trademarks on products which are manufactured by Licensee, and on Material and to advertise and to distribute, sell or make 100G/200G/400G optical engines available on respective territory's market provided in the Joint Venture Contract between Licensor and SAIC.

在被许可方生产的产品和材料上使用商标，用于在许可方和SAIC订立的合资合同中规定的对应地区市场中广告宣传和经销、销售或生产100G/200G/400G光学引擎。

2.1.2 to use the designation "POET" as part of the Company Name, on Material, Signage

and/or on any of Licensee's products in respective territory's market provided in the Joint Venture Contract between Licensor and SAIC;

使用"POET"标识作为公司名称的一部分，在材料、标志和/或任何被许可方在许可方和SAIC订立的合资合同中规定的对应地区市场中的任何产品上使用"POET"标识；

2.1.3 to use the designation "POET" as part of the Domain Names under all relevant country top level domains in respective territory's market provided in the Joint Venture Contract between Licensor and SAIC.

在许可方和SAIC订立的合资合同中规定的对应地区市场中使用"POET"标识作为所有相关国家顶级域名下的域名的一部分。

2.2 Licensee is not allowed to use any Licensed Designations in any way other than permitted under Article 2.1, or pledge or otherwise dispose of the rights granted to Licensee under this Agreement.

除第2.1条允许的方式外，被许可方不得使用许可标识，亦不得质押或以其他方式处置根据本协议授予被许可方的权利。

2.3 Licensor shall have the right to register this Agreement with the relevant official authorities and to de-register it upon termination. Upon the request of Licensor, Licensee shall support Licensor in and take all actions for (de-)registering this Agreement with relevant official authorities. Licensee shall reimburse Licensor of all costs and expenses related to such (de-)registration.

许可方有权在相关政府机构中注册本协议，并有权在终止时注销本协议。应许可方的要求，被许可方应支持许可方向相关政府机构注册（注销）本协议，并采取所有相关行动。被许可方应补偿许可方与此类注册（注销）相关的所有费用。

2.4 Any use of the Licensed Designations shall meet applicable high standards of quality and shall not be likely to harm the reputation of Licensor.

对许可标识的任何使用均应符合适用的高质量标准，并且不得损害许可方的声誉。

Article 3 No Sub-Licensing

第 3 条 - 禁止转许可

Licensee is not allowed to sublicense any of Licensed Designations, or any other rights granted by the Licensor to the Licensee hereunder, to any other party, including Affiliates unless the Licensor has explicitly agreed to such sub-license and the respective terms and conditions in writing in advance.

除非许可方已明确同意转许可且事先以书面形式同意相关条款和条件，否则被许可方不得向任何其他方（包括关联方）转许可任何许可标识、或本协议下许可方授予被许可方的任何其他权利。

Article 4 Use of Licensed Designations

第 4 条 - 许可标识的使用

4.1 Licensee shall not be entitled to use and shall procure that its Affiliates do not use any of the Licensed Designations in direct or indirect combination with any other trademark or commercial designation of Licensee or its Affiliates or of third parties nor in combination with any additional elements, including words, symbols, graphical designs, except in any case of the combination of any of the Licensed Designations with the Company Name.

被许可方无权并应确保其关联方不得将任何许可标识与被许可方或其关联方或第三方的任何其他商标或商业标识直接或间接结合使用，也不得与任何附加元素包括文字、符号，图形设计在内的元素结合使用，除非将任何许可标识与公司名称组合。

4.2 Prior to the use of the Licensed Designations, Licensee shall submit to Licensor illustrations (e.g. pictures or drawings) of the specific use forms. Licensor shall revert to Licensee within thirty (30) days of receipt of each sample. If Licensor does not object in writing within thirty (30) days as of receipt of the sample, the sample shall be deemed approved. Such approval is only valid as long as the use does not substantially deviate from the approved sample.

在使用许可标识之前，被许可方应向许可方提交具体用途表格的插图（如图片或图纸）。许可方应在收到每个样图后的三十（30）天内回复被转许可方。如果许可方在收到样图后的三十（30）天内未提出书面反对意见，则该样图被视为获得批准。该批准只有在使用情况没有实质偏离获得批准的样本时有效。

Article 5 Ownership of Licensed Designations

第 5 条 - 许可标识的所有权

5.1 This Agreement does not give Licensee any right, title or interest in the Licensed Designations other than the rights expressly granted herein. In particular, neither Licensee nor its Affiliates are entitled to register or apply for registration of the Trademarks or any trademarks related to or similar to the Licensed Designation in any country of the world or to otherwise seek protection, except for the registration of the Company Name and Domain Names.

本协议并未赋予被许可方在许可标识中除明确授予的权利以外的任何权利、所有权或利益。特别是，被许可方及其关联方均无权在世界任何国家注册或申请注册商标或与许可标识相关或相似的任何商标、或者以其他方式寻求保护，但注册公司名称和域名除外。

5.2 In the event that in any jurisdiction, subject to article 2.1.1, where Licensee's use of any Licensed Designations incurs to the benefit of Licensee or its Affiliates or results in any own rights of Licensee or its Affiliates, Licensee hereby assigns and shall procure that its Affiliates assign such rights to Licensor. Licensor hereby accepts the assignment. Licensee shall execute all necessary documents and shall deliver relevant documents to Licensor upon its request.

受限于第 2.1.1 条的规定，在任何司法辖区，如果被许可方对许可标识的使用带给被许可方或其关联方一定利益或导致被许可方或其关联方享有任何自有权利，被许可方在此转让并

确保其关联方将此权利转让给许可方。许可方特此接受转让。被许可方应签署所有必要的文件，并应要求将相关文件交付给许可方。

Article 6 Non-Assertion

第 6 条 - 不诉声明

6.1 Licensee undertakes to and shall procure that its Affiliates undertake to neither directly nor indirectly challenge the validity of Licensor's rights of any Licensed Designations or any other trademark owned by Licensor or its Affiliates by filing oppositions, nullity requests or taking comparable action.

被许可方承诺并确保使其关联方也承诺，不直接或间接通过提出异议、无效请求或进行类似诉讼的方式质疑许可方对任何许可标识或对许可方或其关联方拥有之任何其他商标享有的权利的有效性。

6.2 Licensee acknowledges that nothing in this Agreement shall be construed in a manner to give Licensee the right to assert any right against any third party based on the Licensed Designations. Licensee therefore undertakes and procures that its Affiliates undertake not to challenge the use of the Licensed Designations by any third party.

被许可方知晓本协议中的任何内容均不得解释为授予被许可方根据许可标识对任何第三方主张任何权利的权利。因此，被许可方承诺并促使其关联方承诺不对任何第三方使用许可标识提出质疑。

Article 7 Third Party Use

第 7 条 - 第三方使用

If a third party uses any Licensed Designations or any designation similar thereto without proper authorization in any country, subject to article 2.1.1, for products, services or material similar or identical to products and services of the Licensee, Material, and Signage ("Third Party Use") and Licensee becomes aware of such Third Party Use, Licensee shall immediately inform Licensor in writing. Licensor shall have the sole authority to decide after consultation with Licensee on the steps to be taken in regard of such Third Party Use.

如果第三方未经适当授权，在任何国家（受限于第 2.1.1 条的规定）在与被许可方之产品和服务、材料或标志相似或相同的产品、服务或材料中使用任何许可标识或任何与其类似的标识（“第三方使用”），在被许可方知道此类第三方使用时，被许可方应立即书面通知许可方。在与被许可方磋商后，许可方有权自行决定就此类第三方使用采取的措施。

Article 8 Challenges against Licensed Designations

第 8 条 - 对许可标识的异议

8.1 If any third party brings a claim against Licensee because of Licensee, or any of this third party manufacturers' use of the Licensed Designations, e.g. requesting discontinuance or claiming damages, Licensee shall inform Licensor in writing within three (3) business days after having received notice. Licensee shall provide Licensor with regular written updates

regarding the status of such dispute and shall make available to Licensor all relevant documents and grant Licensor access to all relevant files and any other relevant documents.

如果任何第三方由于被许可方或任何第三方制造商使用许可标识向被许可方提出索赔，例如要求中止或要求赔偿，被许可方应在收到通知后的三（3）个工作日内书面通知许可方。被许可方应向许可方定期提供关于此类争议状态的书面更新信息，并向许可方提供所有相关文件，并授权许可方取得所有相关文件和任何其他相关文档。

8.2 Upon written request of Licensee, Licensor shall assist Licensee in the defense against any claims as set out in Clause 8.1. Licensee shall reimburse Licensor of the costs (internal and external) which arise in connect with such defense.

经被许可方的书面要求，许可方应协助被许可方对第 8.1 条所述的任何索赔进行抗辩，被许可方应向许可方支付有关抗辩的费用（内部和外部）。

8.3 Licensor shall to the extent legally possible, take over the defense of Licensee against any action brought against Licensee because of the use of any Licensed Designations. Licensee shall assist in the defense against such actions upon request of Licensor.

许可方应在法律允许的范围内接手负责被许可方对由于使用任何许可标识而对被许可方提起的任何诉讼的抗辩。被许可方应根据许可方的请求协助进行诉讼抗辩。

Article 9 Warranty and Liability

第 9 条 - 保证及责任

9.1 Licensor does not assume any liability for the validity of the Licensed Designations, including any possible trademark forfeiture due to non-use.

许可方对许可标识的有效性不承担任何责任，包括因未使用而导致商标撤销。

9.2 Licensor does not guarantee that the use of any Licensed Designations does not infringe any third party rights

许可方不保证使用任何许可标识不会侵犯任何第三方权利。

9.3 Licensee hereby agrees to indemnify and hold Licensor harmless from and against all claims, suits and other actions initiated by third parties against Licensor and/or its Affiliates and the resulting damages, fines, liabilities and costs which arise as a consequence of (i) the development, manufacture of any products and services, Material, and Signage marked with Licensed Designations (ii) any other use of the Licensed Designations by Licensee, its Affiliates and/or its third party manufacturers, or (iii) any breach of this Agreement by Licensee (together the "Claims"). Licensor shall notify Licensee in writing of any Claims asserted or brought against it with regard to the use of any Licensed Designations. After Licensee has received such notification by Licensor and in the event that Licensee has confirmed to Licensor in writing that if acknowledges its obligations to indemnify Licensor, Licensor shall not accept the asserted Claim and shall not enter into any settlement agreement with any third party settling such a Claim without Licensee's prior approval.

被许可方在此同意赔偿许可方因第三方就以下事由对许可方和/或其关联方发起的所有索赔和民事诉讼以及由此产生的损害赔偿、罚款、责任和费用，并使许可方免受损害：（i）开发、制造任何标有许可标识的产品和服务、材料和标志；（ii）被许可方和/或其关联方、第三方制造商对许可标识的其他使用；或（iii）被许可方违反本协议（统称"索赔"）。许可方应以书面形式通知被许可方任何因使用许可标识而被主张或提起的索赔。被许可方收到许可方的通知后，且如果被许可方书面向许可方确认其有义务赔偿许可方，则许可方不得接受索赔要求，且未经被许可方事先批准不得与任何第三方就索赔达成任何和解协议。

Article 10 Force Majeure

第 10 条 – 不可抗力

Neither Party shall be held responsible or liable for the non-fulfillment of any of its obligations under this Agreement, provided and as long as such Party is hindered or prevented from fulfillment by any circumstances of "Force Majeure", which are deemed to include any events which are internationally recognized as occurring beyond a person's or company's reasonable control, such as, but not limited to, war, riot, strike, lock-out, flood, epidemics, other natural catastrophes, or terrorist attacks, and provided that the Party directly frustrated notifies the other Party without delay and in writing the beginning and end of any such circumstances. The Party directly frustrated shall use all reasonable efforts to minimize the hindrance or prevention from such fulfillment. Should circumstances of Force Majeure uninterruptedly hinder or prevent a Party from fulfillment of any of its obligations hereunder for a period exceeding six (6) months, the other Party shall be entitled to ask for an appropriate amendment of this Agreement or to terminate this Agreement by three (3) months written notice. A declaration to this effect shall be disregarded, if said circumstances of Force Majeure cease to exist within such three (3) months period.

任何一方均不对未履行本协议下的任何义务负责或承担任何责任，但前提是该方受到任何"不可抗力"情况的妨碍或阻止，此等不可抗力包括国际公认的超出个人或公司合理控制范围的事件，包括但不限于战争、暴动、罢工、封锁、洪水、流行病、其他自然灾害或恐怖袭击，但受到直接影响的一方应立即通知另一方，并书面通知任何此类情况的开始和结束。受到直接影响的当事方应尽一切合理努力，最大程度地减少阻碍或防止此类妨碍的实现。如果不可抗力的情况在超过六（6）个月的时间内不间断地妨碍或阻止一方履行其在本协议项下的任何义务，另一方有权要求对本协议进行适当的修改或提前三（3）个月书面通知以终止本协议。如果不可抗力情况在此三（3）个月内不复存在，则无须进行声明。

Article 11 Effective Date, Term, Termination

第 11 条 – 生效日期、期限及终止

11.1 This Agreement shall be established after being signed by both Parties and shall enter into force after (i) all approvals necessary for this Agreement and its performance, if any, are granted to and received by the Parties; and (ii) Licensee has obtained its business license which reflects the Joint Venture Contract in all substantial criteria ("**Effective Date**").

本协议应经双方签署后成立，并应在（i）双方获得并收到本协议及其履行所必需的全部批准（如果有）以及（ii）被许可方获得在全部实体方面体现合资合同的营业执照后生效（"**生效日期**"）。

11.2 Unless earlier terminated as set forth in Article 10 or in Article 11.3, this Agreement shall remain in force for the duration of the Joint Venture Contract.

本协议应在合资合同期间持续有效，除非根据第 10 或第 11.3 条提前终止。

11.3 This Agreement may be prematurely terminated in writing with immediate effect by a Party having such right as herein below provided - and notwithstanding any other rights such Party may have - upon the occurrence of one of the following events:

如发生下列任一情况，具有下述规定权利的一方可以立即以书面形式提前终止本协议（尽管该方可能拥有其他权利）：

(i) by either Party in the event that the other Party voluntarily files a petition in bankruptcy or has such a petition involuntarily filed against it (which petition is not discharged within thirty (30) days after filing), or is placed in an insolvency proceeding, or if an order is entered appointing a receiver or trustee or a levy or attachment is made against a substantial portion of its assets which order shall not be vacated within thirty (30) days from date of entry, or if any assignment for the benefit of its creditors is made;

任一方可提前终止本协议，如果另一方自愿提出破产申请，或非自愿地被提出破产申请（该申请在提出后三十（30）天内未解除），或处于破产程序，或已被命令为其大部分的资产指定接管人或受托人，或其大部分资产被征收或扣押，且该命令不会在生效之日起三十（30）天内撤消，或者其债权人的利益被转让；

(ii) by either Party in the event that the other Party has failed to perform any material contractual obligation herein contained, provided that such default is not remedied to the first Party's reasonable satisfaction within sixty (60) days after receipt of written notice by the other Party specifying the nature of such default and requiring remedy of the same and further provided that the first Party has not committed any antecedent breach;

任一方可提前终止本协议，如果另一方未能履行本协议中包含的任何重大合同义务，但前提是违约方在收到该方指明违约性质并要求对其进行补救的书面通知后的六十（60）天内未纠正该违约行为使该方合理满意，且该方在此之前未曾发生任何违约；

(iii) by either Party if the Joint Venture Contract expires or is terminated or if such Party has a termination right under the Joint Venture Contract; or

任一方可提前终止本协议，如果合资合同到期或被终止，或者该方根据合资合同拥有终止权；或

(iv) by Licensor in the event that Licensee has undergone a "Change of Control".

许可方可提前终止本协议，如被许可方发生了"控制权变更"。

For purposes of this Article 11.3 (iv), a **"Change of Control"** shall mean a transaction or a series of related transactions (a) which result in the Licensor holding less than 30% in the Licensee, or (b) in which one or more parties who

did not previously, directly or indirectly (i) own more than 50% of Licensee's share capital or (ii) control more than 50% of the voting rights regarding Licensee or (iii) in any other way control Licensee (hereinafter referred to as "**Majority Stake**") obtain a Majority Stake in Licensee. Licensee shall inform Licensor in writing when it will undergo a "Change of Control" or latest ten (10) days after it has undergone a "Change of Control" (hereinafter referred to as "**Licensee's Written Notice**").

就第 11.3（iv）条而言，"**控制权变更**"是指一项交易或一系列相关交易（a）导致许可方持有被许可方少于 30%的股份，或（b）在该项交易或该系列相关交易中，此前没有直接或间接（i）拥有被许可方超过 50%的股份，或（ii）控制超过 50%的被许可方的投票权，或（iii）以任何其他方式控制被许可方（"**多数股权**"）的一方或多方取得了被许可方的多数股权。被许可方应在将进行"控制权变更"或在"控制权变更"完成后最迟十（10）天内以书面形式通知许可方（"**被许可方书面通知**"）。

If Licensee issues Licensee's Written Notice to Licensor before the "Change of Control" actually happens, Licensor shall inform Licensee whether it consents to such "Change of Control" or not in writing within thirty (30) days after receiving Licensee's Written Notice. If Licensor consents to the contemplated "Change of Control", it shall not be entitled to terminate this Agreement based on this Article 11.3 (iv). If Licensor does not consent to the contemplated "Change of Control", the Parties shall proceed with the process of appointing senior representatives and holding a negotiation meeting, as described in details in the following paragraph.

如果被许可方在"控制权变更"实际发生之前向许可方发出了被许可方书面通知，则许可方应在收到被许可方书面通知后的三十（30）天内以书面形式通知被许可方是否同意此"控制权变更"。如果许可方同意该拟议的"控制权变更"，则许可方无权根据第 11.3（iv）条终止本协议。如果许可方不同意所该拟议的"控制权变更"，则双方应根据以下款中所列的要求开始任命高级代表并举行谈判会议的流程。

If Licensee issues the Licensee's Written Notice to Licensor after the "Change of Control" actually happens, each Party shall promptly appoint a senior representative who shall promptly hold a negotiation meeting together to discuss and find possible solutions with regard to the effect caused by such "Change of Control" on Licensor's business. If no senior representative is appointed by Licensee or due to Licensee's reasons no negotiation meeting is held within thirty (30) days after Licensee issues Licensee's Written Notice, or if Licensor and Licensee fail to agree on the said material effect or to reach a solution within thirty (30) days after the negotiation meeting, Licensor may terminate this Agreement with immediate effect by informing Licensee in writing.

如果在实际发生"控制权变更"后，被许可方向许可方发出了被许可方书面通知，则各方应立即任命一名高级代表，由该高级代表立即共同召开谈判会议，以讨论和寻找因"控制权变更"对被许可方业务所产生的影响的可能解决方案。如果被许可方未任命任何高级代表，或由于被许可方的原因，在被许可方发出被许可方书面通知后三十（30）天内未举行任何谈判会议，或许可方和被许可方未能在谈判会议结束

后三十（30）天内就上述重大影响达成共识或达成解决方案，许可方可以书面通知被许可方立即终止本协议。

In the event of that this Agreement is terminated pursuant to this Article 11.3 (iv), the rights granted to Licensee shall terminate, but the rights granted to Licensor shall survive such termination, subject to the Licensor's continued compliance with the terms and conditions of this Agreement.

如果本协议根据第 11.3（iv）条终止，则授予被许可方的权利应终止，但授予许可方的权利应在终止后继续有效，但前提是许可方继续遵守本协议的条款和条件。

Article 12 Rights and Obligations after Termination

第 12 条 – 终止后的权利及义务

12.1 In case of any termination of this Agreement, Licensee shall discontinue the use of the Licensed Designations after a period of three (3) months from the effectiveness of the termination. Licensee shall provide to Licensor any Material using any Licensed Designation left in stock after the expiration of the above three (3) month period.

如果本协议终止，则自终止生效之日起三（3）个月后，被许可方应停止使用许可标识。在上述三（3）个月的期限届满后，被许可方应向许可方提供库存的任何使用许可标识的材料。

12.2 Within one (1) month of the effectiveness of termination, Licensee shall (i) have made complete filings with the commercial registers or other relevant authorities to change its Company Name to a new company name which does not contain any Licensed Designations, (ii) have made complete filings with the relevant authorities to change its Domain Names to new domain names which do not contain any Licensed Designations, and (iii) inform Licensor of such new company and domain names. Licensee's right to use the Licensed Designations as part of the Company Name and Domain Names expires on the date on which the respective new company name or domain names has been validly registered, provided however that Licensor shall not assert any rights against Licensee for its use of the Licensed Designations as part of the Company Name or Domain Names on Material and Signage during the period of sixty (60) days after the date on which the respective new company name or domain names have been validly registered.

在终止生效后的一（1）个月内，被许可方应（i）向工商登记或其他有关主管部门提交完整的备案文件，以将其公司名称变更为不包含任何许可标识的新公司名称，（ii）向有关主管部门提交完整的备案文件，以将其域名更改为不包含任何许可标识的新域名，以及（iii）将新公司名称和新域名通知许可方。被许可方将许可标识用作公司名称和域名的一部分的权利在相应的新公司名称或域名被有效注册之日起失效，但是在相应的新公司名称或新域名被有效注册之日后的六十（60）天内，许可方不得就被许可方在材料及标志上使用许可标识作为公司名称或域名的一部分主张任何权利。

12.3 Termination of this Agreement shall not relieve a Party of any duty, claim or liability arisen or fallen due prior to termination.

本协议的终止不应免除一方在终止前应承担的任何义务、索赔或责任。

12.4 Articles 9, 11, 12, and 14 shall survive any termination of this Agreement.

本协议终止后，第 9、11、12 和 14 条应继续有效。

Article 13 Breach of Contract

第 13 条 – 违约

13.1 If a Party fails to perform any of its obligations under this Agreement or if a Party's representation or warranty under this Agreement is untrue or materially inaccurate, such Party shall be deemed to have breached this Agreement. The Party in breach shall have thirty (30) days from receipt of notice from the other Party specifying the breach to cure such breach. If, after such thirty (30) day period, the breach is not cured to the reasonable satisfaction of the non-breaching Party, then the Party in breach shall be liable to the other Party for all direct and foreseeable damages. In the event more than one Party is in breach of the Agreement, each such Party shall bear its respective liability according to actual circumstances. Termination of this Agreement by either Party under Article 11 shall not exclude or affect in any way that Party's right to damages or any other remedy whether under this Article 13 or otherwise.

如果一方未能履行其在本协议项下的任何义务，或者一方在本协议项下的陈述或保证不真实或存在实质性错误，则应视为该方违反了本协议。违约方应在收到另一方指明违约的通知后三十（30）天内纠正违约行为。如果在三十（30）天的期限后，违约行为未得到非违约方合理满意程度的解决，则违约方应对另一方承担所有直接和可预见的损害赔偿。如果有一个以上的缔约方违反本协议，则每个缔约方应根据实际情况承担各自的责任。任何一方根据第 11 条终止本协议，均不排除或影响该方在第 13 条或其它条款下的损害赔偿权或其他救济权。

13.2 For any breach of Articles 2, 3, 4, 5 and/or 6 the non-breaching Party has the right to claim liquidated damages from the breaching Party in the amount of CNY 2,000,000 for each such breach, subject to the right of the non-breaching Party to claim further damages if and as so incurred. For breaches continuing over a period of time, each week of such continuous breach shall be regarded as one breach incurring the amount of liquidated damages.

对于违反第 2、3、4、5 和/或第 6 条的情况，非违约方有权就每次违约要求违约方支付违约金人民币 2,000,000 元，但不影响非违约方要求进一步赔偿（如有）的权利。对于持续一段时间的违约行为，持续违约的每个星期应被视为一次违约并产生违约金。

Article 14 Dispute Resolution

第 14 条 – 争议解决

14.1 The Parties hereto will try to resolve any dispute, controversy or claim arising out of or in connection with this Agreement through friendly consultations between the Parties. But, if no settlement is reached within twenty (20) days from the date one Party notifies the other Party in writing of its intention to submit the dispute, controversy or claim to arbitration in accordance with this paragraph, then any such dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, shall be finally and exclusively settled by arbitration conducted by the Singapore

International Arbitration Center ("**SIAC**") in accordance with the Singapore International Arbitration Centre Administered Arbitration Rules in force when the Notice of Arbitration is submitted in accordance with these Rules.

双方将通过友好协商方式解决因本协议引起的或与本协议有关的任何争端、争议或索赔。但是，如果在一方书面通知另一方其意欲根据本条款规定将争端、争议或索赔提交仲裁之日起二十（20）天内双方仍无法达成协议，则由本协议产生或与本协议相关的争端、争议或索赔，或本协议之违约、终止、无效，应由新加坡国际仲裁中心（"**SIAC**"）根据仲裁通知递交时有效的新加波国际仲裁中心机构仲裁规定仲裁，仲裁裁决具有终局性和排他性。

14.2 The place of arbitration will be in Singapore at the SIAC. The arbitration proceedings will be conducted in English with Chinese translation.

仲裁地点为新加坡的新加坡国际仲裁中心。仲裁程序将以英文进行并配有中文翻译。

14.3 The arbitration tribunal will consist of three arbitrators. The Licensor shall appoint one arbitrator and the Licensee shall appoint one arbitrator. The presiding arbitrator will be nominated by the arbitrators selected by the Parties or, failing which within ten days from SIAC's confirmation of the second arbitrator, be appointed by the SIAC Council.

仲裁庭由三名仲裁员组成。许可方和被许可方将各指定一名仲裁员。首席仲裁员由双方选定的仲裁员指定，如果未能在新加坡国际仲裁中心确认第二名仲裁员后十天内指定，则首席仲裁员由新加坡国际仲裁中心理事会任命。

14.4 The arbitration award is final and binding on the Parties, and the Parties agree to be bound thereby and to act accordingly. The costs of arbitration and the costs of enforcing the arbitration award (including witness expenses and attorneys' reasonable fees) will be borne by the Party who shall perform obligations or bear the liability of breach under the arbitration award, unless otherwise determined by the arbitration award.

仲裁裁决是终局的，对双方均有约束力，双方同意受其约束并据此行事。仲裁费用和执行仲裁裁决的费用（包括证人费用和律师合理费用）由依据仲裁裁决履行义务或承担违约责任的一方承担，除非仲裁裁决另有规定。

14.5 In any proceedings under or relating to the arbitration, each Party will cooperate with the other Party in making full disclosure of and providing complete access to all information and documents reasonably requested by the other Party in connection with such arbitration proceeding.

在仲裁程序或有关程序中，一方都将与另一方合作，充分披露并提供给另一方合理要求的与该仲裁程序有关的所有信息和文件的完整访问权。

14.6 Any arbitration award may be enforced by any court having jurisdiction over the Party against which the award has been rendered, or wherever assets of that Party are located.

任何仲裁裁决均可由对被执行方或对被执行方财产所在地具有管辖权的任何法院执行。

14.7 By agreeing to the settlement of any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity hereof by arbitration, each Party irrevocably waives its right to any form of appeal, review or

recourse to any court or other judicial authority, insofar as such waiver may be validly made.

各方同意通过仲裁解决因本协议引起的或与本协议有关的任何争端、争议或索赔，或本协议之违约、终止或无效，不可撤销地放弃其向任何法院或其他司法机构提出任何形式的上诉、复审或追索的权利，只要此类放弃是有效的。

Article 15 Applicable Law

第 15 条 – 适用法律

This Agreement shall be governed by and construed in accordance with the laws of the PRC without reference to the substantive law of any other county.

本协议应受中华人民共和国法律管辖并据其解释且不参考任何其他国家的实体法。

Article 16 Miscellaneous

第 16 条 – 其他条款

16.1 This Agreement cannot be modified except by written instrument signed by both Parties. This requirement of written form can only be waived in writing. If this Agreement requires a notice or document to be "in writing" or "in written form", such notice or document shall be duly signed by the sender by such person or persons duly authorized to legally bind the Party, and the signed notice or document shall be delivered, sent or transmitted to the other Party in its original form. For the avoidance of doubt electronic communication shall not qualify as a written notice or document.

除非双方签署书面文件，否则不得修改本协议。这种书面形式的要求只能以书面形式放弃。如果本协议要求通知或文件应以"书面"或"书面形式"，则该通知或文件应由寄送方合法授权之人正式签署后对该方有法律约束力，且应将已签署的通知或文件原件递送、发送或传送至另一方。为避免疑义，电子通讯方式不得作为书面通知或文件。

16.2 Except otherwise provided in this Agreement, communications between Licensor and Licensee shall be given in writing, by registered post and by email, in Chinese and English language to the following addresses of the Parties or to such other addresses as the Party concerned may subsequently notify in writing to the other Party:

除非本协议中另有规定，许可方与被许可方的通信应以书面形式进行，用中文和英文通过挂号信和电子邮件发送至双方的如下地址或相关一方随后可能以书面形式通知另一方的其它地址：

If to Licensor to/发送至许可方:

POET Technologies Inc.

Attn/收件人：Vivek Rajgarhia

Title/职务：President/总裁

Address/地址：120 Eglinton Avenue East, Suite 1107, Toronto ON M4P 1E2

Tel/电话：(416) 368-9411

Email/电子邮箱：vivek@poet-technologies.com

If to Licensee to/发送至被许可方:

Super Photonics Xiamen Co., Ltd./厦门超光集成有限公司

Attn/收件人：

Title/职务：

Address/地址：

Tel/电话：

Fax/传真：

16.3 Neither the rights nor the obligations from this Agreement may be assigned or transferred in any manner, except with the prior written consent of the other Party and except as part of a transfer on the side of Licensor of all or of a substantial part of the activities to which the subject matter of this Agreement pertains whether by sale, merger or consolidation provided, however, that Licensor may assign any and all of its rights and obligations without the prior written consent of the Licensee to a Licensor Affiliate. In case of such a transfer the respective Party shall take care that the transferee, assignee or successor will comply with this Agreement.

本协议下的权利和义务不得以任何方式转让或让渡，除非事先获得另一方的书面同意，并且除了作为许可方将本协议标的有关活动的全部或重大部分通过销售、兼并或合并等方式转让的一部分，但前提是许可方可以不经被许可方事先书面同意将其任何和全部权利和义务转让给许可方的关联方。在该等转让中，相关方应注意使受让方、承让方或承继方遵守本协议。

16.4 If any of the provisions of this Agreement shall be adjudged to be invalid, illegal or unenforceable, unless the basic intentions of the Parties under this Agreement are substantially jeopardized, the validity, legality, and enforceability of the remaining provisions of this Agreement shall in no way be affected or impaired thereby and shall be enforced to the maximum extent permitted by applicable law. In such a case the Parties shall come to an agreement approximating as closely as possible the arrangement originally envisaged in this Agreement. The same applies to the closing of gaps in the Agreement.

若本协议中任何条款应被判定无效、不合法或无法执行，除非双方在本协议中的基本意图受到实质性危害，否则本协议其余条款之有效性、合法性与可执行性应不以任何方式受到影响或损害，并应在适用法律允许的最大程度内得以执行。在这种情况下，双方应在尽可能忠于本协议原先设想的安排达成新协议。此条亦适用于消除本协议存在的缺漏之处的情况。

16.5 This Agreement constitutes the entire understanding and agreement between the Parties with respect to the subject matter and shall supersede and cancel all previous agreements, negotiations and commitments, either oral or written, relating hereto.

本协议构成双方就标的所达成的全部理解与协议，并应替代、取消先前所有相关口头或书面协议、磋商及承诺。

16.6 No explicit or implied waiver by any of the Parties to this Agreement of any breach of any term, condition or obligation of this Agreement shall be construed as a waiver of any subsequent or continuing breach of that term, condition or obligation or of any other term, condition or obligation of this Agreement of the same or of a different nature. Any waiver, consent, or approval of any kind regarding any breach, violation, default, provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

任一方明示或默示不追究对本协议任何条款、条件或义务的违约行为不应被解释为不追究对该条款、条件或义务或本协议中任何相同或不同性质的其他条款、条件或义务的任何后续或持续违约行为。对于对本协议的违约、违反、不履约、条款或条件的任何形式的不追究、同意或批准必须以书面形式进行，且仅在书面规定的具体范围内有效。

16.7 Each Party agrees, upon reasonable request by the other Party to consent to the registration of this Agreement to the extent required by applicable law and without expense to this Party. Each Party waives any and all claims or defenses arising by virtue of the absence of such registration that might otherwise limit or affect its obligations to the other Party.

每一方同意，应另一方合理请求，在适用法律规定的范围内及不承担相关费用的前提下同意对本协议进行登记。每一方放弃因未进行上述登记而可能导致另一方所承担的义务受到其他限制或影响的任何及所有权利主张或辩护。

16.8 This Agreement is written in both English and Chinese. In case of any conflicts or discrepancies between the two language versions, the Parties will conduct good faith negotiations to establish a prevailing version taking into account the intentions the Parties had when entering into this Agreement. If the Parties fail to reach agreement, the English version shall prevail.

本协议以英文和中文写就。若两种语言文本有任何冲突或不一致之处，则双方将进行诚挚协商，根据双方在签署本协议时的意图来确定以哪一个文本为准。如果双方不能协商一致，应以英文文本为准。

16.9 This Agreement may be executed and delivered in any number of counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement and shall be enforceable as such.

本协议可签署和交付多份对签文本，每份该等对签文本一经签署即应视为原件，而所有该等对签文本应共同构成同一份协议，并应按同一份协议予以执行。

Place/地点:

____

____

Name/姓名:

____

(Print 正楷)

Title/职务:

____

____

Name/姓名:

____

(Print 正楷)

Title/职务:

____

Annex 1

to the Trademark and Name License Agreement

Trademarks

商标和名称许可协议

附件 1

商标

SCHEDULE F

附件 F

SAIC Trademark and Name License Agreement

SAIC 商标和名称许可协议

by and between 由以下双方签订

Xiamen San'an Integrated Circuit Co., Ltd./ 厦门市三安集成电路有限公司

a PRC enterprise duly formed and validly existing in Xiamen, PRC, with its registered address of 304-26, South Building, 56—58 Huoju Road, Huoju Yuan, Huoju High-tech District, Xiamen

一家在中国厦门市合法设立且有效存续的公司，其注册地址为厦门市火炬高新区火炬园火炬路 56-58 南楼 304-26 号

- hereinafter referred to as **"Licensor"** /以下简称**"许可方"**–

And 和

Super Photonics Xiamen Co., Ltd./ 厦门超光集成有限公司

a limited liability company incorporated and existing under the laws of the PRC with its registered address at 6th Floor, No. 799 Min'an Avenue Hong Tang Town, Tong'an District, Xiamen, Fujian 361100, PRC

一间根据中华人民共和国法律合法设立且有效存续的有限责任公司，其注册地址是中国厦门市同安区洪塘镇民安大道 799 号 6 楼

- hereinafter referred to as **"Licensee"** /以下简称 **"被许可方"** –

- Licensee and Licensor hereinafter collectively referred to as **"Parties"** and individually referred to as **"Party"** -

- 许可方和被许可方以下合称**"双方"**，单独称作**"一方"** -

【 】2020

2020 年 月 日

Contents 目录

WHEREAS, the Licensor is a compound semiconductor manufacturing company in the fields of microwave radio frequency, high power electronics and optical communications.

鉴于，许可方是一家微波射频、高功率电力电子及光通讯领域的化合物半导体制造公司。

WHEREAS, the Licensee is established as a joint venture company between the Licensor and POET Technologies Inc. (hereinafter referred to as **"POET"**), a publicly listed Company duly formed and validly existing in Canada, with its registered address of 120 Eglinton Avenue East, Suite # 1107, Toronto, Ontario, Canada, by operation of the Joint Venture Contract as defined below, to conduct application design, assembly, test, integration, marketing and sale of 100G/200G/400G optical engines based on the **POET Optical Interposer**™ for data communications and telecommunications applications in China.

鉴于，被许可方系由许可方与 POET Technologies Inc.（以下简称"**POET**"）共同设立的合资企业，POET 是一家在加拿大合法设立且有效存续的公司，其注册地址为加拿大安大略省多伦多市艾林顿东街 120 号 1107 室。被许可方通过履行合资合同（定义如下），在中国从事用于数据通信及电信应用的基于 **POET 光学中介层**™的 100G、200G 和 400G 光学引擎的应用设计、组装、调试、集成、营销。

WHEREAS, the shareholders of Licensee have agreed in the Joint Venture Contract that the Licensee shall receive from Licensor the right to use Licensor's registered trademarks and names in relation to the Licensee's registered company name as well as its manufacture and sales operations as set forth in article 2.1.

鉴于，被许可方的股东在合资合同中同意被许可方应从许可方处获得权利以在被许可方的注册公司名称及其生产和销售运营中根据第 2.1 条的规定使用许可方的注册商标及名称。

NOW THEREFORE, the Parties agree as follows:

有鉴于此，双方同意如下：

Article 1 Definitions

第 1 条 – 定义

For the purpose of this Agreement, the terms set forth in this Article 1, when employed in capital letters, either in the singular or plural form, are defined to mean the following:

就本协议而言，第 1 条中所列术语以大写字母形式（单数或复数形式）使用时，其含义是：

1.1 **"Affiliate"** means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean ownership of fifty percent (50%) or more of the registered capital, equity share, and/or assets or the power to appoint or elect the majority of the directors of a company.

"**关联方**"是指直接或间接控制任何人、受任何人控制或者与任何人共同受控制的其他人。在本定义中，"控制"（包括含义相关的"控制"、"受控制"和"受共同控制"）是指任何人拥有

一间公司的不低于百分之五十（50%）的注册资本、股权和/或资产或者多数董事任命权或选举权。

1.2 **"Agreement"** means this Trademark and Name License Agreement including all Annexes and any matters specifically incorporated herein by reference and made a part hereof.

"协议"是指本商标和名称许可协议，包括所有附件以及通过引用明确并入本文并成为其一部分的任何内容。

1.3 **"Business"** means Licensee's business as agreed in the Joint Venture Contract.

"业务"是指在合资合同中约定的被许可方业务。

1.4 **"CNY"** means Chinese Yuan, the lawful currency of China.

"人民币"是指人民币元，中国的法定货币。

1.5 **"Company Name"** means the registered name identifying Licensee, i.e. Super Photonics Xiamen Co., Ltd., including the specification of the legal form, all written in normal, upper and lower case letters.

"公司名称"是指被许可方的注册名称，即厦门超光集成有限公司，包括法定形式的说明，全部以普通、大写、小写字体表示。

1.6 **"Domain Name"** means the internet domain "[...]" and the respective email domain "[...]" registered and owned by Licensee.

"域名"是指被许可方注册并拥有的互联网域名"[...]"以及对应的电子邮件域名"[...]"。

1.7 **"Effective Date"** means the date this Agreement enters into force as per Article 11.1.

"生效日期"是指按第 11.1 条规定本协议生效的日期。

1.8 **"Joint Venture Contract"** means the joint venture contract between the Licensor and POET for the establishment of the Licensee.

"合资合同"是指许可方和 POET 就被许可方的设立订立的合资合同。

1.9 **"Licensed Designations"** means the Trademarks, Company Name, Domain Name and Material.

"许可标识"是指商标、公司名称、域名和资料。

"Material" means material (print or electronic) (i) relating to the Business for the purposes of marketing and advertising, such as advertising material, leaflets, brochures, presentations, internet websites, handouts and material used in connection with trade fairs and exhibitions, (ii) relating to the technical description of products and/or services relating to the Business such as manuals, technical documentation, packaging material, type plates and product descriptions; (iii) business related documents such as stationary,

business cards, business forms, e-mail signatures, delivery notes, invoices, purchase orders, offers, delivery conditions or other similar documents.

“材料”是指下列材料（印刷或电子）：（i）用于营销和广告目的的业务相关材料，例如广告材料、传单、小册子、演示文稿、互联网网站、免费资料以及与交易会、展览会相关的材料；（ii）与业务相关的产品和/或服务技术描述，例如手册、技术文档、包装材料、铭牌和产品描述；（iii）与业务有关的文件，例如文具、名片、业务表格、电子邮件签名、交货单、发票、采购订单、要约，交货条件或其他类似文件。

1.10 **"PRC"** or "China" means the People’s Republic of China excluding, for the purpose of this Agreement, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.

“中国”指中华人民共和国，就本协议而言，不包括香港特别行政区、澳门特别行政区和台湾。

1.11 **"Signage"** means the signage on/in buildings or on street signs providing direction at the facilities of Licensee and/or its Affiliates and/or marking the facilities of Licensee and/or its Affiliates.

“标志”是指建筑物上/内或指路牌上指向和/或标明被许可方和/或其关联方设施标志。

1.12 "Trademarks" means all trademarks, names, brands and logos as set out in Annex 1.

“商标”是指附件 1 中所列的所有商标、名称、品牌和标识。

Article 2 Grant of License

第 2 条 – 授予许可

2.1 As of the Effective Date, Licensor grants to Licensee and Licensee accepts a nonexclusive, non-transferable and fully-paid up license:

自生效日期起，许可方授予被许可方且被许可方接受非独占的、不可转让的且已缴足费用的许可：

2.1.1 to use the Trademarks on products which are manufactured by Licensee, and on Material and to advertise and to distribute, sell or make 100G/200G/400G optical engines available on respective territory's market provided in the Joint Venture Contract between Licensor and POET.

在被许可方生产的产品和材料上使用商标，用于在许可方和POET订立的合资合同中规定的对应地区市场中广告宣传和经销、销售或生产100G/200G/400G光学引擎。

2.1.2 to use the designation "SAIC" as part of the Company Name, on Material, Signage and/or on any of Licensee's products in respective territory's market provided in the Joint Venture Contract between Licensor and POET;

使用"SAIC"标识作为公司名称的一部分，在材料、标志和/或任何被许可方在许可方和POET订立的合资合同中规定的对应地区市场中的任何产品上使用"SAIC"标识；

2.1.3 to use the designation "SAIC" as part of the Domain Names under all relevant country top level domains in respective territory's market provided in the Joint Venture Contract between Licensor and POET.

在许可方和POET订立的合资合同中规定的对应地区市场中使用"SAIC"标识作为所有相关国家顶级域名下的域名的一部分。

2.2 Licensee is not allowed to use any Licensed Designations in any way other than permitted under Article 2.1, or pledge or otherwise dispose of the rights granted to Licensee under this Agreement.

除第2.1条允许的方式外，被许可方不得使用许可标识，亦不得质押或以其他方式处置根据本协议授予被许可方的权利。

2.3 Licensor shall have the right to register this Agreement with the relevant official authorities and to de-register it upon termination. Upon the request of Licensor, Licensee shall support Licensor in and take all actions for (de-)registering this Agreement with relevant official authorities. Licensee shall reimburse Licensor of all costs and expenses related to such (de-)registration.

许可方有权在相关政府机构中注册本协议，并有权在终止时注销本协议。应许可方的要求，被许可方应支持许可方向相关政府机构注册（注销）本协议，并采取所有相关行动。被许可方应补偿许可方与此类注册（注销）相关的所有费用。

2.4 Any use of the Licensed Designations shall meet applicable high standards of quality and shall not be likely to harm the reputation of Licensor.

对许可标识的任何使用均应符合适用的高质量标准，并且不得损害许可方的声誉。

Article 3 No Sub-Licensing

第 3 条 - 禁止转许可

Licensee is not allowed to sublicense any of Licensed Designations, or any other rights granted by the Licensor to the Licensee hereunder, to any other party, including Affiliates unless the Licensor has explicitly agreed to such sub-license and the respective terms and conditions in writing in advance.

除非许可方已明确同意转许可且事先以书面形式同意相关条款和条件，否则被许可方不得向任何其他方（包括关联方）转许可任何许可标识、或本协议下许可方授予被许可方的任何其他权利。

Article 4 Use of Licensed Designations

第 4 条 - 许可标识的使用

4.1 Licensee shall not be entitled to use and shall procure that its Affiliates do not use any of the Licensed Designations in direct or indirect combination with any other trademark or commercial designation of Licensee or its Affiliates or of third parties nor in combination with any additional elements, including words, symbols, graphical designs, except in any case of the combination of any of the Licensed Designations with the Company Name.

被许可方无权并应确保其关联方不得将任何许可标识与被许可方或其关联方或第三方的任何其他商标或商业标识直接或间接结合使用，也不得与任何附加元素包括文字、符号，图形设计在内的元素结合使用，除非将任何许可标识与公司名称组合。

4.2 Prior to the use of the Licensed Designations, Licensee shall submit to Licensor illustrations (e.g. pictures or drawings) of the specific use forms. Licensor shall revert to Licensee within thirty (30) days of receipt of each sample. If Licensor does not object in writing within thirty (30) days as of receipt of the sample, the sample shall be deemed approved. Such approval is only valid as long as the use does not substantially deviate from the approved sample.

在使用许可标识之前，被许可方应向许可方提交具体用途表格的插图（如图片或图纸）。许可方应在收到每个样图后的三十（30）天内回复被转许可方。如果许可方在收到样图后的三十（30）天内未提出书面反对意见，则该样图被视为获得批准。该批准只有在使用情况没有实质偏离获得批准的样本时有效。

Article 5 Ownership of Licensed Designations

第 5 条 - 许可标识的所有权

5.1 This Agreement does not give Licensee any right, title or interest in the Licensed Designations other than the rights expressly granted herein. In particular, neither Licensee nor its Affiliates are entitled to register or apply for registration of the Trademarks or any trademarks related to or similar to the Licensed Designation in any country of the world or to otherwise seek protection, except for the registration of the Company Name and Domain Names.

本协议并未赋予被许可方在许可标识中除明确授予的权利以外的任何权利、所有权或利益。特别是，被许可方及其关联方均无权在世界任何国家注册或申请注册商标或与许可标识相关或相似的任何商标、或者以其他方式寻求保护，但注册公司名称和域名除外。

5.2 In the event that in any jurisdiction, subject to article 2.1.1, where Licensee's use of any Licensed Designations incurs to the benefit of Licensee or its Affiliates or results in any own rights of Licensee or its Affiliates, Licensee hereby assigns and shall procure that its Affiliates assign such rights to Licensor. Licensor hereby accepts the assignment. Licensee shall execute all necessary documents and shall deliver relevant documents to Licensor upon its request.

受限于第 2.1.1 条的规定，在任何司法辖区，如果被许可方对许可标识的使用带给被许可方或其关联方一定利益或导致被许可方或其关联方享有任何自有权利，被许可方在此转让并确保其关联方将此权利转让给许可方。许可方特此接受转让。被许可方应签署所有必要的文件，并应要求将相关文件交付给许可方。

Article 6 Non-Assertion

第 6 条 - 不诉声明

6.1 Licensee undertakes to and shall procure that its Affiliates undertake to neither directly nor indirectly challenge the validity of Licensor's rights of any Licensed Designations or any other trademark owned by Licensor or its Affiliates by filing oppositions, nullity requests or taking comparable action.

被许可方承诺并确保使其关联方也承诺，不直接或间接通过提出异议、无效请求或进行类似诉讼的方式质疑许可方对任何许可标识或对许可方或其关联方拥有之任何其他商标享有的权利的有效性。

6.2 Licensee acknowledges that nothing in this Agreement shall be construed in a manner to give Licensee the right to assert any right against any third party based on the Licensed Designations. Licensee therefore undertakes and procures that its Affiliates undertake not to challenge the use of the Licensed Designations by any third party.

被许可方知晓本协议中的任何内容均不得解释为授予被许可方根据许可标识对任何第三方主张任何权利的权利。因此，被许可方承诺并促使其关联方承诺不对任何第三方使用许可标识提出质疑。

Article 7 Third Party Use

第 7 条 - 第三方使用

If a third party uses any Licensed Designations or any designation similar thereto without proper authorization in any country, subject to article 2.1.1, for products, services or material similar or identical to products and services of the Licensee, Material, and Signage ("Third Party Use") and Licensee becomes aware of such Third Party Use, Licensee shall immediately inform Licensor in writing. Licensor shall have the sole authority to decide after consultation with Licensee on the steps to be taken in regard of such Third Party Use.

如果第三方未经适当授权，在任何国家（受限于第 2.1.1 条的规定）在与被许可方之产品和服务、材料或标志相似或相同的产品、服务或材料中使用任何许可标识或任何与其类似的标识（"第三方使用"），在被许可方知道此类第三方使用时，被许可方应立即书面通知许可方。在与被许可方磋商后，许可方有权自行决定就此类第三方使用采取的措施。

Article 8 Challenges against Licensed Designations

第 8 条 - 对许可标识的异议

8.1 If any third party brings a claim against Licensee because of Licensee, or any of this third party manufacturers' use of the Licensed Designations, e.g. requesting discontinuance or claiming damages, Licensee shall inform Licensor in writing within three (3) business days after having received notice. Licensee shall provide Licensor with regular written updates regarding the status of such dispute and shall make available to Licensor all relevant documents and grant Licensor access to all relevant files and any other relevant documents.

如果任何第三方由于被许可方或任何第三方制造商使用许可标识向被许可方提出索赔，例如要求中止或要求赔偿，被许可方应在收到通知后的三（3）个工作日内书面通知许可方。被许可方应向许可方定期提供关于此类争议状态的书面更新信息，并向许可方提供所有相关文件，并授权许可方取得所有相关文件和任何其他相关文档。

8.2 Upon written request of Licensee, Licensor shall assist Licensee in the defense against any claims as set out in Clause 8.1. Licensee shall reimburse Licensor of the costs (internal and external) which arise in connect with such defense.

经被许可方的书面要求，许可方应协助被许可方对第 8.1 条所述的任何索赔进行抗辩，被许可方应向许可方支付有关抗辩的费用（内部和外部）。

8.3 Licensor shall to the extent legally possible, take over the defense of Licensee against any action brought against Licensee because of the use of any Licensed Designations. Licensee shall assist in the defense against such actions upon request of Licensor.

许可方应在法律允许的范围内接手负责被许可方对由于使用任何许可标识而对被许可方提起的任何诉讼的抗辩。被许可方应根据许可方的请求协助进行诉讼抗辩。

Article 9 Warranty and Liability

第 9 条 - 保证及责任

9.1 Licensor does not assume any liability for the validity of the Licensed Designations, including any possible trademark forfeiture due to non-use.

许可方对许可标识的有效性不承担任何责任，包括因未使用而导致商标撤销。

9.2 Licensor does not guarantee that the use of any Licensed Designations does not infringe any third party rights

许可方不保证使用任何许可标识不会侵犯任何第三方权利。

9.3 Licensee hereby agrees to indemnify and hold Licensor harmless from and against all claims, suits and other actions initiated by third parties against Licensor and/or its Affiliates and the resulting damages, fines, liabilities and **costs which arise as a**

consequence of (i) the development, manufacture of any products and services, Material, and Signage marked with Licensed Designations (ii) any other use of the Licensed Designations by Licensee, its Affiliates and/or its third party manufacturers, or (iii) any breach of this Agreement by Licensee (together the "Claims"). Licensor shall notify Licensee in writing of any Claims asserted or brought against it with regard to the use of any Licensed Designations. After Licensee has received such notification by Licensor and in the event that Licensee has confirmed to Licensor in writing that if acknowledges its obligations to indemnify Licensor, Licensor shall not accept the asserted Claim and shall not enter into any settlement agreement with any third party settling such a Claim without Licensee's prior approval.

被许可方在此同意赔偿许可方因第三方就以下事由对许可方和/或其关联方发起的所有索赔和民事诉讼以及由此产生的损害赔偿、罚款、责任和费用，并使许可方免受损害：（i）开发、制造任何标有许可标识的产品和服务、材料和标志；（ii）被许可方和/或其关联方、第三方制造商对许可标识的其他使用；或（iii）被许可方违反本协议（统称"索赔"）。许可方应以书面形式通知被许可方任何因使用许可标识而被主张或提起的索赔。被许可方收到许可方的通知后，且如果被许可方书面向许可方确认其有义务赔偿许可方，则许可方不得接受索赔要求，且未经被许可方事先批准不得与任何第三方就索赔达成任何和解协议。

Article 10 Force Majeure

第 10 条 – 不可抗力

Neither Party shall be held responsible or liable for the non-fulfillment of any of its obligations under this Agreement, provided and as long as such Party is hindered or prevented from fulfillment by any circumstances of "Force Majeure", which are deemed to include any events which are internationally recognized as occurring beyond a person's or company's reasonable control, such as, but not limited to, war, riot, strike, lock-out, flood, epidemics, other natural catastrophes, or terrorist attacks, and provided that the Party directly frustrated notifies the other Party without delay and in writing the beginning and end of any such circumstances. The Party directly frustrated shall use all reasonable efforts to minimize the hindrance or prevention from such fulfillment. Should circumstances of Force Majeure uninterruptedly hinder or prevent a Party from fulfillment of any of its obligations hereunder for a period exceeding six (6) months, the other Party shall be entitled to ask for an appropriate amendment of this Agreement or to terminate this Agreement by three (3) months written notice. A declaration to this effect shall be disregarded, if said circumstances of Force Majeure cease to exist within such three (3) months period.

任何一方均不对未履行本协议下的任何义务负责或承担任何责任，但前提是该方受到任何"不可抗力"情况的妨碍或阻止，此等不可抗力包括国际公认的超出个人或公司合理控制范围的事件，包括但不限于战争、暴动、罢工、封锁、洪水、流行病、其他自然灾害或恐怖袭击，但受到直接影响的一方应立即通知另一方，并书面通知任何此类情况的开始和结束。受到直接影响的当事方应尽一切合理努力，最大程度地减少阻碍或防止此类妨碍的实现。如果不可抗力的情况在超过六（6）个月的时间内不间断地妨碍或阻止一方履行其在本协议项下的任何义务，另一方有权要求对本协议进行适当的修改或提前三（3）个月书面通知以终止本协议。如果不可抗力情况在此三（3）个月内不复存在，则无须进行声明。

Article 11 Effective Date, Term, Termination

第 11 条 – 生效日期、期限及终止

11.1 This Agreement shall be established after being signed by both Parties and shall enter into force after (i) all approvals necessary for this Agreement and its performance, if any, are granted to and received by the Parties; and (ii) Licensee has obtained its business license which reflects the Joint Venture Contract in all substantial criteria (**"Effective Date"**).

本协议应经双方签署后成立，并应在（i）双方获得并收到本协议及其履行所必需的全部批准（如果有）以及（ii）被许可方获得在全部实体方面体现合资合同的营业执照后生效（**"生效日期"**）。

11.2 Unless earlier terminated as set forth in Article 10 or in Article 11.3, this Agreement shall remain in force for the duration of the Joint Venture Contract.

本协议应在合资合同期间持续有效，除非根据第 10 或第 11.3 条提前终止。

11.3 This Agreement may be prematurely terminated in writing with immediate effect by a Party having such right as herein below provided - and notwithstanding any other rights such Party may have - upon the occurrence of one of the following events:

如发生下列任一情况，具有下述规定权利的一方可以立即以书面形式提前终止本协议（尽管该方可能拥有其他权利）：

(i) by either Party in the event that the other Party voluntarily files a petition in bankruptcy or has such a petition involuntarily filed against it (which petition is not discharged within thirty (30) days after filing), or is placed in an insolvency proceeding, or if an order is entered appointing a receiver or trustee or a levy or attachment is made against a substantial portion of its assets which order shall not be vacated within thirty (30) days from date of entry, or if any assignment for the benefit of its creditors is made;

任一方可提前终止本协议，如果另一方自愿提出破产申请，或非自愿地被提出破产申请（该申请在提出后三十（30）天内未解除），或处于破产程序，或已被命令为其大部分的资产指定接管人或受托人，或其大部分资产被征收或扣押，且该命令不会在生效之日起三十（30）天内撤消，或者其债权人的利益被转让；

(ii) by either Party in the event that the other Party has failed to perform any material contractual obligation herein contained, provided that such default is not remedied to the first Party's reasonable satisfaction within sixty (60) days after receipt of written notice by the other Party specifying the nature of such default and requiring remedy of the same and further provided that the first Party has not committed any antecedent breach;

任一方可提前终止本协议，如果另一方未能履行本协议中包含的任何重大合同义务，但前提是违约方在收到该方指明违约性质并要求对其进行补救的书面通知后的六十（60）天内未纠正该违约行为使该方合理满意，且该方在此之前未曾发生任何违约；

(iii) by either Party if the Joint Venture Contract expires or is terminated or if such Party has a termination right under the Joint Venture Contract; or

任一方可提前终止本协议，如果合资合同到期或被终止，或者该方根据合资合同拥有终止权；或

(iv) by Licensor in the event that Licensee has undergone a "Change of Control".

许可方可提前终止本协议，如被许可方发生了"控制权变更"。

For purposes of this Article 11.3 (iv), a **"Change of Control"** shall mean a transaction or a series of related transactions (a) which result in the Licensor holding less than 30% in the Licensee, or (b) in which one or more parties who did not previously, directly or indirectly (i) own more than 50% of Licensee's share capital or (ii) control more than 50% of the voting rights regarding Licensee or (iii) in any other way control Licensee (hereinafter referred to as "**Majority Stake**") obtain a Majority Stake in Licensee. Licensee shall inform Licensor in writing when it will undergo a "Change of Control" or latest ten (10) days after it has undergone a "Change of Control" (hereinafter referred to as "**Licensee's Written Notice**").

就第 11.3（iv）条而言，"**控制权变更**"是指一项交易或一系列相关交易（a）导致许可方持有被许可方少于 30%的股份，或（b）在该项交易或该系列相关交易中，此前没有直接或间接（i）拥有被许可方超过 50%的股份，或（ii）控制超过 50%的被许可方的投票权，或（iii）以任何其他方式控制被许可方（"**多数股权**"）的一方或多方取得了被许可方的多数股权。被许可方应在将进行"控制权变更"或在"控制权变更"完成后最迟十（10）天内以书面形式通知许可方（"**被许可方书面通知**"）。

If Licensee issues Licensee's Written Notice to Licensor before the "Change of Control" actually happens, Licensor shall inform Licensee whether it consents to such "Change of Control" or not in writing within thirty (30) days after receiving Licensee's Written Notice. If Licensor consents to the contemplated "Change of Control", it shall not be entitled to terminate this Agreement based on this Article 11.3 (iv). If Licensor does not consent to the contemplated "Change of Control", the Parties shall proceed with the process of appointing senior representatives and holding a negotiation meeting, as described in details in the following paragraph.

如果被许可方在"控制权变更"实际发生之前向许可方发出了被许可方书面通知，则许可方应在收到被许可方书面通知后的三十（30）天内以书面形式通知被许可方是否同意此"控制权变更"。如果许可方同意该拟议的"控制权变更"，则许可方无权根据第 11.3（iv）条终止本协议。如果许可方不同意所该拟议的"控制权变更"，则双方应根据以下款中所列的要求开始任命高级代表并举行谈判会议的流程。

If Licensee issues the Licensee's Written Notice to Licensor after the "Change of Control" actually happens, each Party shall promptly appoint a senior representative who shall promptly hold a negotiation meeting together to discuss and find possible solutions with regard to the effect caused by such "Change of

Control" on Licensor's business. If no senior representative is appointed by Licensee or due to Licensee's reasons no negotiation meeting is held within thirty (30) days after Licensee issues Licensee's Written Notice, or if Licensor and Licensee fail to agree on the said material effect or to reach a solution within thirty (30) days after the negotiation meeting, Licensor may terminate this Agreement with immediate effect by informing Licensee in writing.

如果在实际发生"控制权变更"后，被许可方向许可方发出了被许可方书面通知，则各方应立即任命一名高级代表，由该高级代表立即共同召开谈判会议，以讨论和寻找因"控制权变更"对被许可方业务所产生的影响的可能解决方案。如果被许可方未任命任何高级代表，或由于被许可方的原因，在被许可方发出被许可方书面通知后三十（30）天内未举行任何谈判会议，或许可方和被许可方未能在谈判会议结束后三十（30）天内就上述重大影响达成共识或达成解决方案，许可方可以书面通知被许可方立即终止本协议。

In the event of that this Agreement is terminated pursuant to this Article 11.3 (iv), the rights granted to Licensee shall terminate, but the rights granted to Licensor shall survive such termination, subject to the Licensor's continued compliance with the terms and conditions of this Agreement.

如果本协议根据第 11.3（iv）条终止，则授予被许可方的权利应终止，但授予许可方的权利应在终止后继续有效，但前提是许可方继续遵守本协议的条款和条件。

Article 12 Rights and Obligations after Termination

第 12 条 – 终止后的权利及义务

12.1 In case of any termination of this Agreement, Licensee shall discontinue the use of the Licensed Designations after a period of three (3) months from the effectiveness of the termination. Licensee shall provide to Licensor any Material using any Licensed Designation left in stock after the expiration of the above three (3) month period.

如果本协议终止，则自终止生效之日起三（3）个月后，被许可方应停止使用许可标识。在上述三（3）个月的期限届满后，被许可方应向许可方提供库存的任何使用许可标识的材料。

12.2 Within one (1) month of the effectiveness of termination, Licensee shall (i) have made complete filings with the commercial registers or other relevant authorities to change its Company Name to a new company name which does not contain any Licensed Designations, (ii) have made complete filings with the relevant authorities to change its Domain Names to new domain names which do not contain any Licensed Designations, and (iii) inform Licensor of such new company and domain names. Licensee's right to use the Licensed Designations as part of the Company Name and Domain Names expires on the date on which the respective new company name or domain names has been validly registered, provided however that Licensor shall not assert any rights against Licensee for its use of the Licensed Designations as part of the Company Name or Domain Names on Material and Signage during the period of sixty (60) days after the date on which the respective new company name or domain names have been validly registered.

在终止生效后的一（1）个月内，被许可方应（i）向工商登记或其他有关主管部门提交完整的备案文件，以将其公司名称变更为不包含任何许可标识的新公司名称，（ii）向有关主管部门提交完整的备案文件，以将其域名更改为不包含任何许可标识的新域名，以及（iii）将新公司名称和新域名通知许可方。被许可方将许可标识用作公司名称和域名的一部分的权利在相应的新公司名称或域名被有效注册之日起失效，但是在相应的新公司名称或新域名被有效注册之日后的六十（60）天内，许可方不得就被许可方在材料及标志上使用许可标识作为公司名称或域名的一部分主张任何权利。

12.3 Termination of this Agreement shall not relieve a Party of any duty, claim or liability arisen or fallen due prior to termination.

本协议的终止不应免除一方在终止前应承担的任何义务、索赔或责任。

12.4 Articles 9, 11, 12, and 14 shall survive any termination of this Agreement.

本协议终止后，第 9、11、12 和 14 条应继续有效。

Article 13 Breach of Contract

第 13 条 – 违约

13.1 If a Party fails to perform any of its obligations under this Agreement or if a Party's representation or warranty under this Agreement is untrue or materially inaccurate, such Party shall be deemed to have breached this Agreement. The Party in breach shall have thirty (30) days from receipt of notice from the other Party specifying the breach to cure such breach. If, after such thirty (30) day period, the breach is not cured to the reasonable satisfaction of the non-breaching Party, then the Party in breach shall be liable to the other Party for all direct and foreseeable damages. In the event more than one Party is in breach of the Agreement, each such Party shall bear its respective liability according to actual circumstances. Termination of this Agreement by either Party under Article 11 shall not exclude or affect in any way that Party's right to damages or any other remedy whether under this Article 13 or otherwise.

如果一方未能履行其在本协议项下的任何义务，或者一方在本协议项下的陈述或保证不真实或存在实质性错误，则应视为该方违反了本协议。违约方应在收到另一方指明违约的通知后三十（30）天内纠正违约行为。如果在三十（30）天的期限后，违约行为未得到非违约方合理满意程度的解决，则违约方应对另一方承担所有直接和可预见的损害赔偿。如果有一个以上的缔约方违反本协议，则每个缔约方应根据实际情况承担各自的责任。任何一方根据第 11 条终止本协议，均不排除或影响该方在第 13 条或其它条款下的损害赔偿权或其他救济权。

13.2 For any breach of Articles 2, 3, 4, 5 and/or 6 the non-breaching Party has the right to claim liquidated damages from the breaching Party in the amount of CNY 2,000,000 for each such breach, subject to the right of the non-breaching Party to claim further damages if and as so incurred. For breaches continuing over a period of time, each week of such continuous breach shall be regarded as one breach incurring the amount of liquidated damages.

对于违反第 2、3、4、5 和/或第 6 条的情况，非违约方有权就每次违约要求违约方支付违约金人民币 2,000,000 元，但不影响非违约方要求进一步赔偿（如有）的权利。对于持续一段时间的违约行为，持续违约的每个星期应被视为一次违约并产生违约金。

Article 14 Dispute Resolution

第 14 条 – 争议解决

14.1 The Parties hereto will try to resolve any dispute, controversy or claim arising out of or in connection with this Agreement through friendly consultations between the Parties. But, if no settlement is reached within twenty (20) days from the date one Party notifies the other Party in writing of its intention to submit the dispute, controversy or claim to litigation in accordance with this paragraph, then any such dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, shall be submitted to the People's Court in Xiamen.

双方将通过友好协商方式解决因本协议引起的或与本协议有关的任何争端、争议或索赔。但是，如果在一方书面通知另一方其意欲根据本条款规定将争端、争议或索赔提交诉讼之日起二十（20）天内双方仍无法达成协议，则由本协议产生或与本协议相关的争端、争议或索赔，或本协议之违约、终止、无效，应提交给位于厦门的人民法院。

。

Article 15 Applicable Law

第 15 条 – 适用法律

This Agreement shall be governed by and construed in accordance with the laws of the PRC without reference to the substantive law of any other country.

本协议应受中华人民共和国法律管辖并据其解释且不参考任何其他国家的实体法。

Article 16 Miscellaneous

第 16 条 – 其他条款

16.1 This Agreement cannot be modified except by written instrument signed by both Parties. This requirement of written form can only be waived in writing. If this Agreement requires a notice or document to be "in writing" or "in written form", such notice or document shall be duly signed by the sender by such person or persons duly authorized to legally bind the Party, and the signed notice or document shall be delivered, sent or transmitted to the other Party in its original form. For the avoidance of doubt electronic communication shall not qualify as a written notice or document.

除非双方签署书面文件，否则不得修改本协议。这种书面形式的要求只能以书面形式放弃。如果本协议要求通知或文件应以"书面"或"书面形式"，则该通知或文件应由寄送方合法授权之人正式签署后对该方有法律约束力，且应将已签署的通知或文件原件递送、发送或传送至另一方。为避免疑义，电子通讯方式不得作为书面通知或文件。

16.2 Except otherwise provided in this Agreement, communications between Licensor and Licensee shall be given in writing, by registered post and by email, in Chinese and English language to the following addresses of the Parties or to such other addresses as the Party concerned may subsequently notify in writing to the other Party:

除非本协议中另有规定，许可方与被许可方的通信应以书面形式进行，用中文和英文通过挂号信和电子邮件发送至双方的如下地址或相关一方随后可能以书面形式通知另一方的其它地址：

If to Licensor to/发送至许可方:

Xiamen San'an Integrated Circuit Co., Ltd./厦门三安集成电路有限公司

Attn/收件人： Jasson Chen/陈文欣

Address/地址： No.753-799, Min'An Avenue, Hong Tang County, Tong'an District, Xiamen, Fujian 361100, China/厦门市同安区洪塘镇民安大道 753-799 号

Tel/电话：+86-592-6300505

Email/电子邮箱：jasson_chen@sanan-ic.com

If to Licensee to/发送至被许可方:

Super Photonics Xiamen Co., Ltd./厦门超光集成有限公司

Attn/收件人：

Address/地址：

Tel/电话：

Fax/传真：

16.3 Neither the rights nor the obligations from this Agreement may be assigned or transferred in any manner, except with the prior written consent of the other Party and except as part of a transfer on the side of Licensor of all or of a substantial part of the activities to which the subject matter of this Agreement pertains whether by sale, merger or consolidation provided, however, that Licensor may assign any and all of its rights and obligations without the prior written consent of the Licensee to a Licensor Affiliate. In case of such a transfer the respective Party shall take care that the transferee, assignee or successor will comply with this Agreement.

本协议下的权利和义务不得以任何方式转让或让渡，除非事先获得另一方的书面同意，并且除了作为许可方将本协议标的有关活动的全部或重大部分通过销售、兼并或合并等方式转让的一部分，但前提是许可方可以不经被许可方事先书面同意将其任何和全部权利和义务转让给许可方的关联方。在该等转让中，相关方应注意使受让方、承让方或承继方遵守本协议。

16.4 If any of the provisions of this Agreement shall be adjudged to be invalid, illegal or unenforceable, unless the basic intentions of the Parties under this Agreement are substantially jeopardized, the validity, legality, and enforceability of the remaining provisions of this Agreement shall in no way be affected or impaired thereby and shall be enforced to the maximum extent permitted by applicable law. In such a case the Parties shall come to an agreement approximating as closely as possible the arrangement originally envisaged in this Agreement. The same applies to the closing of gaps in the Agreement.

若本协议中任何条款应被判定无效、不合法或无法执行，除非双方在本协议中的基本意图受到实质性危害，否则本协议其余条款之有效性、合法性与可执行性应不以任何方式受到影响或损害，并应在适用法律允许的最大程度内得以执行。在这种情况下，双方应在尽可能忠于本协议原先设想的安排达成新协议。此条亦适用于消除本协议存在的缺漏之处的情况。

16.5 This Agreement constitutes the entire understanding and agreement between the Parties with respect to the subject matter and shall supersede and cancel all previous agreements, negotiations and commitments, either oral or written, relating hereto.

本协议构成双方就标的所达成的全部理解与协议，并应替代、取消先前所有相关口头或书面协议、磋商及承诺。

16.6 No explicit or implied waiver by any of the Parties to this Agreement of any breach of any term, condition or obligation of this Agreement shall be construed as a waiver of any subsequent or continuing breach of that term, condition or obligation or of any other term, condition or obligation of this Agreement of the same or of a different nature. Any waiver, consent, or approval of any kind regarding any breach, violation, default, provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

任一方明示或默示不追究对本协议任何条款、条件或义务的违约行为不应被解释为不追究对该条款、条件或义务或本协议中任何相同或不同性质的其他条款、条件或义务的任何后续或持续违约行为。对于对本协议的违约、违反、不履约、条款或条件的任何形式的不追究、同意或批准必须以书面形式进行，且仅在书面规定的具体范围内有效。

16.7 Each Party agrees, upon reasonable request by the other Party to consent to the registration of this Agreement to the extent required by applicable law and without expense to this Party. Each Party waives any and all claims or defenses arising by virtue of the absence of such registration that might otherwise limit or affect its obligations to the other Party.

每一方同意，应另一方合理请求，在适用法律规定的范围内及不承担相关费用的前提下同意对本协议进行登记。每一方放弃因未进行上述登记而可能导致另一方所承担的义务受到其他限制或影响的任何及所有权利主张或辩护。

16.8 This Agreement is written in both English and Chinese. In case of any conflicts or discrepancies between the two language versions, the Parties will conduct good faith negotiations to establish a prevailing version taking into account the intentions the Parties had when entering into this Agreement. If the Parties fail to reach agreement, the English version shall prevail.

本协议以英文和中文写就。若两种语言文本有任何冲突或不一致之处，则双方将进行诚挚协商，根据双方在签署本协议时的意图来确定以哪一个文本为准。如果双方不能协商一致，应以英文文本为准。

16.9 This Agreement may be executed and delivered in any number of counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement and shall be enforceable as such.

本协议可签署和交付多份对签文本，每份该等对签文本一经签署即应视为原件，而所有该等对签文本应共同构成同一份协议，并应按同一份协议予以执行。

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Annex 1

to the Trademark and Name License Agreement

Trademarks

商标和名称许可协议

附件 1

商标

SCHEDULE G

附件 G

SAIC Supply Agreement

SAIC 供货协议

THIS SUPPLY AGREEMENT (the "Agreement"), dated __________ 2020 (the "**Effective Date**") by and between **Xiamen San'an Integrated Circuit Co., Ltd.** (hereinafter "**SAIC**"), a limited liability company incorporated pursuant to the laws of PRC, having offices at with its registered address of 304-26, South Building, Huoju Road, Huoju Yuan, Huoju High-tech District, Xiamen and **Super Photonics Xiamen Co., Ltd.** (hereinafter the "**JV**"), a corporation incorporated pursuant to the laws of the People's Republic of China, having offices at 6th Floor, No. 799 Min'an Avenue Hong Tang Town, Tong'an District, Xiamen, Fujian 361100, China.

RECITALS

WHEREAS, SAIC is engaged in the business of manufacturing and selling certain SAIC Products (as defined below), as further described in this Agreement; and,

WHEREAS, JV is established as a joint venture company between SAIC and POET Technologies Inc. (hereinafter referred to as "**POET**"), a corporation incorporated pursuant to the laws of PRC, having offices at 6th Floor, No. 799 Min'an Avenue Hong Tang Town, Tong'an District, Xiamen, Fujian 361100, China, by operation of the Joint Venture Contract as defined below, to conduct application design, assembly, test, integration, marketing and sale of 100G/200G/400G optical engines based on the POET Optical Interposer™ for data communications and telecommunications applications in China.

WHEREAS, the shareholders of Licensee have agreed in the Joint Venture Contract (as defined below) that the JV shall receive from SAIC certain SAIC Products for the assembly of Optical Engines based on the POET Optical Interposer, and JV desires to purchase such SAIC Products for use in its Optical Engine Products (as defined below) on the terms set forth in this Agreement; and

WHEREAS, SAIC agrees to supply such SAIC Products on the terms set forth herein.

NOW THEREFORE, the Parties agree as follows:

1. Definitions

1.1 "***Confidential Information***" means any information and data, including without limitation, any kind of business, commercial or technical information and data disclosed between the Parties in connection with the implementation of this Agreement, irrespective of the medium in which such information or data is embedded, which is not public. Confidential Information shall include any copies or abstracts made thereof as well as any apparatus, modules, samples, prototypes or parts thereof.

1.2 "***Intellectual Property Rights***" means all intellectual and industrial property and proprietary rights, throughout the world, including (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and re-examinations thereof; (b) all trademarks, service marks, trade dress, logos, trade names, Internet domain names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith; (c) all copyrightable works, all copyrights, all works of authorship and moral rights, all computer software (including data, source code, and related documentation), databases and compilations; (d) all trade secrets, know-how and confidential Business information (including ideas, research and development, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and Business and marketing plans and proposals); (e) all copies and tangible embodiments thereof (in whatever form or medium) and all applications, registrations, and renewals in connection with any of the foregoing; and (f) derivative works made or developed in connection with the foregoing.

1.3 "***Joint Venture Contract***" means the joint venture contract between POET and SAIC for the establishment of the JV.

1.4 "***Optical Engine Products***" means a device which includes an Optical Interposer incorporating selected available passive features and/or devices combined with selected active devices, such as lasers, modulators, photodetectors, etc., with features enabling the connection to other electronic devices and to optical fibers, fully built, packaged and tested to meet the required written specifications for each device and certified as operational when shipped.

1.5 "***Order***" means a written purchase order issued by JV to SAIC for any of the SAIC Products.

1.6 "***SAIC Products***" shall mean the Lasers, PDs and MPDs that are listed in Exhibit A attached hereto (as may be revised by mutual written agreement of the parties from time to time).

1.7 "***Specifications***" shall mean the specifications applicable to the SAIC Products as set forth in Exhibit A.

2. Forecasts And Orders

2.1 **Forecasts.** On a monthly basis, JV will provide SAIC with a nonbinding twelve (12) month rolling forecast of its estimated requirements for each SAIC Product ("**Forecasts**"). Forecasts shall constitute good faith estimates of JV's anticipated requirements for SAIC Products for the applicable time period.

2.2 **Orders**. JV will issue Orders for the SAIC Products from time to time. Unless the parties otherwise agree in writing, the lead time for the SAIC Products will be mutually agreed prior to the placement of the first order and shall be the standard lead time for all subsequent orders ("Lead Time"). Each Order shall include at least the following: (a) the JV's Order number; (b) identification of the SAIC Products ordered by JV and the corresponding SAIC part number; (c) the requested delivery date; and (d) any shipping instructions, including preferred carrier and shipping destination.

2.3 **Order Acceptance**. SAIC will notify JV of acceptance of an Order within three (3) business days of receipt thereof or indicate a reason in writing for rejection of an Order. All Order acknowledgements accepting an Order will set forth the delivery dates, not to exceed the Lead Time. The confirmation of any Order by SAIC to JV means that the terms of the Order have been agreed and SAIC accepts the Order and the terms of such Order, though only to the extent consistent with the terms of this Agreement. Any terms or conditions of any Order form or any acknowledgement form that are in addition to or inconsistent with the terms of this Agreement will be deemed stricken from such Order or acknowledgement, and are hereby rejected.

2.4 **Rescheduling and Cancellation**. No cancellations or reschedules may be made by JV within thirty (30) days prior to the scheduled shipment time of the SAIC Products without SAIC's prior written consent. The parties shall agree on fees that may be charged by SAIC in the event that JV cancels or reschedules shipments more than thirty (30) days before the originally scheduled shipment date, based on the number of days after receipt by SAIC of a written change order for cancellation or reschedule against orders for which the SAIC Products were originally scheduled to be shipped. Cancellations shall be subject to a cancellation charge based on a percentage of the charges for the complete cancelled shipment. Cancellation charges shall be computed based on the originally scheduled delivery date.

2.5 **Acceleration**. JV may request the shipment of SAIC Products in excess of the ordered quantity, or the accelerated delivery of SAIC Products scheduled for later delivery, and SAIC shall use commercially reasonable efforts to accommodate such request to ship such excess or accelerated SAIC Products.

2.6 **SAIC Product Change Notification**. SAIC agrees to notify JV of all proposed SAIC Product changes, which shall include all material changes to manufacturing processes, as well as mechanical and/or electrical design changes. SAIC will also provide advance written notice of engineering changes that materially affect the SAIC Product's form, fit or function. All such notices must be provided in writing at least ninety (90) days in advance of their proposed to allow JV an opportunity to evaluate such changes. If JV, in its sole discretion, determines that the SAIC Product, as changed pursuant to SAIC's notice, will not meet its intended requirements or would not meet the Specifications, JV shall have the right to terminate the Agreement for cause and to cancel any outstanding orders for such SAIC Product without liability whatsoever, including any cancellation charges otherwise due hereunder.

2.7 **SAIC Product Withdrawal**. SAIC shall provide JV with at least twelve (12) months prior written notice for all SAIC Products prior to the scheduled last date of manufacture of a SAIC Product. SAIC shall ship SAIC Product for Orders that SAIC has accepted before the last date of manufacture. SAIC shall also allow JV to make a final last time buy prior to the scheduled last day of scheduled manufacture for delivery no more than six (6)

months following the date of the Order, it being understood that the Lead Time will not apply for such final buy.

3. Delivery

3.1 **Risk of Loss and Title**. Delivery of all SAIC Products shall be made *DDP* (INCOTERMS 2020) shipping destination. Risk of loss for the SAIC Products shall pass to JV at the delivery point. SAIC shall be responsible for paying all freight; handling, shipping and insurance charges to the delivery point. Title to the SAIC Products will pass to JV at the JV shipping destination, provided that at no time will title to any software incorporated in the SAIC Product pass to JV; software is licensed, not sold, to JV.

3.2 **Delivery**. SAIC shall deliver the SAIC Products to JV in accordance with the shipping instructions in the Order with regard to the requested delivery date, ship-to address, carrier and means of transportation or routing. JV may return any unauthorized under-shipment or any over-shipment or any portions thereof, at SAIC's expense and without charge to JV. If JV fails to provide shipping instructions, SAIC will make the selection of carrier on a commercially reasonable basis. In no event shall JV have any liability in connection with shipment, nor shall the carrier be deemed to be an agent of JV. JV shall not be liable for damage or penalty for delay in delivery due to the actions of the common carrier. SAIC shall inform JV immediately if a delivery cannot be made within five (5) days of the scheduled delivery date, in which case SAIC shall ship the SAIC Products by airfreight or other expedited routing, at SAIC's expense.

4. Price; Payment

4.1 **Prices**. The prices for the SAIC Products shall be set forth in Exhibit C attached hereto.

4.2 **Preferred Provider**. JV shall purchase 100% of JV's requirements for Optical Interposers from SAIC pursuant to this Agreement. In the event that SAIC is unable to provide Optical Interposers to the Company, JV may decide to source Optical Interposers from a third-party supplier in accordance with the respective provisions in the Joint Venture Contract.

4.3 **Payment**. All payments shall be in United States Dollars and will be due and payable sixty (60) days following receipt of invoice.

4.4 **Taxes**. JV shall be responsible for and shall pay any applicable, separately itemized sales, use, excise or similar taxes, including value added taxes and customs duties due on the importation of SAIC Products and arising from purchases made by JV under this Agreement, excluding any taxes based on SAIC's income.

5. limited Warranties

5.1 **Limited Warranty**. SAIC represents and warrants that the SAIC Products shall comply with the Specifications for a period of twelve (12) months from JV's receipt thereof. In the event that any such SAIC Products fail to comply with the foregoing warranty, SAIC shall, at its option, either repair or replace such SAIC Products, or, in the event the foregoing options are not commercially practicable, refund to JV any amounts paid for the applicable SAIC Products.

5.2 **Disclaimer of Warranties**. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SAIC MAKES NO WARRANTIES OR REPRESENTATIONS TO JV AND SAIC HEREBY DISCLAIMS ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6. Intellectual Property Rights

6.1 **SAIC Ownership**. The SAIC Products and all Intellectual Property Rights in or related to the SAIC Products, owned by or licensed to SAIC prior to the date of this Agreement (collectively, the "SAIC IP") shall remain the sole and exclusive property of SAIC.

6.2 **License**. The Parties may agree on certain licenses of Intellectual Property Rights by SAIC to JV or vice versa in accordance with separate license agreements and the Joint Venture Contract.

7. Terms and Termination

7.1 **Term**. Unless earlier terminated pursuant to the terms and conditions of this Agreement, this Agreement shall commence on the Effective Date and shall remain in force for a period equal to the term of the Joint Venture Contract.

7.2 **Termination for Cause**. Either party shall have the right to terminate this Agreement (i) for default by the other in performance of any material obligation under this Agreement where such default continues for a period of thirty (30) days after written notice thereof to the defaulting party specifying such default, or (ii) if the Joint Venture Contract expires or is terminated or if such Party has a termination right under the Joint Venture Contract.

7.3 **Obligations** Upon Termination. Upon termination or expiration of this Agreement, except as otherwise expressly stated in this Section 8, all obligations of each party to the other shall terminate.

7.4 **Survival**. Sections 5, 6, 7.3, 7.4, 7.5, 8, 9 and 10 shall survive any termination or expiration of this Agreement.

7.5 **Effect of Termination**.

(a) Upon any termination of this Agreement, each party shall promptly return to the other all Confidential Information received from the other party except one copy of which may be retained for archival purposes and to ensure compliance with the provisions of Section 11.

(b) For period of at least sixty (60) days following the termination / expiration date, the JV shall be entitled to place a last time buy order for SAIC products in accordance with Article 2.

8. Limited Liability

8.1 **LIMITATION OF LIABILITY**. EXCEPT FOR BREACHES OF CONFIDENTIALITY OBLIGATIONS, AND EXCEPT FOR AMOUNTS PAYABLE TO FULFILL INDEMNITY OBLIGATIONS, (A) IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER, OR TO ANY PARTY CLAIMING THROUGH OR UNDER THE OTHER,

FOR ANY LOST PROFITS, ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT AND HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; AND (B) IN NO EVENT SHALL EITHER PARTY'S CUMULATIVE LIABILITY ARISING OUT OF THIS AGREEMENT EXCEED THE AMOUNTS ACTUALLY PAID OR PAYABLE BY JV TO SAIC HEREUNDER PURSUANT TO THIS AGREEMENT DURING THE TWELVE (12) MONTHS PRIOR TO THE OCCURRENCE OF THE EVENT OR OTHER BASIS FOR ANY SUCH CLAIM. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY. THE PARTIES ACKNOWLEDGE AND AGREE THAT THIS SECTION 10 IS AN ESSENTIAL ELEMENT OF THE BARGAIN AND ABSENT THIS SECTION 10 THE ECONOMIC AND OTHER TERMS OF THIS AGREEMENT WOULD BE SUBSTANTIALLY DIFFERENT.

9. Confidential Information

9.1 **Restrictions on Use and Disclosure**. Neither party shall use Confidential Information of the other party disclosed to it hereunder for any purpose other than in furtherance of this Agreement and the activities described herein. The recipient shall not disclose, transfer, or disseminate Confidential Information of the disclosing party to any third parties except as otherwise permitted hereunder. The recipient may disclose Confidential Information of the disclosing party only to the recipient's employees or contractors who have a need to know such Confidential Information and who are bound to retain the confidentiality thereof under provisions no less restrictive than those required by this Agreement. The recipient shall maintain Confidential Information of the disclosing party with at least the same degree of care it uses to protect its own proprietary information of a similar nature or sensitivity, but in any event, not less than reasonable care. Any copies of the disclosing party's Confidential Information shall be identified as belonging to the disclosing party at the time of disclosure. Each party shall advise the other party in writing of any misappropriation or misuse of Confidential Information of the other party of which the notifying party becomes aware. No rights or licenses to trademarks, inventions, copyrights or patents are implied or granted under this Agreement except to the extent necessary for the purpose of disclosure. Recipient shall not reproduce or replicate Confidential Information in any form except as required for the purpose of disclosure. All Confidential Information (including all copies thereof) shall at all times remain the property of the disclosing party and shall, at the disclosing party's request upon termination of this Agreement, either be returned to the disclosing party or destroyed after the recipient's need for it has expired (whether Confidential Information is to be returned or destroyed shall be at the option of the recipient).

9.2 **Legal Obligation to Disclose**. This Agreement will not prevent the recipient from disclosing Confidential Information of the disclosing party to the extent required by a judicial order or other legal obligation, provided that, in such event, the recipient shall promptly notify the disclosing party prior to disclosure to allow intervention, notify the requesting entity of the confidentiality of the materials, and cooperate with the disclosing party to contest or minimize the scope of the disclosure (including application for a protective order).

9.3 **Information of Third Parties**. Neither party shall communicate or otherwise disclose to the other, during the term of this Agreement, confidential or proprietary information of third parties.

9.4 **Return of Confidential Information**. Upon request of the disclosing party, copies and embodiments of the disclosing party's Confidential Information shall be promptly returned to the disclosing party by the receiving party, unless such copies are required to support existing customers under the terms of this Agreement. Upon termination of this Agreement, for any reason, each party shall promptly return to the other party all Confidential Information provided by the other party, including all copies thereof, unless such copies are required to support existing customers under the terms of this Agreement.

10. Miscellaneous

10.1 **Governing Law**. This Agreement and any dispute arising from the construction, performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of People's Republic of China, without reference to its conflict of law principles.

10.2 **Dispute Resolution**.

(a) The Parties hereto will try to resolve any dispute, controversy or claim arising out of or in connection with this Agreement through friendly consultations between the Parties. But, if no settlement is reached within twenty (20) days from the date one Party notifies the other Party in writing of its intention to submit the dispute, controversy or claim to arbitration in accordance with this paragraph, then any such dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, shall be finally and exclusively settled by arbitration conducted by the Singapore International Arbitration Center ("**SIAC**") in accordance with the Singapore International Arbitration Centre Administered Arbitration Rules in force when the Notice of Arbitration is submitted in accordance with these Rules.

(b) The place of arbitration will be in Singapore at the SIAC. The arbitration proceedings will be conducted in English with Chinese translation.

(c) The arbitration tribunal will consist of three arbitrators. The Licensor shall appoint one arbitrator and the Licensee shall appoint one arbitrator. The presiding arbitrator will be nominated by the arbitrators selected by the Parties or, failing which within ten days from SIAC's confirmation of the second arbitrator, be appointed by the SIAC Council.

(d) The arbitration award is final and binding on the Parties, and the Parties agree to be bound thereby and to act accordingly. The costs of arbitration and the costs of enforcing the arbitration award (including witness expenses and attorneys' reasonable fees) will be borne by the Party who shall perform obligations or bear the liability of breach under the arbitration award, unless otherwise determined by the arbitration award.

(e) In any proceedings under or relating to the arbitration, each Party will cooperate with the other Party in making full disclosure of and providing complete access to

all information and documents reasonably requested by the other Party in connection with such arbitration proceeding.

(f) Any arbitration award may be enforced by any court having jurisdiction over the Party against which the award has been rendered, or wherever assets of that Party are located.

(g) By agreeing to the settlement of any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity hereof by arbitration, each Party irrevocably waives its right to any form of appeal, review or recourse to any court or other judicial authority, insofar as such waiver may be validly made.

10.3 **Assignment**. Neither party may assign this Agreement or its rights or obligations hereunder, in whole or in part, without the prior written consent of the other party, which consent shall not be unreasonably conditioned, delayed or withheld; provided, however, that JV may assign this Agreement without such consent to an affiliate or to a successor in interest, to its business (whether by merger, acquisition, consolidation, change of control, reorganization or sale of substantially all of its assets). Any purported assignment without such consent shall be void and of no effect. Subject to the foregoing sentence, this Agreement will be binding on and inure to the benefit of the parties and their respective successors and permitted assigns.

10.4 **No Implied Licenses**. Only the licenses granted pursuant to the express terms of this Agreement shall be of any legal force or effect. No other license rights shall be created by implication, estoppel or otherwise.

10.5 **Waiver**. It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

10.6 **Severability**. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect to the fullest extent permitted by law without said provision, and the parties shall amend the Agreement to the extent feasible to lawfully include the substance of the excluded term to as fully as possible realize the intent of the parties and their commercial bargain.

10.7 **Independent Contractors**. The relationship of the parties hereto is that of independent contractors. The parties hereto are not deemed to be agents, partners or joint ventures of the others for any purpose as a result of this Agreement or the transactions contemplated thereby.

10.8 **Compliance with Laws**. In exercising their rights under the license granted hereunder, each party shall fully comply in all material respects with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this license including those applicable to the distribution, import and export and sale of SAIC Products pursuant to this Agreement.

10.9 **Notices.** All notices, requests and other communications hereunder shall be in writing and shall be hand delivered, or sent by express delivery service with confirmation of

receipt, or sent by registered or certified mail, return receipt requested, postage prepaid, or by confirmed email transmission, in each case to the respective address or facsimile number indicated below.

JV:

Super Photonics Xiamen Co., Ltd.
Attn: [...]

SAIC:

Xiamen San'an Integrated Circuit Co., Ltd.

Attn: Jasson Chen (陈文欣)

Address: No.753-799, Min'An Avenue, Hong Tang County, Tong'an District, Xiamen, Fujian 361100, China

Tel: +86-592-6300505

Email: jasson_chen@sanan-ic.com

Any such notice shall be deemed to have been given when received. Either party may change its address or facsimile number by giving the other party written notice, delivered in accordance with this Section.

10.10 **Force Majeure**. Neither party shall lose any rights hereunder or be liable to the other party for damages or losses on account of failure of performance by the defaulting party if the failure is occasioned by war, strike, fire, Act of God, earthquake, flood, pandemic, lockout, embargo, act of terrorism, governmental acts or orders or restrictions (excluding actions by SAIC), failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the non-performing party and such party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a party be required to settle any labor dispute or disturbance.

10.11 **Headings; Construction**. The headings to the clauses, sub-clause and parts of this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Any ambiguity in this Agreement shall be interpreted equitably without regard to which party drafted the Agreement or any provision thereof. The terms "this Agreement," "hereof," "hereunder" and any similar expressions refer to this Agreement and not to any particular Section or other portion hereof. The official text of this Agreement shall be in the English language, and any interpretation or construction of this Agreement shall be based solely on the English-language text. As used in this Agreement, the words "include" and "including," and variations thereof, will be deemed to be followed by the words "without limitation."

10.12 **Counterparts; Electronic Signatures**. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement. Electronically executed or electronically transmitted signatures shall have the full force and effect of original signatures.

10.13 **Complete Agreement**. This Agreement with its Exhibits, constitutes the entire agreement, both written and oral, between the parties with respect to the subject matter hereof, and all prior agreements respecting the subject matter hereof, either written or oral, express or implied, shall be abrogated, canceled, and are null and void and of no effect. No amendment or change hereof or addition hereto shall be effective or binding on either of the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of SAIC and JV.

IN WITNESS WHEREOF the parties have hereunto entered into this Agreement as at the date first above written.

SAIC	JV
By: ______________________________	By: ____________________________
Title: ____________________________	Title: __________________________
Date: ____________________________	Date: __________________________

Exhibit A

SAIC Products

Exhibit B

Support

Exhibit C

Prices

SCHEDULE H

附件 H

JV Target Customer List

合资公司目标客户名单

	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]
	[redacted]	[redacted]
	[redacted]	[redacted]
	[redacted]	[redacted]
	[redacted]	[redacted]
	[redacted]	[redacted]
	[redacted]	[redacted]
	[redacted]	[redacted]
	[redacted]	[redacted]
	[redacted]	
	[redacted]	
	[redacted]	
	[redacted]	
	[redacted]	
	[redacted]	

	收发器客户目标	最终客户目标
合资公司	[redacted]	[redacted]
	[redacted]	[redacted]
	[redacted]	[redacted] [redacted] [redacted]

	[redacted]	[redacted]
	[redacted]	[redacted]
	[redacted]	[redacted]
	[redacted]	[redacted]
	[redacted]	[redacted]
	[redacted]	[redacted]
	[redacted]	
	[redacted]	
	[redacted]	
	[redacted]	
	[redacted]	

SCHEDULE I

附件 I

Milestones

重要事件

Schedule F and G of the Term Sheet dated June 16, 2020 are hereby incorporated into this Contract as Schedule I.

2020 年 6 月 16 日条款清单中的附件 F 和附件 G 在此并入本合同，做为附件 I。

REVISED EXECUTION VERSION – June 16, 2020

POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS

POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS

SCHEDULE J

附件 J

Pre-Conditions and Contribution Schedule

先决条件和出资时间表

	Phase Zero Q0 - JV Formation 阶段 0 Q0 合资公司设立	Phase 1 Q1 (+3 months)* 阶段 1 Q1 (+3 个月)*	Phase 2 Q2 (+6 months)* 阶段 2 Q2 (+6 个月)*	Phase 3 Q3 (+ 9 months)* 阶段 3 Q3 (+9 个月)*
Pre-Conditions for capital increase 增资的前提条件	[redacted]	[redacted]	[redacted]	[redacted]

Cash Investment and other Contributions by SAIC SAIC 的现金投资和其他出资 (US$ amounts will be converted to RMB at the exchange rate of 1:6.7332) （美元金额将按 1:6.7332 的汇率转换成人民币）	[redacted]	[redacted]	[redacted]	[redacted]
Contributions by POET POET 的出资	[redacted]	[redacted]	[redacted]	[redacted]
SAIC Investment by Quarter SAIC 各季度投资	$1,100,000 壹佰壹拾万美元	[redacted]	[redacted]	[redacted]
POET Investment (% of JV Total) POET 投资（占合资公司总投资的百分比）	$22,500,000 (95.3%) 贰仟贰佰伍拾万美元（95.3%）	[redacted]	[redacted]	[redacted]
SAIC Cumulative Investment (% of JV Total) SAIC 累计投资（占合资公司总投资的百分比）	$1,100,000 (4.7%) 壹佰壹拾万美元（4.7%）	[redacted]	[redacted]	[redacted]
JV Registered Capital 合资公司注册资本	$23,600,000 贰仟叁佰陆拾万美元	[redacted]	[redacted]	[redacted]

	Phase 4 Q4 (+12 months)* 阶段 4 Q4 (+12 个月)*	Phase 5 Q5 (+15 months)* 阶段 5 Q5 (+15 个月)*	Phase 6 Q6 (+18 months)* 阶段 6 Q6 (+18 个月)*
Pre-Conditions for Capital Increase 增资的前提条件	[redacted] [redacted] [redacted] [redacted] [redacted] [redacted] [redacted]	[redacted] [redacted] [redacted] [redacted] [redacted] [redacted] [redacted] [redacted] [redacted]	[redacted] [redacted] [redacted] [redacted] [redacted] [redacted] [redacted] [redacted] [redacted]
Cash Investment and other Contributions by SAIC SAIC 的现金投资和其他出资 (US$ amounts will be converted to RMB at the exchange rate of 1:6.7332) （美元金额将按 1:6.7332 的汇率转换成人民币）	[redacted] [redacted] [redacted] [redacted] [redacted] [redacted] [redacted] [redacted]	[redacted] [redacted] [redacted] [redacted] [redacted] [redacted]	[redacted] [redacted] [redacted] [redacted] [redacted] [redacted]
Contributions by POET POET 的出资	[redacted] [redacted] [redacted] [redacted]	[redacted] [redacted] [redacted] [redacted]	[redacted] [redacted] [redacted]

	[redacted]	[redacted]	[redacted]
SAIC Investment by Quarter SAIC 各季度投资	[redacted]	[redacted]	[redacted]
POET Investment (% of JV Total) POET 投资（占合资公司总投资的百分比）	[redacted]	[redacted]	$22,500,000 (48.5%) 贰仟贰佰伍拾万美元 (48.5%)
SAIC Cumulative Investment (% of JV Total) SAIC 累计投资（占合资公司总投资的百分比）	[redacted]	[redacted]	$23,853,000 (51.5%) 贰仟叁佰捌拾伍万叁仟美元 (51.5%)
JV Registered Capital 合资公司注册资本	[redacted]	[redacted]	$46,353,000 肆仟陆佰叁拾伍万叁仟美元

[redacted]

SCHEDULE K

附件 K

Terms of SAIC Equipment Lease Agreement

SAIC 设备租赁协议条款

Equipment Lease Agreement—Key Terms

Parties	SAIC—Lessor; JV--Lessee
Equipment	[*Description of Equipment*] The Equipment includes all parts, fittings, attachments, instruments tools and linings, supplied by the seller to Lessor. *[Appendix A: List of Equipment and price for each set]*
Lease Term	[10 years], starting from the date the first set Equipment is delivered to Lessee's site.
Rent	POTENTIALLY ADVANTAGEOUS TO COMPETITORS POTENTIALLY ADVANTAGEOUS TO COMPETITORS for all sets Equipment , payable 15 working days in advance. Late payment interest: 15% per annum but not to exceed the maximum amount permitted by law.
Conditions of Equipment	Same as the conditions the seller supplies to Lessor.
Delivery	Lessor instructs the Equipment to be delivered by the seller to Lessee's site.
Lessor's Disclaimers of Warranty	LESSOR IS NOT THE MANUFACTURER OF THE EQUIPMENTS. LESSOR HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENTS, THEIR DESIGN, CONDITION, OPERATION, DURABILITY, SUITABILITY OR FITNESS FOR USE FOR ANY PURPOSE OR MERCHANTABILITY, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF ANY ITEM OR BY ANY SAMPLE OR MODEL AND ANY OTHER WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE AS ADOPTED IN ANY STATE OR BY ANY OTHER APPLICABLE LAW. LESSEE HEREBY WAIVES ANY CLAIM IT MIGHT HAVE AGAINST

	LESSOR FOR ANY LOSS, DAMAGE OR EXPENSE CAUSED BY ANY ITEM OR BY ANY DEFECT THEREIN, USE OR MAINTENANCE THEREOF OR SERVICING OR ADJUSTMENT THERETO AND, AS TO LESSOR, LEASES THE ITEMS AS-IS. lessee IS FULLY FAMILIAR WITH EQUIPMENT OF THIS KIND AND will, IF IT CHOOSES TO DO SO, inspect the equipment prior to taking possession of them. LESSEE ACCEPTS EACH EQUIPMENT OF WHICH IT TAKES POSSESSION "AS IS". no defect in or unfitness of any equipment and no loss or damage thereto and no other condition or circumstance whatsoever, including, without limitation, the unavailability thereof for any reason whatsoever after lessee takes possession, shall relieve lessee of its obligation hereunder, or result in the abatement or suspension of any such obligations, which are absolute and unconditional. to the maximum extent permitted by law, lessor shall incur no liability whatsoever including any kind of damages, material or immaterial, to lessee arising out of or in connection with any defect in or condition of any equipment or the use, operation or functioning of any equipment.
Inspection /Installation/Test	Upon delivery to Lessee's site, Lessor and Lessee should jointly conduct the inspection. Lessor authorizes the Lessee to directly contact with the seller if there is any issue discovered during the inspection. Any solution of solving the issues should be approved by Lessor. Lessee should be responsible for installation/testing of the Equipment and any cost associate with the installation/testing. Lessee is responsible to provide installation site suitable for the Equipment.
Proper Use	Lessee shall use and operate each Equipment only (a) in accordance with the design parameters of such Equipment; (b) for the normal and reasonable expected purposes and uses of such Equipment (but in no event in a manner inconsistent with any specifications or restrictions) (c) in those areas specified for that Equipment and in such other areas to which the Lessor consents in writing; (d) for commercial or business purposes; (e) in careful, safe and proper manner and in compliance with all applicable laws, rules, regulations, ordinances, treaties, conventions and insurance requirements and any specifications or restrictions.
Repair, Maintenance; Alternation	Lessee will, at its expense, keep each Equipment in good repair, condition and working order compliant with the latest repair manual issued by Lessor from time to time and furnish, at its expense, all labour, parts, materials and supplies required

	therefore. Lessee will, at its expense, comply with all requirements of the Lessor in the care, use, maintenance and operation of each Equipment. Lessee will maintain accurate and complete records of all repairs to and maintenance of the Equipment and will at first request by Lessor furnish copies thereof to Lessor and will allow Lessor, with prior notice, to inspect and/or copy such records at any time during normal business hours. No alternation to any Equipment is allowed unless with prior written consent from Lessor.
Loss; Damage; Seizure	Lessee assumes and shall bear the risk of loss and damage to the Equipment from any cause whatsoever, regardless of whether the risk is insured. If one piece of Equipment is damaged or partially lost or destroyed, Lessee shall, at its expense, promptly repair the Equipment in a permanent manner and ensure the good condition and working order of the Equipment, using only parts and materials that have an equal or better quality than the parts and materials that are repaired or replaced. If one piece of Equipment is or becomes destroyed or totally lost (including by theft or by disappearance), is seized by legal process of Lessee's creditors or becomes the subject of a capture or any legal lien or retention right for more than ninety (90) days, or is a constructive, agreed or compromised total loss, then in any such cases Lessee shall: (a) pay the Lessor replacement value for which that Equipment is required to be insured and (b) continue to pay the rent for such Equipment until Lessor receives payment of the replacement value
Insurance	Lessee agrees that: **ARTICLE 15***(a) Until all obligations of Lessee under the Lease Agreement have been paid and performed in full, Lessee will, at its expense, maintain insurance against all risks of damage to and loss (including theft) or destruction of (including acts of terrorism and war risks) each Equipment for an amount not less than the amount specified for that Equipment in the purchase contract signed by the Lessor and seller or the fair market value of the Equipment whichever is the greater (such greater amount "Replacement Value") but, in any event, the Replacement Value shall not exceed the amount specified in the purchase contract. The amount and terms of the insurance will be such that no insured under the policy will be a co-insurer of any of the risks covered by the policy. The coverage may have only such exceptions as Lessor approves in writing. Lessor will be a named insured without liability for premiums and will be the sole loss payee under the insurances. All other terms of the insurance must be approved in writing by the Lessor.*

	(b) Until all obligations of Lessee under the Lease agreement have been paid and performed in full, Lessee will obtain and maintain, at its expense, liability insurance covering each Equipment and insuring against the risks of injury to and death of individuals and damage to and destruction of property these all including pollution risks, on terms approved by Lessor in writing.
Liens; Taxes; Other Charges	Lessee shall keep the Equipment free and clear of levies, liens and encumbrances and shall pay all fees and taxes, and all taxes of whatever nature which may now or hereafter be imposed on or with respect to the leasing, rental, possession, use or operation of the Equipment, whether assessed to Lessor or Lessee.
Lessees' Indemnity	Except in the event of and in so far as directly caused by willful misconduct or gross negligence of Lessor, Lessee indemnifies Lessor, its affiliates, and representatives (including officers, directors, managers and employees) against any liability and Lessee will hold each of them harmless from and pay any loss, damage, cost, expense, penalty or claim (including, without limitation, legal fees and disbursements, court costs and the cost of appellate proceedings), regardless of whether the same is also indemnified against by any other person or entity, which in any way arises out of or in connection with (a) this Lease Agreement, or (b) the delivery, possession, use, operation or return of any Equipment, or (c) any condition of or other matter relating to any Equipment during the term hereof. Regardless of how the condition arose and regardless of whether it arose out of any act, omission or negligence of lessor, or (d) any other matter relating to any Equipment after the term hereof with respect to that Equipment to the extent such matter arises from a condition that arose or a modification, addition or change that was made during the term hereof with respect to that Equipment or at any other time when the Equipment was in the possession or under the control of Lessee, or (e) the failure by Lessee to perform any of its obligations under or any other breach by Lessee of this Lease Agreement, or (f) any action Lessor takes upon in connection with the exercise of remedies or powers hereunder, including, but not limited to, the action of Lessor to retake the Equipment in its possession Lessee will pay any expenses and costs (including, without limitation, legal fees and disbursements, costs of court and the cost of appellate proceedings) which Lessor incurs in enforcing or defending (a) any of its rights or remedies under this Lease Agreement or otherwise granted to it by law or in equity, (b) any provision of this Agreement, or (c)any of Lessee's obligations hereunder.
Return of Equipment	At the expiration or termination of this Lease Agreement, Lessee shall, at its expense, return that Equipment to and into the custody of Lessor at the place of re-delivery specified

	in writing, in the same repair, condition (compliant with the latest repair manual issued by Lessor from time to time) and working order, reasonable wear and tear resulting from proper use excepted.
Assignment and Sub--Lease	Lessee will not sell, assign, transfer, lease, sub-lease, pledge or otherwise encumber any Equipment or any of Lessee's rights under this Lease Agreement or in or to any Equipment, or permit any of its rights hereunder to be subject to any lien, charge or encumbrance of any nature. Lessor may not sell, transfer or assign any of its rights in or to any Equipment hereunder without the prior written consent of Lessee.
Breach and Remedies	If Lessee breaches this Lease Agreement, Lessor shall have the right to exercise any one or more of the following remedies: (a) require that rent for any current and future month(s) be immediately due and payable, and upon such request all unpaid rent for prior months that is not yet due will be immediately due and payable; (b) terminate this Lease Agreement and retake the Equipment; (c) sue for any damages incurred by Lessor because of the event of default and/or termination of this Lease Agreement by reason of such default; (d) require Lessee to redeliver the Equipment immediately to Lessor; if the Equipment are not redelivered, Lessor may, at its option, declare the equipment to be a total loss, in which case Lessee shall pay to Lessor the Replacement Value as to that Equipment; and (e) possess the Equipment without notice, legal process, prior judicial hearing, or liability for trespass or other damage, Lessee knowingly agreeing to and having the same.
Governing Law and Dissolution Resolution	PRC law; Court of the place where the Equipment is located.

SCHEDULE L

附件 L

JV Key Employees

合资公司核心员工

POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS

SCHEDULE M

附件 M

POET Support Employees

POET 支持员工

POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS
POTENTIALLY ADVANTAGEOUS TO COMPETITORS

SCHEDULE N

附件 N

Reserved Customers

保留客户

There is no Reserved Customers at the time of signing this Contract. This Schedule N will be updated from time to time upon joint written consent from SAIC and POET.

在签署本合同时，没有保留客户。本附件 N 将依据 SAIC 和 POET 的共同书面同意而不时更新。